     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 5, 1998

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       EOP OPERATING LIMITED PARTNERSHIP
      (Exact name of registrant as specified in its governing instrument)

            DELAWARE                              6798                             36-4156801
(State or other jurisdiction of       (Primary Standard Industrial              (I.R.S. Employer
 incorporation or organization)       Classification Code Number)            Identification Number)

                     TWO NORTH RIVERSIDE PLAZA, SUITE 2200
                            CHICAGO, ILLINOIS 60606
                    (Address of principal executive offices)
                            ------------------------

                               STANLEY M. STEVENS
                  EXECUTIVE VICE PRESIDENT-CHIEF LEGAL COUNSEL
                         EQUITY OFFICE PROPERTIES TRUST
                     TWO NORTH RIVERSIDE PLAZA, SUITE 2200
                            CHICAGO, ILLINOIS 60606
                    (Name and address of agent for service)
                            ------------------------
                                   COPIES TO:

                             J. WARREN GORRELL, JR.
                                JAMES E. SHOWEN
                             HOGAN & HARTSON L.L.P.
                          555 THIRTEENTH STREET, N.W.
                          WASHINGTON, D.C. 20004-1109
                                 (202) 637-5600
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------------------

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------------------
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                         PROPOSED MAXIMUM     PROPOSED MAXIMUM     AMOUNT OF
                 TITLE OF SECURITIES                    AMOUNT BEING    OFFERING PRICE PER   AGGREGATE OFFERING   REGISTRATION
                  BEING REGISTERED                       REGISTERED            NOTE                PRICE              FEE
------------------------------------------------------------------------------------------------------------------------------
6.375% Notes due 2003................................  $  300,000,000          100%            $  300,000,000
6.625% Notes due 2005................................     400,000,000          100%               400,000,000
6.750% Notes due 2008................................     300,000,000          100%               300,000,000
7.250% Notes due 2018................................     250,000,000          100%               250,000,000
6.376% MandatOry Par Put Remarketed Securities(SM)
  due 2012...........................................     250,000,000          100%               250,000,000
7.24% Senior Notes due 2004..........................      30,000,000          100%                50,000,000
7.36% Senior Notes due 2005..........................      50,000,000          100%                30,000,000
7.44% Senior Notes due 2006..........................      50,000,000          100%                50,000,000
7.41% Senior Notes due 2007..........................      50,000,000          100%                50,000,000
  Total..............................................  $1,680,000,000                          $1,680,000,000       $495,600
==============================================================================================================================

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                   SUBJECT TO COMPLETION, DATED MARCH 5, 1998

PROSPECTUS

                                 $1,680,000,000

                       EOP OPERATING LIMITED PARTNERSHIP
                               OFFER TO EXCHANGE
    6.375% NOTES DUE 2003 FOR ANY AND ALL OUTSTANDING 6.375% NOTES DUE 2003 6.625% NOTES DUE 2005 FOR ANY AND ALL OUTSTANDING 6.625% NOTES DUE 2005 6.750% NOTES DUE 2008 FOR ANY AND ALL OUTSTANDING 6.750% NOTES DUE 2008 7.250% NOTES DUE 2018 FOR ANY AND ALL OUTSTANDING 7.250% NOTES DUE 2018 6.376% MANDATORY PAR PUT REMARKETED SECURITIES(SM) DUE 2012 FOR ANY AND
  ALL OUTSTANDING 6.376% MANDATORY PAR PUT REMARKETED SECURITIES(SM) DUE 2012 7.24% SENIOR NOTES DUE 2004 FOR ANY AND ALL OUTSTANDING 7.24% SENIOR NOTES DUE
                                      2004
 7.36% SENIOR NOTES DUE 2005 FOR ANY AND ALL OUTSTANDING 7.36% SENIOR NOTES DUE
                                      2005
 7.44% SENIOR NOTES DUE 2006 FOR ANY AND ALL OUTSTANDING 7.44% SENIOR NOTES DUE
                                      2006
 7.41% SENIOR NOTES DUE 2007 FOR ANY AND ALL OUTSTANDING 7.41% SENIOR NOTES DUE
                                      2007
                            ------------------------

    THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
             , 1998 UNLESS EXTENDED.
                            ------------------------

    EOP Operating Limited Partnership, a Delaware limited partnership (the "Company"), is making this Exchange Offer (the "Exchange Offer") to provide holders of its outstanding 6.375% Notes due 2003 (the "2003 Notes"), 6.625% Notes due 2005 (the "2005 Notes"), 6.750% Notes due 2008 (the "2008 Notes"), 7.250% Notes due 2018 (the "2018 Notes" and, together with the 2003 Notes, the 2005 Notes and the 2008 Notes, the "$1.25 Billion Notes"), 6.376% MandatOry Par Put Remarketed Securities(SM) due 2012 (the "MOPPRS(SM)"), 7.24% Senior Notes due 2004 (the "2004 Senior Notes"), 7.36% Senior Notes due 2005 (the "2005 Senior Notes"), 7.44% Senior Notes due 2006 (the "2006 Senior Notes"), and 7.41% Senior Notes due 2007 (the "2007 Senior Notes" and, together with the 2004 Senior Notes, the 2005 Senior Notes and the 2006 Senior Notes, the "$180 Million Notes") the opportunity to exchange such notes for the 6.375% Notes due 2003, 6.625% Notes due 2005, 6.750% Notes due 2008, 7.250% Notes due 2018, 6.376%
MandatOry Par Put Remarketed Securities(SM) due 2012, 7.24% Senior Notes due 2004, 7.36% Senior Notes due 2005, 7.44% Senior Notes due 2006, and 7.41% Senior Notes due 2007, respectively, offered hereby (collectively, the "Exchange Notes"). The $1.25 Billion Notes, the MOPPRS and the $180 Million Notes are sometimes collectively referred to as the "Private Notes." The Exchange Notes will be subject to fewer restrictions on transfer than the Private Notes, which are not freely transferable. The Private Notes and the Exchange Notes are sometimes collectively referred to as the "Notes."

    SEE "RISK FACTORS" COMMENCING ON PAGE 16 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES, INCLUDING:

    - Restrictions on transfer of the Private Notes will continue for holders who do not exchange such Private Notes in the Exchange Offer, and the $1.25 Billion Exchange Notes and the Exchange MOPPRS will only be transferable in blocks of at least $100,000 aggregate principal amount;

    - Payments due under the Notes will be effectively subordinated to mortgages and other secured indebtedness of the Company, as well as to indebtedness and other liabilities of the Company's subsidiaries; and

    - The Company could fail to effectively manage rapid growth and expansion into new markets and is subject to risks typically associated with real estate investment and management.

    The 6.375% Exchange Notes due 2003 will mature on February 15, 2003; the 6.625% Exchange Notes due 2005 will mature on February 15, 2005; the 6.750% Exchange Notes due 2008 will mature on February 15, 2008; the 7.250% Exchange Notes due 2018 will mature on February 15, 2018; the Exchange MOPPRS will mature on February 15, 2012; the 7.24% Exchange Notes due 2004 will mature on September 1, 2004; the 7.36% Exchange Notes due 2005 will mature on September 1, 2005; the 7.44% Exchange Notes due 2006 will mature on September 1, 2006; and the 7.41% Exchange

                                             [Cover page continued on next page]
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
 OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

             The date of this Prospectus is                , 1998.
-------------------------
"MandatOry Par Put Remarketed Securities" and "MOPPRS" are service marks owned by Merrill Lynch & Co., Inc.

[Cover page continued from prior page]

Notes due 2007 will mature on September 1, 2007. The Exchange Notes other than the Exchange MOPPRS will be redeemable at any time at the option of the Company, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the Exchange Notes being redeemed plus accrued interest to the redemption date and (ii) the Make-Whole Amount (as defined in "Description of the Exchange Notes -- Optional Redemption"), if any. The Exchange MOPPRS are subject to mandatory tender on February 15, 2002 (the "Remarketing Date") to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Remarketing Dealer (the "Remarketing Dealer"), at 100% of their principal amount, except in limited circumstances. If the Remarketing Dealer for any reason does not purchase all tendered Exchange MOPPRS on the Remarketing Date or elects not to remarket the Exchange MOPPRS, or in certain other, limited circumstances, the Company will be required to repurchase the Exchange MOPPRS at 100% of the principal amount thereof plus accrued interest. The Exchange Notes will not be subject to any mandatory sinking fund. See "Description of the Exchange Notes."

     Interest on the $1.25 Billion Exchange Notes and the Exchange MOPPRS will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 1998. Interest on the $180 Million Exchange Notes will be payable semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 1998.

     The Exchange Notes will be senior unsecured obligations and will rank equal with each other and with the Company's other unsecured and unsubordinated indebtedness. The Exchange Notes will be effectively subordinated to mortgages and other secured indebtedness of the Company as well as to indebtedness and other liabilities of the Company's subsidiaries.

     The Company will accept for exchange any and all validly tendered Private
Notes not withdrawn prior to 5:00 p.m., New York City time, on                ,
1998 (the "Expiration Date"), unless the Exchange Offer is extended by the Company in its sole discretion. The Company believes that the Exchange Notes issued pursuant to the Exchange Offer in the exchange for the Private Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchased the Private Notes directly from the Company or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")), without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that the holder is acquiring Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Holders of Private Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. This Prospectus, as it may be amended or supplemented from time to time, also may be used by a broker-dealer in connection with any resale of the Exchange Notes received for Private Notes where such Private Notes were acquired by a broker-dealer as a result of market-making or other trading activities. The Company has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resales. See "Plan of Distribution."

     Any beneficial owner whose Private Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Private Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on the beneficial owner's behalf. Any such beneficial owner that wishes to tender on its own behalf must, prior to completing and executing the letter of transmittal delivered herewith and delivering its Private Notes, either make appropriate arrangements to register ownership of the Private Notes in its own name, if permitted pursuant to the term of such Private Notes, or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time, and it may not be possible to complete the transfer prior to the Expiration Date.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Summary...............................    2
  The Company.........................    2
  Business and Growth Strategies......    3
  Recent Developments.................    4
  The Properties......................    6
  Distribution of Office Properties,
     Managed Properties, Parking
     Facilities and Employees by
     Region (as of December 31,
     1997)............................    7
  Summary Risk Factors................    7
  The Exchange Offer..................    8
  The Exchange Notes..................   11
  No Cash Proceeds to the Company.....   13
Selected Combined Financial
  Information.........................   14
Risk Factors..........................   16
  Restrictions on Transfer Continue
     After Failure to Comply with
     Exchange Procedures..............   16
  No Current Public Market for
     Exchange Notes...................   16
  Failure to Effectively Manage Rapid
     Growth; Expansion into New
     Markets..........................   16
  Real Estate Risks...................   17
  Debt Financing......................   18
  Effective Subordination of Notes....   19
  Concentration of Properties in
     Certain Markets..................   20
  Managed Property Business and Non-
     REIT Services....................   20
  Conflicts of Interest in Connection
     with Formation and Business of
     the Trust and the Company........   21
  Possibility That the Expected
     Benefits of Beacon Merger Will
     Not Be Realized..................   22
  Possible Environmental
     Liabilities......................   22
  Dependence on Key Personnel.........   23
  Contingent or Undisclosed
     Liabilities......................   23
The Company...........................   25
  General.............................   25
  Distribution of Office Properties,
     Managed Properties, Parking
     Facilities and Employees by
     Region (as of December 31,
     1997)............................   26
  Operations..........................   26
  Operational Structure...............   26
Recent Developments...................   27
  The Beacon Merger...................   27
  Wright Runstad Acquisition..........   27
  Other Recent Acquisitions...........   28

                                        PAGE
                                        ----
  Capital Transactions................   28
Business and Growth Strategies........   29
  Internal Growth.....................   29
  External Growth.....................   30
  Parking Facilities..................   30
No Cash Proceeds to the Company.......   30
Ratios of Earnings to Fixed Charges...   31
Capitalization........................   31
Selected Combined Financial
  Information.........................   32
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   34
  Overview............................   34
  General.............................   34
  Results of Operations...............   35
  Parking Operations..................   38
  Parking Facilities..................   44
  Dispositions of Property............   44
  Liquidity and Capital Resources.....   45
  Cash Flows..........................   48
  Capital Improvements................   49
  Inflation...........................   50
  Funds from Operations...............   51
The Properties........................   52
  General.............................   52
  Office Properties by Region.........   53
  Office Property Markets and
     Submarkets -- Office Property
     Statistics.......................   54
  Parking Facilities..................   67
  Tenants.............................   67
  Lease Expirations by Region as of
     December 31, 1997................   68
  Lease Expirations -- Total
     Portfolio........................   69
  Lease Distributions.................   70
  Occupancy...........................   70
  Legal Proceedings...................   70
  Office Property Market
     Information......................   71
Management............................   77
  Trustees and Executive and Senior
     Officers of the Trust............   77
  Committees of the Board of
     Trustees.........................   81
  Compensation of the Board of
     Trustees; Payment in Common
     Shares...........................   82
  Executive Compensation..............   82
  Option and Restricted Share Plan....   83
  401(k) Plan.........................   84
  Employee Share Purchase Plan........   84
  Incentive Compensation..............   84
  Beacon Stock Option Plans...........   85

                                        PAGE
                                        ----
  Limitation of Liability and
     Indemnification..................   85
Certain Relationships and Related
  Transactions........................   87
  Formation Transactions..............   87
  Leases and Parking Operations.......   88
  Equity Group Distributions and
     Fees.............................   88
  Wright Runstad Acquisition..........   88
  Miscellaneous.......................   89
Policies with Respect to Certain
  Activities..........................   90
  Investment Policies.................   90
  Financing Policies..................   90
  Lending Policies....................   91
  Conflict of Interest Policies.......   91
  Policies with Respect to Other
     Activities.......................   92
Principal Shareholders of the Trust...   93
The Exchange Offer....................   95
  Purpose of the Exchange Offer.......   95
  Terms of the Exchange Offer.........   96
  Expiration Date; Extensions;
     Amendments.......................   97
  Interest on the Exchange Notes and
     Accrued Interest on the Private
     Notes............................   97
  Resale of the Exchange Notes........   98
  Procedures for Tendering............   98
  Return of Private Notes.............  100
  Book-Entry Transfer.................  101
  Guaranteed Delivery Procedures......  101
  Withdrawal of Tenders...............  101
  Termination of Certain Rights.......  102
  Exchange Agent......................  102

                                        PAGE
                                        ----
  Fees and Expenses...................  102
  Consequence of Failure to
     Exchange.........................  103
  Accounting Treatment................  103
Description of the Exchange Notes.....  104
  General.............................  104
  Principal and Interest..............  105
  Optional Redemption.................  105
  Tender of Exchange MOPPRS;
     Remarketing......................  107
  Repurchase of Exchange MOPPRS.......  110
  Redemption of Exchange MOPPRS.......  110
  Certain Covenants...................  111
  Merger, Consolidation or Sale.......  114
  Events of Default, Notice and
     Waiver...........................  115
  Modification of the Indenture.......  116
  Satisfaction and Discharge..........  117
  No Conversion Rights................  117
  Global Securities...................  117
Certain United States Federal Income
  Tax Considerations..................  119
  The Exchange........................  120
  Taxation of U.S. Holders............  120
  Taxation of Non-U.S. Holders........  122
  Backup Withholding and Information
     Reporting........................  122
Plan of Distribution..................  123
Experts...............................  124
Legal Matters.........................  124
Available Information.................  124
Glossary..............................  125
Index to Financial Statements.........

                                    SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the financial statements and notes thereto, included elsewhere in this Prospectus. The offer by the Company to exchange the $1.25 Billion Exchange Notes, the Exchange MOPPRS and the $180 Million Exchange Notes, which have been registered under the Securities Act, for an equal principal amount of its outstanding $1.25 Billion Notes, MOPPRS and $180 Million Notes, respectively, is referred to as the "Exchange Offer." The $1.25 Billion Notes, the MOPPRS and the $180 Million Notes are sometimes collectively referred to as the "Private Notes." The $1.25 Billion Exchange Notes, the Exchange MOPPRS and the $180 Million Exchange Notes are sometimes collectively referred to as the "Exchange Notes." The Private Notes and the Exchange Notes are sometimes collectively referred to as the "Notes." As used herein, "Company" means EOP Operating Limited Partnership, a Delaware limited partnership, and one or more of its subsidiaries, and the predecessors thereof. The Company is the "operating partnership" of Equity Office Properties Trust (the "Trust"), a Maryland real estate investment trust and managing general partner of the Company. See "Glossary" for the meanings of other terms used herein. Unless otherwise required by the context, all rental and square footage data is approximate and/or on a weighted average basis, and all property information is presented as of December 31, 1997. All references to the historical activities of the Trust or the Company prior to July 11, 1997 refer to the activities of the Equity Office Predecessors.

     Information contained in or delivered in connection with this Prospectus contains "forward-looking statements" relating to, without limitation, future economic performance, plans and objectives of management for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. The cautionary statements set forth under the caption "Risk Factors" and elsewhere in this Prospectus identify important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

THE COMPANY

     The Company and the Trust were formed to continue and expand the national office property business organized by Mr. Samuel Zell, Chairman of the Board of Trustees of the Trust. The Company's portfolio (based on revenues and square footage) is the largest office portfolio in the United States controlled by any publicly traded, full-service office company. As of December 31, 1997, the Company owned or had an interest in 258 office properties containing approximately 65.3 million rentable square feet of office space (the "Office Properties") and owned 17 stand-alone parking facilities containing approximately 16,749 parking spaces (the "Parking Facilities" and, together with the Office Properties, the "Properties"). The Office Properties are located in 79 submarkets in 39 markets in 24 states and the District of Columbia. The Office Properties, by rentable square feet, are located 48% in central business districts ("CBDs") and 52% in suburban markets. See "The Properties."

     The Company currently has approximately 1,456 employees providing in-house expertise in property management, leasing, finance, tax, acquisition, development, disposition, marketing, accounting, information systems and real estate law. The five most senior executives have an average tenure of 11 years with the Company or its affiliates and an average of 23 years experience in the real estate industry.

     During the past several years, the Company has been among the most active buyers of institutional quality office properties throughout the United States, investing approximately $10 billion during the period from 1987 through 1997 and averaging $2.7 billion annually in acquisitions (calculated on a cost basis) for the three years ended December 31, 1997. Since the Trust's initial public offering in July 1997 (the "IPO"), the Company has completed a number of new acquisitions, including the Beacon Merger and the Wright Runstad Acquisition. See "Recent Developments."

     The Company has demonstrated the ability to lease up the space it has acquired. During the period from 1987 through 1997, the Company leased (net of expiring leases) in excess of 5.9 million rentable square feet of office space. As of December 31, 1997, the Office Properties were, on a weighted average basis, 94% occupied by a total of 5,676 tenants, with no single tenant accounting for more than 1.6% of annualized rent (except for the U.S. General Services Administration, which accounted for 3.6% of annualized rent). An additional 735,700 square feet (approximately 1.1% of the rentable square footage of the Office Properties) was leased, with occupancy to commence during 1998.

     The Trust, a self-administered and self-managed real estate investment trust, is the managing general partner of, and controls a majority of the limited partnership interests in, the Company. In July 1997, the Trust sold 28,750,000 of its common shares of beneficial interest, $.01 par value per share ("Common Shares"), in its IPO. As of December 31, 1997, the Trust owned, directly or indirectly, 89.5% of the outstanding partnership interests in the Company. The Trust owns all of its assets and conducts all of its business through the Company and its subsidiaries.

     The Company was formed on November 1, 1996, as a limited partnership under the Delaware Revised Uniform Limited Partnership Act.

BUSINESS AND GROWTH STRATEGIES

     The Company's primary business objective is to achieve sustainable long-term growth in cash flow and portfolio value. The Company intends to achieve this objective by owning and operating institutional quality office buildings and providing a superior level of service to tenants in CBDs and suburban markets across the United States. The Company intends to supplement this strategy by owning parking facilities.

     INTERNAL GROWTH. Management believes that the Company's future internal growth will come from (i) lease up of vacant space, (ii) tenant roll-over at increased rents where market conditions permit, (iii) repositioning of certain Properties which have not yet achieved stabilization, and (iv) increasing economies of scale. See "Business and Growth Strategies."

     As of December 31, 1997, 3.9 million rentable square feet of Office Property space was vacant. Of this amount, 735,700 square feet was leased at an average rent of $26.62 per square foot, with occupancy to commence in whole or in part during 1998. The Company's average operating expenses for the total vacant space were $9.37 per square foot as of December 31, 1997. The following five Properties accounted for 22% of the Company's total vacant space as of December 31, 1997:

                                                                     AMOUNT OF VACANT
                                                       VACANT         SQUARE FOOTAGE
                                                   SQUARE FOOTAGE       LEASED(1)
                                                   --------------    ----------------
28 State Street, Boston, MA......................     240,666            117,971
Two California Plaza, Los Angeles, CA............     166,911              9,451
161 North Clark, Chicago, IL.....................     201,538            183,121
Civic Opera House, Chicago, IL...................     143,604             83,527
Westbrook Corporate Center, Westchester, IL......     118,862             37,158
                                                      -------            -------
                                                      871,581            431,228
                                                      =======            =======

---------------

(1) Represents the amount of unoccupied space as of December 31, 1997 that was subject to an executed lease with a commencement date after December 31, 1997.

     During the period from December 31, 1997 through December 31, 2002, 4,673 leases for 36.5 million rentable square feet of space are scheduled to expire. As of December 31, 1997, the average rent for this space was $21.77 per square foot and the weighted average operating expenses were $8.80 per square foot. The Company believes that leases expiring through December 31, 2002, will be renewed, or such space relet, at higher rents. The actual rental rates at which available space will be relet will depend on prevailing market factors at the time. There can be no assurance that the Company will relet such space at an increased, or even at the then current, rental rate.

     As the operating partnership of the largest publicly traded full-service office company (based on revenues and square footage) in the United States, the Company expects to benefit from certain economies of scale. Management intends to maximize the benefits attributable to its large scale operations by aggressive cash management, bulk purchasing, national and regional service agreements and utilization of state-of-the-art information technology (which provides the Company with extensive operational data, including daily leasing, occupancy and other property and financial data). Historically, as the Company's portfolio has increased in size, the Company's general and administrative costs as a percentage of total revenues have decreased.

     The Company owns undeveloped land on 23 sites on which approximately 8.1 million square feet of office space could be developed. The Company may decide to develop this land if significant pre-leasing can be arranged or if such development is necessary to protect the Company's investment in existing Properties, but does not currently anticipate significant development activities.

     EXTERNAL GROWTH. The Company is pursuing, and expects to continue to actively pursue, acquisitions of additional office properties and parking facilities. Management believes that significant opportunities for external growth will continue to be available through strategic acquisitions of institutional quality office properties. Management believes that such properties may be acquired for less than replacement cost in certain markets and that current rents generally do not justify new construction in many of these markets. Properties may be acquired separately or as part of a portfolio, and may be acquired for cash and/or in exchange for equity or debt securities of the Trust or the Company, and such acquisitions may be customary real estate transactions and/or mergers or other business combinations.

     The real estate industry is in the early stages of a major consolidation which the Company believes will continue as institutional owners gain increasing confidence in indirect rather than direct ownership of real estate. The Company has acquired a significant number of the Office Properties from institutional sellers. Emerging Trends in Real Estate 1998, published by Equitable Real Estate Investment Management, Inc. and Real Estate Research Corporation, estimates that institutions currently have direct investments of approximately $1.45 trillion in commercial real estate in the United States. The Company believes that given its size, its umbrella partnership REIT ("UPREIT") structure (which enables it to acquire properties in transactions that may permit sellers to defer tax consequences) and its long-standing relationship with many of the major institutional owners of real estate in the United States, it is well positioned to benefit from the consolidation that is occurring in the real estate industry.

     PARKING FACILITIES. Management believes that parking facilities offer the Company attractive investment opportunities which are complementary to investments in office properties. Because the parking industry is highly fragmented, would benefit from economies of scale and is in the early stages of consolidation and privatization, management expects there to be future opportunities to acquire parking facilities from smaller owners who lack capital for expansion, technological upgrades or repairs. Management also expects municipalities and other government entities to be a significant source of properties for acquisition as budget constraints force such entities to consider nontraditional sources of capital such as privatization of parking facilities. The Company intends to focus its acquisition efforts solely on municipal or private parking facilities that have limited competition, no (or minimal) rental rate restrictions and/or a superior location proximate to or affiliated with airports, CBDs, entertainment projects or healthcare facilities.

RECENT DEVELOPMENTS

     BEACON MERGER. On December 19, 1997, the Trust, the Company, Beacon Properties Corporation, a Maryland corporation ("Beacon"), and Beacon Properties, L.P., a Delaware limited partnership of which Beacon was the sole general partner ("Beacon Partnership"), consummated the transactions contemplated by the Agreement and Plan of Merger, dated September 15, 1997, as amended (the "Merger Agreement"). Pursuant to the Merger Agreement, Beacon merged with and into the Trust and Beacon Partnership merged with and into the Company (the "Beacon Merger"). See "Recent Developments -- The Beacon Merger."

     In the Beacon Merger, (i) the Trust issued 80,596,117 Common Shares in exchange for all of the outstanding shares of common stock, $0.01 par value per share, of Beacon ("Beacon Common Shares"), (ii) the Trust issued 8,000,000 8.98% Series A Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, of the Trust ("Series A Preferred Shares") in exchange for all of the outstanding shares of 8.98% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, of Beacon ("Beacon Preferred Shares"),
(iii) the Company issued 8,570,886 common units of limited partnership interest in the Company ("Units") in exchange for the outstanding common partnership units of Beacon Partnership exclusive of those held by Beacon, and (iv) the Company issued to the Trust 80,596,117 Units underlying the Common Shares issued in exchange for the Beacon Common Shares and 8,000,000 Series A Cumulative Redeemable Preferred Units ("Series A Preferred Units") underlying the Series A Preferred Shares issued in exchange for the Beacon Preferred Shares. In addition, the Trust assumed the obligation to issue 4,749,095 Common Shares, of which 3,829,739 had been issued as of December 31, 1997, upon the exercise of certain outstanding Beacon employee stock options. See "Management -- Beacon Stock Option Plans." The Company also assumed $533 million in unsecured debt of Beacon under a credit facility (the "Beacon Facility"), of which $95 million had been repaid as of December 31, 1997 and the balance of which was repaid in February 1998.

     As a result of the Beacon Merger, the Company acquired interests in 130 Office Properties (the "Beacon Properties") containing approximately 20.9 million rentable square feet of office space. The Beacon Properties are located in 22 submarkets in six markets: Boston, Atlanta, Chicago, Los Angeles, San Jose and Washington, D.C. The Beacon Properties, by rentable square feet, are located 65% in suburban markets and 35% in CBDs, primarily in Boston. As of December 31, 1997, the Beacon Properties were, on a weighted average basis, approximately 95% leased by a total of approximately 1,694 tenants.

     OTHER ACQUISITIONS. Since the Trust's IPO in July 1997, the Company has completed 10 acquisition transactions in addition to the Beacon Merger. In the Wright Runstad Acquisition, which closed on December 17, 1997, the Company acquired 10 Office Properties located in Seattle, Washington, Portland, Oregon and Anchorage, Alaska, containing an aggregate of approximately 3.34 million square feet, for a purchase price of approximately $640 million. In nine other acquisition transactions (the "Other Recent Acquisitions"), closing at various times from August through November 1997, the Company acquired, for aggregate consideration of approximately $1.47 billion, 27 Office Properties containing an aggregate of approximately 8.8 million square feet and three Parking Facilities containing approximately 2,141 parking spaces. See "Recent Developments -- Wright Runstad Acquisition" and "-- Other Recent Acquisitions."

     CAPITAL TRANSACTIONS. Since the Trust's IPO in July 1997, the Company and the Trust have completed several capital raising transactions. On September 3, 1997, the Company sold the $180 Million Notes in a private placement to an institutional investor (the "Private Debt Offering") and used the proceeds therefrom to repay amounts outstanding under the Company's $600 million unsecured revolving line of credit (the "$600 Million Credit Facility") entered into in July 1997.

     The Company entered into a $1.5 billion unsecured term loan facility on October 2, 1997 with Morgan Guaranty Trust Company of New York (the "$1.5 Billion Credit Facility" and, together with the $600 Million Credit Facility, the "Credit Facilities"). The $1.5 Billion Credit Facility, which matures July 1, 1998, has been and may in the future be used to repay amounts outstanding under the Company's $600 Million Credit Facility and to fund acquisitions.

     In October 1997, the Trust sold an aggregate of $274 million of Restricted Common Shares in two separate transactions to institutional investors and contributed the proceeds to the Company in exchange for 9.7 million Units.

     In February 1998, the Company sold (i) the $1.25 Billion Notes in a private placement (the "Notes Offering") and (ii) $250 million of MOPPRS in a private placement (the "MOPPRS Offering" and, together with the Notes Offering, the "February 1998 Notes Offering") and used the proceeds therefrom to repay amounts outstanding under the Credit Facilities and the Beacon Facility. The MOPPRS are subject to mandatory tender on February 15, 2002 (the "Remarketing Date") to Merrill Lynch, Pierce, Fenner & Smith Incorporated as Remarketing Dealer (the "Remarketing Dealer"), at 100% of their principal amount, except in limited circumstances. If the Remarketing Dealer for any reason does not purchase all tendered MOPPRS on the Remarketing Date or elects not to remarket the MOPPRS, or in certain other limited circumstances, the Company will be required to repurchase the MOPPRS at 100% of the principal amount thereof plus accrued interest, if any.

     In February 1998, the Trust also sold 6,000,000 5.25% Preferred Income Equity Redeemable Shares(SM), designated by the Trust as its 5.25% Series B Convertible, Cumulative Preferred Shares of Beneficial Interest, $.01 par value per share, $50.00 liquidation preference per share (the "Series B Preferred Shares"), in a private placement (the "Preferred Offering"). The Company used the net proceeds from the Preferred Offering to repay amounts outstanding under the Credit Facilities. "Preferred Income Equity Redeemable Shares(SM)" is a service mark owned by Lehman Brothers Inc.

THE PROPERTIES

     The Company's portfolio (based on revenues and square footage) is the largest office portfolio in the United States controlled by any publicly traded, full-service office company. Management believes that the Properties are generally well located in markets that exhibit strong growth characteristics, are well maintained and professionally managed, and are generally capable of attracting and retaining high quality tenants while maintaining high rent, occupancy and tenant retention rates.

     The operation of the Properties is under the direction of six regional managers, each of whom has oversight responsibility for all of the Properties in his respective region. Each region has strategic and budget planning responsibility combined with due diligence, property management, engineering/construction, leasing/marketing, and information systems expertise. Each regional manager reports to the Trust's Executive Vice President -- Real Estate Operations.

     As of December 31, 1997, the Company owned or had an interest in 258 Office Properties and 17 Parking Facilities. Through Equity Office Properties Management Corp., a Delaware corporation ("EOP Management Company"), and Beacon Property Management Corporation, a Delaware corporation ("Beacon Management Company" and, together with EOP Management Company, the "Management Companies"), the Company manages an additional 34 office properties (the "Managed Properties"), containing 5.5 million square feet, including 31 office properties owned by certain affiliates of the Equity Group Owners. The following table shows the distribution of the Company's Office Properties, Managed Properties, Parking Facilities and employees by region:

             DISTRIBUTION OF OFFICE PROPERTIES, MANAGED PROPERTIES, PARKING FACILITIES AND EMPLOYEES BY REGION (AS OF DECEMBER 31, 1997)

                               OFFICE PROPERTIES       MANAGED PROPERTIES      PARKING FACILITIES
                             ---------------------    ---------------------    -------------------
                                        RENTABLE                 RENTABLE                 NUMBER         NUMBER
         REGION              NUMBER    SQUARE FEET    NUMBER    SQUARE FEET    NUMBER    OF SPACES    OF EMPLOYEES
         ------              ------    -----------    ------    -----------    ------    ---------    ------------
Northeast
  CBD....................      21       8,572,562        1         312,000        7        3,852           487
  Suburban...............      62       9,134,989        3         978,674       --           --            --
Central
  CBD....................      12       9,343,831        2         877,889        5        4,674           477(1)
  Suburban...............      19       3,958,670       18       2,397,407       --           --            --
Pacific
  CBD....................       7       4,810,336       --              --       --           --           127
  Suburban...............      36       4,892,844        5         320,468       --           --            --
West
  CBD....................       9       3,302,508       --              --        4        7,464            80
  Suburban...............      23       5,491,587        1         157,311       --           --            --
Southeast
  CBD....................       6       2,887,795        1         130,189       --           --           152
  Suburban...............      45       5,776,376        2         207,664       --           --            --
Southwest
  CBD....................       5       2,588,819       --              --        1          759           133
  Suburban...............      13       4,531,473        1         100,558       --           --            --
                              ---      ----------       --       ---------       --       ------         -----
     Total...............     258      65,291,790       34       5,482,160       17       16,749         1,456
                              ===      ==========       ==       =========       ==       ======         =====

---------------
(1) 226 of these employees are located at the Company's headquarters in Chicago.

SUMMARY RISK FACTORS

     The "Risk Factors" section of this Prospectus discusses in detail the more important risks associated with an investment in the debt of the Company, including risks associated with exchanging or not exchanging Private Notes in the Exchange Offer, risks associated with the manner in which the Company conducts its business and risks associated with the Company's investment in real estate such as the Properties. These risks, which generally could adversely affect the financial condition and results of operations of the Company (and potentially the Company's ability to satisfy its obligations under the Notes) or otherwise reduce the value of the Notes, include:

     - Holders of Private Notes who do not exchange those Private Notes will hold an investment subject to restrictions on transfer not applicable to the Exchange Notes and may have difficulty selling the Exchange Notes unless a public market for the Exchange Notes develops. The $1.25 Billion Exchange Notes and the Exchange MOPPRS will only be transferable in blocks of at least $100,000 aggregate principal amount.

     - Payments due under the Exchange Notes will be effectively subordinated to mortgages and other secured indebtedness of the Company, as well as to indebtedness and other liabilities of the Company's Subsidiaries.

     - The Company could fail to effectively manage rapid growth and expansion into new markets.

     - The Company's operations are subject to real estate investment and property management risks, such as the need to renew leases or relet space upon lease expirations, the potential instability of cash flows and changes in the value of office properties owned by the Company due to economic and other conditions.

     - The Company is subject to risks of borrowing, including the possibility that the Company may not be able to refinance outstanding indebtedness (approximately $4.3 billion as of December 31, 1997) upon maturity, that indebtedness might be refinanced on less favorable terms and that interest rates might increase on variable rate indebtedness.

     - Management of the Company and certain members of the Trust's Board of Trustees have conflicts of interest in business decisions regarding the Company.

THE EXCHANGE OFFER

     The following is a summary of the principal terms of the Exchange Offer. A more detailed description is contained herein under the caption "The Exchange Offer."

The Exchange Offer............   The Company is hereby offering to exchange the
                                 $1.25 Billion Exchange Notes, the Exchange
                                 MOPPRS and the $180 Million Exchange Notes for an equal aggregate principal amount of $1.25
                                 Billion Notes, MOPPRS and $180 Million Notes, respectively, that are properly tendered and accepted.

                                 Holders of Private Notes who do not validly tender such notes and accept the Exchange Offer will continue to hold such Private Notes and will continue to be subject to the rights and limitations applicable thereto, including existing restrictions upon transfer thereof. The Company will have no further obligation to provide for the registration under the Securities Act of any offering of Private Notes which continue to be held after the Exchange Offer. See "The Exchange Offer -- Consequences of Failure to Exchange."

                                 Based on interpretations set forth in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the "Commission"), the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold and otherwise transferred by a holder thereof without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring Exchange Notes in the ordinary course of its business, is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, and is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act. See "The Exchange Offer -- Resale of the Exchange Notes."

                                 If the Company fails to consummate the Exchange Offer with respect to the $1.25 Billion Notes and the MOPPRS prior to August 17, 1998 or, if applicable, fails to fulfill its obligations under a registration rights agreement to obtain and maintain effectiveness of a shelf registration statement to cover resales of the $1.25 Billion Notes and the MOPPRS by the holders thereof during specified time periods, then liquidated damages will accrue on the principal amounts of the $1.25 Billion Notes and the MOPPRS at an annual rate of 0.50%. See "The Exchange Offer -- Purpose of the Exchange Offer."

Expiration Date...............   The Exchange Offer will expire at 5:00 P.M.,
                                 New York City time, on             , 1998 (the
                                 "Expiration Date"), unless the Exchange Offer is extended by the Company in its sole discretion, in which case the term "Expiration
                                 Date" shall mean the latest date and time to which the Exchange Offer is extended. See "The
                                 Exchange Offer -- Expiration Date; Extensions;
                                 Amendments."

Procedures for Tendering
Private Notes.................   Each holder of Private Notes wishing to accept
                                 the Exchange Offer must complete, sign and date the letter of transmittal accompanying this Prospectus (the "Letter of Transmittal"), or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Private Notes and any other required documentation, to State Street Bank and Trust
                                 Company, as exchange agent (the "Exchange
                                 Agent"), at the address set forth under "The
                                 Exchange Offer -- Exchange Agent." By executing the Letter of Transmittal, the holder will represent to and agree with the Company that, among other things, (i) any Exchange Notes acquired in exchange for Private Notes tendered thereby are being acquired in the ordinary course of business of the person receiving such Exchange Notes, (ii) the person receiving such Exchange Notes is not engaging in and does not intend to engage in a distribution of such Exchange Notes, (iii) the person receiving such Exchange Notes does not have an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and
                                 (iv) neither the holder nor any other person receiving the Exchange Notes from the holder is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company. Certain brokers, dealers, commercial banks, trust companies and other nominees may effect tenders by book-entry transfer, including an Agent's
                                 Message (defined below) in lieu of a Letter of Transmittal. See "The Exchange Offer --
                                 Procedures for Tendering."

Special Procedures for
Beneficial Owners.............   Any beneficial owner whose Private Notes are
                                 registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Private Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. Any such beneficial owner that wishes to tender on its own behalf must, prior to completing and executing the Letter of Transmittal and delivering its Private Notes, either make appropriate arrangements to register ownership of the Private Notes in its own name, if permitted pursuant to the terms of such Private Notes, or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time, and it may not be possible to complete the transfer prior to the Expiration Date. See "The Exchange Offer --
                                 Procedures for Tendering."

Guaranteed Delivery
Procedures....................   Holders of Private Notes who wish to tender
                                 their Private Notes and whose Private Notes are not immediately available or who cannot deliver their Private Notes, the Letter of Transmittal or any other documentation required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their Private Notes according to the guaranteed delivery procedures described under "The
                                 Exchange Offer -- Guaranteed Delivery
                                 Procedures."

Acceptance of the Private
Notes and Delivery of Exchange
Notes.........................   Subject to the satisfaction or waiver of the
                                 conditions to the Exchange Offer, the Company will accept for exchange any and all Private
                                 Notes that are properly tendered in the
                                 Exchange Offer prior to the Expiration Date.
                                 The Exchange Notes issued pursuant to the Exchange Offer will be delivered on the earliest practicable date following the
                                 Expiration Date. See "The Exchange Offer --
                                 Terms of the Exchange Offer."

Withdrawal Rights.............   Tenders of Private Notes may be withdrawn at
                                 any time prior to the Expiration Date by delivering a notice of withdrawal to the Exchange Agent prior to the Expiration Date.
                                 Any such notice of withdrawal must (i) specify the name of the person who deposited the Private Notes to be withdrawn, (ii) identify the Private Notes to be withdrawn (including the certificate number or numbers) and (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Private Notes were tendered
                                 (including any required signature guarantees).
                                 See "The Exchange Offer -- Withdrawal of
                                 Tenders."

Federal Income Tax
Considerations................   The exchange of the Private Notes for the
                                 Exchange Notes will not be a taxable exchange for federal income tax purposes, and holders of Private Notes should not recognize any taxable gain or loss or any interest income as a result of such exchange. See "Certain Federal Income
                                 Tax Considerations -- Exchange Offer."

Exchange Agent................   State Street Bank and Trust Company is serving
                                 as the Exchange Agent in connection with the Exchange Offer. State Street Bank and Trust
                                 Company also serves as trustee (the "Trustee") under the indenture relating to the Notes.

THE EXCHANGE NOTES

     The Exchange Offer applies to the $1.68 billion aggregate principal amount of the Private Notes. The form and terms of the respective Exchange Notes are identical in all material respects to the form and terms of the Private Notes, except that the Exchange Notes will not bear legends restricting the transfer thereof (other than, with respect to the $1.25 Billion Exchange Notes and the Exchange MOPPRS, requiring transfers in blocks having a minimum aggregate principal amount of $100,000) and the holders of the Exchange Notes will not be entitled to any of the registration rights of holders of the Private Notes under any registration rights agreement, which rights will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same indebtedness as the Private Notes (which they replace) and will be issued under, and be entitled to the benefits of, an indenture, dated as of September 2, 1997, as amended or supplemented, between the Company and the Trustee (the "Indenture").

     All capitalized terms used herein and not defined herein have the meanings provided in "Description of the Exchange Notes." For a more complete description of the terms of the Exchange Notes specified in the following summary, see "Description of the Exchange Notes."

Issuer........................   EOP Operating Limited Partnership

Exchange Notes................   $300,000,000 principal amount of 6.375% Notes
                                 due 2003
                                 $400,000,000 principal amount of 6.625% Notes due 2005
                                 $300,000,000 principal amount of 6.750% Notes due 2008
                                 $250,000,000 principal amount of 7.250% Notes due 2018
                                 $250,000,000 principal amount of 6.376% MOPPRS due 2012
                                 $30,000,000 principal amount of 7.24% Senior
                                 Notes due 2004
                                 $50,000,000 principal amount of 7.36% Senior
                                 Notes due 2005
                                 $50,000,000 principal amount of 7.44% Senior
                                 Notes due 2006
                                 $50,000,000 principal amount of 7.41% Senior
                                 Notes due 2007

Maturity......................   Unless, in each case, redeemed prior to
                                 maturity as described below, the 6.375%
                                 Exchange Notes due 2003 will mature on February
                                 15, 2003; the 6.625% Exchange Notes due 2005
                                 will mature on February 15, 2005; the 6.750%
                                 Exchange Notes due 2008 will mature on February
                                 15, 2008; the 7.250% Exchange Notes due 2018
                                 will mature on February 15, 2018; the 7.24%
                                 Exchange Notes due 2004 will mature on
                                 September 1, 2004; the 7.36% Exchange Notes due
                                 2005 will mature on September 1, 2005; the 7.44% Exchange Notes due 2006 will mature on September 1, 2006; and the 7.41% Exchange Notes due 2007 will mature on September 1, 2007. The stated maturity date of the Exchange MOPPRS is February 15, 2012.

Optional Redemption...........   The Exchange Notes other than the Exchange
                                 MOPPRS will be redeemable at any time at the option of the Company, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the Exchange Notes being redeemed plus accrued interest to the redemption date and (ii) the Make-Whole Amount, if any. See "Description of the Exchange Notes
                                 -- Optional Redemption."

                                 The Exchange MOPPRS are subject to redemption from the Remarketing Dealer, in whole but not in part, at the option of the Company on the Remarketing Date at the Optional Redemption Price. The Exchange MOPPRS are not otherwise subject to redemption by the Company.

Mandatory Tender of Exchange
MOPPRS; Remarketing and
Repurchase....................   Provided that the Remarketing Dealer gives
                                 notice to the Company and the Trustee on a Business Day not later than five Business Days prior to the Remarketing Date of its intention to purchase the Exchange MOPPRS for remarketing, each Exchange MOPPRS will be automatically tendered, or deemed tendered, to the Remarketing Dealer for purchase on the Remarketing Date, except in the circumstances described under "Description of the Exchange
                                 Notes -- Repurchase of Exchange MOPPRS" or "--
                                 Redemption of Exchange MOPPRS."

                                 The purchase price to be paid by the
                                 Remarketing Dealer for the tendered Exchange
                                 MOPPRS will equal 100% of the principal amount thereof. When the Exchange MOPPRS are tendered for remarketing, the Remarketing Dealer may remarket the Exchange MOPPRS for its own account at varying prices to be determined by the Remarketing Dealer at the time of each sale. If the Remarketing Dealer for any reason does not purchase all tendered Exchange MOPPRS, or in certain other limited circumstances described herein, the Company will be required to repurchase the Exchange MOPPRS from the Beneficial Owners thereof on the Remarketing Date, at 100% of the principal amount thereof plus accrued interest, if any. See "Description of the Exchange Notes -- Repurchase of Exchange MOPPRS."

Interest Payment Dates........   Interest on the $1.25 Billion Exchange Notes
                                 and the Exchange MOPPRS will be payable
                                 semiannually in arrears on each February 15 and August 15, commencing August 15, 1998. The
                                 $1.25 Billion Exchange Notes and the Exchange
                                 MOPPRS will bear interest from the later of February 18, 1998 or the Interest Payment Date immediately preceding the date of issuance of the $1.25 Billion Exchange Notes and the
                                 Exchange MOPPRS, as applicable. In the Letter of Transmittal, holders of $1.25 Billion Notes or MOPPRS whose $1.25 Billion Notes or MOPPRS, as the case may be, are accepted for exchange will waive the right to receive any payment in respect of interest on the $1.25 Billion Notes or MOPPRS accrued from the later of February
                                 18, 1998 or the Interest Payment Date
                                 immediately preceding the date of issuance of the $1.25 Billion Exchange Notes or Exchange
                                 MOPPRS to the date of issuance of the $1.25
                                 Billion Exchange Notes or Exchange MOPPRS.

                                 Interest on the $180 Million Exchange Notes will be payable semi-annually in arrears on March 1 or September 1 of each year, commencing September 1, 1998. The $180 Million Exchange Notes will bear interest from the Interest Payment Date immediately preceding the date of issuance of the $180 Million Exchange Notes (currently expected to be the Interest Payment Date on March 1, 1998). In the Letter of Transmittal, holders of $180 Million Notes whose $180 Million Notes are accepted for exchange will waive the right to receive any payment in respect of interest on the $180 Million Notes accrued from the later of September 3, 1997 or the Interest Payment Date immediately preceding the date of issuance of the $180 Million Exchange Notes (currently expected to be the Interest Payment Date on March 1, 1998) to the date of issuance of the $180 Million Exchange Notes.

Ranking.......................   The Exchange Notes will be senior unsecured
                                 obligations of the Company and will rank equally with each other and with all other unsecured and unsubordinated indebtedness of the Company. The Exchange Notes will be effectively subordinated to the prior claims of any secured indebtedness of the Company to the extent of the value of the property securing such indebtedness. The Exchange Notes also will be effectively subordinated to all existing and future third-party indebtedness and other liabilities of the Company's Subsidiaries. As of September 30, 1997, on a Pro Forma Basis, the secured indebtedness of the Company and all other liabilities of the Company's Subsidiaries aggregated approximately $2.2 billion and the unsecured and unsubordinated indebtedness of the Company aggregated approximately $1.8 billion. See "Capitalization."

Limitations on Incurrence of
Debt..........................   The Indenture contains various covenants,
                                 including covenants limiting the ability of the Company and its Subsidiaries to incur additional secured and unsecured debt unless certain financial standards are satisfied. See
                                 "Description of the Exchange Notes -- Certain
                                 Covenants."

NO CASH PROCEEDS TO THE COMPANY

     The Company will not receive any proceeds from the issuance of the Exchange Notes offered hereby and has agreed to pay the expenses of the Exchange Offer. Private Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase in the outstanding indebtedness of the Company. The Company used the net proceeds from the issuance of the Private Notes to repay indebtedness outstanding under the Credit Facilities and, in the case of the $1.25 Billion Notes and the MOPPRS, the Beacon Facility, as described in the pro forma financial statements presented in "Summary Selected Financial Data" and "Selected Financial Data."

                    SELECTED COMBINED FINANCIAL INFORMATION

     The following sets forth summary selected combined financial and operating information on a pro forma basis for the Company and on an historical basis for the Company and the Company's predecessors ("Equity Office Predecessors"). The following information should be read in conjunction with the consolidated and combined financial statements and notes thereto of the Company and Equity Office Predecessors included elsewhere in this Prospectus. The summary selected consolidated historical financial and operating information of the Company at September 30, 1997, and for the period from July 11, 1997 to September 30, 1997, has been derived from the historical unaudited consolidated financial statements of the Company. The selected combined historical and operating information of Equity Office Predecessors for the period from January 1, 1997 to July 10, 1997, and the nine months ended September 30, 1996, has been derived from the historical unaudited combined financial statements of Equity Office Predecessors included elsewhere in this Prospectus. The summary selected combined historical financial and operating information of Equity Office Predecessors at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, has been derived from the historical combined financial statements of Equity Office Predecessors audited by Ernst & Young LLP, independent auditors, whose report with respect thereto is included elsewhere in this Prospectus. The summary selected combined historical financial and operating information of Equity Office Predecessors at December 31, 1994, 1993 and 1992, and for each of the two years in the period ended December 31, 1993, has been derived from the historical unaudited combined financial statements of the Equity Office Predecessors. Unaudited pro forma operating information for the nine months ended September 30, 1997 and the year ended December 31, 1996 is presented as if the borrowings under the Credit Facilities at the end of the relevant period, acquisitions (including the Beacon Merger) that occurred during and subsequent to the relevant period, the IPO, the Preferred Offering and the issuance of the Private Notes had occurred on January 1, 1997 and 1996, respectively, and, therefore, incorporates certain assumptions that are described in the notes to the Pro Forma Condensed Combined Financial Statements included elsewhere in this Prospectus. The unaudited pro forma balance sheet data is presented as if the borrowings under the Credit Facilities that occurred subsequent to September 30, 1997, the Preferred Offering and the issuance of the Private Notes acquisitions (including the Beacon Merger) that occurred subsequent to September 30, 1997 had occurred on September 30, 1997. The pro forma information does not purport to represent what the Company's financial position or results of operations would actually have been if these transactions had, in fact, occurred on such date or at the beginning of the period indicated, or to project the Company's financial position or results of operations at any future date or for any future period.

                                        COMPANY       COMPANY     EQUITY OFFICE   EQUITY OFFICE
                                       PRO FORMA      FOR THE     PREDECESSORS    PREDECESSORS      COMPANY
                                        FOR THE       PERIOD         FOR THE         FOR THE       PRO FORMA
                                         NINE          FROM        PERIOD FROM        NINE          FOR THE
                                        MONTHS       JULY 11,      JANUARY 1,        MONTHS          YEAR
                                         ENDED        1997 TO        1997 TO          ENDED          ENDED
                                       SEPT. 30,     SEPT. 30,      JULY 10,        SEPT. 30,      DEC. 31,
                                         1997          1997           1997            1996           1996
                                      -----------   -----------   -------------   -------------   -----------
                                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
REVENUE:
Rental, parking and other...........  $ 1,045,967   $   162,290     $ 327,017       $ 343,660     $ 1,297,427
                                      -----------   -----------     ---------       ---------     -----------
   Total revenue....................  $ 1,072,183   $   164,568     $ 339,104       $ 353,237     $ 1,326,695
                                      -----------   -----------     ---------       ---------     -----------
EXPENSES:
 Interest...........................  $   206,537   $    25,793     $  80,481       $  87,551     $   272,145
 Depreciation and amortization......      196,942        24,161        66,034          69,193         260,506
 Property operating(1)..............      380,159        62,885       127,285         141,823         484,883
 General and administrative.........       39,573         5,855        17,201          16,278          32,644
 Provision for value
   impairment.......................           --            --            --              --              --
                                      -----------   -----------     ---------       ---------     -----------
   Total expenses...................  $   823,211   $   118,694     $ 291,001       $ 314,845     $ 1,050,178
                                      -----------   -----------     ---------       ---------     -----------
 Income before (income) loss
   allocated to minority interests,
   income from investments in
   unconsolidated joint ventures,
   gain on sale of real estate, and
   extraordinary items..............  $   248,972   $    45,874     $  48,103       $  38,392     $   276,517
Minority interests allocation.......       (1,233)         (279)         (912)         (2,166)         (2,142)
Income from investments in
 unconsolidated joint ventures......        9,509         1,426         1,982           1,554           9,850
Preferred dividends.................      (25,283)           --            --              --         (33,710)
Gain on sale of real estate and
 extraordinary items................      (15,192)      (12,930)       12,236           5,262          18,985
                                      -----------   -----------     ---------       ---------     -----------
   Net income.......................  $   216,773   $    34,091     $  61,409       $  43,042     $   269,500
                                      ===========   ===========     =========       =========     ===========
Net income per Unit.................  $       .78   $       .21                                   $       .97
                                      ===========   ===========                                   ===========
Weighted-average Units
 outstanding........................  279,411,456   164,146,710                                   279,411,456
                                      ===========   ===========                                   ===========


                                        EQUITY OFFICE PREDECESSORS (COMBINED HISTORICAL) FOR THE
                                                        YEARS ENDED DECEMBER 31,
                                      ------------------------------------------------------------
                                         1996         1995         1994         1993        1992
                                      ----------   ----------   ----------   ----------   --------
                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
REVENUE:
Rental, parking and other...........  $  493,396   $  356,959   $  230,428   $  150,315   $ 96,787
                                      ----------   ----------   ----------   ----------   --------
   Total revenue....................  $  508,124   $  371,457   $  240,878   $  159,246   $107,154
                                      ----------   ----------   ----------   ----------   --------
EXPENSES:
 Interest...........................  $  119,595   $  100,566   $   59,316   $   36,755   $ 25,775
 Depreciation and amortization......      96,237       74,156       46,905       29,752     19,266
 Property operating(1)..............     201,067      151,488      107,412       74,028     48,856
 General and administrative.........      23,145       21,987       15,603       12,012      8,720
 Provision for value
   impairment.......................          --       20,248           --           --         --
                                      ----------   ----------   ----------   ----------   --------
   Total expenses...................  $  440,044   $  368,445   $  229,236   $  152,547   $102,617
                                      ----------   ----------   ----------   ----------   --------
 Income before (income) loss
   allocated to minority interests,
   income from investments in
   unconsolidated joint ventures,
   gain on sale of real estate, and
   extraordinary items..............  $   68,080   $    3,012   $   11,642   $    6,699   $  4,537
Minority interests allocation.......      (2,086)      (2,129)       1,437        1,772      1,793
Income from investments in
 unconsolidated joint ventures......       2,093        2,305        1,778           --         --
Preferred dividends.................          --           --           --           --         --
Gain on sale of real estate and
 extraordinary items................       5,338       31,271        1,705           --         --
                                      ----------   ----------   ----------   ----------   --------
   Net income.......................  $   73,425   $   34,459   $   16,562   $    8,471   $  6,330
                                      ==========   ==========   ==========   ==========   ========
Net income per Unit.................
Weighted-average Units
 outstanding........................

                                                                                 EQUITY
                                    COMPANY       COMPANY     EQUITY OFFICE      OFFICE
                                   PRO FORMA      FOR THE     PREDECESSORS    PREDECESSORS     COMPANY
                                    FOR THE       PERIOD         FOR THE        FOR THE       PRO FORMA
                                     NINE          FROM        PERIOD FROM        NINE         FOR THE
                                    MONTHS       JULY 11,      JANUARY 1,        MONTHS         YEAR
                                     ENDED        1997 TO        1997 TO         ENDED          ENDED
                                   SEPT. 30,     SEPT. 30,      JULY 10,       SEPT. 30,      DEC. 31,
                                     1997          1997           1997            1996          1996
                                  -----------   -----------   -------------   ------------   -----------
                                                          (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
 (at end of period)
Investment in real estate after
 accumulated depreciation.......  $10,999,947   $ 5,000,159            --             --              --
   Total assets.................   11,473,392     5,355,922            --             --              --
Mortgage debt, notes payable and
 revolving lines of credit......    3,742,862     1,716,458            --             --              --
   Total liabilities............    3,999,947     1,892,170            --             --              --
Minority interest...............       28,118        28,118            --             --              --
Owners'/Partners' equity........    7,445,327     3,435,634            --             --              --
OTHER DATA:
General and administrative
 expenses as a percentage of
 total revenues.................          3.7%          3.6%          5.1%           4.6%            2.5%
Number of Office Properties
 owned at period end(2)(3)(4)...          258            93            --             78              --
Net rentable square feet of
 Office Properties owned at
 period end (in millions)(2)....         65.3          33.4            --           27.8              --
Occupancy of Office Properties
 owned at period end(2).........           93%           93%           --             89%             --
Number of Parking Facilities
 owned at period end(5).........           17            16            --              3              --
Number of spaces at Parking
 Facilities owned at period
 end(5).........................       16,749        16,037            --          7,321              --
Funds from Operations(6)........  $   423,769   $    70,148     $ 113,022      $ 103,798     $   507,427
Cash flow from operating
 activities.....................           --   $    59,665     $  95,960      $  89,685              --
Cash flow from investing
 activities.....................           --   $   (85,634)    $(571,068)     $(589,340)             --
Cash flow from financing
 activities.....................           --   $   158,593     $ 245,851      $ 530,280              --
Ratio of earnings to fixed
 charges........................           --          2.57          1.52           1.41              --


                                    EQUITY OFFICE PREDECESSORS (COMBINED HISTORICAL) FOR THE
                                                    YEARS ENDED DECEMBER 31,
                                  ------------------------------------------------------------
                                     1996         1995         1994         1993        1992
                                  ----------   ----------   ----------   ----------   --------
                                                     (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
 (at end of period)
Investment in real estate after
 accumulated depreciation.......  $3,291,815   $2,393,403   $1,815,160   $1,220,268   $820,805
   Total assets.................   3,912,565    2,650,890    2,090,933    1,318,644    912,631
Mortgage debt, notes payable and
 revolving lines of credit......   1,964,892    1,434,827    1,261,156      798,897    526,830
   Total liabilities............   2,174,483    1,529,334    1,350,552      845,315    552,666
Minority interest...............      11,080       31,587        9,283      (15,298)   (14,133)
Owners'/Partners' equity........   1,727,002    1,089,969      731,098      488,627    374,098
OTHER DATA:
General and administrative
 expenses as a percentage of
 total revenues.................         4.6%         5.9%         6.5%         7.5%       8.1%
Number of Office Properties
 owned at period end(2)(3)(4)...          83           73           63           48         33
Net rentable square feet of
 Office Properties owned at
 period end (in millions)(2)....        29.2         23.1         18.5         13.6        9.1
Occupancy of Office Properties
 owned at period end(2).........          90%          86%          88%          80%        73%
Number of Parking Facilities
 owned at period end(5).........          10            3           --           --         --
Number of spaces at Parking
 Facilities owned at period
 end(5).........................       7,321        3,323           --           --         --
Funds from Operations(6)........  $  160,460   $   96,104   $   60,372           --         --
Cash flow from operating
 activities.....................  $  165,975   $   93,878   $   73,821           --         --
Cash flow from investing
 activities.....................  $ (924,227)  $ (380,615)  $ (513,965)          --         --
Cash flow from financing
 activities.....................  $1,057,551   $  276,513   $  514,923           --         --
Ratio of earnings to fixed
 charges........................        1.49         1.21         1.24         1.23       1.24

---------------
(1) Includes Property operating expenses, real estate taxes, insurance, as well as repair and maintenance expenses.

(2) The data at the periods ended September 30, 1997 and December 31, 1996 and 1995, includes 28 State Street, a 570,040 square-foot Office Property which is undergoing major redevelopment and was vacant prior to May 1997. The weighted average occupancy, excluding 28 State Street, as of September 30, 1997 and December 31, 1996 and 1995, was approximately 94%, 92% and 88%, respectively.

(3) The pro forma number of Office Properties as of September 30, 1997, includes acquisitions, including the Beacon Merger, made subsequent to September 30, 1997. The pro forma number of Office Properties as of December 31, 1996 excludes Barton Oaks Plaza II and 8383 Wilshire, each of which was a 1997 disposition.

(4) The number of Office Properties owned as of December 31, 1996, as reflected in the combined historical financial statements, includes Barton Oaks Plaza II, an Office Property which was sold in January 1997, and 8383 Wilshire, an Office Property which was sold in May 1997.

(5) The pro forma number of Parking Facilities and number of spaces at September 30, 1997 includes Parking Facilities acquired subsequent to September 30, 1997 and, on a pro forma basis as of December 31, 1996, includes Parking Facilities acquired subsequent to December 31, 1996.

(6) The White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. For a reconciliation of net income and Funds from Operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Funds from Operations."

                                  RISK FACTORS

     An investment in the Exchange Notes involves various risks. Prospective investors should carefully consider the following information in conjunction with the other information contained in this Prospectus before deciding whether to tender Private Notes in exchange for Exchange Notes pursuant to the Exchange Offer.

RESTRICTIONS ON TRANSFER CONTINUE AFTER FAILURE TO COMPLY WITH EXCHANGE
PROCEDURES

     The Exchange Notes will be issued in exchange for Private Notes only after timely receipt by the Exchange Agent of such Private Notes along with a properly completed and duly executed Letter of Transmittal and all other required documentation. Therefore, holders of Private Notes desiring to tender such Private Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to tenders of Private Notes for exchange.

     Private Notes that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. Moreover, any holder of Private Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes will be required, in the absence of an applicable exemption, to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer." In addition, the $1.25 Billion Exchange Notes and the Exchange MOPPRS will only be transferable in blocks of at least $100,000 aggregate principal amount.

     To the extent that Private Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Private Notes could be adversely affected due to the limited principal amount of the Private Notes that is expected to remain outstanding following the Exchange Offer. A small outstanding amount of a security could result in less demand to purchase such security and could, therefore, result in lower prices for such security.

     The Exchange Notes and any Private Notes that remain outstanding after consummation of the Exchange Offer will vote together as a single series for purposes of determining whether holders of the requisite percentage in principal amount have taken certain actions or exercised certain rights under the Indenture.

NO CURRENT PUBLIC MARKET FOR EXCHANGE NOTES

     The Company does not intend to apply for listing of the Exchange Notes on any securities exchange or to seek approval through any automated quotation system. There can be no assurance regarding the future development of a market for the Exchange Notes, the ability of holders of the Exchange Notes to sell their Exchange Notes or the price at which such holders may be able to sell their Exchange Notes. If such a market were to develop, the Exchange Notes could trade at prices that may be higher or lower than the initial offering price of the Private Notes depending on many factors, including prevailing interest rates, the Company's operating results and financial condition, the market for similar securities and other factors beyond the control of the Company, including general economic conditions. Further, holders of Private Notes who do not exchange those Private Notes will hold an investment subject to certain restrictions on transfer not applicable to the Exchange Notes and, to the extent that a large amount of Private Notes are not tendered or are tendered and not accepted in the Exchange Offer, the trading market for the Exchange Notes could be adversely affected. See "Plan of Distribution."

FAILURE TO EFFECTIVELY MANAGE RAPID GROWTH; EXPANSION INTO NEW MARKETS

     The Company currently is experiencing a period of rapid growth. As of December 31, 1997, the Company owned or had an interest in (i) 258 Office Properties containing approximately 65.3 million rentable square feet of office space, representing an approximate 102% increase in the office space in the Company's portfolio since the Trust's IPO in July 1997 and (ii) 17 Parking Facilities containing approximately 16,749 parking spaces, representing an approximate 13% increase in the parking spaces in the Company's portfolio since the Trust's IPO. Additionally, the Beacon Merger substantially expanded the Company's operations in Boston and extended its operations to San Jose; the Wright Runstad Acquisition extended the Company's operations to Seattle, Washington, Portland, Oregon and Anchorage, Alaska; and the Other Recent Acquisitions extended the Company's operations to downtown New Orleans, suburban Philadelphia, Minneapolis and Pittsburgh. The Company's ability to manage this growth effectively will require it to apply successfully its experience managing its existing portfolio to new markets and to an increased number of properties. The failure to effectively manage rapid growth could have a material adverse effect on the operating results and financial condition of the Company and, consequently, on the Company's cash flow and ability to service its debt, including the Notes.

REAL ESTATE RISKS

     GENERAL. The yields from equity investments in real estate depend in large part on the amount of income generated and expenses incurred. If the Company's assets do not, in the future, generate income sufficient to meet operating expenses and capital expenditures, the Company's ability to service its debt, including the Notes, will be adversely affected. The economic performance and value of, and the income from, the Properties may be adversely affected by many factors, including changes in the national, regional and local economic climate, local conditions such as an oversupply of office properties or a reduction in demand for office properties in the area, the attractiveness of the Properties to tenants, competition from other available office properties, inability to collect rent from tenants, changes in market rental rates, the need to periodically repair, renovate and relet space, and the ability of the owner to pay for adequate maintenance and insurance and increased operating costs (including real estate taxes). Certain significant expenditures associated with each equity investment (such as mortgage payments, if any, real estate taxes and maintenance costs) generally are not reduced when circumstances cause a reduction in income from the investment. If a property is mortgaged to secure payment of indebtedness, and if the Company is unable to meet its mortgage payments, a loss could be sustained as a result of foreclosure on the mortgage. In addition, income from properties and real estate values also are affected by such factors as interest rate levels, the availability of financing, changes in laws and governmental regulations (including those governing usage, zoning and taxes) and the possibility of bankruptcies of tenants. To the extent that the performance and/or value of its Properties are adversely affected by any of the foregoing factors, the Company's financial condition and results of operations would be adversely affected.

     RENEWAL OF LEASES AND RELETTING OF SPACE. The Company is subject to the risks that leases may not be renewed, space may not be relet or the terms of renewal or reletting (including the cost of required renovations) may be less favorable than current lease terms. As of December 31, 1997, leases will expire on or before December 31, 2002 on a total of approximately 56% of the rentable square feet in the Properties. Because substantially all of the Company's income is derived from rental income from the Properties, if the Company were unable to promptly relet or renew the leases for all or a substantial portion of this space, if the rental rates upon such renewal or reletting were significantly lower than expected rates, or if its reserves for these purposes proved inadequate, then the results of operations and financial condition of the Company would be adversely affected, and, consequently, the Company's cash flow and ability to service its debt, including the Notes, could be adversely affected.

     RISK OF ACQUISITION ACTIVITIES; COMPETITION. The Company intends to actively continue to acquire office and parking properties. Acquisitions of office and parking properties entail risks that investments will fail to perform in accordance with expectations. Estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. In addition, the general investment risks described above under "-- General" are associated with any new real estate investment. Finally, the Company expects that there will be significant competition for attractive investment opportunities from other major real estate investors with significant capital, including publicly traded real estate investment trusts ("REITs"), private REITs, investment banking firms and private institutional investment funds. Such competition has resulted in certain markets, and may result in other markets, in increased prices for office properties. The Company anticipates that future acquisitions will be financed through secured or unsecured financings, including the Credit Facilities, and proceeds from equity or debt offerings by the Trust or the Company. No assurance can be given that the Company will have the opportunity in the future to make suitable property acquisitions on terms favorable to the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     ILLIQUIDITY OF REAL ESTATE INVESTMENTS. Because real estate investments are relatively illiquid, the Company's ability to vary its portfolio promptly in response to economic or other conditions is limited. In addition, certain significant expenditures, such as debt service, real estate taxes, and operating and maintenance costs, generally are not reduced in circumstances resulting in a reduction in income from or value of the investment. The foregoing and any other factor or event that would impede the ability of the Company to respond to changes in the performance of its investments could have an adverse effect on the Company's financial condition and results of operations, with a consequent adverse effect on the Company's ability to service its debt, including the Notes.

     UNINSURED LOSS. The Company carries comprehensive liability, fire, extended coverage and rental loss insurance covering all of the Properties, with policy specifications and insured limits which the Company believes are adequate and appropriate under the circumstances. There are, however, certain types of losses that generally are not insured because it is not economically feasible to insure against such losses. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose all or a portion of its capital invested in the applicable property, as well as the anticipated future revenue from such property and, in the case of debt which is with recourse to the Company, would remain obligated for any mortgage debt or other financial obligations related to such property.

     The Company carries earthquake insurance on all of the Properties, including those located in California, subject to coverage limitations which the Company believes are commercially reasonable. In light of the California earthquake risk, California building codes since the early 1970s have established construction standards for all new buildings. The current and strictest construction standards were adopted in 1987. Of the 43 Properties located in California, 12 have been built since January 1, 1988, and the Company believes that all of the Properties were constructed in full compliance with the applicable standards existing at the time of construction. No assurance can be given that material losses in excess of insurance proceeds will not occur in the future.

DEBT FINANCING

     DEBT FINANCING AND EXISTING DEBT MATURITIES. The Company is subject to risks normally associated with debt financing, including the risk that the Company's cash flow will be insufficient to pay distributions at expected levels and meet required payments of principal and interest, the risk that existing indebtedness (which in virtually all cases will not be fully amortized at maturity) will not be able to be refinanced or that the terms of such refinancing will not be as favorable as the terms of existing indebtedness. The Company has substantial outstanding indebtedness (approximately $3.7 billion on a Pro Forma Basis as of September 30, 1997). See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- Debt Financing." If principal payments due at maturity cannot be refinanced, extended or paid with proceeds of other capital transactions, such as new equity capital, the Company expects that its cash flow will not be sufficient in all years to repay all such maturing debt. Furthermore, if prevailing interest rates or other factors at the time of refinancing (such as the possible reluctance of lenders to make commercial real estate loans or of investors to buy the Company's replacement notes) result in higher interest rates upon refinancing, the interest expense relating to such refinanced indebtedness would increase, adversely affecting the Company's cash flow and potentially the Company's ability to service its debt, including the Notes.

     If a property is mortgaged to secure payment of indebtedness and the Company is unable to meet mortgage payments, the property could be foreclosed by or otherwise transferred to the mortgagee with a consequent loss of income and asset value to the Company. The Company's mortgages contain customary negative covenants limiting, among other things, the Company's ability, without the prior consent of the lender, to enter into new leases or materially modify existing leases, to transfer interests in the mortgagor entity (including mortgage interests) and to discontinue insurance coverage. In addition, the Credit Facilities and the Beacon Facility contain certain customary restrictions, requirements and other limitations on the Company's ability to incur indebtedness, including total debt to assets ratios, secured debt to total assets ratios, debt service coverage ratios and minimum ratios of unencumbered assets to unsecured debt. The Indenture under which the Company's senior unsecured indebtedness, including the Notes, is issued contains certain financial and operating covenants including, among other things, certain coverage ratios, as well as limitations on the Company's ability to incur secured and unsecured indebtedness, sell all or substantially all of its assets and engage in mergers and consolidations and certain acquisitions. See "Description of the Exchange Notes -- Certain Covenants." Foreclosure on mortgaged Properties would, and limitations on the Company's ability to refinance existing indebtedness for borrowed money may, negatively impact the Company's financial condition and results of operations.

     DEGREE OF LEVERAGE. The Company's Debt to Market Capitalization Ratio is approximately 32.2% as of December 31, 1997. The Trust has adopted a policy of incurring indebtedness for borrowed money only through the Company and its Subsidiaries and only if upon such incurrence the Company's Debt to Market Capitalization Ratio would be approximately 50% or less. The degree to which the Company is leveraged could have important consequences to holders of the Notes, including affecting the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, development or other general partnership purposes and making the Company more vulnerable to a downturn in its business or the economy generally.

     RISK OF RISING INTEREST RATES AND VARIABLE RATE DEBT. The Trust, through the Company, entered into the $600 Million Credit Facility in July 1997 and entered into the $1.5 Billion Credit Facility in October 1997. Advances under the Credit Facilities bear interest at a variable rate based upon one-month LIBOR. The Company had entered into interest rate hedging agreements for approximately $300 million of its floating rate debt to limit its exposure to rising interest rates. Although the hedging agreements enable the Company to convert floating rate liabilities to fixed rate liabilities, they expose the Company to the risk that the counterparties to such hedge agreements may not perform, which could increase the Company's exposure to rising interest rates. The counterparties to such hedging agreements are all major financial institutions. The Company may incur other variable rate indebtedness in the future. Accordingly, the Company may in the future engage in other transactions to further limit its exposure to rising interest rates as appropriate and cost effective. Increases in interest rates on such indebtedness, or the loss of the benefits of the anticipated hedging agreements, could increase the Company's interest expense, which would adversely affect the Company's cash flow and its ability to service its debt, including the Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- Debt Financing."

EFFECTIVE SUBORDINATION OF NOTES

     The Company derives substantially all of its operating income from its Subsidiaries. The Holders of the Exchange Notes will have, and the holders of the Private Notes have, no direct claim against the subsidiaries for payment under the Notes. The Company must rely on dividends and other payments from its subsidiaries or must raise funds in public or private equity (either directly or through the Trust) or debt offerings or sell assets to generate the funds necessary to meet its obligations, including the payment of principal and interest on the Notes. If the dividends and other payments from subsidiaries were insufficient to meet such obligations, there could be no assurance that the Company would be able to obtain such funds on acceptable terms or at all.

     Given a bankruptcy at the subsidiary level, the Exchange Notes and the Private Notes would be effectively subordinated in right of payment to all existing and future indebtedness and liabilities of the Company's subsidiaries. As of September 30, 1997, on a Pro Forma Basis, the total liabilities of the Company's subsidiaries (after the elimination of loans and advances to the Company by its subsidiaries) was approximately $2.2 billion. In addition, the Indenture permits the Company and its subsidiaries to incur additional indebtedness, both secured and unsecured, provided certain conditions are met. See "Description of the Exchange Notes -- Certain Covenants." Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Company's subsidiaries, the holders of any indebtedness of the Company's subsidiaries will be entitled to payment thereof from the assets of such subsidiaries prior to the holders of any general unsecured obligation of the Company, including the Notes.

     The Exchange Notes will be, and the Private Notes are, unsecured and effectively subordinated to any secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness. As of September 30, 1997, on a Pro Forma Basis, the total secured indebtedness of the Company and its subsidiaries was approximately $2.0 billion. The Indenture permits the Company and its subsidiaries to incur additional secured indebtedness provided certain conditions are met. See "Description of the Exchange Notes -- Certain Covenants." Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Company, the holders of any secured indebtedness will be entitled to proceed against the collateral that secures such secured indebtedness and such collateral will not be available for satisfaction of any amounts owed under the Company's unsecured indebtedness, including the Notes.

CONCENTRATION OF PROPERTIES IN CERTAIN MARKETS

     Approximately 16.3% and 16.7% (in number of buildings) and 12.2% and 14.9% (in square footage) of the Company's Office Properties are located in Boston and California, respectively. Of the 43 Office Properties located in California, 16 are located in Southern California. The Company's revenue from, and the value of, its Properties in these markets may be affected by a number of factors, including the local economic climate (which may be adversely impacted by business layoffs or downsizing, industry slowdowns, changing demographics and other factors) and local real estate conditions (such as oversupply of, or reduced demand for, office and other competing commercial properties). Therefore, the Company's performance will be dependent, and its ability to service its debt, including the Notes, may be dependent, in part, on the economic conditions in these markets. California recently began to recover from an economic recession which affected Southern California in particular since the early 1990s. No assurances can be given that economic conditions in this market area will continue to improve.

MANAGED PROPERTY BUSINESS AND NON-REIT SERVICES

     CONTRACT TERMINATION. Risks associated with the management of properties which are not controlled by the Company and properties owned by parties other than the Company (including affiliates of the Equity Group Owners) include the risk that management contracts will be terminated by the entity controlling the property or in connection with a sale of such property, that contracts may not be renewed upon expiration or may not be renewed on terms consistent with current terms, and that the rental revenues upon which management fees are based will decline as a result of general real estate market conditions or specific market factors resulting in decreased management fee income. As of December 31, 1997, EOP Management Company had property management contracts with respect to 31 Managed Properties owned by affiliates of the Equity Group Owners, and Beacon Management Company had management contracts with respect to three Managed Properties owned by third parties. Affiliates of the Equity Group Owners currently are in the process of selling certain of the Managed Properties. There can be no assurance that the Management Companies' management contracts will not be terminated in the future. The management contracts with respect to the Managed Properties are terminable by the owners thereof on 30 or 60 days' notice.

     LACK OF CONTROL OVER MANAGEMENT AND SERVICES BUSINESS. To facilitate maintenance of the Trust's qualification as a REIT for federal income tax purposes, management of properties that are not wholly owned by the Company and its subsidiaries is generally conducted through the Management Companies. The Company owns all of the nonvoting stock (representing a 95% equity interest) and Equity Office Holdings, L.L.C., a Delaware limited liability company ("EOH"), owns all of the voting stock (representing a 5% equity interest) of EOP Management Company. (The Company does not own any interest in, or otherwise control, EOH). The Company owns all of the nonvoting stock (representing a 99% equity interest) and EOP Management Company owns all of the voting stock (representing a 1% equity interest) in each of Beacon Management Company, Beacon Design Corporation, a Massachusetts corporation ("Beacon Design Company"), and Beacon Construction Company, Inc., a Massachusetts corporation ("Beacon Construction Company"). See "Recent Developments -- The Beacon Merger." The current board of directors of EOP

Management Company consists of Mr. Zell, together with Arthur Greenberg and Donald J. Liebentritt, a consultant to and employee of, respectively, the Equity Group. EOH has the right to elect the directors of EOP Management Company. Also, EOP Office Company, a Delaware corporation ("EOP Office Company"), which acquired an interest in Wright Runstad Asset Limited Partnership ("WRALP") in connection with the Wright Runstad Acquisition (see "Recent
Developments -- Wright Runstad Acquisition"), has an ownership and management structure substantially the same as that of EOP Management Company. The Company does not control the timing or amount of distributions paid by the Management Companies, Beacon Design Company, Beacon Construction Company or EOP Office Company (all of which are collectively referred to herein as the "Noncontrolled Subsidiaries"), nor does the Company have the authority to control the management and operation of the Noncontrolled Subsidiaries. As a result, decisions relating to the declaration and payment of distributions and the business policies and operations of the Noncontrolled Subsidiaries could be adverse to the interests of the Company or could lead to adverse financial results, which could adversely affect the Company's financial condition and results of operations. Also, certain services for the Company's tenants that may not be permissibly undertaken by a REIT are conducted through a service corporation owned entirely by affiliates of the Equity Group Owners. The Company has no control over, or ownership interest in, such service corporation, which operates as an independent contractor. Consequently, the Company is not able to assure that the day-to-day operations of the service corporation are conducted in a manner consistent with the Company's best interests. The Company may, however, terminate the services of the service corporation at any time upon 30 days' notice.

CONFLICTS OF INTEREST IN CONNECTION WITH FORMATION AND BUSINESS OF THE TRUST AND THE COMPANY

     ABSENCE OF ARM'S LENGTH NEGOTIATIONS IN THE FORMATION TRANSACTIONS. There were no arm's length negotiations in connection with the transactions pursuant to which the Trust and the Company were formed (the "Formation Transactions"), in particular with respect to the representations and warranties made by the contributors of Properties to the Company in the Formation Transactions, or the indemnification provided for breach of such representations and warranties. Such indemnification is limited generally to an amount equal to 1% of the value of consideration paid by the Company for such Properties and to $15 million with respect to pre-IPO liabilities in connection with the Equity Group's contribution of the office property management business of EOH and the office property asset management business and the parking asset management business of Equity Group Investments, Inc. ("EGI") and EOH relating to those Properties contributed to the Company in the Formation Transactions (collectively, the "Management Business"). Any losses to the Company resulting from breaches of the agreement pursuant to which the ZML Funds and the Trust agreed to consolidate (the "Contribution Agreement") in excess of the foregoing indemnification limitations would have to be satisfied out of the Company's assets, with the potential consequence of decreasing cash available to service its debt, including the Notes. To date, the Company has no knowledge of any material breaches of the Contribution Agreement.

     MANAGEMENT COMPANY CONFLICTS. The Management Companies and Beacon Property Management, L.P., a Delaware limited partnership ("BPMLP"), provide property management services and, in most cases, asset management services to 37 Properties which are held in partnerships or subject to participation agreements with unaffiliated third parties (the "Joint Venture Properties") and to the 34 Managed Properties, 31 of which are owned or controlled by the Equity Group Owners or their affiliates. A substantial majority of these management contracts were not negotiated on an arm's length basis. Although the Company believes that the management fees charged by the Management Companies and BPMLP are at current market rates, there is no assurance that these management fees will equal at all times those fees that would be charged by an unaffiliated third party. In this regard, through the Equity Group Owners, Mr. Zell has a substantial interest in EOH, which owns the voting stock of EOP Management Company, which, in turn, owns all of the voting stock of Beacon Management Company.

     CONTINUED INVOLVEMENT IN OTHER INVESTMENT ACTIVITIES. Although Mr. Zell entered into a noncompetition agreement with the Trust at the time of its IPO, the Equity Group Owners and their affiliates have and will continue to have a broad and varied range of investment interests, and companies directly or indirectly involved in real estate investment activities in which one or more of them has or may acquire an interest will be owners of real property and will acquire real property in the future. In addition, Mr. Zell may not have management control over companies in which he or the Equity Group Owners have or may have an investment interest; therefore, he may not be able to control whether any such company engages in activities that are in competition with activities of the Company. Consequently, Mr. Zell's continued involvement in other investment activities could result in competition to the Company as well as management decisions which do not necessarily reflect the interests of the holders of the outstanding securities of the Company and the Trust.

     In addition, none of the former Beacon officers or directors entered into noncompetition agreements with the Trust or the Company in connection with the Beacon Merger. Consequently, any former officer or director of Beacon could engage in activities in competition with activities of the Company except, in the event that a former Beacon director becomes a trustee of the Trust, to the extent that his actions would violate his fiduciary duties to the Trust and its shareholders. See "Management."

     MONETARY LOSS TO COMPANY UPON FAILURE TO ENFORCE TERMS OF
CONTRIBUTIONS. Through the Equity Group Owners, Mr. Zell has a substantial economic interest in the Equity Group and controls and has a substantial economic interest in the ZML Partners. Consequently, Mr. Zell has a conflict of interest with respect to his obligation as an officer and trustee of the Trust to enforce the terms of the Contribution Agreement. The failure to enforce the material terms of the Contribution Agreement, particularly the indemnification provisions and the remedy provisions for breaches of representations and warranties, could result in a monetary loss to the Company.

     CONFLICTS OF INTEREST IN CONNECTION WITH PROPERTIES OWNED OR CONTROLLED BY THE EQUITY GROUP OWNERS OR THEIR AFFILIATES. The Equity Group Owners or their affiliates control or share control of and have substantial economic interest in 31 of the Managed Properties. The Company believes that these Managed Properties generally do not directly compete with any of the Properties; however, it is possible that a Managed Property may compete with the Company in the future if the Company were to invest in an office property similar to and in close proximity to such property. Such competition could result in conflicting demands on management and loss of income to the Company, consequently reducing amounts available to service its debt, including the Notes. The Trust is prohibited by the terms of the bylaws adopted by the Board of Trustees of the Trust (the "Bylaws") from acquiring any properties from the Equity Group Owners or their affiliates without the approval of a majority of its disinterested trustees. See "Policies with Respect to Certain Activities -- Conflict of Interest Policies."

     CONFLICTS OF INTEREST IN CONNECTION WITH LEASE AGREEMENT WITH AN AFFILIATE OF EQUITY GROUP OWNERS. The Company leases office space from an entity controlled by an affiliate of the Equity Group Owners, at Two North Riverside Plaza, Chicago, Illinois 60606. The Company believes that the rental rates and other terms of such lease are on current market terms.

POSSIBILITY THAT THE EXPECTED BENEFITS OF BEACON MERGER WILL NOT BE REALIZED

     The amount of the merger consideration (based upon the closing price of the Common Shares on September 12, 1997, the last trading day prior to the public announcement of the Beacon Merger) that was paid by the Company in the Beacon Merger represented a 28.4% premium over the value of Beacon as implied by the closing price of the Beacon Common Shares on September 12, 1997. In addition, the Company incurred approximately $93.9 million in transaction costs in connection with the Beacon Merger. Nevertheless, based on anticipated savings in expenses and other factors, the Beacon Merger has an accretive (rather than a dilutive) effect on the Company's Funds from Operations per unit on a pro forma basis for 1996 and for the nine months ended September 30, 1997 and is expected to have an accretive effect for future periods. However, no assurance can be given that the Beacon Merger will not have a dilutive effect on the Company's Funds from Operations per unit.

POSSIBLE ENVIRONMENTAL LIABILITIES

     Under federal, state and local laws and regulations relating to protection of the environment ("Environmental Laws"), a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. Such laws typically impose clean-up responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. In addition, the owner or operator of a site may be subject to claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

     Environmental Laws also govern the presence, maintenance and removal of asbestos-containing building materials ("ACBMs"). Such laws require that ACBMs be properly managed and maintained, that those who may come into contact with ACBMs be adequately apprised or trained and that special precautions, including removal or other abatement, be undertaken in the event ACBMs would be disturbed during renovation or demolition of a building. Such laws may impose fines and penalties on building owners or operators for failure to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos fibers.

     Phase I environmental site assessments have been conducted at all of the Properties by independent environmental consultants. These assessments included, at a minimum, a visual inspection of the Properties and the surrounding areas, an examination of current and historical uses of the Properties and the surrounding areas and a review of relevant state, federal and historical documents. Where appropriate, on a property by property basis, additional testing has been conducted, including sampling for asbestos, for lead in drinking water, for soil contamination where underground storage tanks ("USTs") are or were located or where other past site usages create a potential for site impact, and for contamination in groundwater.

     These environmental assessments have not revealed any environmental liabilities at the Properties that the Company believes would have a material adverse effect on the Company's business, assets, financial condition or results of operations taken as a whole, nor is the Company aware of any such material environmental liability. ACBMs have been detected through sampling in a reasonable number of the Office Properties. Most of these buildings contain only minor amounts of ACBMs in good condition and nearly all of it is nonfriable. All ACBMs are currently being properly managed and maintained and other requirements relating to ACBMs are being followed. The presence of ACBMs should not present a significant risk as long as compliance with these requirements continues. For a few of the Properties, potential offsite sources of contamination, such as USTs, are noted. For some of the Properties, previous uses, such as the former presence of USTs, have been noted; in most of these cases, follow-up soil and/or groundwater sampling has not identified evidence of significant contamination. In the few cases where contamination has been found, existing plans to mitigate and monitor the sites and financial commitments from certain prior owners and tenants to cover costs related to mitigation should prevent the contamination from presenting a significant risk.

     The Company believes that the Properties are in compliance in all material respects with applicable Environmental Laws. The Company believes that the issues identified in its environmental reports will not have a material adverse effect on the Company if it continues to comply with Environmental Laws and with the recommendations set forth in these reports. No assurance can be given, however, that unidentified environmental liabilities will not arise with respect to the Properties which could have an adverse effect on the Company's financial condition and performance.

DEPENDENCE ON KEY PERSONNEL

     The Company is dependent on the efforts of the Trust's executive officers, particularly Messrs. Zell and Callahan. The loss of their services could have an adverse effect on the operations of the Company. Neither of these officers has an employment agreement with the Trust.

CONTINGENT OR UNDISCLOSED LIABILITIES

     In the Trust's Formation Transactions, pursuant to the Contribution Agreement, the Company acquired all the assets of the ZML Opportunity Partnerships and certain assets of the Equity Group subject to existing liabilities. Such liabilities became the obligations of the Company because the Company acquired the assets, subject to the liabilities, of the ZML Opportunity Partnerships, each of which will liquidate over the two-year period ending July 11, 1999, and the Units and other assets (including cash from distributions), net of liabilities, will be distributed to the ZML Partners and the limited partners of the ZML Opportunity Partnerships during such time period. The Company's recourse against the Equity Group with respect to liabilities in connection with the Management Business existing at the time of the Formation Transactions is limited to $15 million, and the Company's recourse with respect to any unknown liabilities in connection with the contribution of Properties in the Formation Transactions is limited to 1% of the value of the consideration paid for those assets and must be asserted prior to July 11, 1999. Similarly, the assets acquired by the Company in the Beacon Merger were acquired subject to liabilities and without any recourse with respect to unknown liabilities. Unknown liabilities with respect to Properties acquired in the Formation Transactions or in the Beacon Merger might include liabilities for clean-up or remediation of undisclosed environmental conditions, claims of tenants, vendors or other persons dealing with the entities prior to the IPO or the Beacon Merger, as the case may be (that had not been asserted prior to the respective closings of such transactions), accrued but unpaid liabilities incurred in the ordinary course of business, and claims for indemnification by general partners, directors, officers and others indemnified by the Company's predecessors or Beacon Partnership. See "-- Possible Environmental Liabilities" above as to the possibility of undisclosed environmental conditions. Similarly, the Company succeeded to any liabilities that the ZML REITs may have had for periods prior to the IPO and that Beacon Partnership may have had prior to the Beacon Merger and to any liabilities, including claims for property transfer taxes, arising out of the contribution to the Company of Properties in the Formation Transactions and the Beacon Merger. In the future, the Company may become subject to additional risks of contingent or undisclosed liabilities in connection with acquisitions that are accomplished by mergers, other business combinations or similar transactions.

                                  THE COMPANY

GENERAL

     The Company and the Trust were formed to continue and expand the national office property business organized by Mr. Samuel Zell, Chairman of the Board of Trustees of the Trust. The Trust is the managing general partner of the Company and all of the Trust's assets are owned by, and its operations are conducted through, the Company and its subsidiaries. The Company's portfolio (based on revenues and square footage) is the largest office portfolio in the United States controlled by any publicly traded, full-service office company. As of December 31, 1997, the Company owned or had an interest in 258 institutional quality Office Properties containing approximately 65.3 million rentable square feet, and owned 17 stand-alone Parking Facilities containing approximately 16,749 parking spaces. Institutional quality office buildings generally are considered to be those that have excellent locations and access, attract high quality tenants, are well maintained and professionally managed, and achieve among the highest rent, occupancy and tenant retention rates within their markets. The Office Properties are located throughout the United States in 79 submarkets in 39 markets in 24 states and the District of Columbia. Through the Management Companies, the Company manages 34 Managed Properties containing an aggregate of 5.5 million square feet.

     The Company currently has approximately 1,456 employees providing in-house expertise in property management, leasing, finance, tax, acquisition, development, disposition, marketing, accounting, information systems and real estate law. The five most senior executives have an average tenure of 11 years with the Company or its affiliates and an average of 23 years experience in the real estate industry.

     During the past several years, the Company has been among the most active buyers of institutional quality office properties throughout the United States, investing approximately $10 billion during the period from 1987 through 1997 and averaging $2.7 billion annually in acquisitions (calculated on a cost basis) for the three years ended December 31, 1997.

     The Company has demonstrated the ability to lease up the space it has acquired. During the period from 1987 through 1997, the Company leased (net of expiring leases) in excess of 5.9 million rentable square feet of office space. As of December 31, 1997, the Office Properties were 94% occupied by 5,676 tenants.

     As of December 31, 1997, the Office Properties contained an average of 253,069 rentable square feet. Of the 5,676 tenants for the Office Properties, none accounted for more than 1.6% of annualized rent (except for the U.S. General Services Administration, which accounted for 3.6% of annualized rent).

     Management believes that larger properties allow for a higher quality of tenant services, justify on-site management and facilitate economies of scale. The Company, therefore, generally will not acquire office properties with less than 200,000 rentable square feet except in connection with a merger, portfolio acquisition or geographic assemblage of properties. The Company's view is that, over the long term, its return on investment in large, institutional quality properties will be enhanced where tenants are provided with superior tenant services, physical improvements and locations.

     Management believes that a geographically diverse portfolio minimizes risk and stabilizes earnings. As a result of its ownership presence in 39 markets, which include 79 submarkets, the Company has local market expertise and knowledge in markets situated throughout the United States. The Office Properties and the Managed Properties are located in suburban areas as well as CBDs. Some office tenants are attracted to suburban locations that may offer proximity to residential housing and the availability of inexpensive parking. Other tenants, however, have requirements for transportation, labor, or close physical access to governmental or institutional offices that attract them to CBDs. The Office Properties, by number of buildings, are located 23% in CBDs and 77% in suburban markets and, by rentable square feet, 48% in CBDs and 52% in suburban markets. The Managed Properties, by number of buildings, are located 12% in CBDs and 88% in suburban markets and, by rentable square feet, 24% in CBDs and 76% in suburban markets.

             DISTRIBUTION OF OFFICE PROPERTIES, MANAGED PROPERTIES, PARKING FACILITIES AND EMPLOYEES BY REGION (AS OF DECEMBER 31, 1997)

                               OFFICE PROPERTIES       MANAGED PROPERTIES      PARKING FACILITIES
                             ---------------------    ---------------------    -------------------
                                        RENTABLE                 RENTABLE                 NUMBER         NUMBER
         REGION              NUMBER    SQUARE FEET    NUMBER    SQUARE FEET    NUMBER    OF SPACES    OF EMPLOYEES
         ------              ------    -----------    ------    -----------    ------    ---------    ------------
Northeast
  CBD....................      21       8,572,562        1         312,000        7        3,852           487
  Suburban...............      62       9,134,989        3         978,674       --           --            --
Central
  CBD....................      12       9,343,831        2         877,889        5        4,674           477(1)
  Suburban...............      19       3,958,670       18       2,397,407       --           --            --
Pacific
  CBD....................       7       4,810,336       --              --       --           --           127
  Suburban...............      36       4,892,844        5         320,468       --           --            --
West
  CBD....................       9       3,302,508       --              --        4        7,464            80
  Suburban...............      23       5,491,587        1         157,311       --           --            --
Southeast
  CBD....................       6       2,887,795        1         130,189       --           --           152
  Suburban...............      45       5,776,376        2         207,664       --           --            --
Southwest
  CBD....................       5       2,588,819       --              --        1          759           133
  Suburban...............      13       4,531,473        1         100,558       --           --            --
                              ---      ----------       --       ---------       --       ------         -----
     Total...............     258      65,291,790       34       5,482,160       17       16,749         1,456
                              ===      ==========       ==       =========       ==       ======         =====

---------------
(1) 226 of these employees are located at the Company's headquarters in Chicago.

OPERATIONS

     The operation of the Properties is under the direction of six regional managers, each of whom has oversight responsibility for all of the Properties in his respective region. Each region has strategic and budget planning responsibility combined with due diligence, property management, engineering/construction, leasing/marketing and information systems expertise. Each regional manager reports to the Trust's Executive Vice President -- Real Estate Operations.

OPERATIONAL STRUCTURE

     The Company is the entity through which the Trust owns the Properties. The ownership and management structure of the Trust is intended to (i) enable the Trust to acquire assets in transactions that may defer some or all of the sellers' tax consequences and (ii) enable the Trust to comply with certain technical and complex requirements under the federal tax rules and regulations relating to the assets and income permitted for a REIT.

     The Management Companies provide office property and asset management services to 34 Managed Properties, 31 of which are owned by affiliates of the Equity Group Owners. The Management Companies and BPMLP provide office property and asset management services to 37 Joint Venture Properties. The Management Companies and BPMLP collect property management fees for the performance of such services. See "Risk Factors -- Managed Property Business and Non-REIT Services."

     The 37 Joint Venture Properties are held in partnerships or are subject to participation agreements with unaffiliated third parties. Thirty of the Joint Venture Properties are Office Properties and seven are Parking Facilities. The Company or a subsidiary is the managing general partner of each of the Joint Venture

Properties (except for Civic Parking L.L.C., where a subsidiary of the Company is one of two managing members).

     The Company's acquisition and oversight of its Parking Facilities is administered through a wholly owned subsidiary, Equity Capital Holdings, L.P. All but one of the Parking Facilities are leased to and operated by third-party parking garage service companies under leases where such service companies bear the operating expenses. The arrangements with such service companies may be modified in the future if the Trust receives a favorable ruling from the IRS.

     The principal executive offices of the Trust and the Company are located at Two North Riverside Plaza, 22nd Floor, Chicago, Illinois 60606, and their telephone number is (312) 466-3300. The Company maintains regional offices in Los Angeles, Denver, Houston, Chicago, Atlanta and Washington, D.C.

                              RECENT DEVELOPMENTS

THE BEACON MERGER

     On December 19, 1997, the Trust, the Company, Beacon and Beacon Partnership consummated the Beacon Merger. In the Beacon Merger, (i) the Trust issued 80,596,117 Common Shares in exchange for all of the outstanding Beacon Common Shares, (ii) the Trust issued 8,000,000 Series A Preferred Shares in exchange for all of the outstanding Beacon Preferred Shares, (iii) the Company issued 8,570,886 Units in exchange for the outstanding common partnership units of Beacon Partnership exclusive of those held by Beacon, and (iv) the Company issued to the Trust 80,596,117 Units underlying the Common Shares issued in exchange for the Beacon Common Shares and 8,000,000 Series A Preferred Units underlying the Series A Preferred Shares issued in exchange for the Beacon Preferred Shares. In addition, the Trust assumed the obligation to issue 4,749,095 Common Shares, of which 3,829,739 had been issued as of December 31, 1997 upon the exercise of certain outstanding Beacon employee stock options. See "Management -- Beacon Stock Option Plans." The Company also assumed $533 million in unsecured debt of Beacon under the Beacon Facility, of which $95 million had been repaid as of December 31, 1997.

     As a result of the Beacon Merger, the Company acquired interests in the 130 Beacon Properties containing approximately 20.9 million rentable square feet of office space. The Beacon Properties are located in 22 submarkets in six markets:
Boston, Atlanta, Chicago, Los Angeles, San Jose and Washington, D.C. The Beacon Properties, by rentable square feet, are located 65% in suburban markets and 35% in CBDs, primarily Boston. As of December 31, 1997, the Beacon Properties were on a weighted average basis approximately 95% leased by a total of approximately 1,694 tenants.

     In connection with the Beacon Merger, the Company also acquired a 99% equity interest in (but not voting control of) Beacon Management Company, which manages third-party office and commercial space, Beacon Design Company, which provides third-party tenant design services, and Beacon Construction Company, which provides third-party construction services and is expected to cease operations upon completion of its existing contracts.

WRIGHT RUNSTAD ACQUISITION

     On December 17, 1997, the Company acquired 10 Office Properties, containing an aggregate of approximately 3.34 million square feet, located in Seattle, Washington, Portland, Oregon and Anchorage, Alaska, from Wright Runstad Holdings L.P., Wright Runstad Asset Management, L.P. and Mellon Bank, N.A., as Trustee for First Plaza Group Trust ("First Plaza") (the "Wright Runstad Acquisition"). The purchase price was approximately $640 million. The total consideration included the assumption of approximately $240 million of existing debt, $208.9 million in cash and $176.1 million in Units valued at $29.11 per unit, $100 million of which were exchanged by the sellers for Restricted Common Shares of the Trust. The sellers also received five-year warrants (valued at approximately $15 million) to purchase an additional five million Restricted Common Shares at an exercise price of $39.375 per share. In addition, EOP Office Company acquired a 30% noncontrolling interest in WRALP for $16 million in cash and $4 million in Units valued at $29.11 per unit and agreed to provide up to $20 million in additional financing or credit support for future development activities of WRALP.

     Thomas E. Dobrowski, a trustee of the Trust, is the managing director of real estate and alternative investments of General Motors Investment Management Corporation, an investment advisor to several pension funds of General Motors Corporation ("GM") and its subsidiaries and to several clients also controlled by GM, including First Plaza, which received $192.4 million in cash, 3,435,688 Restricted Common Shares, and warrants to purchase 3,350,000 Restricted Common Shares in exchange for First Plaza's interest in the properties acquired in the Wright Runstad Acquisition. In connection with this transaction, First Plaza was given the right to "put" the Restricted Common Shares back to the Company for a period of six months at $29.11 per share.

     In connection with the Wright Runstad Acquisition, H. Jon Runstad was elected as a trustee of the Trust effective January 1, 1998. Mr. Runstad received, directly and indirectly, 552,968 Units in exchange for his interest in WRALP and the properties acquired in the Wright Runstad Acquisition.

OTHER RECENT ACQUISITIONS

     Since the Trust's IPO in July 1997, the Company has completed nine Other Recent Acquisitions in addition to the Beacon Merger and the Wright Runstad Acquisition. In the Other Recent Acquisitions, the Company acquired 27 Office Properties, containing an aggregate of approximately 8.8 million square feet, located in New Orleans, Houston, Dallas, Philadelphia, Los Angeles, Chicago, Washington, D.C., and Fairfax and Alexandria, Virginia. The Company also acquired three Parking Facilities, containing approximately 2,141 parking spaces, in Chicago, New Orleans and Pittsburgh. The aggregate consideration paid by the Company in the Other Recent Acquisitions was approximately $1.47 billion, comprised of $1.26 billion in cash, $163 million in Units and $48 million in assumed liabilities.

CAPITAL TRANSACTIONS

     Since the IPO in July 1997, the Company and the Trust have completed several capital raising transactions. On September 3, 1997, the Company issued the $180 Million Notes in a private placement to an institutional investor and used the proceeds therefrom to repay amounts outstanding under the $600 Million Credit Facility entered into in July 1997.

     The Company entered into the $1.5 Billion Credit Facility on October 2, 1997, with Morgan Guaranty Trust Company of New York. The $1.5 Billion Credit Facility, which matures July 1, 1998, has been used to repay amounts outstanding under the $600 Million Credit Facility and to fund acquisitions.

     In October 1997, the Trust sold an aggregate of $274 million of Restricted Common Shares in two separate transactions to institutional investors, and contributed the proceeds to the Company in exchange for 9.7 million Units.

     In February 1998, the Company sold (i) the $1.25 Billion Notes in the Notes Offering and (ii) $250 million of MOPPRS in the MOPPRS Offering and used the proceeds therefrom to repay amounts outstanding under the Credit Facilities and the Beacon Facility. The MOPPRS are subject to mandatory tender on the Remarketing Date to the Remarketing Dealer at 100% of their principal amount, except in limited circumstances. If the Remarketing Dealer for any reason does not purchase all tendered MOPPRS on the Remarketing Date or elects not to remarket the MOPPRS, or in certain other limited circumstances, the Company will be required to repurchase the MOPPRS at 100% of the principal amount thereof plus accrued interest, if any.

     In February 1998, the Trust sold 6,000,000 Series B Preferred Shares in the Preferred Offering. The Company used the net proceeds from the Preferred Offering to repay amounts outstanding under the Credit Facilities.

                         BUSINESS AND GROWTH STRATEGIES

     The Company's primary business objective is to achieve sustainable long-term growth in cash flow and portfolio value. The Company intends to achieve this objective by owning and operating institutional quality office buildings and providing a superior level of service to tenants in CBDs and suburban markets across the United States. The Company intends to supplement this strategy by owning parking facilities.

INTERNAL GROWTH

     Management believes the Company's future internal growth will come from (i) lease up of vacant space, (ii) tenant roll-over at increased rents where market conditions permit, (iii) repositioning of certain Properties which have not yet achieved stabilization and (iv) increasing economies of scale.

     As of December 31, 1997, 3.9 million rentable square feet of Office Property space was vacant. Of this amount, 735,700 square feet was leased at an average rent of $26.62 per square foot, with occupancy to commence in whole or in part during 1998. The Company's average operating expenses for the total vacant space were $9.37 per square foot as of December 31, 1997. The following five Properties accounted for 22% of the Company's total vacant space as of December 31, 1997:

                                                                               AMOUNT OF VACANT
                                                                  VACANT        SQUARE FOOTAGE
                                                              SQUARE FOOTAGE      LEASED(1)
                                                              --------------   ----------------
28 State Street, Boston, MA.................................     240,666           117,971
Two California Plaza, Los Angeles, CA.......................     166,911             9,451
161 North Clark, Chicago, IL................................     201,538           183,121
Civic Opera House, Chicago, IL..............................     143,604            83,527
Westbrook Corporate Center, Westchester, IL.................     118,862            37,158
                                                                 -------           -------
                                                                 871,581           431,228
                                                                 =======           =======

---------------
(1) Represents the amount of unoccupied space as of December 31, 1997 that was subject to an executed lease with a commencement date after December 31, 1997.

     During the period from December 31, 1997 through December 31, 2002, 4,673 leases for 36.5 million rentable square feet of space are scheduled to expire. As of December 31, 1997, the average rent for this space was $21.77 per square foot and the weighted average operating expenses were $8.80 per square foot. The Company believes that leases expiring through December 31, 2002 will be renewed, or such space relet, at higher rents. The actual rental rates at which available space will be relet will depend on prevailing market factors at the time. There can be no assurance that the Company will relet such space at an increased, or even at the then current, rental rate.

     Because its portfolio (based on revenues and square footage) is the largest office portfolio in the United States controlled by any publicly traded, full-service office company, the Company expects to benefit from certain economies of scale. Management intends to maximize the benefits attributable to its large scale operations by aggressive cash management, bulk purchasing, national and regional service agreements and utilization of state-of-the-art information technology (which provides the Company with extensive operational data, including daily leasing, occupancy and other property and financial data). Historically, as the portfolio has increased in size, the Company's general and administrative costs as a percentage of total revenues have decreased.

     The Company owns undeveloped land on 23 sites on which approximately 8.1 million square feet of office space could be developed. The Company may decide to develop this land if significant pre-leasing can be arranged or if such development is necessary to protect the Company's investment in existing Properties, but does not currently anticipate significant development activities.

EXTERNAL GROWTH

     The Company is pursuing, and expects to continue to actively pursue, acquisitions of additional office properties and parking facilities. Management believes that significant opportunities for external growth will continue to be available through strategic acquisitions of institutional quality office properties. Management believes that such properties may be acquired for less than replacement cost in certain markets and that current rents generally do not justify new construction in these markets. Properties may be acquired separately or as part of a portfolio, and may be acquired for cash and/or in exchange for equity or debt securities of the Trust or the Company, and such acquisitions may be customary real estate transactions and/or mergers or other business combinations.

     The real estate industry is in the early stages of a major consolidation which the Company believes will continue as institutional owners gain increasing confidence in indirect rather than direct ownership of real estate. The Company has acquired a significant number of the Office Properties from institutional sellers. Emerging Trends in Real Estate 1998, published by Equitable Real Estate Investment Management, Inc. and Real Estate Research Corporation, estimates that institutions currently have direct investments of approximately $1.45 trillion in commercial real estate in the United States. The Company believes that given its size, its UPREIT structure (which enables it to acquire properties in transactions that may permit sellers to defer tax consequences) and its long-standing relationship with many of the major institutional owners of real estate in the United States, it is well positioned to benefit from the consolidation that is occurring in the real estate industry.

PARKING FACILITIES

     Management believes that parking facilities offer the Company attractive investment opportunities which are complementary to investments in office properties. Because the parking industry is highly fragmented, would benefit from economies of scale and is in the early stages of consolidation and privatization, management expects there to be future opportunities to acquire parking facilities from smaller owners who lack capital for expansion, technological upgrades or repairs. Management also expects municipalities and other government entities to be a significant source of properties for acquisition as budget constraints force such entities to consider nontraditional sources of capital such as privatization of parking facilities. The Company intends to focus its acquisition efforts solely on municipal or private parking facilities that have limited competition, no (or minimal) rental rate restrictions and/or a superior location proximate to or affiliated with airports, CBDs, entertainment projects or health care facilities.

                        NO CASH PROCEEDS TO THE COMPANY

     The Company will not receive any proceeds from the issuance of the Exchange Notes offered hereby and has agreed to pay the expenses of the Exchange Offer. Private Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase in the outstanding indebtedness of the Company. The Company used the net proceeds from the issuance of the Private Notes to repay indebtedness outstanding under the Credit Facilities and, in the case of the $1.25 Billion Notes and the MOPPRS, the Beacon Facility, as described in the pro forma financial statements presented in "Summary Selected Financial Data" and "Selected Financial Data."

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The Company's ratios of earnings to fixed charges are as follows:

                                                    EQUITY OFFICE        EQUITY OFFICE
                                                     PREDECESSORS         PREDECESSORS         EQUITY OFFICE PREDECESSORS
                                 COMPANY              (COMBINED            (COMBINED             (COMBINED HISTORICAL)
                              (HISTORICAL)           HISTORICAL)          HISTORICAL)           YEARS ENDED DECEMBER 31,
                            JULY 11, 1997 TO      JANUARY 1, 1997 TO   NINE MONTHS ENDED    --------------------------------
                           SEPTEMBER 30, 1997       JULY 10, 1997      SEPTEMBER 30, 1996   1996   1995   1994   1993   1992
                          ---------------------   ------------------   ------------------   ----   ----   ----   ----   ----
Ratio of Earnings to
  Fixed Charges.........          2.57                   1.52                 1.41          1.49   1.21   1.24   1.23   1.24

     The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of income (loss) before gains from sales of property and extraordinary items plus fixed charges. Fixed charges consist of interest expense (including interest costs capitalized), the amortization of debt issuance costs and rental expense deemed to represent interest expense.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of September 30, 1997 on a historical basis and a Pro Forma Basis. The information set forth in the table should be read in conjunction with the financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" included elsewhere in this Prospectus.

                                                                 SEPTEMBER 30, 1997
                                                              ------------------------
                                                                            PRO FORMA
                                                              HISTORICAL      BASIS
                                                              ----------   -----------
                                                                   (IN THOUSANDS)
Debt:
  Mortgage Debt(1)..........................................  $1,325,333   $ 1,961,784
  Credit Facilities(1)......................................     211,125        96,626
  Notes Payable.............................................     180,000     1,684,452
Partners' Capital...........................................   3,435,634     7,445,327
                                                              ----------   -----------
     Total Capitalization...................................  $5,152,092   $11,188,189
                                                              ==========   ===========

---------------
(1) See Note 8 of the notes to the September 30, 1997 Historical Consolidated and Combined Financial Statements of the Company and the Equity Office Predecessors for information relating to the indebtedness.

                    SELECTED COMBINED FINANCIAL INFORMATION

     The following sets forth summary selected combined financial and operating information on a pro forma basis for the Company and on an historical basis for the Company and the Company's predecessors ("Equity Office Predecessors"). The following information should be read in conjunction with the consolidated and combined financial statements and notes thereto of the Company and Equity Office Predecessors included elsewhere in this Prospectus. The summary selected consolidated historical financial and operating information of the Company at September 30, 1997, and for the period from July 11, 1997 to September 30, 1997, has been derived from the historical unaudited consolidated financial statements of the Company. The selected combined historical and operating information of Equity Office Predecessors for the period from January 1, 1997 to July 10, 1997, and the nine months ended September 30, 1996, has been derived from the historical unaudited combined financial statements of Equity Office Predecessors included elsewhere in this Prospectus. The summary selected combined historical financial and operating information of Equity Office Predecessors at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, has been derived from the historical combined financial statements of Equity Office Predecessors audited by Ernst & Young LLP, independent auditors, whose report with respect thereto is included elsewhere in this Prospectus. The summary selected combined historical financial and operating information of Equity Office Predecessors at December 31, 1994, 1993 and 1992, and for each of the two years in the period ended December 31, 1993, has been derived from the historical unaudited combined financial statements of the Equity Office Predecessors. Unaudited pro forma operating information for the nine months ended September 30, 1997 and the year ended December 31, 1996 is presented as if the borrowings under the Credit Facilities at the end of the relevant period, acquisitions (including the Beacon Merger) that occurred during and subsequent to the relevant period, the IPO, the Preferred Offering and the issuance of the Private Notes had occurred on January 1, 1997 and 1996, respectively, and, therefore, incorporates certain assumptions that are described in the notes to the Pro Forma Condensed Combined Financial Statements included elsewhere in this Prospectus. The unaudited pro forma balance sheet data is presented as if the borrowings under the Credit Facilities that occurred subsequent to September 30, 1997, the Preferred Offering and the issuance of the Private Notes, and acquisitions (including the Beacon Merger) that occurred subsequent to September 30, 1997 had occurred on September 30, 1997. The pro forma information does not purport to represent what the Company's financial position or results of operations would actually have been if these transactions had, in fact, occurred on such date or at the beginning of the period indicated, or to project the Company's financial position or results of operations at any future date or for any future period.

                                        COMPANY       COMPANY     EQUITY OFFICE   EQUITY OFFICE
                                       PRO FORMA      FOR THE     PREDECESSORS    PREDECESSORS      COMPANY
                                        FOR THE       PERIOD         FOR THE         FOR THE       PRO FORMA
                                         NINE          FROM        PERIOD FROM        NINE          FOR THE
                                        MONTHS       JULY 11,      JANUARY 1,        MONTHS          YEAR
                                         ENDED        1997 TO        1997 TO          ENDED          ENDED
                                       SEPT. 30,     SEPT. 30,      JULY 10,        SEPT. 30,      DEC. 31,
                                         1997          1997           1997            1996           1996
                                      -----------   -----------   -------------   -------------   -----------
                                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
REVENUE:
Rental, parking and other...........  $ 1,045,967   $   162,290     $ 327,017       $ 343,660     $ 1,297,427
                                      -----------   -----------     ---------       ---------     -----------
   Total revenue....................  $ 1,072,183   $   164,568     $ 339,104       $ 353,237     $ 1,326,695
                                      -----------   -----------     ---------       ---------     -----------
EXPENSES:
 Interest...........................  $   206,537   $    25,793     $  80,481       $  87,551     $   272,145
 Depreciation and amortization......      196,942        24,161        66,034          69,193         260,506
 Property operating(1)..............      380,159        62,885       127,285         141,823         484,883
 General and administrative.........       39,573         5,855        17,201          16,278          32,644
 Provision for value
   impairment.......................           --            --            --              --              --
                                      -----------   -----------     ---------       ---------     -----------
   Total expenses...................  $   823,211   $   118,694     $ 291,001       $ 314,845     $ 1,050,178
                                      -----------   -----------     ---------       ---------     -----------
 Income before (income) loss
   allocated to minority interests,
   income from investments in
   unconsolidated joint ventures,
   gain on sale of real estate, and
   extraordinary items..............  $   248,972   $    45,874     $  48,103       $  38,392     $   276,517
Minority interests allocation.......       (1,233)         (279)         (912)         (2,166)         (2,142)
Income from investments in
 unconsolidated joint ventures......        9,509         1,426         1,982           1,554           9,850
Preferred dividends.................      (25,283)           --            --              --         (33,710)
Gain on sale of real estate and
 extraordinary items................      (15,192)      (12,930)       12,236           5,262          18,985
                                      -----------   -----------     ---------       ---------     -----------
   Net income.......................  $   216,773   $    34,091     $  61,409       $  43,042     $   269,500
                                      ===========   ===========     =========       =========     ===========
Net income per Unit.................  $       .78   $       .21                                   $       .97
                                      ===========   ===========                                   ===========
Weighted-average Units
 outstanding........................  279,411,456   164,146,710                                   279,411,456
                                      ===========   ===========                                   ===========


                                        EQUITY OFFICE PREDECESSORS (COMBINED HISTORICAL) FOR THE
                                                        YEARS ENDED DECEMBER 31,
                                      ------------------------------------------------------------
                                         1996         1995         1994         1993        1992
                                      ----------   ----------   ----------   ----------   --------
                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
REVENUE:
Rental, parking and other...........  $  493,396   $  356,959   $  230,428   $  150,315   $ 96,787
                                      ----------   ----------   ----------   ----------   --------
   Total revenue....................  $  508,124   $  371,457   $  240,878   $  159,246   $107,154
                                      ----------   ----------   ----------   ----------   --------
EXPENSES:
 Interest...........................  $  119,595   $  100,566   $   59,316   $   36,755   $ 25,775
 Depreciation and amortization......      96,237       74,156       46,905       29,752     19,266
 Property operating(1)..............     201,067      151,488      107,412       74,028     48,856
 General and administrative.........      23,145       21,987       15,603       12,012      8,720
 Provision for value
   impairment.......................          --       20,248           --           --         --
                                      ----------   ----------   ----------   ----------   --------
   Total expenses...................  $  440,044   $  368,445   $  229,236   $  152,547   $102,617
                                      ----------   ----------   ----------   ----------   --------
 Income before (income) loss
   allocated to minority interests,
   income from investments in
   unconsolidated joint ventures,
   gain on sale of real estate, and
   extraordinary items..............  $   68,080   $    3,012   $   11,642   $    6,699   $  4,537
Minority interests allocation.......      (2,086)      (2,129)       1,437        1,772      1,793
Income from investments in
 unconsolidated joint ventures......       2,093        2,305        1,778           --         --
Preferred dividends.................          --           --           --           --         --
Gain on sale of real estate and
 extraordinary items................       5,338       31,271        1,705           --         --
                                      ----------   ----------   ----------   ----------   --------
   Net income.......................  $   73,425   $   34,459   $   16,562   $    8,471   $  6,330
                                      ==========   ==========   ==========   ==========   ========
Net income per Unit.................
Weighted-average Units
 outstanding........................

                                                                                 EQUITY
                                    COMPANY       COMPANY     EQUITY OFFICE      OFFICE
                                   PRO FORMA      FOR THE     PREDECESSORS    PREDECESSORS     COMPANY
                                    FOR THE       PERIOD         FOR THE        FOR THE       PRO FORMA
                                     NINE          FROM        PERIOD FROM        NINE         FOR THE
                                    MONTHS       JULY 11,      JANUARY 1,        MONTHS         YEAR
                                     ENDED        1997 TO        1997 TO         ENDED          ENDED
                                   SEPT. 30,     SEPT. 30,      JULY 10,       SEPT. 30,      DEC. 31,
                                     1997          1997           1997            1996          1996
                                  -----------   -----------   -------------   ------------   -----------
                                                          (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
 (at end of period)
Investment in real estate after
 accumulated depreciation.......  $10,999,947   $ 5,000,159            --             --              --
   Total assets.................   11,473,392     5,355,922            --             --              --
Mortgage debt, notes payable and
 revolving lines of credit......    3,742,862     1,716,458            --             --              --
   Total liabilities............    3,999,947     1,892,170            --             --              --
Minority interest...............       28,118        28,118            --             --              --
Owners'/Partners' equity........    7,445,327     3,435,634            --             --              --
OTHER DATA:
General and administrative
 expenses as a percentage of
 total revenues.................          3.7%          3.6%          5.1%           4.6%            2.5%
Number of Office Properties
 owned at period end(2)(3)(4)...          258            93            --             78              --
Net rentable square feet of
 Office Properties owned at
 period end (in millions)(2)....         65.3          33.4            --           27.8              --
Occupancy of Office Properties
 owned at period end(2).........           93%           93%           --             89%             --
Number of Parking Facilities
 owned at period end(5).........           17            16            --              3              --
Number of spaces at Parking
 Facilities owned at period
 end(5).........................       16,749        16,037            --          7,321              --
Funds from Operations(6)........  $   423,769   $    70,148     $ 113,022      $ 103,798     $   507,427
Cash flow from operating
 activities.....................           --   $    59,665     $  95,960      $  89,685              --
Cash flow from investing
 activities.....................           --   $   (85,634)    $(571,068)     $(589,340)             --
Cash flow from financing
 activities.....................           --   $   158,593     $ 245,851      $ 530,280              --
Ratio of earnings to fixed
 charges........................           --          2.57          1.52           1.41              --


                                    EQUITY OFFICE PREDECESSORS (COMBINED HISTORICAL) FOR THE
                                                    YEARS ENDED DECEMBER 31,
                                  ------------------------------------------------------------
                                     1996         1995         1994         1993        1992
                                  ----------   ----------   ----------   ----------   --------
                                                     (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
 (at end of period)
Investment in real estate after
 accumulated depreciation.......  $3,291,815   $2,393,403   $1,815,160   $1,220,268   $820,805
   Total assets.................   3,912,565    2,650,890    2,090,933    1,318,644    912,631
Mortgage debt, notes payable and
 revolving lines of credit......   1,964,892    1,434,827    1,261,156      798,897    526,830
   Total liabilities............   2,174,483    1,529,334    1,350,552      845,315    552,666
Minority interest...............      11,080       31,587        9,283      (15,298)   (14,133)
Owners'/Partners' equity........   1,727,002    1,089,969      731,098      488,627    374,098
OTHER DATA:
General and administrative
 expenses as a percentage of
 total revenues.................         4.6%         5.9%         6.5%         7.5%       8.1%
Number of Office Properties
 owned at period end(2)(3)(4)...          83           73           63           48         33
Net rentable square feet of
 Office Properties owned at
 period end (in millions)(2)....        29.2         23.1         18.5         13.6        9.1
Occupancy of Office Properties
 owned at period end(2).........          90%          86%          88%          80%        73%
Number of Parking Facilities
 owned at period end(5).........          10            3           --           --         --
Number of spaces at Parking
 Facilities owned at period
 end(5).........................       7,321        3,323           --           --         --
Funds from Operations(6)........  $  160,460   $   96,104   $   60,372           --         --
Cash flow from operating
 activities.....................  $  165,975   $   93,878   $   73,821           --         --
Cash flow from investing
 activities.....................  $ (924,227)  $ (380,615)  $ (513,965)          --         --
Cash flow from financing
 activities.....................  $1,057,551   $  276,513   $  514,923           --         --
Ratio of earnings to fixed
 charges........................        1.49         1.21         1.24         1.23       1.24

---------------
(1) Includes Property operating expenses, real estate taxes, insurance, as well as repair and maintenance expenses.

(2) The data at the periods ended September 30, 1997 and December 31, 1996 and 1995, includes 28 State Street, a 570,040 square-foot Office Property which is undergoing major redevelopment and was vacant prior to May 1997. The weighted average occupancy, excluding 28 State Street, as of September 30, 1997 and December 31, 1996 and 1995, was approximately 94%, 92% and 88%, respectively.

(3) The pro forma number of Office Properties as of September 30, 1997, includes acquisitions, including the Beacon Merger, made subsequent to September 30, 1997. The pro forma number of Office Properties as of December 31, 1996 excludes Barton Oaks Plaza II and 8383 Wilshire, each of which was a 1997 disposition.

(4) The number of Office Properties owned as of December 31, 1996, as reflected in the combined historical financial statements, includes Barton Oaks Plaza II, an Office Property which was sold in January 1997, and 8383 Wilshire, an Office Property which was sold in May 1997.

(5) The pro forma number of Parking Facilities and number of spaces at September 30, 1997 includes Parking Facilities acquired subsequent to September 30, 1997 and, on a pro forma basis as of December 31, 1996, includes Parking Facilities acquired subsequent to December 31, 1996.

(6) The White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. For a reconciliation of net income and Funds from Operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Funds from Operations."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     The following discussion and analysis of the combined financial condition and results of operations should be read in conjunction with the Consolidated and Combined Financial Statements of the Company and the Combined Financial Statements of the Equity Office Predecessors and Notes thereto contained herein. All references to the historical activities of the Company prior to July 11, 1997 contained in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" refer to the activities of the Equity Office Predecessors. Statements contained in this "Management's Discussion and Analysis of Financial Conditions and Results of Operations" which are not historical facts may be forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. For purposes of this "Management's Discussion and Analysis of Financial Condition and Results of Operations," property information relates to the Company's Properties prior to acquisitions made subsequent to September 30, 1997.

GENERAL

     The following discussion is based primarily on the Consolidated and Combined Financial Statements of the Company and the Combined Financial Statements of the Equity Office Predecessors, respectively, as of September 30, 1997 and December 31, 1996 and 1995, and for the three and nine month periods ended September 30, 1997 and 1996, and for each of the years ended December 31, 1996, 1995 and 1994.

     The Company receives income primarily from rental revenue from Office Properties (including reimbursements from tenants for certain operating costs), parking revenue from Office Properties and stand-alone Parking Facilities, and, to a lesser extent, from fees from noncombined affiliates for the management of the Managed Properties.

     As of September 30, 1997, the Company owned or had an interest in 93 Office Properties totaling approximately 33.4 million square feet, and 16 stand-alone Parking Facilities with approximately 16,037 spaces (the "Total Portfolio"). Of the Total Portfolio, 71 Office Properties, totaling approximately 22.6 million square feet, and three Parking Facilities were acquired prior to January 1, 1996; 11 Office Properties, totaling approximately 6.1 million square feet, and seven Parking Facilities were acquired in 1996; and 11 Office Properties, totaling approximately 4.7 million square feet, and six Parking Facilities, including an interest in four Parking Facilities, were acquired during the nine months ended September 30, 1997. As a result of this rapid growth in the size of the Total Portfolio, the financial data presented shows large increases in revenues and expenses from year to year. For the foregoing reasons, the Company does not believe its period-to-period financial data are comparable. Therefore, the analysis below shows changes resulting from Properties that were held during the entire period for the periods being compared (the "Core Portfolio") and the changes in Total Portfolio. The Core Portfolio for the comparison between the nine months ended September 30, 1997 and 1996 consists of 71 Office Properties and three Parking Facilities acquired prior to January 1, 1996. The Core Portfolio for the comparison between the three months ended September 30, 1997 and 1996 consists of 72 Office Properties and three Parking Facilities acquired prior to July 1, 1996. The Core Portfolio for these comparisons excludes Barton Oaks Plaza II, a 118,529-square-foot Office Property, which was sold in January 1997, 8383 Wilshire, a 417,463-square-foot Office Property, which was sold in May 1997, and 28 State Street, a 570,040-square-foot Office Property, which was undergoing major redevelopment for the periods discussed. The Core Portfolio for the comparison between the years ended December 31, 1996 and 1995 consists of the 63 Office Properties acquired prior to January 1, 1995. The Core Portfolio for the comparison between the years ended December 31, 1995 and 1994 consists of the 48 Office Properties acquired prior to January 1, 1994. The Core Portfolio for these comparisons includes Barton Oaks Plaza II and 8383 Wilshire.

RESULTS OF OPERATIONS

COMPARISON OF THREE MONTHS ENDED SEPTEMBER 30, 1997 TO THREE MONTHS ENDED SEPTEMBER 30, 1996.

     The table below presents selected operating information for the Total Portfolio and for the Core Portfolio which consists of the 72 Office Properties and three Parking Facilities acquired prior to July 1, 1996. The Core Portfolio excludes Barton Oaks Plaza II, which was sold in January 1997, 8383 Wilshire, which was sold in May 1997, and 28 State Street, which has recently undergone major redevelopment and was vacant prior to May 1997.

                                            TOTAL PORTFOLIO                                CORE PORTFOLIO
                               -----------------------------------------      -----------------------------------------
                               THREE MONTHS ENDED                             THREE MONTHS ENDED
                                  SEPTEMBER 30,                                  SEPTEMBER 30,
                               -------------------   INCREASE/      %         -------------------   INCREASE/      %
                                 1997       1996     (DECREASE)   CHANGE        1997       1996     (DECREASE)   CHANGE
                               --------   --------   ----------   ------      --------   --------   ----------   ------
                                                                   ($ IN THOUSANDS)
Property Revenues............  $181,095   $122,883    $ 58,212      47.4%     $128,128   $114,870    $ 13,258     11.5%
Interest income..............     1,390      2,348        (958)    (40.8)%         n/a        n/a         n/a      n/a
Fees from noncombined
  affiliates.................     1,401        886         515      58.3%          n/a        n/a         n/a      n/a
                               --------   --------    --------    ------      --------   --------    --------    -----
  Total revenues.............   183,886    126,117      57,769      45.8%      128,128    114,870      13,258     11.5%
                               --------   --------    --------    ------      --------   --------    --------    -----
Interest expense.............    29,973     33,540      (3,567)    (10.6)%      23,413     30,568      (7,155)   (23.4)%
Depreciation and
  amortization...............    29,786     25,661       4,125      16.1%       19,418     23,182      (3,764)   (16.2)%
Property Operating
  Expenses...................    70,061     50,893      19,168      37.7%       51,926     47,991       3,935      8.2%
General and administrative...     8,330      5,008       3,322      66.3%          n/a        n/a         n/a      n/a
                               --------   --------    --------    ------      --------   --------    --------    -----
    Total expenses...........   138,150    115,102      23,048      20.0%       94,757    101,741      (6,984)    (6.9)%
                               --------   --------    --------    ------      --------   --------    --------    -----
Income before allocation to
  minority interests, income
  from investment in
  unconsolidated joint
  ventures, gain on sale of
  real estate and
  extraordinary items........    45,736     11,015      34,721     315.2%       33,371     13,129      20,242    154.2%
Minority interests...........      (312)      (468)        156      33.3%         (312)      (468)        156     33.3%
Income from unconsolidated
  joint ventures.............     1,383        477         906     189.9%          559        476          83     17.4%
Gain on sale of real estate
  and extraordinary items....   (12,930)        --     (12,930)       --       (12,876)        --     (12,876)      --
                               --------   --------    --------    ------      --------   --------    --------    -----
Net Income...................  $ 33,877   $ 11,024    $ 22,853     207.3%     $ 20,742   $ 13,137    $  7,605     57.9%
                               ========   ========    ========    ======      ========   ========    ========    =====
Property Revenues less
  Property Operating
  Expenses...................  $111,034   $ 71,990    $ 39,044      54.2%     $ 76,202   $ 66,879    $  9,323     13.9%
                               ========   ========    ========    ======      ========   ========    ========    =====

     Property Revenues. The increase in rental revenues, tenant reimbursements, parking income and other income ("Property Revenues") in the Core Portfolio resulted from a combination of occupancy and rental rate increases. The weighted average occupancy of the Core Portfolio increased from approximately 91.1% at July 1, 1996 to 94.9% as of September 30, 1997. This increase represents approximately 0.9 million square feet of additional occupancy in the Core Portfolio between July 1, 1996 and September 30, 1997. Included in Property Revenues for the Core Portfolio are lease termination fees of $0.9 million and $1.2 million for the three months ended September 30, 1997 and 1996, respectively (which are included in the other revenue category on the combined statement of operations). These fees are related to specific tenants who have paid a fee to terminate their lease obligations before the end of the contractual term of the lease. Although the Company has historically experienced similar levels of such termination fees, there is no way of predicting the timing or amounts of future lease termination fees. The straight-line rent adjustment which is included in rental revenues for the Core Portfolio for the three months ended September 30, 1997 and 1996 was approximately $6.0 million and $4.4 million, respectively. The straight-line rent adjustment which is included in rental revenues for the Total Portfolio for the three months ended September 30, 1997 and 1996 was approximately $8.7 million and $5.2 million, respectively.

     Interest Income. Interest income for the Total Portfolio decreased by $0.9 million to $1.4 million for the three months ended September 30, 1997 compared to $2.3 million for the three months ended September 30, 1996. This decrease in interest income is primarily due to having a lesser amount of cash reserves invested in short-term investments since the closing of the Consolidation (as defined below) and the IPO. Prior to the Consolidation, each of the entities involved in the Consolidation needed to maintain separate cash reserves which in the aggregate were higher than the cash reserves the Company anticipates maintaining going forward. Due to the availability of borrowings under the $600 Million Credit Facility and other changes in the capital structure of the Company and the Trust, the Company anticipates that it will maintain cash reserves of $25 million to $50 million (although the cash balance may at times be more or less in anticipation of pending acquisitions or other transactions). The lower cash balance will result in lower interest income in future periods; however, this loss in income should be offset by lower interest expense on the $600 Million Credit Facility.

     Fees from Noncombined Affiliates. Although fees from noncombined affiliates increased, they are expected to decrease in future periods as the Managed Properties are sold. Fee income of approximately $70,900 and $238,900 for the three months ended September 30, 1997 and 1996, respectively, was related to properties which have been sold.

     Interest Expense. Interest expense decreased $3.5 million for the Total Portfolio to $30.0 million for the three months ended September 30, 1997 compared to $33.5 million for the three months ended September 30, 1996. This decrease was primarily the result of the repayment of approximately $598.4 million of mortgage debt in July 1997 (of which $497.6 million was secured by properties in the Core Portfolio) and the repayment of $80 million on ZML Fund IV's line of credit, and was partially offset by the $180 million Private Debt Offering. Interest expense related to the $598.4 million of mortgage debt repaid was approximately $1.5 million and $10.9 million for the three months ended September 30, 1997 and 1996, respectively. Interest expense related to ZML Fund IV's line of credit, the $180 Million Notes and the $600 Million Credit Facility for three months ended September 30, 1997 (an equivalent amount was not outstanding for the prior period), was approximately $0.8 million, $1.1 million and $2.7 million, respectively. Due to these debt repayments, interest expense is initially expected to decrease in future periods and then anticipated to increase as the Company acquires additional properties and incurs additional indebtedness.

     Depreciation and Amortization. The decrease in depreciation in the Core Portfolio resulted from the recording of the Company's assets and liabilities at their fair market value in connection with the Consolidation and the IPO. Accordingly, certain of the Company's assets are depreciated over longer lives than the period over which those assets were previously depreciated by Equity Office Predecessors. The resulting decrease to depreciation was partially offset by an increase to depreciation resulting from a step-up recorded to investment in real estate, and by recording those assets at their fair market value at the time of the Consolidation and the IPO. The decrease in amortization in the Core Portfolio resulted from the write-off of deferred financing and leasing costs at the time of the Consolidation and the IPO.

     Property Operating Expenses. The increase in real estate taxes and insurance, repairs and maintenance, and property operating expenses ("Property Operating Expenses") relates primarily to increases in real estate taxes due to higher property valuations partially offset by real estate tax refunds related to prior periods recorded in the three months ended September 30, 1997.

     General and Administrative Expenses. General and administrative expenses in the Total Portfolio increased by approximately $3.3 million to $8.3 million for the three months ended September 30, 1997 compared to $5.0 million for the three months ended September 30, 1996. General and administrative expenses as a percentage of total revenues was approximately 4.5% and 4.0% for the three months ended September 30, 1997 and 1996, respectively. The primary reasons for the increase in general and administrative expenses are the significant increase in the size of the Company's portfolio and increased expenses associated with becoming a public company. While general and administrative expenses will continue to increase as the size of the Company's portfolio increases, it is anticipated that general and administrative expenses as a percentage of total revenue will initially remain stable (or increase slightly), as the full costs of running a public company are reflected in operations, and then decrease over time as the Company realizes increased economies of scale.

COMPARISON OF NINE MONTHS ENDED SEPTEMBER 30, 1997 TO NINE MONTHS ENDED SEPTEMBER 30, 1996.

     The table below presents selected operating information for the Total Portfolio and for the Core Portfolio which consists of the 71 Office Properties and three Parking Facilities acquired prior to January 1, 1996. The Core Portfolio excludes Barton Oaks Plaza II, which was sold in January 1997, 8383 Wilshire, which was sold in May 1997, and 28 State Street, which has recently undergone a major redevelopment and was vacant prior to May 1997.

                                         TOTAL PORTFOLIO                                CORE PORTFOLIO
                            -----------------------------------------      -----------------------------------------
                             NINE MONTHS ENDED                              NINE MONTHS ENDED
                               SEPTEMBER 30,                                  SEPTEMBER 30,
                            -------------------   INCREASE/      %         -------------------   INCREASE/      %
                              1997       1996     (DECREASE)   CHANGE        1997       1996     (DECREASE)   CHANGE
                            --------   --------   ----------   ------      --------   --------   ----------   ------
                                                                ($ IN THOUSANDS)
Property Revenues.........  $489,307   $343,660    $145,647      42.4%     $340,295   $317,520    $ 22,775      7.2%
Interest income...........    10,524      6,451       4,073      63.1%          n/a        n/a         n/a      n/a
Fees from noncombined
  affiliates..............     3,841      3,126         715      22.9%          n/a        n/a         n/a      n/a
                            --------   --------    --------    ------      --------   --------    --------     ----
    Total revenues........   503,672    353,237     150,435      42.6%      340,295    317,520      22,775      7.2%
                            --------   --------    --------    ------      --------   --------    --------     ----
Interest expense..........   106,274     87,551      18,723      21.4%       79,195     81,988      (2,793)    (3.4)%
Depreciation and
  amortization............    90,195     69,193      21,002      30.4%       64,287     62,807       1,480      2.4%
Property Operating
  Expenses................   190,170    141,823      48,347      34.1%      132,629    130,536       2,093      1.6%
General and
  administrative..........    23,056     16,278       6,778      41.6%          n/a        n/a         n/a      n/a
                            --------   --------    --------    ------      --------   --------    --------     ----
  Total expenses..........   409,695    314,845      94,850      30.1%      276,111    275,331         780      0.3%
                            --------   --------    --------    ------      --------   --------    --------     ----
Income before allocation
  to minority interests,
  income from investment
  in unconsolidated joint
  ventures, gain on sale
  of real estate and
  extraordinary items.....    93,977     38,392      55,585     144.8%       64,184     42,189      21,995     52.1%
Minority interests........    (1,191)    (2,166)        975      45.0%       (1,191)    (2,166)        975     45.0%
Income from unconsolidated
  joint ventures..........     3,408      1,554       1,854     119.3%        1,796      1,686         110      6.5%
Gain on sale of real
  estate and extraordinary
  items...................      (694)     5,262      (5,956)   (113.2)%     (12,876)        --     (12,876)      --
                            --------   --------    --------    ------      --------   --------    --------     ----
Net income................  $ 95,500   $ 43,042    $ 52,458     121.9%     $ 51,913   $ 41,709    $ 10,204     24.5%
                            ========   ========    ========    ======      ========   ========    ========     ====
Property Revenues less
  Property Operating
  Expenses................  $299,137   $201,837    $ 97,300      48.2%     $207,666   $186,984    $ 20,682     11.1%
                            ========   ========    ========    ======      ========   ========    ========     ====

     Property Revenues. The increase in Property Revenues in the Core Portfolio resulted from a combination of occupancy and rental rate increases. The weighted average occupancy of the Core Portfolio increased from approximately 88.5% at January 1, 1996 to 94.8% as of September 30, 1997. This increase represents approximately 1.4 million square feet of additional occupancy in the Core Portfolio between January 1, 1996 and September 30, 1997. Included in Property Revenues for the Core Portfolio are lease termination fees of $3.4 million and $4.5 million for the nine months ended September 30, 1997 and 1996, respectively (which are included in the other revenue category on the combined statement of operations). These fees are related to specific tenants who have paid a fee to terminate their lease obligations before the end of the contractual term of the lease. Although the Company has historically experienced similar levels of such termination fees, there is no way of predicting the timing or amounts of future lease termination fees. The straight-line rent adjustment which is included in rental revenues for the Core Portfolio for the nine months ended September 30, 1997 and 1996, was approximately $9.9 million and $9.9 million, respectively. The straight-line rent adjustment which is included in rental revenues for the Total Portfolio for the nine months ended September 30, 1997 and 1996, was approximately $16.4 million and $13.1 million, respectively.

     Interest Income. Interest income for the Total Portfolio increased by $4.1 million to $10.5 million for the nine months ended September 30, 1997 compared to $6.5 million for the nine months ended September 30,

1996. This increase in interest income is due primarily to having a larger amount of cash invested in short-term investments pending the purchase of new properties. Prior to the Consolidation, each of the entities involved in the Consolidation needed to maintain separate cash reserves which in the aggregate were higher than cash reserves the Company anticipates maintaining going forward. Due to the availability of borrowings under the $600 Million Credit Facility and other changes in the capital structure of the Company and the Trust, the Company anticipates that it will maintain cash reserves of $25 million to $50 million (although the cash balance may at times be more or less in anticipation of pending acquisitions or other transactions). The lower cash balance will result in lower interest income in future periods, however, this loss in income should be offset by lower interest expense on the $600 Million Credit Facility.

     Fees from Noncombined Affiliates. Although fees from noncombined affiliates increased, they are expected to decrease in future periods as the Managed Properties are sold. Fee income of approximately $380,800 and $834,300 for the nine months ended September 30, 1997 and 1996, respectively, was related to properties which have been sold.

     Interest Expense. Interest expense increased $18.7 million for the Total Portfolio to $106.3 million for the nine months ended September 30, 1997 compared to $87.6 million for the nine months ended September 30, 1996. This increase was primarily the result of the $180 million Private Debt Offering, net proceeds of $164 million from ZML Fund IV's line of credit and the $600 Million Credit Facility (exclusive of the $80 million repaid after the closing of the IPO), and increased debt obtained to finance acquisitions. At or shortly after the closing of the IPO, the Company repaid approximately $598.4 million of mortgage debt (of which $497.6 million was secured by properties in the Core Portfolio) and repaid $80 million on ZML Fund IV's line of credit, partially offsetting the increase in interest expense. Interest expense related to the $598.4 million of mortgage debt repaid was approximately $25.2 million and $31.1 million for the nine months ended September 30, 1997 and 1996, respectively. Interest expense related to ZML Fund IV's line of credit, the $180 Million Notes and the $600 Million Credit Facility for the nine months ended September 30, 1997 (an equivalent amount was not outstanding for the prior period) was approximately $5.2 million, $1.1 million and $2.7 million, respectively. Due to these debt repayments, interest expense is initially expected to decrease in future periods and then anticipated to increase as the Company acquires additional properties and incurs additional indebtedness.

     Depreciation and Amortization. Depreciation and amortization for the Core Portfolio increased as a result of capital and tenant improvements made in 1996 and 1997 and as a result of a step-up that was recorded to investment in real estate. This step-up was recorded as a result of adjusting the basis of the Company's assets and liabilities to their fair market values in connection with the Consolidation and the IPO. This increase was partially offset by a decrease resulting from certain of the Company's assets being depreciated over longer lives than the periods over which corresponding assets were previously depreciated by Equity Office Predecessors.

     Property Operating Expenses. The increase in Property Operating Expenses relates primarily to an increase in maintenance expenses, offset in part by a decrease in real estate taxes, which was caused by real estate tax refunds related to prior periods recorded in the nine months ended September 30, 1997.

     General and Administrative. General and administrative expenses in the Total Portfolio increased by approximately $6.8 million to $23.1 million for the nine months ended September 30, 1997 compared to $16.3 million for the nine months ended September 30, 1996. General and administrative expenses as a percentage of total revenues was approximately 4.6% and 4.6% for the nine months ended September 30, 1997 and 1996, respectively. While general and administrative expenses will continue to increase as the size of the Company's portfolio increases, it is anticipated that general and administrative expenses as a percentage of total revenues will initially remain stable (or increase slightly), as the full costs of running a public company are reflected in operations, and then decrease over time as the Company realizes increased economies of scale.

PARKING OPERATIONS

     Included in the Total Portfolio and Core Portfolio numbers above are results of operations from the stand-alone Parking Facilities, the summarized information for which is presented below.

COMPARISON OF THREE MONTHS ENDED SEPTEMBER 30, 1997 TO THREE MONTHS ENDED SEPTEMBER 30, 1996.

                                        TOTAL PARKING PORTFOLIO                    CORE PARKING PORTFOLIO
                                 -------------------------------------      -------------------------------------
                                  THREE MONTHS                               THREE MONTHS
                                      ENDED                                      ENDED
                                  SEPTEMBER 30,                              SEPTEMBER 30,
                                 ---------------   INCREASE/      %         ---------------   INCREASE/      %
                                  1997     1996    (DECREASE)   CHANGE       1997     1996    (DECREASE)   CHANGE
                                 ------   ------   ----------   ------      ------   ------   ----------   ------
                                                                 ($ IN THOUSANDS)
Property Revenues..............  $6,311   $2,465     $3,846     156.0%      $2,515   $2,465     $  50        2.0%
Interest income................      35       42         (7)    (16.7)%         --       --        --         --
                                 ------   ------     ------     ------      ------   ------     -----      -----
  Total revenues...............   6,346    2,507      3,839     153.1%       2,515    2,465        50        2.0%
                                 ------   ------     ------     ------      ------   ------     -----      -----
Interest expense...............     475      411         64      15.8%         700      411       289       70.3%
Depreciation and
  amortization.................   1,068      333        735     220.7%         482      333       149       44.7%
Property Operating Expenses....   1,071      692        379      54.8%         426      692      (266)     (38.4)%
                                 ------   ------     ------     ------      ------   ------     -----      -----
  Total expenses...............   2,614    1,436      1,178      82.0%       1,608    1,436       172       12.0%
                                 ------   ------     ------     ------      ------   ------     -----      -----
Income before allocation to
  minority interests, income
  from investment in
  unconsolidated joint
  ventures.....................   3,732    1,071      2,661     248.5%         907    1,029      (122)     (11.9)%
Minority interests.............     (79)     (43)       (36)     83.7%         (79)     (43)      (36)     (83.7)%
Income from unconsolidated
  joint ventures...............     825       --        825        --           --       --        --         --
                                 ------   ------     ------     ------      ------   ------     -----      -----
Net Income.....................  $4,478   $1,028     $3,450     335.6%      $  828   $  986     $(158)     (16.0)%
                                 ======   ======     ======     ======      ======   ======     =====      =====
  Property Revenues less
    Property Operating
    Expenses...................  $5,240   $1,773     $3,467     195.5%      $2,089   $1,773     $ 316       17.8%
                                 ======   ======     ======     ======      ======   ======     =====      =====

COMPARISON OF NINE MONTHS ENDED SEPTEMBER 30, 1997 TO NINE MONTHS ENDED SEPTEMBER 30, 1996.

                                       TOTAL PARKING PORTFOLIO                     CORE PARKING PORTFOLIO
                                --------------------------------------      -------------------------------------
                                  NINE MONTHS                                 NINE MONTHS
                                     ENDED                                       ENDED
                                 SEPTEMBER 30,                               SEPTEMBER 30,
                                ----------------   INCREASE/      %         ---------------   INCREASE/      %
                                 1997      1996    (DECREASE)   CHANGE       1997     1996    (DECREASE)   CHANGE
                                -------   ------   ----------   ------      ------   ------   ----------   ------
                                                                ($ IN THOUSANDS)
Property Revenues.............  $16,282   $7,402     $8,880     120.0%      $7,515   $7,402     $ 113        1.5%
Interest income...............      149       95         54      56.9%          --       --        --         --
                                -------   ------     ------     -----       ------   ------     -----      -----
  Total revenues..............   16,431    7,497      8,934     119.2%       7,515    7,402       113        1.5%
                                -------   ------     ------     -----       ------   ------     -----      -----
Interest expense..............    2,566    1,237      1,329     107.4%       1,995    1,237       758       61.3%
Depreciation and
  amortization................    2,703    1,000      1,703     170.3%       1,181    1,000       181       18.1%
Property Operating Expenses...    3,458    2,319      1,139      49.1%       1,869    2,319      (450)     (19.4)%
                                -------   ------     ------     -----       ------   ------     -----      -----
  Total expenses..............    8,727    4,556      4,171      91.6%       5,045    4,556       489       10.7%
                                -------   ------     ------     -----       ------   ------     -----      -----
Income before allocation to
  minority interests, income
  from investment in
  unconsolidated joint
  ventures....................    7,704    2,941      4,763     162.0%       2,470    2,846      (376)     (13.2)%
Minority interests............     (200)    (249)        49      19.7%        (200)    (249)       49       19.7%
Income from unconsolidated
  joint ventures..............    1,611       --      1,611        --           --       --        --         --
                                -------   ------     ------     -----       ------   ------     -----      -----
Net income....................  $ 9,115   $2,692     $6,423     238.6%      $2,270   $2,597     $(327)     (12.6)%
                                =======   ======     ======     =====       ======   ======     =====      =====
Property Revenues less
  Property Operating
  Expenses....................  $12,824   $5,083     $7,741     152.3%      $5,646   $5,083     $ 563       11.1%
                                =======   ======     ======     =====       ======   ======     =====      =====

  COMPARISON OF YEAR ENDED DECEMBER 31, 1996 TO YEAR ENDED DECEMBER 31, 1995.

     The table below presents selected operating information for the Total Portfolio and for the Core Portfolio which consists of the 63 Office Properties acquired prior to January 1, 1995. The Core Portfolio for this comparison includes Barton Oaks Plaza II and 8383 Wilshire, which were sold in 1997.

                                            TOTAL PORTFOLIO                                CORE PORTFOLIO
                               -----------------------------------------      -----------------------------------------
                                   YEAR ENDED                                     YEAR ENDED
                                  DECEMBER 31,                                   DECEMBER 31,
                               -------------------   INCREASE/      %         -------------------   INCREASE/      %
                                 1996       1995     (DECREASE)   CHANGE        1996       1995     (DECREASE)   CHANGE
                               --------   --------   ----------   ------      --------   --------   ----------   ------
                                                                   ($ IN THOUSANDS)
Property Revenues............  $493,396   $356,959    $136,437      38.2%     $349,810   $327,017    $ 22,793       7.0%
Interest income..............     9,608      8,599       1,009      11.7%           --         --          --        --
Fees from noncombined
  affiliates.................     5,120      5,899        (779)    (13.2)%          --         --          --        --
                               --------   --------    --------    ------      --------   --------    --------    ------
  Total revenues.............   508,124    371,457     136,667      36.8%      349,810    327,017      22,793       7.0%
                               --------   --------    --------    ------      --------   --------    --------    ------
Interest expense.............   119,595    100,566      19,029      18.9%       85,225     85,371        (146)     (0.2)%
Depreciation and
  amortization...............    96,237     74,156      22,081      29.8%       71,969     68,226       3,743       5.5%
Property Operating
  Expenses...................   201,067    151,488      49,579      32.7%      143,511    137,103       6,408       4.7%
General and administrative...    23,145     21,987       1,158       5.3%           --         --          --        --
Provision for value
  impairment.................        --     20,248     (20,248)   (100.0)%          --     20,248     (20,248)   (100.0)%
                               --------   --------    --------    ------      --------   --------    --------    ------
  Total expenses.............  $440,044   $368,445    $ 71,599      19.4%     $300,705   $310,948    $(10,243)     (3.3)%
                               --------   --------    --------    ------      --------   --------    --------    ------
Income before allocation to
  minority interests, income
  from investment in
  unconsolidated joint
  ventures, gain on sale of
  real estate and
  extraordinary items........  $ 68,080   $  3,012    $ 65,068    2,160.3%    $ 49,105   $ 16,069    $ 33,036     205.6%
Minority interests, net of
  extraordinary gain of
  $20,035 in 1995 for the
  total and core portfolio...    (2,086)    (2,129)         43       2.0%       (1,733)    (2,023)        290      14.3%
Income from unconsolidated
  joint ventures.............     2,093      2,305        (212)     (9.2)%       2,093      2,305        (212)     (9.2)%
Gain on sale of real estate
  and extraordinary items....     5,338     31,271     (25,933)    (82.9)%          --     31,271     (31,271)   (100.0)%
                               --------   --------    --------    ------      --------   --------    --------    ------
Net income...................  $ 73,425   $ 34,459    $ 38,966     113.1%     $ 49,465   $ 47,622    $  1,843       3.9%
                               ========   ========    ========    ======      ========   ========    ========    ======
Property Revenues less
  Property Operating
  Expenses...................  $292,329   $205,471    $ 86,858      42.3%     $206,299   $189,914    $ 16,385       8.6%
                               ========   ========    ========    ======      ========   ========    ========    ======

     Property Revenues. The increase in Property Revenues in the Core Portfolio resulted from a combination of occupancy and rental rate increases. The weighted average occupancy of the Core Portfolio increased from approximately 87.5% at January 1, 1995 to 94.3% as of December 31, 1996. This increase represents approximately 1.3 million square feet of additional occupancy in the Core Portfolio between January 1, 1995 and December 31, 1996. Included in Property Revenues for the Core Portfolio are lease termination fees of $5.6 million and $5.0 million for the years ended December 31, 1996 and 1995, respectively (these amounts are included in the other revenue category on the combined statement of operations). These fees are related to specific tenants who have paid a fee to terminate their lease obligations before the end of the contractual term of the lease. Although the Company has historically experienced similar levels of such termination fees, there is no way of predicting the timing or amounts of future lease termination fees. The straight-line rent adjustment which is included in rental revenues for the Core Portfolio for the years ended December 31, 1996 and 1995, was approximately $6.8 million and $10.5 million, respectively. The straight-line rent adjustment which is included in rental revenues for the Total Portfolio for the years ended December 31, 1996 and 1995, was approximately $18.4 million and $12.7 million, respectively. Other income for 1996 also includes $8.8 million relating to the Trust's share of a litigation settlement.

     Interest Income. Interest income for the Total Portfolio increased by $1.0 million to $9.6 million for the year ended December 31, 1996 compared to $8.6 million for the year ended December 31, 1995. This increase in interest income is due primarily to having a larger amount of cash invested in short term investments pending the purchase of new properties. Prior to the Consolidation, each of the entities involved in the Consolidation needed to maintain separate cash reserves which in the aggregate were higher than cash reserves the Company anticipates maintaining going forward. Due to the availability of borrowings under the $600 Million Credit Facility and other changes in the capital structure of the Company and the Trust, the Company anticipates that it will maintain cash reserves of $25 million to $50 million (although the cash balance may at times be more or less in anticipation of pending acquisitions or other transactions). The lower cash balance will result in lower interest income in future periods, however, this loss in income should be offset by lower interest expense on the $600 Million Credit Facility.

     Fees from Noncombined Affiliates. Fee income from the Managed Properties decreased as a result of disposition activities in 1995 and 1996 which reduced the number of properties being managed.

     Interest Expense. Interest expense increased $19.0 million for the Total Portfolio to $119.6 million for the year ended December 31, 1996 compared to $100.6 million for the year ended December 31, 1995. This increase was primarily the result of increased debt obtained to finance acquisitions. Interest expense related to the $598.4 million of mortgage debt repaid in 1997 was approximately $42.7 million and $35.9 million for the years ended December 31, 1996 and 1995, respectively. Due to this debt repayment and other debt repayments in 1997, interest expense is initially expected to decrease in future periods and then anticipated to increase as the Company acquires additional properties and incurs additional financing.

     Depreciation and Amortization. The increase in depreciation and amortization in the Core Portfolio was related to depreciation of capital and tenant improvements made at properties in the Core Portfolio in 1995 and 1996 and the amortization of leasing commissions and loan fees paid during that time period.

     Property Operating Expenses. The increase in Property Operating Expenses relates to an increase in maintenance expenses and to real estate tax refunds received in 1995, with $1.9 million relating to a single property, reducing the tax expense in 1995.

     General and Administrative. General and administrative expenses in the Total Portfolio increased by approximately $1.1 million to $23.1 million for the year ended December 31, 1996 compared to $22.0 million for the year ended December 31, 1995. General and administrative expenses as a percentage of total revenues was approximately 4.6% and 5.9% for the years ended December 31, 1996 and 1995, respectively. While general and administrative expenses will continue to increase as the size of the Company's portfolio increases, it is anticipated that general and administrative expenses as a percentage of total revenues will initially remain stable (or increase slightly), as the full costs of running a public company are reflected in operations, and then decrease over time as the Company realizes increased economies of scale.

     Provision for Value Impairment. During 1995, the Financial Accounting Standards Board issued Statement No. 121 "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of" which established accounting standards for the evaluation of the potential impairment of such assets. This statement was adopted by Equity Office Predecessors as of January 1, 1995. Rental properties are individually evaluated for impairment when conditions exist which may indicate that it is probable that the sum of expected future cash flows (on an undiscounted basis) from a rental property are less than its historical net cost basis. Upon determination that a permanent impairment has occurred, rental properties are reduced to their fair value. As a result of cash deficits, San Felipe Plaza was evaluated for impairment and accordingly, during the year ended December 31, 1995, Equity Office Predecessors recorded a provision for value impairment of approximately $20.2 million, of which $17.5 million related to the adjustment of investment in real estate and approximately $2.7 million related to unamortized lease acquisition costs.

COMPARISON OF YEAR ENDED DECEMBER 31, 1995 TO YEAR ENDED DECEMBER 31, 1994.

     The table below presents selected operating information for the Total Portfolio and for the Core Portfolio which consists of the 48 Office Properties acquired prior to January 1, 1994. The Core Portfolio for this comparison includes Barton Oaks Plaza II and 8383 Wilshire, which were sold in 1997.

                                          TOTAL PORTFOLIO                                  CORE PORTFOLIO
                             ------------------------------------------      ------------------------------------------
                                 YEAR ENDED                                      YEAR ENDED
                                DECEMBER 31,                                    DECEMBER 31,
                             -------------------   INCREASE/       %         -------------------   INCREASE/       %
                               1995       1994     (DECREASE)   CHANGE         1995       1994     (DECREASE)   CHANGE
                             --------   --------   ----------   -------      --------   --------   ----------   -------
                                                                  ($ IN THOUSANDS)
Property Revenues..........  $356,959   $230,428    $126,531       54.9%     $235,193   $208,969    $ 26,224       12.5%
Interest income............     8,599      4,432       4,167       94.0%           --         --          --         --
Fees from noncombined
  affiliates...............     5,899      6,018        (119)      (2.0)%          --         --          --         --
                             --------   --------    --------    -------      --------   --------    --------    -------
  Total revenues...........   371,457    240,878     130,579       54.2%      235,193    208,969      26,224       12.5%
                             --------   --------    --------    -------      --------   --------    --------    -------
Interest expense...........   100,566     59,316      41,250       69.5%       66,856     54,674      12,182       22.3%
Depreciation and
  amortization.............    74,156     46,905      27,251       58.1%       53,202     42,402      10,800       25.5%
Property Operating
  Expenses.................   151,488    107,412      44,076       41.0%       97,071     97,772        (701)      (0.7)%
General and
  administrative...........    21,987     15,603       6,384       40.9%           --         --          --         --
Provision for value
  impairment...............    20,248         --      20,248         --        20,248         --      20,248         --
                             --------   --------    --------    -------      --------   --------    --------    -------
  Total expenses...........  $368,445   $229,236    $139,209       60.7%     $237,377   $194,848    $ 42,529       21.8%
                             --------   --------    --------    -------      --------   --------    --------    -------
Income (loss) before
  allocation to minority,
  interests income from
  investment in
  unconsolidated joint
  ventures, gain on sale of
  real estate and
  extraordinary items......  $  3,012   $ 11,642    $ (8,630)     (74.1)%    $ (2,184)  $ 14,121    $(16,305)    (115.5)%
Minority interests, net of
  extraordinary gain of
  $20,035 in 1995 for the
  total and core
  portfolio................    (2,129)     1,437      (3,566)    (248.2)%         (19)    (2,550)      2,531       99.3%
Income from unconsolidated
  joint ventures...........     2,305      1,778         527       29.6%           --         --          --         --
Gain on sale of real estate
  and extraordinary
  items....................    31,271      1,705      29,566    1,734.1%       31,271      1,738      29,533    1,699.3%
                             --------   --------    --------    -------      --------   --------    --------    -------
Net income.................  $ 34,459   $ 16,562    $ 17,897      108.1%     $ 29,068   $ 13,309    $ 15,759      118.4%
                             ========   ========    ========    =======      ========   ========    ========    =======
Property Revenues less
  Property Operating
  Expenses.................  $205,471   $123,016    $ 82,455       67.0%     $138,122   $111,197    $ 26,925       24.2%
                             ========   ========    ========    =======      ========   ========    ========    =======

     Property Revenues. The increase in Property Revenues in the Core Portfolio resulted from a combination of occupancy and rental rate increases. The weighted average occupancy of the Core Portfolio increased from approximately 79.6% at January 1, 1994 to 92.6% as of December 31, 1995. This increase represents approximately 1.8 million square feet of additional occupancy in the Core Portfolio between January 1, 1994 and December 31, 1995. Included in Property Revenues for the Core Portfolio are lease termination fees of $4.3 million and $2.0 million for the years ended December 31, 1995 and 1994, respectively (these amounts are included in the other revenue category on the combined statement of operations). These fees are related to specific tenants who have paid a fee to terminate their lease obligations before the end of the contractual term of the lease. Although the Company has historically experienced similar levels of such termination fees, there is no way of predicting the timing or amounts of future lease termination fees. The straight-line rent adjustment which is included in rental revenues for the Core Portfolio for the years ended December 31, 1995 and 1994 was approximately $6.7 million and $6.0 million, respectively. The straight-line rent adjustment which is included in rental revenues for the Total Portfolio for the years ended December 31, 1995 and 1994 was approximately $12.7 million and $6.9 million, respectively.

     Interest Income. Interest income for the Total Portfolio increased by $4.2 million to $8.6 million for the year ended December 31, 1995 compared to $4.4 million for the year ended December 31, 1994. This increase in interest income is due primarily to having a larger amount of cash invested in short term investments pending the purchase of new properties. Prior to the Consolidation, each of the entities involved in the Consolidation needed to maintain separate cash reserves which in the aggregate were higher than cash reserves the Company anticipates maintaining going forward. Due to the availability of borrowings under the $600 Million Credit Facility and other changes in the capital structure of the Company, the Company anticipates that it will maintain cash reserves of $25 million to $50 million (although the cash balance may at times be more or less in anticipation of pending acquisitions or other transactions). The lower cash balance will result in lower interest income in future periods, however, this loss in income should be offset by lower interest expense on the $600 Million Credit Facility.

     Fees from Noncombined Affiliates. Management fee income from the Managed Properties decreased by approximately $0.1 million.

     Interest Expense. Interest expense increased $41.3 million for the Total Portfolio to $100.6 million for the year ended December 31, 1995 compared to $59.3 million for the year ended December 31, 1994. This increase was primarily the result of increased debt obtained to finance acquisitions. Interest expense related to the $598.4 million of mortgage debt repaid in 1997 was approximately $35.9 million and $15.9 million for the years ended December 31, 1995 and 1994, respectively. Due to this debt repayment and other debt repayments in 1997, interest expense is initially expected to decrease in future periods, and then anticipated to increase as the Company acquires additional properties and incurs additional indebtedness.

     Depreciation and Amortization. The increase in depreciation and amortization in the Core Portfolio was related to depreciation of capital and tenant improvements made at properties in the Core Portfolio in 1994 and 1995 and the amortization of leasing commissions and loan fees paid during that time period.

     Property Operating Expenses. Property Operating Expenses increased by $44.1 million to $151.5 million for the year ended December 31, 1995 compared to $107.4 million for the year ended December 31, 1994. Virtually all of this increase was attributable to Properties acquired in 1994 and 1995. The Core Portfolio had an increase of approximately $1.9 million in repairs and maintenance expense that was offset by a $1.9 million decrease in real estate tax and insurance expense while other property expenses decreased by $0.7 million. The decrease in real estate tax expense was mainly the result of a real estate tax refund received due to successful appeal of the tax bills at a single Property. The Company had calculated and billed the real estate tax reimbursement due from tenants at this Property, assuming that this refund would be received, so substantially all of the refund was retained by the Company rather than being refunded to tenants.

     General and Administrative. General and administrative expenses in the Total Portfolio increased by approximately $6.4 million to $22.0 million for the year ended December 31, 1995 compared to $15.6 million for the year ended December 31, 1994. General and administrative expenses as a percentage of total revenues was approximately 5.9% and 6.5% for the years ended December 31, 1995 and 1994, respectively. While general and administrative expenses will continue to increase as the size of the Company's portfolio increases, it is anticipated that general and administrative expenses as a percentage of total revenues will initially remain stable (or increase slightly), as the full costs of running a public company are reflected in operations, and then decrease over time as the Company realizes increased economies of scale.

     Provision for Value Impairment. During 1995, the Financial Accounting Standards Board issued Statement No. 121 "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of" which established accounting standards for the evaluation of the potential impairment of such assets. This statement was adopted by Equity Office Predecessors as of January 1, 1995. Rental properties are individually evaluated for impairment when conditions exist which may indicate that it is probable that the sum of expected future cash flows (on an undiscounted basis) from a rental property are less than its historical net cost basis. Upon determination that a permanent impairment has occurred, rental properties are reduced to their fair value. As a result of cash deficits, San Felipe Plaza was evaluated for impairment and accordingly, during the year ended December 31, 1995, Equity Office Predecessors recorded a provision for value impairment of approximately $20.2 million, of which $17.5 million related to the adjustment of investment in real estate and approximately $2.7 million related to unamortized lease acquisition costs.

PARKING FACILITIES

     Included in the Total Portfolio numbers above are results of operations from Parking Facilities, the summarized information for which is presented below.

                                                                   TOTAL PARKING PORTFOLIO
                                                                -----------------------------
                                                                  YEARS ENDED DECEMBER 31,
                                                                -----------------------------
                                                                 1996         1995       1994
                                                                -------      ------      ----
                                                                      ($ IN THOUSANDS)
Property Revenues...........................................    $10,203      $5,391       --
Interest Income.............................................        141          17       --
                                                                -------      ------      ---
  Total revenues............................................     10,344       5,408       --
                                                                -------      ------      ---
Interest expense............................................      1,814         937       --
Depreciation and amortization...............................      1,432         722       --
Property Operating Expenses.................................      3,152       1,797       --
                                                                -------      ------      ---
  Total expenses............................................      6,398       3,456       --
                                                                -------      ------      ---
Income before allocation to minority interests and income
  from investment in unconsolidated joint ventures..........      3,946       1,952       --
Minority interests..........................................       (252)         --       --
Income from unconsolidated joint ventures...................         --          --       --
                                                                -------      ------      ---
Net income..................................................    $ 3,694      $1,952       --
                                                                =======      ======      ===
Property Revenues less Property Operating Expenses..........    $ 7,051      $3,594       --
                                                                =======      ======      ===

DISPOSITIONS OF PROPERTY

     The Company sold two Office Properties in 1997: Barton Oaks Plaza II (118,529 square feet) was sold in January 1997 and 8383 Wilshire (417,463 square feet) was sold in May 1997. In January 1996, the Company sold the condominium portion, comprised of a 210-room hotel, at Three Lakeway, a mixed-use property. Below is a summary of the operations of these Office Properties for the three and nine month periods ended September 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994.

                                                   THREE MONTHS      NINE MONTHS
                                                       ENDED            ENDED                YEARS ENDED
                                                   SEPTEMBER 30,    SEPTEMBER 30,            DECEMBER 31,
                                                   -------------   ----------------   --------------------------
                                                   1997    1996     1997      1996     1996     1995      1994
                                                   ----   ------   -------   ------   ------   -------   -------
Property Revenues................................  $ 42   $2,540   $ 3,227   $7,460   $9,959   $ 9,445   $ 9,041
Interest expense.................................    --      149        36      808      956     4,910     4,724
Depreciation and amortization....................    --      563       451    1,678    2,286     2,262     2,044
Property Operating Expenses......................    91    1,007     1,501    3,447    4,869     3,068     5,249
                                                   ----   ------   -------   ------   ------   -------   -------
  Total expenses.................................    91    1,719     1,988    5,933    8,111    10,240    12,017
Income (loss) before allocation to minority
  interests, and gain on sale of real estate and
  extraordinary items............................   (49)     821     1,239    1,527    1,848      (795)   (2,976)
Minority interests...............................    --       --        --       --       --        --        --
Gain on sale of real estate and extraordinary
  items..........................................    --       --    12,962    5,262    5,338        --      (224)
                                                   ----   ------   -------   ------   ------   -------   -------
Net (loss) income................................  $(49)  $  821   $14,201   $6,789   $7,186   $  (795)  $(3,200)
                                                   ====   ======   =======   ======   ======   =======   =======
Property Revenues less Property Operating
  Expenses.......................................  $(49)  $1,533   $ 1,726   $4,013   $5,090   $ 6,377   $ 3,792
                                                   ====   ======   =======   ======   ======   =======   =======

LIQUIDITY AND CAPITAL RESOURCES

LIQUIDITY

     Net cash provided from operations represents the primary source of liquidity to fund distributions, debt service, recurring capital costs and nonrevenue enhancing tenant improvements. Historically, the Company made annual distributions equal to approximately 100% of taxable income. Cash generated in excess of taxable income (resulting primarily from noncash items such as depreciation and amortization) was retained for working capital and to fund capital improvements and nonrevenue enhancing tenant improvements. The Company intends to make regular quarterly distributions to holders of the Units. The Company has established its initial distribution at an annual rate of $1.20 per unit based upon its estimate of annualized cash flow.

     The Company intends to fund recurring capital costs and nonrevenue enhancing tenant improvements from cash from operations and draws under the Credit Facilities. The Company has no contractual obligations for material capital costs, other than in connection with customary tenant improvements in the ordinary course of business. The Company also expects that the Credit Facilities will provide for temporary working capital, unanticipated cash needs, and funding of acquisitions. See "Risk Factors -- Debt Financing -- Debt Financing and Existing Debt Maturities."

     The anticipated size of the Company's distributions will not allow the Company, using only cash from operations, to retire all of its debt as it comes due and, therefore, the Company will be required to repay maturing debt with funds from debt and/or equity financing. See "Risk Factors -- Debt Financing" and "-- Effective Subordination of Notes."

DEBT FINANCING

     The table below summarizes the mortgage debt, unsecured notes and the $600 Million Credit Facility indebtedness outstanding at September 30, 1997 and December 31, 1996 and 1995, excluding the discount on mortgage debt (net of accumulated amortization of approximately $1.3 million) of approximately $19 million recorded in connection with the IPO and the Consolidation.

                                                            SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                                                1997             1996            1995
                                                            -------------    ------------    ------------
Debt Summary:
Balance ($ in thousands):
  Fixed Rate............................................     $1,308,125       $1,304,075      $  900,913
  Variable Rate.........................................        427,368          660,817         533,914
                                                             ----------       ----------      ----------
     Total..............................................     $1,735,493       $1,964,892      $1,434,827
                                                             ==========       ==========      ==========
Percentage of Total Debt:
  Fixed Rate............................................           75.4%            66.4%           62.8%
  Variable Rate.........................................           24.6             33.6            37.2
                                                             ----------       ----------      ----------
     Total..............................................          100.0%           100.0%          100.0%
                                                             ==========       ==========      ==========
Weighted Average Interest Rate Per Annum at End of
  Period:
  Fixed Rate............................................           7.56%            7.89%           8.01%
  Variable Rate.........................................           6.86             7.33            7.58
                                                             ----------       ----------      ----------
     Weighted Average...................................           7.39%            7.70%           7.85%
                                                             ==========       ==========      ==========

     The variable rate debt shown above bore interest at a one-month floating LIBOR-based rate. The applicable interest rate at September 30, 1997 was 5.66% per annum, resulting in a weighted average spread over one-month LIBOR at September 30, 1997 of 1.2% per annum.

     During the quarter ended September 30, 1997, the Company used the net proceeds of the IPO of approximately $564.5 million and approximately $33.9 million of available cash reserves to repay $253.1 million of fixed rate debt and $345.3 million of the variable rate debt. An additional $12.9 million was incurred for prepayment penalties. The Company used the $180 million of proceeds received from the Private Debt Offering to repay a portion of the $600 Million Credit Facility. The balance on the $600 Million Credit Facility at September 30, 1997 was approximately $211.1 million. The total debt outstanding as of September 30, 1997, excluding the discount on mortgage debt (net of accumulated amortization of approximately $1.3 million) of approximately $19 million recorded in connection with the IPO and the Consolidation, will mature as follows:

                                                                IN THOUSANDS
                                                                -------------
1997........................................................     $    3,319
1998........................................................         45,218
1999........................................................        168,085
2000........................................................        357,605
2001........................................................        192,074
2002........................................................         60,333
Thereafter..................................................        908,859
                                                                 ----------
  Total.....................................................     $1,735,493
                                                                 ==========

     The instruments encumbering the Properties contain customary restrictions and requirements such as transferability restrictions, payment of taxes on the Property, maintenance of the Property in good condition, maintenance of insurance on the Property, prohibition on liens, and obtaining lender consent to leases with material tenants. As of December 31, 1997, the Properties were encumbered by an aggregate of $2.1 billion of secured indebtedness of the Company.

     The Credit Facilities, the Beacon Facility and the Indenture contain certain customary restrictions, requirements and other limitations on the Company's ability to incur indebtedness, including total debt to assets ratios, secured debt to total assets ratios, debt service coverage ratios and minimum ratios of unencumbered assets to unsecured debt.

     Credit Facilities. ZML Fund IV entered into an acquisition/term loan facility in September 1996 which was amended in April 1997. On July 15, 1997, the Company obtained the $600 Million Credit Facility which has been and will be used for acquisitions and general corporate purposes. Amounts were drawn on the $600 Million Credit Facility to repay the outstanding balance on ZML Fund IV's line of credit, which was then terminated. The $600 Million Credit Facility matures on July 15, 2000. The Company paid a commitment fee on the $600 Million Credit Facility at closing of approximately $975,000. In addition, until the Company receives a long term debt rating of BBB- or Baa3 or higher by two rating agencies, an unused commitment fee is payable quarterly in arrears based upon the unused amount of the $600 Million Credit Facility as follows: .15% per annum if the unused amount is between 0 and 33%; .20% per annum if the unused amount is more than 33% but less than 66%; and .25% per annum if the unused amount is more than 66%. The $600 Million Credit Facility carries an interest rate equal to one-month LIBOR plus 60 basis points. A competitive bid option is available for up to $250 million of the facility amount. Under the competitive bid option, the interest rate spread will be reduced on a sliding scale based upon the Company's senior unsecured debt rating and the unused commitment fee will be replaced by a facility fee of .20% per annum. As of December 31, 1997, the outstanding balance on the $600 Million Credit Facility was $558.9 million. In connection with the Beacon Merger, the Company assumed $533 million in unsecured indebtedness under the Beacon Facility, of which, $95 million had been repaid as of December 31, 1997.

     In October 1997, the Company obtained the $1.5 Billion Credit Facility. The $1.5 Billion Credit Facility is available for the acquisition of properties and general corporate purposes. The $1.5 Billion Credit Facility carries an interest rate equal to one-month LIBOR plus 80 basis points. The $1.5 Billion Credit Facility matures on July 1, 1998 and may be extended to October 1, 1998. The Company paid an underwriting fee on the $1.5 Billion Credit Facility at closing of approximately $4,875,000. In addition, an unused commitment fee is payable quarterly in arrears based upon the unused amount of the $1.5 Billion Credit Facility as follows: .15% per annum if the unused amount is between 0 and 33%;
 .20% per annum if the unused amount is more than 33% but less than 66%; and .25% per annum if the unused amount is greater than 66%. In October 1997, the Company used approximately $236 million of proceeds from the $1.5 Billion Credit Facility to repay the majority of the variable rate mortgage indebtedness outstanding as of September 30, 1997. The Company repaid $150 million on the $1.5 Billion Credit Facility with proceeds from the $200 million private placement of Common Shares in October 1997. Under the terms of the $1.5 Billion Credit Facility, any amounts repaid cannot be redrawn. In addition, amounts were drawn from the $1.5 Billion Credit Facility for property acquisitions and general corporate purposes. As of December 31, 1997, the outstanding balance on the $1.5 Billion Credit Facility was approximately $1.044 billion.

     Unsecured Notes. In September 1997, the Company completed the Private Debt Offering with an unaffiliated party. The terms of the Private Debt Offering consist of four tranches with maturities from seven to ten years. The Company used the proceeds of the Private Debt Offering to repay a portion of the $600 Million Credit Facility. In addition, the Company terminated $150 million of the $700 million of hedge agreements at a cost of approximately $3.9 million for the Private Debt Offering. This amount will be amortized to interest expense over the respective terms of each tranche. A summary of the terms of the Private Debt Offering are as follows:

                                                                      STATED    EFFECTIVE
                      TRANCHE                            AMOUNT        RATE      RATE(A)
                      -------                         ------------    ------    ---------
 7 Year Senior Notes due 2004.......................  $ 30,000,000    7.24%       7.24%
 8 Year Senior Notes due 2005.......................    50,000,000    7.36%       7.67%
 9 Year Senior Notes due 2006.......................    50,000,000    7.44%       7.73%
10 Year Senior Notes due 2007.......................    50,000,000    7.41%       7.69%
                                                      ------------
                                                      $180,000,000
                                                      ============

---------------
(A) Includes the cost of the terminated hedge agreements.

     Interest Rate Protection Agreements. In order to limit the market risk associated with variable rate debt, the Company entered into several interest rate protection agreements. These agreements effectively convert floating rate debt to a fixed rate basis, as well as hedge anticipated financing transactions. Net amounts paid or received under these agreements are recognized as an adjustment to interest expense when such amounts are incurred or earned. Settlement amounts paid or received under these agreements are deferred and amortized over the term of the related financing transaction on the straight-line method which approximates the effective yield method. A summary of the various interest rate hedge agreements is as follows: (1) On June 4, 1997, the Company entered into interest rate protection agreements for $700 million of indebtedness. As a result of this arrangement, the Company essentially "locked into" U.S. Treasury rates in effect as of June 4, 1997 for $700 million in indebtedness. In August 1997, the Company terminated $150 million of the $700 million of hedge agreements at a cost of $3.9 million. The terminated agreements pertained to the Private Debt Offering. The portion of the Private Debt Offering protected by these agreements consisted of three tranches with maturities of eight, nine and ten years, respectively. The cost of the terminated hedge agreements will be amortized to interest expense over the respective terms of each tranche. (2) On October 6, 1997, the Company entered into an additional $450 million of interest rate protection agreements based on the U.S. Treasury rates in effect as of that date. The Company has terminated $700 million of hedge agreements in connection with the February 1998 Notes Offering at a cost of $32.6 million. Upon the occurrence of the termination of the remaining hedge agreements, the Company will either owe money or be entitled to receive money depending on whether U.S. Treasury rates have increased (resulting in a payment to the Company) or decreased (resulting in a payment obligation of the Company) subsequent to the date of the hedge. The counterparties to these arrangements are major U.S. financial institutions. (3) Equity Office Predecessors entered into an interest rate swap agreement in October 1995 which effectively fixed the interest rate on a $93.6 million loan at 6.94% through the maturity of the loan on June 30, 2000. Equity Office Predecessors sold several interest rate protection agreements (aggregating $173 million of LIBOR-based agreements) in June 1997 at a cost of approximately $1.1 million.

ISSUANCE OF COMMON SHARES AND UNITS

     During the period from July 11, 1997 through December 31, 1997, 8,711,157 Units and 6,454,055 Common Shares were issued to the sellers of certain Properties acquired during this period, and 84,425,856 Common Shares and 8,570,886 Units were issued in connection with the Beacon Merger. An additional 303,055 Common Shares were issued as restricted share awards to officers and to trustees as compensation. Also, during this period, the Trust completed a private placement of Common Shares with an unaffiliated party, issuing 6,666,667 Common Shares at $30 per share. A portion of these funds was used to repay a portion of the $1.5 Billion Credit Facility.

CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996.

     For discussion purposes, the cash flows for the nine months ended September 30, 1997 combine the cash flows of the Equity Office Predecessors for the period January 1, 1997 to July 10, 1997 and the cash flows of the Company for the period July 11, 1997 to September 30, 1997. The cash flows for the nine months ended September 30, 1996 represent solely the cash flows of Equity Office Predecessors. Consequently, the comparison of the periods provides only limited information regarding the cash flows of the Company.

     Cash and cash equivalents decreased by approximately $277.8 million to approximately $132.6 million at September 30, 1997 compared to $410.4 million at September 30, 1996. This decrease was the result of $155.6 million of cash generated by operations, $404.4 million generated from financing activities reduced by $656.7 million invested in new acquisitions, capital and tenant improvements, and payment of leasing commissions. Net cash provided by operating activities increased by $65.9 million from $89.7 million to $155.6 million primarily due to the additional cash flow generated by the increase in the number of Properties owned. Net cash used for investing activities increased by $67.4 million from $589.3 million to $656.7 million mainly due to an increase in the amount of real estate assets purchased during the nine months ended September 30, 1997 compared to the nine months ended September 30, 1996. Net cash provided by financing activities decreased by $125.9 million from $530.3 million to $404.4 million due to an increase in principal payments on mortgage notes (including the repayments of debt with proceeds received from the IPO) and the $600 Million Credit Facility, and a decrease in proceeds received on mortgage notes, offset in part by a decrease in capital distributions and an increase in proceeds from the $600 Million Credit Facility and unsecured notes.

YEARS ENDED DECEMBER 31, 1996 AND 1995.

     Cash and cash equivalents increased by approximately $299.3 million to approximately $410.4 million at December 31, 1996 compared to $111.1 million at December 31, 1995. This increase was the result of $166 million of cash generated by operations, $1,057.5 million generated from financing activities, reduced by $924.2 million invested in new acquisitions, capital and tenant improvements, and payment of leasing commissions. Net cash provided by operating activities increased by $72.1 million from $93.9 million to $166.0 million primarily due to the additional cash flow generated by the increase in the number of Properties owned. Net cash used for investing activities increased by $543.6 million from $380.6 million to $924.2 million mainly due to an increase in the amount of real estate assets purchased during 1996 compared to 1995. Net cash provided by financing activities increased by $781.1 million from $276.5 million to $1,057.6 million due to an increase in capital contributions, an increase in proceeds received on mortgage notes and a net decrease in principal payments on mortgage notes and revolving lines of credit, offset in part by distributions to minority interest partners.

YEARS ENDED DECEMBER 31, 1995 AND 1994.

     The decrease in cash and cash equivalents of approximately $10.2 million from December 31, 1994 to December 31, 1995 was the result of $380.6 million invested in new acquisitions, capital and tenant improvements, and payment of leasing commissions net of $93.9 million of cash generated by operations and $276.5 million generated from financing activities. Net cash provided by operating activities increased by

$20.1 million from $73.8 million to $93.9 million primarily due to the additional cash flow generated by the increase in the number of Properties owned. Net cash used for investing activities decreased by $133.4 million from $514.0 million to $380.6 million mainly due to a decrease in escrow deposits and restricted cash in 1995 and investment in an unconsolidated joint venture in 1994. Net cash provided by financing activities decreased by $238.4 million from $514.9 million to $276.5 million primarily due to principal payments on mortgage notes and revolving lines of credit, offset in part by increased capital contributions.

CAPITAL IMPROVEMENTS

     The Company has a history of acquiring and repositioning undercapitalized and poorly managed properties, many of which have required significant capital improvements due to deferred maintenance and/or required substantial renovation to enable them to compete effectively. A number of the Properties also have had significant amounts of shell space requiring build out at the time of acquisition. The Company takes these capital improvements and revenue enhancing tenant improvements into consideration at the time of acquisition in determining the amount of equity and debt financing required to purchase the Property and fund the improvements. Therefore, capital improvements up to the first five years after acquisition of these Properties are treated separately from typical recurring capital expenditures, nonrevenue enhancing tenant improvements and leasing commissions required once these Properties have reached stabilized occupancy, and deferred maintenance and renovations planned at the time of acquisition have been completed. Capital improvements (including tenant improvements and leasing commissions for shell space) for the nine months ended September 30, 1997 and the years ended December 31, 1996, 1995 and 1994 were approximately $57.0 million, $100.3 million, $48.8 million and $49.7 million, respectively, or $1.71, $3.49, $2.16 and $2.76 per square foot, respectively. These amounts include approximately $27.8 million, $47.3 million and $16.8 million for the nine months ended September 30, 1997 and the years ended December 31, 1996 and 1995, respectively, for the redevelopment of the 28 State Street Building.

     The Company considers capital expenditures to be recurring expenditures relating to the ongoing maintenance of the Office Properties. The table below summarizes capital expenditures for the nine months ended September 30, 1997 and the years ended December 31, 1996, 1995 and 1994. The capital expenditures set forth below are not necessarily indicative of future capital expenditures.

                                                                    1997
                                                                  (THROUGH
                                                                SEPTEMBER 30)    1996    1995    1994
                                                                -------------    ----    ----    ----
Number of Office Properties.................................          93           81      71      61
Rentable Square Feet (in millions)..........................        33.4         28.7    22.6    18.0
Capital Expenditures Per Square Foot........................        $.08         $.16    $.14    $.32

TENANT IMPROVEMENTS AND LEASING COMMISSION COSTS

     The Company distinguishes its tenant improvements and leasing commissions between those that are revenue enhancing (which are required for space which is vacant at the time of acquisition or that has been vacant for nine months or more) and nonrevenue enhancing (which are required to maintain the revenue being generated from currently leased space). The table below summarizes the revenue enhancing and nonrevenue enhancing tenant improvements and leasing commissions for the nine months ended September 30, 1997 and the years ended December 31, 1996, 1995 and 1994. The tenant improvement and leasing commission costs set forth below are presented on an aggregate basis and do not reflect significant regional variations and, in any event, are not necessarily indicative of future tenant improvement and leasing commission costs:

                                               NINE
                                              MONTHS
                                               ENDED                   YEARS ENDED DECEMBER 31,
                                           SEPTEMBER 30,        ---------------------------------------
                                               1997                1996           1995          1994
                                           -------------        ----------     ----------    ----------
Number of Office Properties............           93                 81             71            61
Rentable square feet (in millions).....           33.4               28.7           22.6          18.0
Revenue enhancing tenant improvements
  and leasing commissions
  Amounts (in thousands)...............     $  6,930            $31,534        $20,981       $16,975
  Per square foot improved.............     $     15.90(1)      $    30.26(3)  $    22.89    $    14.14
  Per total square foot................     $     28  (1)(2)    $     1.10(3)  $     0.93    $     0.94
Nonrevenue enhancing tenant
  improvements and leasing commissions:
Renewal space
  Amounts (in thousands)...............     $  7,553            $15,486        $10,008       $11,095
  Per square foot improved.............     $      6.02(1)      $     6.79(3)  $     7.82    $     5.41
  Per total square foot................     $     31  (1)(2)    $     0.54(3)  $     0.44    $     0.62
Retenanted space
  Amounts (in thousands)...............     $ 10,689            $31,987        $ 8,446       $ 8,996
  Per square foot improved.............     $     13.93(1)      $    20.64(3)  $    19.80    $    15.08
  Per total square foot................     $      0.43(1)(2)   $     1.11(3)  $     0.37    $     0.50
Total nonrevenue enhancing (in
  thousands)...........................     $ 18,242            $47,473        $18,454       $20,061
Per square foot improved...............     $      9.02(1)      $    12.39     $    10.81    $     7.58
Per total square foot..................     $      0.74(1)(2)   $     1.65     $     0.81    $     1.12

---------------
(1) The per square foot calculations as of September 30, 1997 are calculated taking the total dollars anticipated to be expended on tenant improvements in process as of September 30, 1997 divided by the total square footage being improved or total building square footage. The actual amounts expended as of September 30, 1997 for revenue enhancing and nonrevenue enhancing renewal and retenanted space were $8.7 million, $7.5 million and $21.5 million, respectively.

(2) The amounts shown have been annualized to reflect a full year of comparable operation. The actual costs per total square foot as of September 30, 1997 for revenue enhancing and nonrevenue enhancing renewal and retenanted space were $.21, $.23 and $.32, respectively.

(3) The per square foot calculations as of December 31, 1996 are calculated taking the total dollars anticipated to be expended on tenant improvements in process at December 31, 1996 divided by the total square footage being improved or total building square footage. The actual amounts expended as of December 31, 1996 for revenue enhancing and nonrevenue enhancing renewal and retenanted space were $30.6 million and $14.6 million and $20.8 million, respectively.

INFLATION

     Substantially all of the office leases require the tenant to pay, as additional rent, a portion of any increases in real estate taxes (except, in the case of certain California leases, which limit the ability of the landlord to pass through to the tenants the effect of increased real estate taxes attributable to a sale of real property interests) and operating expenses over a base amount. In addition, many of the office leases provide for fixed increases in base rent or indexed calculations (based on the Consumer Price Index or other measures). The Company believes that inflationary increases in expenses will be offset, in part, by the expense reimbursements and contractual rent increases described above.

FUNDS FROM OPERATIONS

     Management of the Company believes Funds from Operations, as defined by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"), to be an appropriate measure of performance for an equity REIT. While Funds from Operations is a relevant and widely used measure of operating performance of equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance of the Company.

     The following table reflects the calculation of the Company's and Equity Office Predecessors' combined Funds from Operations for the nine months ended September 30, 1997 and 1996 and Equity Office Predecessors' Funds from Operations for the years ended December 31, 1996, 1995 and 1994 on a historical cost basis:

                                                  NINE MONTHS ENDED
                                                    SEPTEMBER 30,            YEARS ENDED DECEMBER 31,
                                                  -----------------          ------------------------
                                                  1997        1996         1996        1995        1994
                                                ---------   ---------   ----------   ---------   ---------
Income before income from investment in
  unconsolidated joint ventures, gain on sale
  of real estate, extraordinary items and
  minority interests..........................  $  93,977   $  38,392   $   68,080   $   3,012   $  11,642
Add back (deduct):
  (Income) allocated to minority interests....     (1,191)     (2,166)      (2,086)     (2,129)      1,437
  Income from investment in unconsolidated
    joint ventures............................      3,408       1,554        2,093       2,305       1,778
  Provision for value impairment..............         --          --           --      20,248          --
  Depreciation and amortization (real estate
    related)..................................     85,709      66,018       92,373      72,668      45,515
  Amortization of loan discount...............      1,267          --           --          --          --
                                                ---------   ---------   ----------   ---------   ---------
Funds from Operations before effect of
  adjusting straight-time rental revenue and
  expense included in Funds from Operations to
  a cash basis(1).............................    183,170     103,798      160,460      96,104      60,372
                                                ---------   ---------   ----------   ---------   ---------
  Deferred rental revenue.....................    (16,395)    (13,140)     (18,427)    (12,663)     (6,883)
  Deferred rental expense.....................      1,647          --          788          --          --
                                                ---------   ---------   ----------   ---------   ---------
Funds from Operations excluding straight-time
  rental revenue and expense adjustments......  $ 168,422   $  90,658   $  142,821   $  83,441   $  53,489
                                                =========   =========   ==========   =========   =========
Cash Flow provided by (used for):
  Operating activities........................  $ 155,625   $  89,685   $  165,975   $  93,878   $  73,821
  Investing activities........................   (656,702)   (589,340)    (924,227)   (380,615)   (513,965)
  Financing activities........................    404,444     530,280    1,057,551     276,513     514,923

---------------
(1) The White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor or is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions and service its debt.

                                   THE PROPERTIES

    GENERAL

     The Company's portfolio (based on revenue and square footage) is the largest portfolio of office properties of any publicly traded, full-service office company in the United States. Management believes that the Properties are generally well located in markets that exhibit strong growth characteristics, are well maintained and professionally managed, and are generally capable of attracting and retaining high quality tenants while maintaining high rent, occupancy and tenant retention rates.

     All Property data is as of December 31, 1997.

                          OFFICE PROPERTIES BY REGION

                                                                   PERCENTAGE
                                                                    OF TOTAL
                                                                     OFFICE                                  PERCENTAGE
                                                                   PORTFOLIO                                     OF
                                         NUMBER       RENTABLE      RENTABLE                   ANNUALIZED    PORTFOLIO     NUMBER
                                           OF          SQUARE        SQUARE      PERCENTAGE       RENT       ANNUALIZED      OF
               REGION                  PROPERTIES       FEET          FEET        OCCUPIED     ($000S)(1)       RENT       LEASES
               ------                  ----------    ----------    ----------    ----------    ----------    ----------    ------
Northeast............................      83        17,707,551       27.1%         95.8%      $  436,121       32.5%      1,395
Central..............................      31        13,302,501       20.3          91.4          277,477       20.5       1,152
Pacific..............................      43         9,703,180       14.9          92.1          210,402       15.7         673
West.................................      32         8,794,095       13.5          95.3          154,376       11.5       1,069
Southeast............................      51         8,664,171       13.3          96.5          156,776       11.7         712
Southwest............................      18         7,120,292       10.9          92.2          108,416        8.1         675
                                          ---        ----------      -----          ----       ----------      -----       -----
     Total/Weighted Average..........     258        65,291,790      100.0%         94.0%      $1,343,568      100.0%      5,676
                                          ===        ==========      =====                     ==========      =====       =====

                                       ANNUALIZED
                                          NET
                                       EFFECTIVE
                                          RENT       ANNUALIZED
                                          PER         RENT PER
                                        OCCUPIED      OCCUPIED
                                         SQUARE        SQUARE
               REGION                   FOOT(2)       FOOT(1)
               ------                  ----------    ----------
Northeast............................    $14.65        $25.72
Central..............................     10.80         22.83
Pacific..............................     13.50         23.54
West.................................     10.41         18.41
Southeast............................     11.11         18.75
Southwest............................      8.60         16.51
                                         ------        ------
     Total/Weighted Average..........    $11.99        $21.90

---------------
(1) Annualized Rent is the monthly contractual rent under existing leases as of December 31, 1997 multiplied by 12. This amount reflects total rent before any rent abatements and includes expense reimbursements, which may be estimates. Total rent abatements for leases in effect as of December 31, 1997 for the 12 months ending December 31, 1998 are approximately $9.5 million.

(2) Annualized Net Effective Rent is calculated for leases in effect as of December 31, 1997 as follows: Annualized Rent, calculated as described above, was reduced by the estimated operating expenses per square foot, based on 1997 actual operating expenses for Properties owned as of January 1, 1997 and based on the Company's estimate of annual operating expenses for Properties acquired subsequent to January 1, 1997.

                     OFFICE PROPERTY MARKETS AND SUBMARKETS

                           OFFICE PROPERTY STATISTICS

                                                              PERCENTAGE OF
                                                              TOTAL OFFICE                               PERCENTAGE
                                      NUMBER      RENTABLE      PORTFOLIO                  ANNUALIZED   OF PORTFOLIO   NUMBER
         OFFICE PROPERTIES              OF         SQUARE       RENTABLE      PERCENTAGE      RENT       ANNUALIZED      OF
        (MARKET, SUBMARKET)         PROPERTIES      FEET       SQUARE FEET     OCCUPIED    ($000S)(1)       RENT       LEASES
        -------------------         ----------   ----------   -------------   ----------   ----------   ------------   ------
NORTHEAST REGION
Stamford, CT
  Shelton..........................      1          159,848         0.2%         96.2%     $    2,297        0.2%         12
  Stamford.........................      7        1,651,856         2.5          98.1          40,859        3.0         118
Washington, D.C.
  Central Business District........      3          722,920         1.1          98.8          21,395        1.6          66
  East End.........................      1          247,014         0.4          90.8           6,491        0.5          19
  Alexandria/Old Town..............      1           68,770         0.1         100.0           1,619        0.1          10
  Crystal City.....................      2          896,003         1.4         100.0          24,728        1.8           6
  Fairfax Center...................      3          585,640         0.9          97.7           9,747        0.7          48
  Herndon/Dulles...................      1          124,319         0.2         100.0           3,312        0.2           1
  Reston...........................      3          726,045         1.1         100.0          19,882        1.5          82
  Rosslyn/Ballston.................      2          672,257         1.0          99.9          16,699        1.2          39
  Tyson's Corner...................      2          420,674         0.6          99.6           8,724        0.6          17
Boston
  Downtown-Financial District......     13        4,896,223         7.5          92.8         142,685       10.6         383
  Downtown-Government Center.......      1          637,002         1.0          93.7          15,089        1.1          82
  East Cambridge...................      4          472,647         0.7          99.7          11,753        0.9           9
  Northwest........................     15        1,144,813         1.8          93.9         20, 673        1.5          96
  South............................      1          165,851         0.3          95.7           3,269        0.2          17
  West.............................      8          638,229         1.0          98.4          16,022        1.2          86
New York City
  Midtown..........................      1          562,567         0.9         100.0          16,687        1.2          28
Philadelphia
  Conshohocken.....................      1          254,355         0.4          99.8           6,229        0.5          43
  Center City......................      2        1,506,836         2.3          89.8          27,809        2.1         114
  King of Prussia/Valley Forge.....      2          314,076         0.5          98.8           5,822        0.4          25
  Main Line........................      3          142,493         0.2          96.4           2,617        0.2          16
  Plymouth Meeting/Blue Bell.......      5          293,837         0.5          99.5           5,346        0.4          24
Norfolk
  Norfolk..........................      1          403,276         0.6          96.2           6,367        0.5          54
                                       ---       ----------       -----                    ----------      -----       -----
    NORTHEAST REGION
    TOTAL/WEIGHTED AVERAGE.........     83       17,707,551        27.1%         95.8%     $  436,121       32.5%      1,395

                                      ANNUALIZED
                                     NET EFFECTIVE   ANNUALIZED
                                       RENT PER       RENT PER
                                       OCCUPIED       OCCUPIED
         OFFICE PROPERTIES              SQUARE         SQUARE
        (MARKET, SUBMARKET)             FOOT(2)       FOOT(1)
        -------------------          -------------   ----------
NORTHEAST REGION
Stamford, CT
  Shelton..........................     $ 8.57         $14.93
  Stamford.........................      14.60          25.23
Washington, D.C.
  Central Business District........      18.35          29.97
  East End.........................      15.18          28.92
  Alexandria/Old Town..............      15.14          23.54
  Crystal City.....................      20.25          27.60
  Fairfax Center...................       9.30          17.04
  Herndon/Dulles...................      19.94          26.64
  Reston...........................      17.57          27.38
  Rosslyn/Ballston.................      15.94          24.88
  Tyson's Corner...................      13.49          20.83
Boston
  Downtown-Financial District......      16.79          31.41
  Downtown-Government Center.......      11.36          25.29
  East Cambridge...................      13.66          24.94
  Northwest........................      10.25          19.23
  South............................       9.53          20.60
  West.............................      16.19          25.51
New York City
  Midtown..........................      16.50          29.66
Philadelphia
  Conshohocken.....................      16.41          24.55
  Center City......................      10.05          20.54
  King of Prussia/Valley Forge.....      11.60          18.76
  Main Line........................      13.09          19.05
  Plymouth Meeting/Blue Bell.......      11.78          18.28
Norfolk
  Norfolk..........................       8.55          16.42

    NORTHEAST REGION
    TOTAL/WEIGHTED AVERAGE.........     $14.65         $25.72


                                                              PERCENTAGE OF
                                                              TOTAL OFFICE                               PERCENTAGE
                                      NUMBER      RENTABLE      PORTFOLIO                  ANNUALIZED   OF PORTFOLIO   NUMBER
         OFFICE PROPERTIES              OF         SQUARE       RENTABLE      PERCENTAGE      RENT       ANNUALIZED      OF
        (MARKET, SUBMARKET)         PROPERTIES      FEET       SQUARE FEET     OCCUPIED    ($000S)(1)       RENT       LEASES
        -------------------         ----------   ----------   -------------   ----------   ----------   ------------   ------
CENTRAL REGION
Chicago
  Downtown -- Central Loop.........      4        3,231,284         4.9%         90.1%     $   65,004        4.8%        283
  Downtown -- West Loop............      4        3,405,054         5.2          91.5          82,678        6.2         366
  O'Hare...........................      5          928,272         1.4          94.2          18,364        1.4          74
  East-West Corridor...............      7        2,104,383         3.2          89.7          48,612        3.6         176
  Lake County......................      5          546,263         0.8          84.6           9,656        0.7          40
Indianapolis
  Downtown.........................      2        1,057,877         1.6          93.3          18,650        1.4          83
Cleveland
  Downtown.........................      1        1,242,144         1.9          94.0          18,767        1.4          37
Columbus
  Downtown.........................      1          407,472         0.6          92.6           8,911        0.7          30
  Suburban.........................      2          379,752         0.6          98.1           6,835        0.5          63
                                       ---       ----------       -----                    ----------      -----       -----
    CENTRAL REGION
    TOTAL/WEIGHTED AVERAGE.........     31       13,302,501        20.3%         91.4%     $  277,477       20.5%      1,152
PACIFIC REGION
Los Angeles
  Downtown.........................      2        1,896,243         2.9%         87.2%     $   38,048        2.8%         69
  Pasadena.........................      2          439,367         0.7          90.9          10,849        0.8          32
  Westwood.........................      2        1,084,437         1.7          84.1          28,458        2.1          78
Orange County
  Central Orange...................      2          657,512         1.0          97.6          11,467        0.9          76
  Irvine/Airport...................      2          586,544         0.9          95.7          11,851        0.9          72
San Diego
  University Town Center...........      6          823,418         1.3          95.8          18,637        1.4         107
San Francisco
  Downtown.........................      5        2,914,093         4.5          94.0          70,164        5.2         209
San Jose
  Mountain View....................     12          726,508         1.1         100.0          13,509        1.0          12
  Santa Clara......................      7          400,058         0.6          84.6           4,200        0.3          15
  Sunnyvale........................      3          175,000         0.3         100.0           3,219        0.2           3
                                       ---       ----------       -----                    ----------      -----       -----
    PACIFIC REGION
    TOTAL/WEIGHTED AVERAGE.........     43        9,703,180        14.9%         92.1%     $  210,402       15.7%        673
WEST REGION
Anchorage
  Midtown..........................      2          190,599         0.3%        100.0%     $    3,505        0.3%         39
Phoenix
  Central Corridor.................      2          605,295         0.9%         98.8           7,431        0.6          13

                                      ANNUALIZED
                                     NET EFFECTIVE   ANNUALIZED
                                       RENT PER       RENT PER
                                       OCCUPIED       OCCUPIED
         OFFICE PROPERTIES              SQUARE         SQUARE
        (MARKET, SUBMARKET)             FOOT(2)       FOOT(1)
        -------------------          -------------   ----------
CENTRAL REGION
Chicago
  Downtown -- Central Loop.........     $ 8.39         $22.33
  Downtown -- West Loop............      11.63          26.54
  O'Hare...........................       9.04          21.01
  East-West Corridor...............      15.49          25.76
  Lake County......................      11.21          20.90
Indianapolis
  Downtown.........................       9.77          18.89
Cleveland
  Downtown.........................       7.32          16.07
Columbus
  Downtown.........................      15.12          23.60
  Suburban.........................      11.02          18.34

    CENTRAL REGION
    TOTAL/WEIGHTED AVERAGE.........     $10.80         $22.83
PACIFIC REGION
Los Angeles
  Downtown.........................     $11.72         $23.00
  Pasadena.........................      15.93          27.18
  Westwood.........................      16.51          31.19
Orange County
  Central Orange...................      10.40          17.88
  Irvine/Airport...................      11.99          21.11
San Diego
  University Town Center...........      15.33          23.62
San Francisco
  Downtown.........................      13.86          25.63
San Jose
  Mountain View....................      15.52          18.59
  Santa Clara......................       7.15          12.40
  Sunnyvale........................      16.24          18.40

    PACIFIC REGION
    TOTAL/WEIGHTED AVERAGE.........     $13.50         $23.54
WEST REGION
Anchorage
  Midtown..........................     $ 9.73         $18.39
Phoenix
  Central Corridor.................      11.60          12.43


                                                              PERCENTAGE OF
                                                              TOTAL OFFICE                               PERCENTAGE
                                      NUMBER      RENTABLE      PORTFOLIO                  ANNUALIZED   OF PORTFOLIO   NUMBER
         OFFICE PROPERTIES              OF         SQUARE       RENTABLE      PERCENTAGE      RENT       ANNUALIZED      OF
        (MARKET, SUBMARKET)         PROPERTIES      FEET       SQUARE FEET     OCCUPIED    ($000S)(1)       RENT       LEASES
        -------------------         ----------   ----------   -------------   ----------   ----------   ------------   ------
Minneapolis
  Downtown.........................      1          589,432         0.9          97.1          15,065        1.1          29
Denver
  Southeast........................      3          671,659         1.0          92.5          11,231        0.8          53
St. Louis
  Mid County.......................      1          339,163         0.5         100.0           7,559        0.6          33
Albuquerque
  Downtown.........................      1          230,022         0.4          93.6           3,324        0.2          32
Oklahoma City
  Northwest........................      3          261,324         0.4          87.0           2,059        0.2         104
Portland
  Downtown.........................      1          368,018         0.6          95.7           6,028        0.4          48
Dallas
  LBJ/Quorum Plaza.................      3        1,333,436         1.7          95.5          18,746        1.4         120
  Central..........................      1          283,707         0.4          87.1           4,159        0.3          41
  North Central Expressway.........      1          379,556         0.6          91.0           4,895        0.4          70
  Preston Center...................      4          721,351         1.1          91.5          13,062        1.0         142
Ft. Worth
  W/SW Fort Worth..................      2          239,095         0.4          94.3           2,705        0.2          63
Seattle
  Bellevue.........................      2          755,570         1.2          95.9          15,041        1.1          99
  Central Business District........      5        2,025,868         3.1          97.9          39,565        2.9         183
                                       ---       ----------       -----                    ----------      -----       -----
    WEST REGION
    TOTAL/WEIGHTED AVERAGE.........     32        8,794,095        13.5%         95.3%     $  154,376       11.5%      1,069
SOUTHEAST REGION
Ft. Lauderdale
  Downtown.........................      1          225,500         0.3          99.0%     $    6,078        0.5          21
Orlando
  Central Business District........      1          640,385         1.0          94.4          15,120        1.1          46
Palm Beach County, FL
  West Palm Beach..................      1          215,104         0.3          90.2           3,811        0.3          36
Sarasota
  Downtown.........................      1          247,891         0.4          90.5           4,145        0.3          35
Tampa
  Westshore/Airport................      2          470,331         0.7          98.1           8,311        0.6          57
Atlanta
  Central Perimeter................     39        4,268,457         6.5          96.8          74,280        5.5         385
  Midtown..........................      1          770,840         1.2          97.1          16,803        1.3          24
  Northwest........................      2          641,263         1.0          95.1          12,551        0.9          42
Charlotte
  Uptown...........................      1          581,666         0.9         100.0           6,897        0.5           9
Raleigh/Durham
  South Durham.....................      1          181,221         0.3          93.4           3,142        0.2          36

                                      ANNUALIZED
                                     NET EFFECTIVE   ANNUALIZED
                                       RENT PER       RENT PER
                                       OCCUPIED       OCCUPIED
         OFFICE PROPERTIES              SQUARE         SQUARE
        (MARKET, SUBMARKET)             FOOT(2)       FOOT(1)
        -------------------          -------------   ----------
Minneapolis
  Downtown.........................       9.92          26.32
Denver
  Southeast........................       9.46          18.09
St. Louis
  Mid County.......................      12.63          22.29
Albuquerque
  Downtown.........................       7.20          15.44
Oklahoma City
  Northwest........................       3.94           9.06
Portland
  Downtown.........................       9.79          17.12
Dallas
  LBJ/Quorum Plaza.................       9.12          17.32
  Central..........................       7.95          16.82
  North Central Expressway.........       6.21          14.17
  Preston Center...................      11.89          19.79
Ft. Worth
  W/SW Fort Worth..................       5.72          11.99
Seattle
  Bellevue.........................      12.54          20.76
  Central Business District........      12.61          19.95

    WEST REGION
    TOTAL/WEIGHTED AVERAGE.........     $10.41         $18.41
SOUTHEAST REGION
Ft. Lauderdale
  Downtown.........................     $17.50         $27.22
Orlando
  Central Business District........      14.06          25.00
Palm Beach County, FL
  West Palm Beach..................       9.36          19.64
Sarasota
  Downtown.........................       9.93          18.48
Tampa
  Westshore/Airport................      10.19          18.01
Atlanta
  Central Perimeter................      10.74          17.97
  Midtown..........................      14.66          22.46
  Northwest........................      13.12          20.57
Charlotte
  Uptown...........................       6.50          11.86
Raleigh/Durham
  South Durham.....................      10.66          18.56


                                                              PERCENTAGE OF
                                                              TOTAL OFFICE                               PERCENTAGE
                                      NUMBER      RENTABLE      PORTFOLIO                  ANNUALIZED   OF PORTFOLIO   NUMBER
         OFFICE PROPERTIES              OF         SQUARE       RENTABLE      PERCENTAGE      RENT       ANNUALIZED      OF
        (MARKET, SUBMARKET)         PROPERTIES      FEET       SQUARE FEET     OCCUPIED    ($000S)(1)       RENT       LEASES
        -------------------         ----------   ----------   -------------   ----------   ----------   ------------   ------
Nashville
  Downtown.........................      1          421,513         0.6          97.9           5,637        0.4          21
                                       ---       ----------       -----                    ----------      -----       -----
    SOUTHEAST REGION
    TOTAL/WEIGHTED AVERAGE.........     51        8,664,171        13.3%         96.5%     $  156,776       11.7%        712
SOUTHWEST REGION
New Orleans
  Central Business District........      2        1,164,871         1.8%         85.8%     $   16,081        1.2%         59
  Metairie/E. Jefferson............      3        1,192,828         1.8          94.8          17,359        1.3         188
Austin
  Central Business District........      3        1,423,948         2.2          93.8          26,064        1.9         122
Houston
  Galleria/West Loop...............      1          959,466         1.5          93.6          14,803        1.1         125
  North/North Belt.................      2          402,709         0.6          97.2           5,444        0.4          26
  North Loop/Northwest.............      3          797,971         1.2          88.8          10,702        0.8          53
  West.............................      1          574,216         0.9          97.6          10,287        0.8          24
San Antonio
  Airport..........................      1          194,398         0.3          88.7           2,511        0.2          18
  Northwest........................      2          409,885         0.6          89.9           5,166        0.4          60
                                       ---       ----------       -----                    ----------      -----       -----
    SOUTHWEST REGION
    TOTAL/WEIGHTED AVERAGE.........     18        7,120,292        10.9%         92.2%     $  108,416        8.1%        675
                                       ---       ----------       -----         -----      ----------      -----       -----
PORTFOLIO TOTAL/WEIGHTED AVERAGE...    258       65,291,790       100.0%         94.0%     $1,343,568      100.0%      5,676
                                       ===       ==========       =====                    ==========      =====       =====

                                      ANNUALIZED
                                     NET EFFECTIVE   ANNUALIZED
                                       RENT PER       RENT PER
                                       OCCUPIED       OCCUPIED
         OFFICE PROPERTIES              SQUARE         SQUARE
        (MARKET, SUBMARKET)             FOOT(2)       FOOT(1)
        -------------------          -------------   ----------
Nashville
  Downtown.........................       6.43          13.66
    SOUTHEAST REGION
    TOTAL/WEIGHTED AVERAGE.........     $11.11         $18.75
SOUTHWEST REGION
New Orleans
  Central Business District........     $ 8.38         $16.08
  Metairie/E. Jefferson............       9.07          15.36
Austin
  Central Business District........       9.39          19.52
Houston
  Galleria/West Loop...............       8.63          16.49
  North/North Belt.................       6.85          13.91
  North Loop/Northwest.............       7.41          15.10
  West.............................      11.13          18.36
San Antonio
  Airport..........................       6.59          14.57
  Northwest........................       6.48          14.01
    SOUTHWEST REGION
    TOTAL/WEIGHTED AVERAGE.........     $ 8.60         $16.51
                                        ------         ------
PORTFOLIO TOTAL/WEIGHTED AVERAGE...     $11.99         $21.90

---------------
(1) Annualized Rent is the monthly contractual rent under existing leases as of December 31, 1997 multiplied by 12. This amount reflects total rent before any rent abatements and includes expense reimbursements, which may be estimates. Total rent abatements for leases in effect as of December 31, 1997 for the 12 months ending December 31, 1998 are approximately $9.5 million.

(2) Annualized Net Effective Rent is calculated for leases in effect as of December 31, 1997 as follows: Annualized Rent, calculated as described above, was reduced by the estimated operating expenses per square foot, based on 1997 actual operating expenses for Properties owned as of January 1, 1997 and based on the Company's estimate of annual operating expenses for Properties acquired subsequent to January 1, 1997.

    The following table sets forth certain information relating to each Office Property as of December 31, 1997.

                                                                            PERCENTAGE
                                                                             OF TOTAL
                                                                              OFFICE                               PERCENTAGE
                                                                            PORTFOLIO                                  OF
                                      NUMBER                    RENTABLE     RENTABLE                 ANNUALIZED   PORTFOLIO
                                        OF       YEAR BUILT/     SQUARE       SQUARE     PERCENTAGE      RENT      ANNUALIZED
             PROPERTY               PROPERTIES    RENOVATED       FEET         FEET       OCCUPIED    ($000S)(1)      RENT
             --------               ----------   -----------   ----------   ----------   ----------   ----------   ----------
NORTHEAST REGION
Stamford, CT
  Shelton
    Shelton Point..................      1         1985/93        159,848       0.2%         96.2%    $    2,297       0.2%
  Stamford
    One Stamford Plaza.............      1         1986/94        212,244       0.3         100.0          5,450       0.4
    Two Stamford Plaza.............      1         1986/94        253,020       0.4          97.4          6,787       0.5
    Three Stamford Plaza...........      1         1980/94        241,575       0.4          97.3          5,063       0.4
    Four Stamford Plaza............      1         1979/94        260,581       0.4          95.9          5,031       0.4
    177 Broad Street...............      1          1989          187,573       0.3          95.5          4,343       0.3
    300 Atlantic Street............      1         1987/96        272,458       0.4         100.0          7,287       0.5
    Canterbury Green (4)...........      1          1987          224,405       0.3         100.0          6,899       0.5
Washington, D.C.
  Central Business District
    1111 19th Street...............      1         1979/93        252,014       0.4          98.8          7,248       0.5
    1620 L Street..................      1          1989          156,272       0.2          98.0          4,360       0.3
    One Lafayette Centre...........      1         1980/93        314,634       0.5          99.1          9,788       0.7
  East End
    1333 H Street..................      1          1982          247,014       0.4          90.8          6,491       0.5
  Alexandria/Old Town
    1600 Duke Street...............      1          1985           68,770       0.1         100.0          1,619       0.1
  Crystal City
    Polk and Taylor
      Buildings(3)(11).............      2          1970          896,003       1.4         100.0         24,728       1.8
  Fairfax Center
    Centerpointe I & II............      2         1988/90        407,723       0.6          99.8          7,124       0.5
    Fair Oaks Plaza................      1          1986          177,917       0.3          92.7          2,623       0.2
  Herndon/Dulles
    Northridge I...................      1          1988          124,319       0.2         100.0          3,312       0.2
  Reston
    Reston Town Center.............      3          1990          726,045       1.1         100.0         19,882       1.5
  Rosslyn/Ballston
    1300 North 17th Street.........      1          1980          379,199       0.6          99.7          9,600       0.7
    1616 N. Fort Myer Drive........      1          1974          293,058       0.4         100.0          7,099       0.5
  Tyson's Corner
    E. J. Randolph.................      1          1983          165,116       0.3          98.9          3,570       0.3
    John Marshall I................      1          1981          255,558       0.4         100.0          5,153       0.4

                                              ANNUALIZED
                                                 NET
                                              EFFECTIVE    ANNUALIZED
                                               RENT PER     RENT PER
                                     NUMBER    OCCUPIED     OCCUPIED
                                       OF       SQUARE       SQUARE
             PROPERTY                LEASES    FOOT(2)      FOOT(1)
             --------                ------   ----------   ----------
NORTHEAST REGION
Stamford, CT
  Shelton
    Shelton Point..................     12      $ 8.90       $14.93
  Stamford
    One Stamford Plaza.............     12       14.99        25.68
    Two Stamford Plaza.............     20       16.44        27.53
    Three Stamford Plaza...........     16       11.64        21.53
    Four Stamford Plaza............      9       11.01        20.14
    177 Broad Street...............     16       14.00        24.24
    300 Atlantic Street............     26       15.49        26.75
    Canterbury Green (4)...........     19       20.82        30.74
Washington, D.C.
  Central Business District
    1111 19th Street...............     30       17.99        29.11
    1620 L Street..................     16       18.26        28.46
    One Lafayette Centre...........     20       19.21        31.39
  East End
    1333 H Street..................     19       16.71        28.92
  Alexandria/Old Town
    1600 Duke Street...............     10       15.14        23.54
  Crystal City
    Polk and Taylor
      Buildings(3)(11).............      6       20.25        27.60
  Fairfax Center
    Centerpointe I & II............     15        9.74        17.50
    Fair Oaks Plaza................     33        8.97        15.91
  Herndon/Dulles
    Northridge I...................      1       19.94        26.64
  Reston
    Reston Town Center.............     82       17.57        27.38
  Rosslyn/Ballston
    1300 North 17th Street.........     25       16.83        25.38
    1616 N. Fort Myer Drive........     14       14.84        24.22
  Tyson's Corner
    E. J. Randolph.................     15       13.92        21.86
    John Marshall I................      2       13.30        20.16

                                                                            PERCENTAGE
                                                                             OF TOTAL
                                                                              OFFICE                               PERCENTAGE
                                                                            PORTFOLIO                                  OF
                                      NUMBER                    RENTABLE     RENTABLE                 ANNUALIZED   PORTFOLIO
                                        OF       YEAR BUILT/     SQUARE       SQUARE     PERCENTAGE      RENT      ANNUALIZED
             PROPERTY               PROPERTIES    RENOVATED       FEET         FEET       OCCUPIED    ($000S)(1)      RENT
             --------               ----------   -----------   ----------   ----------   ----------   ----------   ----------
Boston
  Downtown - Financial District
    150 Federal Street.............      1          1988          529,730       0.8         100.0         18,158       1.4
    175 Federal Street.............      1          1977          207,366       0.3          92.2          4,693       0.3
    2 Oliver Street - 147 Milk
      Street.......................      1          1988          270,302       0.4          92.8          4,637       0.3
    225 Franklin Street............      1         1966/96        938,632       1.4          99.4         34,222       2.5
    28 State Street (6)............      1         1968/97        570,040       0.9          57.8         11,067       0.8
    75-101 Federal Street(3)(9)....      2          1988          810,963       1.2          93.9         25,405       1.9
    One Post Office
      Square(3)(10)................      1          1981          765,780       1.2          98.7         22,599       1.7
    Rowes Wharf(3)(10).............      3          1987          344,698       0.5          96.5         11,445       0.9
    Russia Wharf...................      1         1978/82        312,563       0.5          99.9          5,033       0.4
    South Station(4)...............      1          1988          146,149       0.2         100.0          5,427       0.4
  Downtown - Government Center
    Center Plaza...................      1          1969          637,002       1.0          93.7         15,089       1.1
  East Cambridge
    One Canal Park.................      1          1987           97,912       0.1          98.6          2,317       0.2
    Riverview I & II...............      2         1985/86        263,892       0.4         100.0          7,257       0.5
    Ten Canal Park.................      1          1987          110,843       0.2         100.0          2,179       0.2
  Northwest
    Crosby Corporate Center........      6          1996          337,292       0.5          97.8          4,683       0.3
    New England Executive Park.....      9         1970/85        807,521       1.2          92.2         15,990       1.2
  South
    Westwood Business Center.......      1          1985          165,851       0.3          95.7          3,269       0.2
  West
    Wellesley Office Park..........      8         1963/84        638,229       1.0          98.4         16,022       1.2
New York City
  Midtown
    850 Third Avenue...............      1         1960/96        562,567       0.9         100.0         16,687       1.2
Philadelphia
  Conshohocken
    Four Falls Corporate
      Center(3)....................      1          1988          254,355       0.4          99.8          6,229       0.5
  Center City
    1601 Market Street.............      1          1970          681,289       1.0          95.0         13,454       1.0
    1700 Market Street.............      1          1969          825,547       1.3          85.6         14,355       1.1
  King of Prussia/Valley Forge
    Oak Hill Plaza(3)..............      1          1982          164,360       0.3         100.0          2,959       0.2
    Walnut Hill Plaza(3)...........      1          1985          149,716       0.2          97.5          2,863       0.2
  Main Line
    One Devon Square(3)............      1          1984           73,267       0.1         100.0          1,494       0.1
    Two Devon Square(3)............      1          1985           63,226       0.1          91.8            904       0.1
    Three Devon Square(3)..........      1                          6,000       0.0         100.0            218       0.0

                                              ANNUALIZED
                                                 NET
                                              EFFECTIVE    ANNUALIZED
                                               RENT PER     RENT PER
                                     NUMBER    OCCUPIED     OCCUPIED
                                       OF       SQUARE       SQUARE
             PROPERTY                LEASES    FOOT(2)      FOOT(1)
             --------                ------   ----------   ----------
Boston
  Downtown - Financial District
    150 Federal Street.............     22       21.48        34.28
    175 Federal Street.............     31       12.96        24.54
    2 Oliver Street - 147 Milk
      Street.......................     48       11.94        18.48
    225 Franklin Street............     20       21.12        36.68
    28 State Street (6)............     12       23.68        33.60
    75-101 Federal Street(3)(9)....     67       19.45        33.35
    One Post Office
      Square(3)(10)................     67       17.51        29.90
    Rowes Wharf(3)(10).............     42       15.36        34.40
    Russia Wharf...................     46        7.67        16.12
    South Station(4)...............     28       15.73        37.14
  Downtown - Government Center
    Center Plaza...................     82       12.13        25.29
  East Cambridge
    One Canal Park.................      4       11.47        24.01
    Riverview I & II...............      4       15.60        27.50
    Ten Canal Park.................      1       11.13        19.66
  Northwest
    Crosby Corporate Center........      6       10.38        14.19
    New England Executive Park.....     90       11.16        21.47
  South
    Westwood Business Center.......     17        9.96        20.60
  West
    Wellesley Office Park..........     86       16.45        25.51
New York City
  Midtown
    850 Third Avenue...............     28       16.50        29.66
Philadelphia
  Conshohocken
    Four Falls Corporate
      Center(3)....................     43       16.45        24.55
  Center City
    1601 Market Street.............     68       11.98        20.79
    1700 Market Street.............     46       10.45        20.31
  King of Prussia/Valley Forge
    Oak Hill Plaza(3)..............      4       10.51        18.00
    Walnut Hill Plaza(3)...........     21       13.13        19.61
  Main Line
    One Devon Square(3)............     10       14.93        20.40
    Two Devon Square(3)............      5       10.10        15.57
    Three Devon Square(3)..........      1       30.90        36.37

                                                                            PERCENTAGE
                                                                             OF TOTAL
                                                                              OFFICE                               PERCENTAGE
                                                                            PORTFOLIO                                  OF
                                      NUMBER                    RENTABLE     RENTABLE                 ANNUALIZED   PORTFOLIO
                                        OF       YEAR BUILT/     SQUARE       SQUARE     PERCENTAGE      RENT      ANNUALIZED
             PROPERTY               PROPERTIES    RENOVATED       FEET         FEET       OCCUPIED    ($000S)(1)      RENT
             --------               ----------   -----------   ----------   ----------   ----------   ----------   ----------
  Plymouth Meeting/Blue Bell
    One Valley Square(3)...........      1          1982           70,289       0.1         100.0          1,125       0.1
    Two Valley Square(3)...........      1          1990           70,622       0.1         100.0          1,314       0.1
    Three Valley Square(3).........      1          1984           84,605       0.1          98.3          1,577       0.1
    Four and Five Valley
      Square(3)....................      2          1988           68,321       0.1         100.0          1,331       0.1
Norfolk
  Norfolk
    Dominion Tower(3)..............      1          1987          403,276       0.6          96.2          6,367       0.5
                                       ---                     ----------     -----                   ----------     -----
    NORTHEAST REGION
    TOTAL/WEIGHTED AVERAGE.........     83                     17,707,551      27.1%         95.8%    $  436,121      32.5%
CENTRAL REGION
Chicago
  Downtown-Central Loop
    161 N. Clark...................      1          1992        1,010,520       1.5%         80.1%    $   19,240       1.4%
    200 West Adams.................      1         1985/96        677,222       1.0          89.6         12,560       0.9
    30 N. LaSalle Street(4)........      1         1974/90        925,950       1.4          95.2         19,197       1.4
    One North Franklin.............      1          1991          617,592       0.9          99.3         14,007       1.0
  Downtown-West Loop
    10 & 30 S Wacker...............      2         1983/87      2,003,288       3.1          95.8         60,880       4.5
    101 N. Wacker..................      1        1980/1990       575,294       0.9          89.4          9,896       0.7
    Civic Opera House..............      1        1929/1996       826,472       1.3          82.6         11,903       0.9
  O'Hare
    Presidents Plaza...............      4         1980/82        794,396       1.2          93.2         16,140       1.2
    1700 Higgins...................      1          1986          133,876       0.2         100.0          2,224       0.2
  East-West Corridor
    AT&T Plaza.....................      1          1984          224,847       0.3          98.0          4,922       0.4
    Oakbrook Terrace Tower.........      1          1988          772,928       1.2          87.9         17,561       1.3
    Westbrook Corporate Center.....      5         1985/96      1,106,608       1.7          89.3         26,130       1.9
  Lake County
    Tri-State International........      5          1986          546,263       0.8          84.6          9,656       0.7
Indianapolis
  Downtown
    Bank One Center/Tower..........      2          1990        1,057,877       1.6          93.3         18,650       1.4
Cleveland
  Downtown
    BP Tower.......................      1          1985        1,242,144       1.9          94.0         18,767       1.4

                                              ANNUALIZED
                                                 NET
                                              EFFECTIVE    ANNUALIZED
                                               RENT PER     RENT PER
                                     NUMBER    OCCUPIED     OCCUPIED
                                       OF       SQUARE       SQUARE
             PROPERTY                LEASES    FOOT(2)      FOOT(1)
             --------                ------   ----------   ----------
  Plymouth Meeting/Blue Bell
    One Valley Square(3)...........      7       10.08        16.00
    Two Valley Square(3)...........      6       11.60        18.60
    Three Valley Square(3).........      6       12.62        18.96
    Four and Five Valley
      Square(3)....................      5       12.93        19.48
Norfolk
  Norfolk
    Dominion Tower(3)..............     54        8.89        16.42
                                     -----
    NORTHEAST REGION
    TOTAL/WEIGHTED AVERAGE.........  1,395      $14.65       $25.72
CENTRAL REGION
Chicago
  Downtown-Central Loop
    161 N. Clark...................     56      $10.68       $23.78
    200 West Adams.................     59        9.19        20.70
    30 N. LaSalle Street(4)........    113        8.04        21.78
    One North Franklin.............     55        9.49        22.83
  Downtown-West Loop
    10 & 30 S Wacker...............    125       16.41        31.74
    101 N. Wacker..................     37        6.54        19.24
    Civic Opera House..............    204        6.96        17.43
  O'Hare
    Presidents Plaza...............     58        9.77        21.81
    1700 Higgins...................     16        8.65        16.61
  East-West Corridor
    AT&T Plaza.....................     25       14.79        22.34
    Oakbrook Terrace Tower.........     56       17.10        25.85
    Westbrook Corporate Center.....     95       17.94        26.45
  Lake County
    Tri-State International........     40       13.25        20.90
Indianapolis
  Downtown
    Bank One Center/Tower..........     83       10.47        18.89
Cleveland
  Downtown
    BP Tower.......................     37        7.79        16.07

                                                                            PERCENTAGE
                                                                             OF TOTAL
                                                                              OFFICE                               PERCENTAGE
                                                                            PORTFOLIO                                  OF
                                      NUMBER                    RENTABLE     RENTABLE                 ANNUALIZED   PORTFOLIO
                                        OF       YEAR BUILT/     SQUARE       SQUARE     PERCENTAGE      RENT      ANNUALIZED
             PROPERTY               PROPERTIES    RENOVATED       FEET         FEET       OCCUPIED    ($000S)(1)      RENT
             --------               ----------   -----------   ----------   ----------   ----------   ----------   ----------
Columbus
  Downtown
    One Columbus Building..........      1          1987          407,472       0.6          92.6          8,911       0.7
  Suburban
    Community Corporate Center.....      1          1987          250,169       0.4          99.1          4,900       0.4
    One Crosswoods Center..........      1          1984          129,583       0.2          96.4          1,935       0.1
                                       ---                     ----------     -----                   ----------     -----
    CENTRAL REGION
    TOTAL/WEIGHTED AVERAGE.........     31                     13,302,501      20.3%         91.4%    $  277,477      20.5%
PACIFIC REGION
Los Angeles
  Downtown
    550 S. Hope....................      1          1991          566,434       0.9%         86.8%    $   12,064       0.9%
    Two California Plaza(4)........      1          1992        1,329,809       2.0          87.4         25,984       1.9
  Pasadena
    Pasadena Towers................      2         1990/91        439,367       0.7          90.9         10,849       0.8
  Westwood
    10880 Wilshire Boulevard(4)....      1         1970/92        534,007       0.8          85.1%        12,772       1.0
    10960 Wilshire Boulevard.......      1         1971/92        550,430       0.8          83.3%        15,686       1.2
Orange County
  Central Orange
    500 Orange Tower(5)............      1          1988          290,765       0.4          94.5          5,138       0.4
    1100 Executive Tower...........      1          1987          366,747       0.6         100.0          6,330       0.5
  Irvine/Airport
    1920 Main Plaza................      1          1988          305,662       0.5          97.1          6,060       0.5
    2010 Main Plaza................      1          1988          280,882       0.4          94.3          5,791       0.4
San Diego
  University Town Center
    The Plaza at La Jolla
      Village(3)...................      5         1987/90        635,419       1.0          99.9         15,233       1.1
    Smith Barney Tower.............      1          1987          187,999       0.3          82.2          3,404       0.3
San Francisco
  Downtown
    201 Mission Street.............      1          1981          483,289       0.7          99.6          9,654       0.7
    580 California.................      1          1984          313,012       0.5         100.0          8,242       0.6
    60 Spear Street Building.......      1         1967/87        133,782       0.2         100.0          3,265       0.2
    One Maritime Plaza.............      1         1967/90        523,929       0.8          84.0         12,718       0.9
    One Market.....................      1         1976/95      1,460,081       2.2          93.8         36,285       2.7
San Jose
  Mountain View
    Shoreline Technology Park......     12         1985/91        726,508       1.1         100.0         13,509       1.0
  Santa Clara
    Lake Marriott Business Park....      7          1981          400,058       0.6          84.6          4,200       0.3

                                              ANNUALIZED
                                                 NET
                                              EFFECTIVE    ANNUALIZED
                                               RENT PER     RENT PER
                                     NUMBER    OCCUPIED     OCCUPIED
                                       OF       SQUARE       SQUARE
             PROPERTY                LEASES    FOOT(2)      FOOT(1)
             --------                ------   ----------   ----------
Columbus
  Downtown
    One Columbus Building..........     30       16.32        23.60
  Suburban
    Community Corporate Center.....     43       12.55        19.77
    One Crosswoods Center..........     20        8.61        15.50
                                     -----
    CENTRAL REGION
    TOTAL/WEIGHTED AVERAGE.........  1,152      $10.80       $22.83
PACIFIC REGION
Los Angeles
  Downtown
    550 S. Hope....................     39      $13.97       $24.55
    Two California Plaza(4)........     30       13.21        22.34
  Pasadena
    Pasadena Towers................     32       17.54        27.18
  Westwood
    10880 Wilshire Boulevard(4)....     44       16.86        28.12
    10960 Wilshire Boulevard.......     34       22.36        34.23
Orange County
  Central Orange
    500 Orange Tower(5)............     50       11.79        18.70
    1100 Executive Tower...........     26        9.81        17.26
  Irvine/Airport
    1920 Main Plaza................     40       11.52        20.43
    2010 Main Plaza................     32       13.66        21.87
San Diego
  University Town Center
    The Plaza at La Jolla
      Village(3)...................     90       16.59        24.00
    Smith Barney Tower.............     17       13.54        22.02
San Francisco
  Downtown
    201 Mission Street.............     18        9.44        20.05
    580 California.................     29       16.03        26.33
    60 Spear Street Building.......      9       13.07        24.41
    One Maritime Plaza.............     39       18.29        28.91
    One Market.....................    114       15.35        26.49
San Jose
  Mountain View
    Shoreline Technology Park......     12       15.52        18.59
  Santa Clara
    Lake Marriott Business Park....     15        8.44        12.40

                                                                            PERCENTAGE
                                                                             OF TOTAL
                                                                              OFFICE                               PERCENTAGE
                                                                            PORTFOLIO                                  OF
                                      NUMBER                    RENTABLE     RENTABLE                 ANNUALIZED   PORTFOLIO
                                        OF       YEAR BUILT/     SQUARE       SQUARE     PERCENTAGE      RENT      ANNUALIZED
             PROPERTY               PROPERTIES    RENOVATED       FEET         FEET       OCCUPIED    ($000S)(1)      RENT
             --------               ----------   -----------   ----------   ----------   ----------   ----------   ----------
  Sunnyvale
    Sunnyvale Business Center......      3          1990          175,000       0.3         100.0          3,219       0.2
                                       ---                     ----------     -----                   ----------     -----
    PACIFIC REGION
    TOTAL/WEIGHTED AVERAGE.........     43                     $9,703,180      14.9%         92.1%    $  210,402      15.7%
WEST REGION
Anchorage
  Midtown
    Calais Office Center(4)........      2          1975          190,599       0.3%        100.0%    $    3,505       0.3%
Phoenix
  Central Corridor
    49 East Thomas Road(7).........      1         1974/93         18,892       0.0          60.8             93       0.0
    One Phoenix Plaza(8)...........      1          1989          586,403       0.9         100.0          7,338       0.5
Minneapolis
  Downtown
    LaSalle Plaza..................      1          1991          589,432       0.9          97.1         15,065       1.1
Denver
  Southeast
    Denver Corporate
      Center II & III..............      2       1981/93-97       358,357       0.5         100.0          6,331       0.5
    The Quadrant...................      1          1985          313,302       0.5          83.8          4,900       0.4
St. Louis
  Mid County
    Interco Corporate Tower........      1          1986          339,163       0.5         100.0          7,559       0.6
Albuquerque
  Downtown
    500 Marquette Building.........      1          1985          230,022       0.4          93.6          3,324       0.2
Oklahoma City
  Northwest
    Atrium Towers..................      2         1980/95        155,865       0.2          94.2          1,321       0.1
    5100 Brookline(3)..............      1          1974          105,459       0.2          76.4            738       0.1
Portland
  Downtown
    1001 Fifth Avenue..............      1          1980          368,018       0.6          95.7          6,028       0.4
Dallas
  LBJ/Quorum Plaza
    Four Forest(3).................      1          1985          394,324       0.6          96.1          5,906       0.4
    Lakeside Square................      1          1987          392,537       0.6          99.1          7,879       0.6
    North Central Plaza Three......      1         1986/94        346,575       0.5          90.7          4,962       0.4

                                              ANNUALIZED
                                                 NET
                                              EFFECTIVE    ANNUALIZED
                                               RENT PER     RENT PER
                                     NUMBER    OCCUPIED     OCCUPIED
                                       OF       SQUARE       SQUARE
             PROPERTY                LEASES    FOOT(2)      FOOT(1)
             --------                ------   ----------   ----------
  Sunnyvale
    Sunnyvale Business Center......      3       16.24        18.40
                                     -----
    PACIFIC REGION
    TOTAL/WEIGHTED AVERAGE.........    673      $13.50       $23.54
WEST REGION
Anchorage
  Midtown
    Calais Office Center(4)........     39      $ 9.73       $18.39
Phoenix
  Central Corridor
    49 East Thomas Road(7).........     12        0.91         8.08
    One Phoenix Plaza(8)...........      1       11.95        12.51
Minneapolis
  Downtown
    LaSalle Plaza..................     29       10.21        26.32
Denver
  Southeast
    Denver Corporate
      Center II & III..............     15       10.12        17.67
    The Quadrant...................     38       10.40        18.66
St. Louis
  Mid County
    Interco Corporate Tower........     33       12.63        22.29
Albuquerque
  Downtown
    500 Marquette Building.........     32        7.70        15.44
Oklahoma City
  Northwest
    Atrium Towers..................     43        4.91         9.00
    5100 Brookline(3)..............     61        3.82         9.15
Portland
  Downtown
    1001 Fifth Avenue..............     48       10.24        17.12
Dallas
  LBJ/Quorum Plaza
    Four Forest(3).................     57        8.67        15.59
    Lakeside Square................     24       11.66        20.26
    North Central Plaza Three......     39        8.03        15.79

                                                                            PERCENTAGE
                                                                             OF TOTAL
                                                                              OFFICE                               PERCENTAGE
                                                                            PORTFOLIO                                  OF
                                      NUMBER                    RENTABLE     RENTABLE                 ANNUALIZED   PORTFOLIO
                                        OF       YEAR BUILT/     SQUARE       SQUARE     PERCENTAGE      RENT      ANNUALIZED
             PROPERTY               PROPERTIES    RENOVATED       FEET         FEET       OCCUPIED    ($000S)(1)      RENT
             --------               ----------   -----------   ----------   ----------   ----------   ----------   ----------
  Central
      8080 NCX.....................      1         1984/95        283,707       0.4          87.1          4,159       0.3
  North Central Expressway
      9400 NCX.....................      1         1981/95        379,556       0.6          91.0          4,895       0.4
  Preston Center
    Preston Commons................      3          1986          418,604       0.6          91.8          8,046       0.6
    Sterling Plaza.................      1         1984/94        302,747       0.5          91.1          5,016       0.4
Ft. Worth
  W/SW Fort Worth
    Summitt Office Park............      2         1974/93        239,095       0.4          94.3          2,705       0.2
Seattle
  Bellevue
    One Bellevue Center(4).........      1          1983          344,715       0.5          91.7          6,407       0.5
    Rainer Plaza(4)................      1          1986          410,855       0.6          99.4          8,634       0.6
  Central Business District
    1111 Third Avenue(4)...........      1          1980          528,282       0.8          96.7          8,991       0.7
    First Interstate...............      1          1983          915,883       1.4          97.9         18,995       1.4
    Second and Seneca..............      2        1991/1996       480,272       0.7          99.5          9,522       0.7
    Nordstrom Medical Tower........      1          1986          101,431       0.2          96.1          2,057       0.2
                                       ---                     ----------     -----                   ----------     -----
    WEST REGION
    TOTAL/WEIGHTED AVERAGE.........     32                      8,794,095      13.5%         95.3%    $  154,376      11.5%
SOUTHEAST REGION
Ft. Lauderdale
  Downtown
    First Union Center.............      1          1991          225,500       0.3%         99.0%    $    6,078       0.5%
Orlando
  Central Business District
    SunTrust Center................      1          1988          640,385       1.0          94.4         15,120       1.1
Palm Beach County, FL
  West Palm Beach
    One Clearlake Centre...........      1          1987          215,104       0.3          90.2          3,811       0.3
Sarasota
  Downtown
    Sarasota City Center...........      1          1989          247,891       0.4          90.5          4,145       0.3
Tampa
  Westshore/Airport
    Tampa Commons..................      1          1985          254,808       0.4          99.2          4,779       0.4
    Westshore Center...............      1          1984          215,523       0.3          96.8          3,532       0.3

                                              ANNUALIZED
                                                 NET
                                              EFFECTIVE    ANNUALIZED
                                               RENT PER     RENT PER
                                     NUMBER    OCCUPIED     OCCUPIED
                                       OF       SQUARE       SQUARE
             PROPERTY                LEASES    FOOT(2)      FOOT(1)
             --------                ------   ----------   ----------
  Central
      8080 NCX.....................     41        9.12        16.82
  North Central Expressway
      9400 NCX.....................     70        6.82        14.17
  Preston Center
    Preston Commons................     68       15.28        20.95
    Sterling Plaza.................     74        9.82        18.18
Ft. Worth
  W/SW Fort Worth
    Summitt Office Park............     63        6.06        11.99
Seattle
  Bellevue
    One Bellevue Center(4).........     38       12.59        20.26
    Rainer Plaza(4)................     61       13.46        21.15
  Central Business District
    1111 Third Avenue(4)...........     57       11.05        17.60
    First Interstate...............     74       14.09        21.19
    Second and Seneca..............     31       12.51        19.92
    Nordstrom Medical Tower........     21       13.19        21.09
                                     -----
    WEST REGION
    TOTAL/WEIGHTED AVERAGE.........  1,069      $10.41       $18.41
SOUTHEAST REGION
Ft. Lauderdale
  Downtown
    First Union Center.............     21      $17.67       $27.22
Orlando
  Central Business District
    SunTrust Center................     46       14.89        25.00
Palm Beach County, FL
  West Palm Beach
    One Clearlake Centre...........     36       10.37        19.64
Sarasota
  Downtown
    Sarasota City Center...........     35       10.97        18.48
Tampa
  Westshore/Airport
    Tampa Commons..................     21       11.42        18.90
    Westshore Center...............     36        9.13        16.93

                                                                            PERCENTAGE
                                                                             OF TOTAL
                                                                              OFFICE                               PERCENTAGE
                                                                            PORTFOLIO                                  OF
                                      NUMBER                    RENTABLE     RENTABLE                 ANNUALIZED   PORTFOLIO
                                        OF       YEAR BUILT/     SQUARE       SQUARE     PERCENTAGE      RENT      ANNUALIZED
             PROPERTY               PROPERTIES    RENOVATED       FEET         FEET       OCCUPIED    ($000S)(1)      RENT
             --------               ----------   -----------   ----------   ----------   ----------   ----------   ----------
Atlanta
  Central Perimeter
    125 Perimeter Center West......      1          1972          223,059       0.3         100.0            997       0.1
    20 - 26 Perimeter Center
      East.........................      4          1973           69,664       0.1          98.4          1,052       0.1
    219 - 223 Perimeter Center
      Parkway......................      2         1978/97        255,657       0.4         100.0          4,790       0.4
    245 Perimeter Center Parkway...      1          1981          229,131       0.4         100.0          4,116       0.3
    28 - 32 Perimeter Center
      East.........................      3          1974          105,287       0.2          99.0          1,585       0.1
    301 - 303 Perimeter Center
      North........................      2         1982/98        317,116       0.5         100.0          6,388       0.5
    41 - 47 Perimeter Center
      East.........................      2          1974          172,374       0.3          98.3          2,854       0.2
    50 - 66 Perimeter Center
      East.........................      5         1971/98        738,803       1.1          99.1         12,968       1.0
    70 - 76 Perimeter Center
      East.........................      4          1972           60,351       0.1          97.5            969       0.1
    8 - 16 Perimeter Center East...      5          1970           65,435       0.1          93.9            932       0.1
    Central Park...................      2          1986          612,733       0.9          97.5         12,042       0.9
    Lakeside Office Park...........      5         1972/97        390,238       0.6          94.0          5,437       0.4
    Park Place Shopping Center.....      1          1979           61,830       0.1          98.9          1,264       0.1
    Perimeter -- North/South
      Terraces.....................      2         1984/98        966,779       1.5          91.9         18,887       1.4
  Midtown
    Promenade II...................      1          1990          770,840       1.2          97.1         16,803       1.3
  Northwest
    Paces West.....................      2          1988          641,263       1.0          95.1         12,551       0.9
Charlotte
  Uptown
    Wachovia Center................      1         1972/94        581,666       0.9         100.0          6,897       0.5
Raleigh/Durham
  South Durham
    University Tower...............      1         1987/92        181,221       0.3          93.4          3,142       0.2
Nashville
  Downtown
    Nations Bank Plaza.............      1         1977/95        421,513       0.6          97.9          5,637       0.4
                                       ---                     ----------     -----                   ----------     -----
    SOUTHEAST REGION
    TOTAL/WEIGHTED AVERAGE.........     51                      8,664,171      13.3%         96.5%    $  156,776      11.7%
SOUTHWEST REGION
New Orleans
  Central Business District
    LL&E Tower.....................      1          1987          545,157       0.8%         84.4%    $    7,199       0.5%
    Texaco Center..................      1          1984          619,714       0.9          87.1          8,882       0.7
  Metairie/E. Jefferson
    One Lakeway Center.............      1         1981/96        289,112       0.4          90.8          3,972       0.3
    Two Lakeway Center.............      1         1984/96        440,826       0.7          94.4          6,309       0.5
    Three Lakeway Center...........      1         1987/96        462,890       0.7          97.6          7,079       0.5

                                              ANNUALIZED
                                                 NET
                                              EFFECTIVE    ANNUALIZED
                                               RENT PER     RENT PER
                                     NUMBER    OCCUPIED     OCCUPIED
                                       OF       SQUARE       SQUARE
             PROPERTY                LEASES    FOOT(2)      FOOT(1)
             --------                ------   ----------   ----------
Atlanta
  Central Perimeter
    125 Perimeter Center West......      1       (2.26)        4.47
    20 - 26 Perimeter Center
      East.........................     23        8.62        15.35
    219 - 223 Perimeter Center
      Parkway......................      7       12.00        18.73
    245 Perimeter Center Parkway...      1       11.23        17.96
    28 - 32 Perimeter Center
      East.........................     16        8.47        15.20
    301 - 303 Perimeter Center
      North........................      5       13.42        20.15
    41 - 47 Perimeter Center
      East.........................     34       10.12        16.85
    50 - 66 Perimeter Center
      East.........................     20       10.97        17.70
    70 - 76 Perimeter Center
      East.........................     15        9.73        16.46
    8 - 16 Perimeter Center East...     18        8.43        15.16
    Central Park...................     75       12.97        20.16
    Lakeside Office Park...........     38        7.20        14.82
    Park Place Shopping Center.....     18       13.95        20.68
    Perimeter -- North/South
      Terraces.....................    114       14.53        21.26
  Midtown
    Promenade II...................     24       15.11        22.46
  Northwest
    Paces West.....................     42       13.79        20.57
Charlotte
  Uptown
    Wachovia Center................      9        6.50        11.86
Raleigh/Durham
  South Durham
    University Tower...............     36       11.41        18.56
Nashville
  Downtown
    Nations Bank Plaza.............     21        6.57        13.66
                                     -----      ------       ------
    SOUTHEAST REGION
    TOTAL/WEIGHTED AVERAGE.........    712      $11.11        18.75
SOUTHWEST REGION
New Orleans
  Central Business District
    LL&E Tower.....................     33      $ 9.14       $15.64
    Texaco Center..................     26       10.30        16.46
  Metairie/E. Jefferson
    One Lakeway Center.............     49        8.75        15.13
    Two Lakeway Center.............     85        9.67        15.16
    Three Lakeway Center...........     54        9.96        15.68

                                                                            PERCENTAGE
                                                                             OF TOTAL
                                                                              OFFICE                               PERCENTAGE
                                                                            PORTFOLIO                                  OF
                                      NUMBER                    RENTABLE     RENTABLE                 ANNUALIZED   PORTFOLIO
                                        OF       YEAR BUILT/     SQUARE       SQUARE     PERCENTAGE      RENT      ANNUALIZED
             PROPERTY               PROPERTIES    RENOVATED       FEET         FEET       OCCUPIED    ($000S)(1)      RENT
             --------               ----------   -----------   ----------   ----------   ----------   ----------   ----------
Austin
  Central Business District
    Franklin Plaza.................      1          1987          517,849       0.8          91.5          9,698       0.7
    One American Center(4).........      1          1984          505,770       0.8          92.8          8,969       0.7
    San Jacinto Center.............      1          1987          400,329       0.6          98.0          7,398       0.6
Houston
  Galleria/West Loop
    San Felipe Plaza(3)............      1          1984          959,466       1.5          93.6         14,803       1.1
  North/North Belt
    Intercontinental Center........      1         1983/91        194,801       0.3          99.4          2,710       0.2
    Northborough Tower(3)..........      1         1983/90        207,908       0.3          95.1          2,734       0.2
  North Loop/Northwest
    Brookhollow Central............      3        1972-1981       797,971       1.2          88.8         10,702       0.8
  West
    Destec Tower...................      1          1982          574,216       0.9          97.6         10,287       0.8
San Antonio
  Airport
    Union Square...................      1          1986          194,398       0.3          88.7          2,511       0.2
  Northwest
    Colonade I.....................      1          1983          168,637       0.3          92.4          2,361       0.2
    Northwest Center...............      1         1984/94        241,248       0.4          88.2          2,805       0.2
                                       ---                     ----------     -----                   ----------     -----
    SOUTHWEST REGION
    TOTAL/WEIGHTED AVERAGE.........     18                      7,120,292      10.9          92.2%    $  108,416       8.1%
                                       ---                     ----------     -----                   ----------     -----
PORTFOLIO TOTAL/WEIGHTED AVERAGE...    258                     65,291,790     100.0%         94.0%    $1,343,568     100.0%
                                       ===                     ==========     =====                   ==========     =====

                                              ANNUALIZED
                                                 NET
                                              EFFECTIVE    ANNUALIZED
                                               RENT PER     RENT PER
                                     NUMBER    OCCUPIED     OCCUPIED
                                       OF       SQUARE       SQUARE
             PROPERTY                LEASES    FOOT(2)      FOOT(1)
             --------                ------   ----------   ----------
Austin
  Central Business District
    Franklin Plaza.................     39       11.45        20.47
    One American Center(4).........     36        9.51        19.11
    San Jacinto Center.............     47        8.89        18.85
Houston
  Galleria/West Loop
    San Felipe Plaza(3)............    125        9.22        16.49
  North/North Belt
    Intercontinental Center........     12        6.81        13.99
    Northborough Tower(3)..........     14        7.28        13.83
  North Loop/Northwest
    Brookhollow Central............     53        8.34        15.10
  West
    Destec Tower...................     24       11.41        18.36
San Antonio
  Airport
    Union Square...................     18        7.44        14.57
  Northwest
    Colonade I.....................     26        7.80        15.15
    Northwest Center...............     34        6.76        13.18
                                     -----
    SOUTHWEST REGION
    TOTAL/WEIGHTED AVERAGE.........    675      $ 8.60       $16.51
                                     -----
PORTFOLIO TOTAL/WEIGHTED AVERAGE...  5,676      $11.99       $21.90
                                     =====

---------------
 (1) Annualized Rent is the monthly contractual rent under existing leases as of December 31, 1997 multiplied by 12. This amount reflects total base rent before any rent abatements, but includes expense reimbursements, which may be estimates. Total rent abatements for leases in effect as of December 31, 1997 for the 12 months ending December 31, 1998 are approximately $9.5 million.

 (2) Annualized Net Effective Rent is calculated for leases in effect as of December 31, 1997 as follows: Annualized Rent, calculated as described above, was reduced by the estimated operating expenses per square foot, based on 1997 actual operating expenses for Properties owned as of January 1, 1997 and based on the Company's estimate of annual operating expenses for Properties acquired subsequent to January 1, 1997.

 (3) This Office Property is held in a partnership with an unaffiliated third party and, in the case of San Felipe Plaza, an affiliated party.

 (4) This Office Property is held subject to a ground lease. See Note 8 to the 1996 Combined Financial Statements of the Equity Office Predecessors included herein.

 (5) This Office Property is owned subject to an interest in the improvements at the Property held by an unaffiliated third party. In addition, the Company has a mortgage interest in such improvements. See Note 5 to the 1996 Combined Financial Statements of the Equity Office Predecessors included herein.

 (6) This Office Property recently underwent major redevelopment and tenants commenced occupancy in May 1997.

 (7) This Office Property was purchased in conjunction with the purchase of One Phoenix Plaza for the sole purpose of providing additional parking for the tenants of One Phoenix Plaza.

 (8) This Office Property is 100% leased to a single tenant on a triple net basis, whereby the tenant pays for certain operating expenses directly rather than reimbursing the Company. The amounts shown above for annualized rent include the amounts for reimbursement of expenses paid by the Company but do not make any adjustments for expenses paid directly by the tenant.

 (9) This Office Property is held in a private REIT in which the Company and the Trust own 51.6% of the outstanding shares.

(10) As of the date of this Prospectus, the Company is involved in continuing discussions with its joint venture partner in One Post Office Square and Rowes Wharf with respect to the Company's control over property management of such Office Properties. Such joint venture partner did not consent to the transfer to the Company of Beacon's joint venture interest in these Properties which occurred as a result of the Beacon Merger. Although the Company believes that such consent was not required, unless the Company is able to reach an agreement with respect to day-to-day management of such Properties, it is possible that the joint venture partner could challenge the transfer of the Properties in the Beacon Merger, or seek to trigger the buy-sell remedy found in the joint venture documents.

(11) The Company owns a 10% interest in this Office Property. The Company's joint venture partner has advised the Company of its exercise of its buy-sell right under the joint venture documents. Accordingly, the Company may either sell its interest in the Office Property or acquire the joint venture partner's interest in the Office Property, in either case based on an assumed value for the Property of $175.5 million.

PARKING FACILITIES

     Information concerning the Parking Facilities as of December 31, 1997 is set forth below.

                                                                                             NUMBER
                                          APPROXIMATE                     MANAGEMENT           OF
                                           NUMBER OF                       COMPANY          PARKING
PROPERTY NAME                               SPACES         CITY          OR LESSEE(1)      FACILITIES
-------------                             -----------   -----------    ----------------    ----------
Boston Harbor Garage....................     1,380      Boston         Standard Parking         1
1602-34 Chancellor Garage...............       416      Philadelphia   Central Parking          1
15th & Sansom St. Garage................       313      Philadelphia   Central Parking          1
Juniper/Locust St. Garage...............       541      Philadelphia   Central Parking          1
1111 Sansom St. Garage..................       250      Philadelphia   Central Parking          1
1616 Sansom St. Garage..................       240      Philadelphia   Central Parking          1
Adams Wabash Garage.....................       670      Chicago        Standard Parking         1
Stanwix Parking Garage..................       712      Pittsburgh     Standard Parking         1
Milwaukee Center(2).....................       876      Milwaukee      Standard Parking         1
Capitol Commons Garage(2)(3)............       950      Indianapolis   Central Parking          1
601 Tchoupitoulas Garage................       759      New Orleans    Central Parking          1
North Loop Transportation Center(3).....     1,172      Chicago        Standard Parking         1
Theater District Garage(3)..............     1,006      Chicago        Standard Parking         1
Civic Parking(4)........................     7,464      St. Louis      Central Parking          4
                                            ------                                             --
  Total.................................    16,749                                             17
                                            ======                                             ==

---------------
(1) With the exception of Capitol Commons Garage, all of the named Parking Facilities are operated by the designated third-party Service Company (as defined in the Glossary) under a lease agreement whereby the Company and the Service Company share the gross receipts from the parking operation or the Company receives a fixed payment from the Service Company, and the Company bears none of the operating expenses. In the case of the Capitol Commons Garage, the operating agreement provides for the Company's receipt of a percentage of net receipts and, therefore, results in an insignificant amount of nonqualifying gross income for REIT qualification purposes relative to the total gross income of the Company.

(2) This Parking Facility is held subject to a ground lease. See Note 8 to the 1996 Combined Financial Statements of the Equity Office Predecessors included herein.

(3) Each of these Parking Facilities is held in a partnership with an unaffiliated third party. The Company or a subsidiary is the managing general partner of each such partnership. See Note 6 to the 1996 Combined Financial Statements of the Equity Office Predecessors included herein.

(4) The Company has a 50% membership interest in a portfolio of four Parking Facilities serving the St. Louis, Missouri area.

TENANTS

     As of December 31, 1997, the Office Properties were leased to 5,676 tenants; no single tenant accounted for more than 1.6% of the Company's aggregate annualized rent or 1.3% of aggregate occupied square feet (except for the U.S. General Services Administration, which accounted for 3.6% of annualized rent and 3.1% of occupied square feet).

               LEASE EXPIRATION BY REGION AS OF DECEMBER 31, 1997

                                                        1998           1999           2000           2001           2002
                                                    ------------   ------------   ------------   ------------   ------------
NORTHEAST REGION TOTALS   Square Feet(1).........      1,468,199      1,403,658      1,797,439      2,535,563      2,849,213
                          % Square Feet(2).......           8.3%           7.9%          10.2%          14.3%          16.1%
                          Annualized Rent(3).....     35,968,046   $ 35,511,991   $ 46,612,300   $ 67,724,851   $ 75,666,379
                          Number of Leases.......            250            196            235            212            195
                          Rent Per Square Foot...   $      24.50   $      25.30   $      25.93   $      26.71   $      26.56
CENTRAL REGION TOTALS     Square Feet(1).........        956,638        938,971      1,366,749        893,497      1,092,626
                          % Square Feet(2).......           7.2%           7.1%          10.3%           6.7%           8.2%
                          Annualized Rent(3).....   $ 22,607,154   $ 24,445,635   $ 33,459,470   $ 19,840,138   $ 26,200,266
                          Number of Leases.......            196            172            174            150            141
                          Rent Per Square Foot...   $      23.63   $      26.03   $      24.48   $      22.21   $      23.98
PACIFIC REGION TOTALS     Square Feet(1).........        523,215      1,123,666      1,311,607      1,657,927        852,121
                          % Square Feet(2).......           5.4%          11.6%          13.5%          17.1%           8.8%
                          Annualized Rent(3).....   $ 13,343,037   $ 25,799,415   $ 27,844,671   $ 35,819,707   $ 22,067,131
                          Number of Leases.......            121            114            110            111             76
                          Rent Per Square Foot...   $      25.50   $      22.96   $      21.23   $      21.61   $      25.90
WEST REGION TOTALS        Square Feet(1).........        950,557        981,408      1,235,372      1,264,733        963,339
                          % Square Feet(2).......          10.8%          11.2%          14.0%          14.4%          11.0%
                          Annualized Rent(3).....   $ 17,324,712   $ 16,900,464   $ 21,845,638   $ 24,462,927   $ 17,936,972
                          Number of Leases.......            312            202            187            151            108
                          Rent Per Square Foot...   $      18.23   $      17.22   $      17.68   $      19.34   $      18.62
SOUTHEAST REGION TOTALS   Square Feet(1).........        731,862      1,406,101      1,229,731      1,417,873        823,210
                          % Square Feet(2).......           8.4%          16.2%          14.2%          16.4%           9.5%
                          Annualized Rent(3).....   $ 12,803,930   $ 23,079,524   $ 25,386,337   $ 27,164,526   $ 15,317,589
                          Number of Leases.......            147            149            138            113            103
                          Rent Per Square Foot...   $      17.50   $      16.41   $      20.64   $      19.16   $      18.61
SOUTHWEST REGION TOTALS   Square Feet(1).........        824,455        615,933      1,394,002      1,007,272        914,422
                          % Square Feet(2).......          11.6%           8.7%          19.6%          14.1%          12.8%
                          Annualized Rent(3).....   $ 12,983,956   $  9,630,778   $ 24,574,823   $ 16,989,284   $ 15,971,348
                          Number of Leases.......            182            114            129             88             97
                          Rent Per Square Foot...   $      15.75   $      15.64   $      17.63   $      16.87   $      17.47
PORTFOLIO TOTALS          Square Feet(1).........      5,454,926      6,469,737      8,334,900      8,776,865      7,494,931
                          % Square Feet(2).......           8.4%           9.9%          12.8%          13.4%          11.5%
                          Annualized Rent(3).....   $115,030,835   $135,367,809   $179,723,239   $192,001,433   $173,159,684
                          Number of Leases.......          1,208            947            973            825            720
                          Rent Per Square Foot...   $      21.09   $      20.92   $      21.56   $      21.88   $      23.10

                                                                                                   2008 AND
                              2003          2004          2005          2006          2007          BEYOND          TOTALS
                          ------------   -----------   -----------   -----------   -----------   ------------   --------------
NORTHEAST REGION TOTALS      1,104,907     1,158,431       955,209     1,001,195       940,102      1,745,470       16,959,386
                                  6.2%          6.5%          5.4%          5.7%          5.3%           9.9%            95.8%
                          $ 26,782,214   $27,925,360   $24,869,807   $21,563,734   $22,523,196   $ 50,972,720   $  436,120,599
                                    89            63            46            48            28             33            1,395
                          $      24.24   $     24.11   $     26.04   $     21.54   $     23.96   $      29.20   $        25.72
CENTRAL REGION TOTALS        1,246,839       948,068     1,056,897       667,908       485,950      2,500,874       12,155,017
                                  9.4%          7.1%          7.9%          5.0%          3.7%          18.8%            91.4%
                          $ 35,621,560   $20,967,084   $22,027,009   $13,967,501   $ 9,654,575   $ 48,686,853   $  277,477,246
                                    75            81            51            44            32             36            1,152
                          $      28.57   $     22.12   $     20.84   $     20.91   $     19.87   $      19.47   $        22.83
PACIFIC REGION TOTALS          480,685       344,178       719,364       411,700       794,246        717,531        8,936,240
                                  5.0%          3.5%          7.4%          4.2%          8.2%           7.4%            92.1%
                          $ 12,104,920   $ 8,787,839   $15,423,632   $13,581,995   $24,500,345   $ 11,129,561   $  210,402,252
                                    41            21            27            18            15             19              673
                          $      25.18   $     25.53   $     21.44   $     32.99   $     30.85   $      15.51   $        23.54
WEST REGION TOTALS           1,017,366       981,178       281,007       309,239       216,330        182,766        8,383,295
                                 11.6%         11.2%          3.2%          3.5%          2.5%           2.1%            95.3%
                          $ 21,095,964   $14,345,575   $ 5,523,336   $ 6,441,399   $ 6,163,374   $  2,335,969   $  154,376,329
                                    51            21            12             9             7              9            1,069
                          $      20.74   $     14.62   $     19.66   $     20.83   $     28.49   $      12.78   $        18.41
SOUTHEAST REGION TOTALS        298,491       347,833       418,831       595,444        23,488      1,070,353        8,363,217
                                  3.4%          4.0%          4.8%          6.9%          0.3%          12.4%            96.5%
                          $  6,615,672   $ 5,170,466   $ 5,837,916   $14,169,239   $   543,826   $ 20,686,841   $  156,775,866
                                    16            17             9             8             3              9              712
                          $      22.16   $     14.86   $     13.94   $     23.80   $     23.15   $      19.33   $        18.75
SOUTHWEST REGION TOTALS        425,305       520,933        72,924       446,126       171,843        171,729        6,564,944
                                  6.0%          7.3%          1.0%          6.3%          2.4%           2.4%            92.2%
                          $  6,733,658   $ 9,226,058   $ 1,324,953   $ 7,264,419   $ 3,017,761   $    699,402   $  108,416,439
                                    32            18             4             7             2              2              675
                          $      15.83   $     17.71   $     18.17   $     16.28   $     17.56   $       4.07   $        16.51
PORTFOLIO TOTALS             4,573,593     4,300,621     3,504,232     3,431,612     2,631,959      6,388,723       61,362,099
                                  7.0%          6.6%          5.4%          5.3%          4.0%           9.8%            94.0%
                          $108,953,988   $86,422,383   $75,006,652   $76,988,287   $66,403,077   $134,511,346   $1,343,568,733
                                   304           221           149           134            87            108            5,676
                          $      23.82   $     20.10   $     21.40   $     22.44   $     25.23   $      21.05   $        21.90

---------------
(1) Total net rentable square feet represented by expiring leases.

(2) Percentage of total net rentable feet represented by expiring leases.

(3) Annualized Rent is the monthly contractual rent under existing leases as of December 31, 1997 multiplied by 12. This amount reflects total base rent before any rent abatements, but includes expense reimbursements. Total rent abatements for leases in effect as of December 31, 1997 for the 12 months ending December 31, 1998 are approximately $9.5 million.

LEASE EXPIRATIONS -- TOTAL PORTFOLIO

     The following table sets forth a summary schedule of the lease expirations for the Office Properties for leases in place as of December 31, 1997, assuming that none of the tenants exercise renewal options or termination rights, if any, at or prior to the scheduled expirations:

                                                       PERCENTAGE                       ANNUALIZED
                                           SQUARE       OF TOTAL        ANNUALIZED         RENT         PERCENTAGE OF
                            NUMBER OF    FOOTAGE OF     OCCUPIED         RENT OF        OF EXPIRING    ANNUALIZED RENT
                             LEASES       EXPIRING       SQUARE          EXPIRING       LEASES PER       OF EXPIRING
YEAR OF LEASE EXPIRATION    EXPIRING       LEASES         FEET            LEASES        SQUARE FOOT       LEASES(1)
------------------------    ---------    ----------    ----------     --------------    -----------    ---------------
1998(2)...............        1,208       5,454,926        9.0%       $  115,030,835      $21.09              8.6%
1999..................          947       6,469,737       10.6           135,367,809       20.92             10.1
2000..................          973       8,334,900       13.7           179,723,239       21.56             13.4
2001..................          825       8,776,865       14.5           192,001,433       21.88             14.3
2002..................          720       7,494,931       12.4           173,159,684       23.10             12.9
2003..................          304       4,573,593        7.5           108,953,988       23.82              8.1
2004..................          221       4,300,621        7.1            86,422,383       20.10              6.4
2005..................          149       3,504,232        5.8            75,006,652       21.40              5.6
2006..................          134       3,431,612        5.7            76,988,287       22.44              5.7
2007..................           87       2,631,959        4.3            66,403,077       25.23              4.9
2008..................           43       1,859,287        3.1            45,585,979       24.52              3.4
2009..................           21         774,932        1.3            19,203,150       24.78              1.4
2010 and beyond.......           44       3,057,645        5.0            69,722,217       22.80              5.2
                              -----      ----------      -----        --------------                        -----
  Total/Weighted
     Average..........        5,676      60,665,240      100.0%(3)    $1,343,568,733      $21.90            100.0%
                              =====      ==========      =====        ==============                        =====

---------------
(1) Based on currently payable rent.

(2) Represents lease expirations from January 1, 1998 to December 31, 1998 and month-to-month leases.

(3) Reconciliation of total net rentable square footage is as follows:

                                                                SQUARE FOOTAGE    PERCENTAGE OF TOTAL
                                                                --------------    -------------------
Square footage occupied by tenants..........................      60,665,240              92.9%
Square footage used for management offices and building use,
  and remeasurement adjustments.............................         696,859               1.1
Square footage vacant.......................................       3,929,691               6.0
                                                                  ----------             -----
  Total net rentable square footage.........................      65,291,790             100.0%
                                                                  ==========             =====

LEASE DISTRIBUTIONS

     The following table sets forth information relating to the distribution of the Office Property leases, based on rentable square feet under lease, as of December 31, 1997:

                                                                    PERCENTAGE                                   PERCENTAGE
                                                        TOTAL      OF AGGREGATE                    ANNUALIZED   OF AGGREGATE
                                            PERCENT    OCCUPIED     PORTFOLIO                         RENT       PORTFOLIO
                                 NUMBER     OF ALL      SQUARE       OCCUPIED       ANNUALIZED     PER SQUARE    ANNUALIZED
   SQUARE FEET UNDER LEASE      OF LEASES   LEASES       FEET      SQUARE FEET         RENT           FOOT          RENT
   -----------------------      ---------   -------   ----------   ------------   --------------   ----------   ------------
2,500 or Less.................    2,111       37.1%    2,651,327        4.5%      $   53,306,953     $20.11          4.0%
2,501-5,000...................    1,241       21.9     4,425,891        7.3           91,348,801      20.64          6.7
5,001-7,500...................      645       11.4     3,941,275        6.5           81,850,253      20.77          6.1
7,501-10,000..................      335        5.9     2,901,540        4.8           62,623,563      21.58          4.7
10,001-20,000.................      687       12.1     9,709,038       16.0          207,045,803      21.33         15.4
20,001-40,000.................      363        6.4     9,854,438       16.1          220,294,918      22.35         16.4
40,001-60,000.................      125        2.2     6,024,324        9.9          136,425,729      22.65         10.2
60,001-100,000................       90        1.6     6,675,284       11.0          162,617,086      24.36         12.1
100,001 or Greater............       79        1.4    14,482,123       23.9          328,055,628      22.65         24.4
                                  -----      -----    ----------      -----       --------------                   -----
  Total/Weighted Average......    5,676      100.0%   60,665,240      100.0%      $1,343,568,733     $21.90        100.0%
                                  =====      =====    ==========      =====       ==============                   =====

OCCUPANCY

     The table below sets forth weighted average occupancy rates, based on square feet occupied, of the Office Properties owned by the Company at the indicated dates:

                                                                                      PERCENTAGE OF
                                                                   AGGREGATE         RENTABLE SQUARE
                            DATE                              RENTABLE SQUARE FEET    FEET OCCUPIED
                            ----                              --------------------   ---------------
December 31, 1992...........................................        9,095,684              73%
December 31, 1993...........................................       13,550,553              80
December 31, 1994...........................................       18,505,591              88
December 31, 1995...........................................       23,097,222              86
December 31, 1996...........................................       29,127,289              90
December 31, 1997...........................................       65,291,790              94

LEGAL PROCEEDINGS

     Neither the Company nor any of the Properties is presently subject to any material litigation nor, to the Company's knowledge, is any litigation threatened against the Company or any of the Properties, other than routine actions for negligence and other claims and administrative proceedings arising in the ordinary course of business, some of which are expected to be covered by liability insurance and all of which collectively are not expected to have a material adverse effect on the liquidity, results of operations, or business or financial condition of the Company.

OFFICE PROPERTY MARKET INFORMATION

     The Company operates in most of the top office markets in the United States. Emerging Trends in Real Estate 1998, Cognetics Real Estate, Inc. in June 1997, and 1998 Landauer Real Estate Market Forecast have each ranked the top office markets. Of the 23 markets listed below, the Company owns Office Properties in 19 of such markets as highlighted in bold, capitalized text.

                                                                             TOP 15 CITIES -- LANDAUER
                                    LEADING MARKETS FOR PRIMARY OFFICE          MOMENTUM INDEX FOR
     MARKETS TO WATCH IN 1998       EMPLOYMENT GROWTH -- 1997 TO 2007         OFFICE MARKETS -- 1998
     ------------------------       ----------------------------------       -------------------------
 1.  SAN FRANCISCO, CA          1.  LOS ANGELES, CA                      1.  PHOENIX, AZ
 2.  SEATTLE, WA                2.  NEW YORK, NY                         2.  DENVER, CO
 3.  BOSTON, MA                 3.  SAN FRANCISCO/OAKLAND/SAN JOSE, CA   3.  ORLANDO, FL
 4.  CHICAGO, IL                4.  CHICAGO, IL                          4.  SEATTLE, WA
 5.  NEW YORK, NY               5.  WASHINGTON, DC                       5.  NASHVILLE, TN
 6.  WASHINGTON, D.C.           6.  DALLAS/FORT WORTH, TX                6.  BOSTON, MA
 7.  SAN DIEGO, CA              7.  ATLANTA, GA                          7.  MINNEAPOLIS, MN
 8.  LOS ANGELES, CA            8.  BOSTON, MA                           8.  ATLANTA, GA
 9.  MINNEAPOLIS, MN            9.  HOUSTON/GALVESTON, TX                9.  DALLAS, TX
10.  Miami, FL                 10.  PHILADELPHIA, PA                    10.  Kansas City, KS
11.  DENVER, CO                11.  PHOENIX, AZ                         11.  CHARLOTTE, NC
12.  DALLAS, TX                12.  Detroit, MI                         12.  CHICAGO, IL
13.  HOUSTON, TX               13.  MINNEAPOLIS, MN                     13.  Cincinnati, OH
14.  PHOENIX, AZ               14.  MIAMI/FT. LAUDERDALE, FL            14.  SAN FRANCISCO, CA
15.  ATLANTA, GA               15.  TAMPA/ST. PETERSBURG, FL            15.  HOUSTON, TX
------------------------------------------------------------------------------------------------------
Source: Emerging Trends in
                               Source: Cognetics Real Estate, Inc.      Source: 1998 Landauer Real
Real Estate 1998 (Equitable    (June 1997)                              Estate Market Forecast
Real Estate Investment
Management, Inc. and Real
Estate Research Corporation)

     The Company's 25 largest markets, based on percentage of annualized rent, are set forth below.

                                                               PERCENTAGE OF    PERCENTAGE OF
                           MARKET                             ANNUALIZED RENT   RENTABLE AREA
                           ------                             ---------------   -------------
Chicago, IL.................................................       16.7%            15.6%
Boston, MA..................................................       15.6             12.2
Washington, DC..............................................        8.4              6.8
Atlanta, GA.................................................        7.7              8.7
Los Angeles, CA.............................................        5.8              5.2
San Francisco, CA...........................................        5.2              4.5
Seattle, WA.................................................        4.1              4.3
Philadelphia, PA............................................        3.6              3.8
Stamford, CT................................................        3.2              2.8
Houston, TX.................................................        3.1              4.2
Dallas, TX..................................................        3.0              3.9
New Orleans, LA.............................................        2.5              3.6
Austin, TX..................................................        1.9              2.2
Orange County, CA...........................................        1.7              1.9
San Jose, CA................................................        1.6              2.0
Cleveland, OH...............................................        1.4              1.9
Indianapolis, IN............................................        1.4              1.6
San Diego, CA...............................................        1.4              1.3
New York, NY................................................        1.2              0.9
Columbus, OH................................................        1.2              1.2
Orlando, FL.................................................        1.1              1.0
Minneapolis, MN.............................................        1.1              0.9
Denver, CO..................................................        0.8              1.0
Tampa, FL...................................................        0.6              0.7
San Antonio, TX.............................................        0.6              0.9
                                                                  -----            -----
  Total.....................................................       94.9%            93.1%
                                                                  =====            =====

     The Company believes that the current economic environment and lack of new office space are allowing the office building industry to gradually reestablish favorable supply and demand fundamentals. Continued office employment growth, when combined with the continuing disparity in certain markets between current rental rates and the rental rates required to support new development, is expected to result in continuing increases in occupancy, rental rates and profitability.

       MAJOR U.S. OFFICE MARKET SPACE COMPLETIONS, NET ABSORPTION(1) AND
                                 VACANCY RATES

                                    [GRAPH]

                                                                                                                           3rd Qtr
                    1988       1989      1990        1991        1992        1993        1994        1995        1996       1997
Completions      1,100,000  1,077,000  8,610,000   4,800,000   3,270,000   5,000,000   4,000,000   6,000,000  1,300,000   1,600,000
Net Absorption   1,040,000  8,510,000  7,000,000   4,300,000   3,450,000   4,800,000   4,850,000   4,350,000  6,100,000   6,250,000
Direct Vacancy
 Rate                   18         18      17.88          18       17.94          17          15          14      12.28        10.2


Source: CB Commercial Real Estate Group, Inc./Torto Wheaton Research

(1) CB Commercial Real Estate Group, Inc./Torto Wheaton Research defines net absorption as the net change in multi-tenant occupied space, in square feet, during that period.

     In the Company's 25 largest office markets, rental rates have begun to trend upwards as vacancies have decreased, and the Company believes that trends prevailing in these markets, taken as a whole, are characteristic of the trends prevailing in the markets in which Office Properties are situated, taken as a whole. Commercial office buildings in many markets are experiencing increasing demand for office space accompanied by a shift in bargaining power in favor of landlords and positive trends in rental rates and vacancies.

              THE COMPANY'S LARGEST MARKETS -- VACANCY RATE AND TW
                                 RENT INDEX(1)

                                   [GRAPH]

                                                                                                                           3rd Qtr
                    1988       1989      1990        1991        1992        1993        1994        1995        1996       1997
Vacancy Rate        18         18        19         19.36         19         17.48       16          14.14      12.36       10
TW Rent Index       16.19      15.94     16.53      16.34         16         15.15       15.75       16.3       17.77       19.85

Source: CB Commercial Real Estate Group, Inc./Torto Wheaton Research

(1) Torto Wheaton Research defines the Torto Wheaton (TW) Rent Index as a "statistically computed dollar value for a five year, 10,000 square foot lease for an existing average building in the statistical average of the metro or submarket area." The TW Rent Index and vacancy rate in the chart above represent the weighted average of the TW Rent Index for the Company's 25 largest markets excluding New Orleans and San Antonio which are not covered by Torto Wheaton Research.

     Since the early 1990s, the real estate office market has been characterized by declining new construction completions and continued moderate demand from tenants. These dynamics have brought about improved rental rates, occupancies and values. Since the early 1990s, when vacancy for all office space in the Company's 25 largest office markets peaked at approximately 20%, it has steadily declined. For these 25 markets, the overall vacancy rate for all office space is currently approximately 10.2%, and the vacancy rate for Class A office buildings is 9.8%. The Company believes that over the long term the demand and rental rates for well located, institutional quality office space will continue to increase and will remain competitive with new construction.

             THE COMPANY'S 25 LARGEST MARKETS -- NET ABSORPTION(1),
                         COMPLETIONS AND VACANCY RATES

                                   [Graph]

                                                                                                                          3rd Qtr
                    1988       1989        1990       1991         1992       1993       1994       1995        1996        1997
Completions     68,432,600  68,009,200  60,228,700  35,001,800  19,862,200  3,479,790  1,792,260   3,097,390  5,138,590   7,930,930
Vacancy Rate          17.7       17.49       18.29       18.51       18.12      16.72      15.28       13.88      12.15       10.18
Net Absorption  65,281,900  59,583,300  44,023,300  27,591,900  21,143,900 31,003,900 32,454,300  30,852,100 41,312,800  44,188,600

Source: CB Commercial Real Estate Group, Inc./Torto Wheaton Research and, in the case of New Orleans Jamison Research, Inc., and in the case of San Antonio, Baxter Southwest Corporate Realty Services.

(1) CB Commercial Real Estate Group, Inc./Torto Wheaton Research defines net absorption as the net change in multi-tenant occupied space, in square feet, during that period.

                      FOR THE COMPANY'S 25 LARGEST MARKETS
                     VACANCY RATES OF CLASS A OFFICE SPACE
    COMPARED TO VACANCY RATES FOR ALL OFFICE SPACE AS OF SEPTEMBER 30, 1997

                                                         DIRECT VACANCY RATE FOR   DIRECT VACANCY RATE FOR
                                                          CLASS A OFFICE SPACE        ALL OFFICE SPACE
                                                         -----------------------   -----------------------
San Jose, CA............................................           1.4%                      1.8%
San Francisco, CA.......................................           2.6                       3.7
Seattle, WA.............................................           3.3                       5.6
Minneapolis, MN.........................................           3.5                       5.8
Boston, MA..............................................           4.1                       5.3
Austin, TX..............................................           4.6                       6.4
San Antonio, TX.........................................           4.7                       9.1
Washington, DC..........................................           4.8                       7.4
Orlando, FL.............................................           5.2                       6.9
Tampa, FL...............................................           6.5                       9.9
Orange County, CA.......................................           6.6                      10.2
Denver, CO..............................................           6.8                       8.5
New York, NY............................................           7.4                       8.6
Houston, TX.............................................           7.6                      15.4
Cleveland, OH...........................................           7.9                      12.9
San Diego, CA...........................................           8.0                      11.1
Stamford, CT............................................           8.2                      12.0
Chicago, IL.............................................           8.2                      12.3
Atlanta, GA.............................................           9.1                      10.1
Columbus, OH............................................           9.7                       8.2
Dallas, TX..............................................           9.8                      14.6
Indianapolis, IN........................................          10.6                      13.2
Philadelphia, PA........................................          10.8                      11.6
New Orleans, LA.........................................          11.3                      19.0
Los Angeles, CA.........................................          12.8                      16.0
                                                                  ----                      ----
All 25 Markets..........................................           9.8%                     10.2%
                                                                  ====                      ====

---------------
Source: CB Commercial Real Estate Group, Inc./Torto Wheaton Research and in the case of New Orleans, Jamison Research, Inc. and, in the case of San Antonio, Baxter Southwest Corporate Realty Services.

     The Company believes that office property markets across the country are in a recovery. Given prospects for limited new development in many markets and continued growth in office demand, the Company believes that the office property market recovery will continue for the foreseeable future and will lead to increased rental rates and reduced concessions in most office property markets across the country. Based upon information published by CB Commercial Real Estate Group, Inc./Torto Wheaton Research, it is estimated that finance, insurance and real estate and office-based employment account for approximately 70% of the total U.S. primary office employment. Additionally, employment projections for the years 1998 through 2003 anticipate continued growth in U.S. employment with office-based employment growing at approximately 1.9% compared to total U.S. employment growth of approximately 1.6% per annum.

                                   MANAGEMENT

TRUSTEES AND EXECUTIVE AND SENIOR OFFICERS OF THE TRUST

     The Board of Trustees of the Trust, the managing general partner of the Company, currently consists of ten trustees, seven of whom are not employees or affiliates of the Trust, the Company or the Equity Group. The Board of Trustees is divided into three classes of trustees. The initial terms of the first, second and third classes will expire in 1998, 1999 and 2000, respectively. Beginning in 1998, trustees of each class will be chosen for three-year terms upon the expiration of their current terms, and each year, one class of trustees will be elected by the shareholders. The Trust believes that classification of the Board of Trustees will help to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Trustees.

     Information concerning the trustees and executive and senior officers of the Trust is set forth below.

NAME                             AGE                           OFFICES HELD
----                             ---                           ------------
Samuel Zell....................  56    Chairman of the Board, Trustee
Timothy H. Callahan............  47    President, Chief Executive Officer, Trustee
Michael A. Steele..............  51    Chief Operating Officer and Executive Vice President -- Real
                                       Estate Operations
Richard D. Kincaid.............  36    Executive Vice President, Chief Financial Officer
Stanley M. Stevens.............  49    Executive Vice President, Chief Legal Counsel and Secretary
Gary A. Beller.................  51    Executive Vice President -- Parking Facilities
Jeffrey L. Johnson.............  38    Chief Investment Officer and Senior Vice President --
                                       Investments
David H. Crawford..............  41    Senior Vice President -- Administration and General Counsel
                                       for Property Operations
Sybil J. Ellis.................  44    Senior Vice President -- Acquisitions
Frank Frankini.................  42    Senior Vice President -- Design & Construction
Frances P. Lewis...............  44    Senior Vice President -- Corporate Communications
Diane M. Morefield.............  39    Senior Vice President -- Finance/Capital Markets
David H. Naus..................  42    Senior Vice President -- Acquisitions
Michael E. Sheinkop............  35    Senior Vice President -- Portfolio Management
Sheli Z. Rosenberg.............  56    Trustee (term expires in 2000)
Thomas E. Dobrowski............  54    Trustee (term expires in 1998)
James D. Harper, Jr. ..........  64    Trustee (term expires in 1999)
Peter Linneman.................  46    Trustee (term expires in 2000)
Jerry M. Reinsdorf.............  62    Trustee (term expires in 1998)
William M. Goodyear............  49    Trustee (term expires in 2000)
David K. McKown................  60    Trustee (term expires in 2000)
H. Jon Runstad.................  56    Trustee (term expires in 1998)
Edwin N. Sidman................  55    Trustee (term expires in 1998)

     Samuel Zell has been a trustee and Chairman of the Board of the Trust since October 1996. For more than five years, Mr. Zell has served as Chairman of the Board of Directors of Equity Group Investments, L.L.C. an owner, manager and financier of real estate and corporations ("EGI"). For more than five years, Mr. Zell has served as Chairman of the Boards of Directors of Anixter International Inc., a provider of integrated network and cabling solutions ("Anixter"), American Classic Voyages Co., an owner and operator of cruise lines ("ACV"), and Manufactured Home Communities, Inc., a real estate investment trust specializing in the ownership and management of manufactured home communities ("MHC"). Since February 1993, Mr. Zell has served as a director of Sealy Corporation, a maker of bedding and related products ("Sealy"). Since March 1993, Mr. Zell has served as Chairman of the Board of Equity Residential Properties Trust, an owner and operator of multifamily residential properties ("EQR"). Since January 1995, Mr. Zell has served as a director of TeleTech Holdings, Inc., a provider of telephone and computer based customer care solutions. Since March 1995, Mr. Zell has served as a director of Quality Food Centers, Inc., an independent supermarket chain ("QFC"). Since April 1996, Mr. Zell has served as a director of Ramco Energy plc, an independent oil company based in the United Kingdom. Since March 1997, Mr. Zell has served as a director of Chart House Enterprises, Inc., an owner and operator of restaurants. Since April 1997,

Mr. Zell has served as the Chairman of the Board of Directors of Jacor Communications, Inc., an owner of radio stations ("Jacor").

     Timothy H. Callahan has been a trustee and Chief Executive Officer and President of the Trust since October 1996. Mr. Callahan has served on the Board of Managers and has been the Chief Executive Officer of EOH and Equity Office Properties, L.L.C., a property manager of office buildings ("EOP LLC"), from August 1996 until October 1997. Mr. Callahan was Executive Vice President and Chief Financial Officer of EGI from January 1995 until August 1996, was Executive Vice President of EGI from November 1994 through January 1995 and was Senior Vice President of EGI from July 1992 until November 1994. Mr. Callahan was a Director of MHC from May 1996 until October 1997. Mr. Callahan was Vice President -- Finance of the Edward J. DeBartolo Corporation, a developer, owner and operator of shopping centers, in Youngstown, Ohio, from July 1988 until July 1992. Mr. Callahan was employed by Chemical Bank, a commercial bank located in New York, New York, from July 1973 until March 1987.

     Michael A. Steele has been Chief Operating Officer and Executive Vice President -- Real Estate Operations for the Trust since February 1998 and was Executive Vice President -- Real Estate Operations for the Trust from October 1996 until February 1998. Mr. Steele was President and Chief Operating Officer of EOP LLC from July 1995 until October 1997. Mr. Steele was Executive Vice President of EOH from July 1995 until October 1997. Mr. Steele was President and Chief Operating Officer of Equity Office Properties, Inc., a subsidiary of EGI which provided real estate property management services ("EOP, Inc."), from November 1993 through October 1995. Mr. Steele was President and Chief Executive Officer of First Office Management, a former division of Equity Property Management, Inc., that provided real estate property management services ("FOM"), from June 1992 until October 1993. Mr. Steele was Senior Vice President and regional director for Rubloff, Inc., a full service real estate company in Chicago, Illinois, from April 1987 until June 1992.

     Richard D. Kincaid has been Executive Vice President and Chief Financial Officer of the Trust since March 1997 and was Senior Vice President and Chief Financial Officer of the Trust from October 1996 until March 1997. Mr. Kincaid was Senior Vice President and Chief Financial Officer of EOH from July 1995 until October 1997. Mr. Kincaid was Senior Vice President of EGI from February 1995 until July 1995. Mr. Kincaid was Senior Vice President of the Yarmouth Group, a real estate investment company in New York, New York, from August 1994 until February 1995. Mr. Kincaid was Senior Vice President -- Finance for EGI from December 1993 until July 1994. Mr. Kincaid was Vice President -- Finance for EGI from August 1990 until December 1993. Mr. Kincaid was Vice President for Barclays Bank PLC, a commercial bank located in Chicago, Illinois, from August 1987 until August 1990.

     Stanley M. Stevens has been Executive Vice President, Chief Legal Counsel and Secretary of the Trust since October 1996. Mr. Stevens was Executive Vice President and General Counsel of EOH from September 1996 until October 1997. Mr. Stevens was a vice president of Rosenberg & Liebentritt, P.C., a law firm in Chicago, Illinois, from December 1993 until September 1996. Mr. Stevens was a partner at Rudnick & Wolfe, a national law firm based in Chicago, Illinois, from October 1987 until December 1993.

     Gary A. Beller has been Executive Vice President of the Trust since March 1997. Mr. Beller has been President of Equity Capital Holdings L.L.C., the general partner of Equity Capital Holdings, L.P., an asset manager of parking facilities, since August 1997. Mr. Beller has been President of Equity Hotel Properties, Inc., a subsidiary of EGI which manages hotels, since November 1993. Mr. Beller was Senior Vice President -- Redevelopment of Equity Assets Management, Inc., a former subsidiary of EGI which provided real estate asset management services ("EAM") from October 1987 until March 1997.

     Jeffrey L. Johnson has been Chief Investment Officer and Senior Vice President -- Investments for the Trust since March 1998 and was Senior Vice President -- Investments for the Trust from March 1997 until February 1998. Mr. Johnson was Senior Vice President -- Asset Management for EOH from July 1996 until October 1997. Mr. Johnson was Senior Vice President -- Acquisitions for EOH from July 1995 until July 1996. Mr. Johnson was Senior Vice President -- Acquisitions of EOP, Inc. from December 1994 until July 1995 and was Vice President -- Acquisitions of EOP, Inc. from November 1993 until December 1994. Mr. Johnson was Vice President -- Acquisitions of EAM from September 1990 until October 1993.

Mr. Johnson was an Investor and Asset Manager for Aldrich Eastman Waltch, Inc., a real estate advisor in Boston, Massachusetts, from August 1987 until August 1990. Mr. Johnson was Senior Project Manager in the real estate investment group for First Wachovia, Inc., a commercial bank in Winston-Salem, North Carolina, from July 1983 until August 1987.

     David H. Crawford has been Senior Vice President -- Administration and General Counsel for Property Operations of the Trust since March 1997. Mr. Crawford was Senior Vice President and Associate General Counsel of EOH from September 1996 until October 1997. Mr. Crawford was Senior Vice President and General Counsel of EOH from July 1995 until September 1996 and of EOP LLC from September 1996 until July 1997. Mr. Crawford was Of Counsel to Rosenberg & Liebentritt, P.C. from February 1991 until December 1996. Mr. Crawford was Senior Vice President and General Counsel of EOP, Inc. from November 1993 until July 1995. Mr. Crawford was Vice President and General Counsel of FOM from February 1991 until November 1993. Mr. Crawford was an associate at Kirkland & Ellis, a national law firm based in Chicago, Illinois, from June 1988 until February 1991.

     Sybil J. Ellis has been Senior Vice President -- Acquisitions of the Trust since March 1997. Ms. Ellis was Senior Vice President -- Acquisitions of EOH from July 1995 until October 1997. Ms. Ellis was Senior Vice President -- Acquisitions of EOP, Inc. from July 1994 through July 1995 and was Vice President -- Acquisitions of EOP, Inc. from November 1993 until July 1994. Ms. Ellis was Vice President -- Acquisitions of EAM from March 1990 until October 1993.

     Frank Frankini has been Senior Vice President -- Design and Construction of the Trust since March 1997. Mr. Frankini was Senior Vice President -- Design and Construction of EOP LLC from July 1995 until October 1997. Mr. Frankini was Senior Vice President -- Engineering and Operations of EOP, Inc. from November 1993 until July 1995. Mr. Frankini was Senior Vice President -- Engineering and Operations of FOM from October 1990 until October 1993. Mr. Frankini was National Director of Engineering and Operations for Rubloff, Inc., a full service real estate company in Chicago, Illinois, from October 1984 until October 1990.

     Frances P. Lewis has been Senior Vice President -- Corporate Communications for the Trust since April 1997. Ms. Lewis was Vice President -- Corporate Communications of EGI from November 1994 until April 1997. Ms. Lewis was Vice President -- Publications of EGI from September 1988 until October 1994.

     Diane M. Morefield has been Senior Vice President -- Finance/Capital Markets of the Trust since July 1997. Ms. Morefield was Senior Manager in the Corporate Finance practice of Deloitte & Touche, a public accounting and consulting firm, from November 1994 until July 1997. Ms. Morefield was Executive Vice President of the Fordham Company, a real estate development company located in Chicago, Illinois, from November 1993 until November 1994. Ms. Morefield was Team Leader for the Real Estate Group division, in the Midwest, of Barclays Bank, a commercial bank located in Chicago, Illinois, from 1982 until November 1993.

     David H. Naus has been Senior Vice President -- Acquisitions of the Trust since March 1997. Mr. Naus was Senior Vice President -- Acquisitions for EOH from December 1995 until October 1997. Mr. Naus was Vice President -- Acquisitions of EOH from July 1995 until December 1995. Mr. Naus was Vice President -- Acquisitions of EOP, Inc. from November 1993 until July 1995. Mr. Naus was Vice President -- Acquisitions of EAM from November 1992 until November 1993. Mr. Naus was Vice President of EAM from October 1988 until November 1992.

     Michael E. Sheinkop has been Senior Vice President -- Portfolio Management for the Trust since January 1998. Mr. Sheinkop was Senior Vice President -- Divisional Manager of EOH from March 1997 until October 1997 and for the Trust from March 1997 through December 1997. Mr. Sheinkop was Senior Vice President -- Asset Management of EOH from December 1995 until February 1997. Mr. Sheinkop was Vice President -- Asset Management of EOH from July 1995 until December 1995. Mr. Sheinkop was Vice President -- Asset Management of EOP, Inc. from November 1993 until July 1995. Mr. Sheinkop was Vice President of EAM from March 1990 until November 1993.

     Sheli Z. Rosenberg has been a trustee of the Trust since March 1997. Since November 1994, Ms. Rosenberg has been Chief Executive Officer and President of EGI. From 1980 until 1997, Ms. Rosenberg was a principal of the law firm of Rosenberg & Liebentritt, P.C. and is now of counsel to the firm. For more than five years, Ms. Rosenberg has served on the Board of Directors of each of the following companies: EGI, AVC, and Anixter. Since March 1993, Ms. Rosenberg has been a trustee of EQR. Since 1994, Ms. Rosenberg has been a director of Jacor and since April 1997, has served as the Vice Chairman of the Board of Directors of Jacor. Ms. Rosenberg was a vice president of First Capital Benefit Administrators, Inc., a wholly owned indirect subsidiary of Great American Management and Investment, Inc., ("FCBA") which filed a Chapter 7 Bankruptcy petition on January 3, 1995, resulting in FCBA's liquidation. On November 15, 1995, an order closing the FCBA bankruptcy case was entered by the Bankruptcy Court for the Central District of California. Since March 1996, Ms. Rosenberg has been a director of QFC. Since August 1986, Ms. Rosenberg has been a director of MHC. Since April 1997, Ms. Rosenberg has been a director of Illinois Power Co., a supplier of electricity and natural gas in Illinois, the holding company of which is Illinova Corp., of which Ms. Rosenberg is also a director. Since May 1997, Ms. Rosenberg has been a director of CVS Corporation, a drugstore chain.

     Thomas E. Dobrowski has been a trustee of the Trust since July 1997. Since December 1994, Mr. Dobrowski has been the managing director of real estate and alternative investments of General Motors Investment Management Corporation ("GMIMCO"), an investment advisor to several pension funds of General Motors Corporation ("GM") and its subsidiaries and to several other clients also controlled by GM. Since March 1993, Mr. Dobrowski has been a director of MHC. Since April 1994, Mr. Dobrowski has been a director of Red Roofs Inns, Inc., an owner and operator of hotels. Since May 1997, Mr. Dobrowski has been a director of Taubman Centers Inc., an equity REIT focused on regional shopping centers.

     James D. Harper, Jr. has been a trustee of the Trust since July 1997. Since 1982, Mr. Harper has been president of JDH Realty Co., a real estate development and investment company. Since 1988, he has been a co-managing partner in AH Development, S.E. and AH HA Investments, S.E., special limited partnerships formed to develop over 400 acres of land in Puerto Rico. Since May 1993, Mr. Harper has been a trustee of EQR. Since 1993, Mr. Harper has been a trustee of Urban Land Institute. Since 1997, Mr. Harper has been a director of Burnham Pacific Properties Inc., a REIT that owns, develops and manages commercial real estate properties in California. Since June 1997, Mr. Harper has been a director of American Health Properties, Inc., a REIT specializing in health care facilities.

     Peter Linneman has been a trustee of the Trust since July 1997. Dr. Linneman has been a Professor of Finance and Public Policy at the Wharton School of the University of Pennsylvania since 1979, the Albert Sussman Professor of Real Estate at the Wharton School since 1989 and a director of the Wharton Real Estate Center since 1986. In addition, he is an Urban Land Institute Research Fellow and a member of the National Association of Real Estate Investment Trusts. Since 1986, Dr. Linneman has been a trustee of Universal Health Realty Trust, a REIT that invests in health care and human service related facilities. Since 1992, Dr. Linneman has been a trustee of Kranzco Realty Trust, a REIT that owns, develops, operates, leases, manages, and invests in neighborhood and community shopping centers and free-standing properties. Since 1993, Dr. Linneman has been a trustee of Gables Residential Properties Trust, a self-administered, self-managed residential property REIT. Since 1996, Dr. Linneman has served as a director of Nevada Investment Holdings, a full service real estate company which focuses on community shopping centers. From 1993 until 1996, Dr. Linneman was Chairman of the Board of Directors of Rockefeller Center Properties, Inc., a REIT which previously held the first mortgage loan relating to Rockefeller Center in New York City.

     Jerry M. Reinsdorf has been a trustee of the Trust since July 1997. For more than five years, Mr. Reinsdorf has been the Chairman of the Chicago White Sox baseball team, the Chairman of the Chicago Bulls basketball team, and a partner of Bojer Financial Ltd., a real estate investment company located in Northbrook, Illinois. Since 1996, Mr. Reinsdorf has served as a director of LaSalle National Bank, N.A., a commercial bank in Chicago, Illinois, the holding company of which is LaSalle National Corporation, of which Mr. Reinsdorf is also a director. Since 1993, Mr. Reinsdorf has been a trustee of Northwestern University in Evanston, Illinois.

     William M. Goodyear has been a trustee of the Trust since July 1997. Since July 1997, Mr. Goodyear has been Chairman of Bank of America, Illinois, the Midwest business development unit of BankAmerica Corporation, a commercial bank. Mr. Goodyear was Chairman and Chief Executive Officer of Bank of America Illinois, a subsidiary of BankAmerica Corporation, from September 1994 until June 1997, at which time it merged with Bank of America NT & SA, a subsidiary of BankAmerica Corporation. For more than two years prior to September 1994, Mr. Goodyear was a Vice Chairman and a member of the Board of Directors of Continental Bank Corporation, the parent company of Continental Bank, N.A., a commercial bank which merged into Bank of America Illinois in September 1994. Since June 1992, Mr. Goodyear has been a member of the Board of Trustees of the Museum of Science and Industry in Chicago, Illinois. Mr. Goodyear has been a member of the Board of Trustees of the University of Notre Dame since May 1996 and of Rush-Presbyterian St. Lukes Medical Center in Chicago, Illinois, since June 1996. Mr. Goodyear has been a member of the Advisory Council for the University of Chicago Graduate School of Business since September 1995.

     David K. McKown has been a trustee of the Trust since July 1997. Since 1993, Mr. McKown has been Group Executive of the Diversified Finance and Real Estate Operating Partnership Unit of BankBoston, N.A., a commercial bank. Mr. McKown was director of Loan Review for BankBoston, N.A. from 1990 until 1993. Mr. McKown serves as a Director of Electrolux Corporation.

     H. Jon Runstad was appointed a trustee of the Trust effective January 1, 1998. See "Recent Developments -- Wright Runstad Acquisition." Since 1971, Mr. Runstad has been President and Chief Executive Officer of Wright Runstad & Company, a Seattle, Washington based owner, manager and developer of office buildings in the western United States, primarily in the Pacific Northwest. Since 1987, Mr. Runstad has served as a member of the Board of Regents for the University of Washington. Since July 1975, Mr. Runstad has served as a trustee for the Downtown Seattle Association.

     Edwin N. Sidman was appointed a trustee of the Trust effective March 1, 1998, pursuant to the Merger Agreement. Mr. Sidman served as Chairman of the Board and a director of Beacon from 1994 until the consummation of the Beacon Merger in December 1997. He is currently the managing partner of The Beacon Companies, a private company involved in real estate investment, development and management. Prior to joining Beacon in 1971, Mr. Sidman practiced law with the predecessor to the firm of Rubin and Rudman in Boston. Mr. Sidman's professional affiliations include service as Senior Vice Chairman of the National Realty Committee. Mr. Sidman is a member of the Board of Trustees of Duke University and a member of the Board of Directors and Executive Committee for the United Way of Massachusetts Bay.

COMMITTEES OF THE BOARD OF TRUSTEES

     AUDIT COMMITTEE. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and nonaudit fees and reviews the adequacy of the Trust's (and the Company's) internal accounting controls. The members of the Audit Committee are Messrs. Dobrowski, Goodyear and Reinsdorf.

     EXECUTIVE COMMITTEE. The Executive Committee has the authority within certain parameters to acquire, dispose of and finance investments for the Trust (including the issuance by the Company of additional Units or other equity interests) and approve the execution of contracts and agreements, including those related to the borrowing of money by the Company, and generally exercise all other powers of the Board of Trustees except as prohibited by law. The members of the Executive Committee are Messrs. Zell, Callahan and Linneman.

     COMPENSATION COMMITTEE. The Compensation Committee determines compensation for the Trust's executive officers. The Compensation Committee reviews and makes recommendations concerning proposals by management with respect to compensation, bonuses, employment agreements and other benefits and policies respecting such matters for the executive officers of the Trust. The members of the Compensation Committee are Ms. Rosenberg and Messrs. Harper and McKown.

     The Board of Trustees does not have a nominating committee and the entire Board will perform the function of such a committee.

COMPENSATION OF THE BOARD OF TRUSTEES; PAYMENT IN COMMON SHARES

     The Trust pays its nonemployee trustees an annual fee of $40,000. In addition, nonemployee trustees who serve on the Audit Committee, Executive Committee or Compensation Committee receive an additional $1,000 per annum for each committee on which they serve. Committee chairs receive an additional $500 per annum. These fees have been and generally are expected to be paid in Common Shares. Trustees who are employees of the Trust are not paid any trustees' or committee fees. The Company reimburses its trustees for travel expenses incurred in connection with their activities on behalf of the Trust. After the IPO, each trustee (other than Messrs. Zell and Callahan and Ms. Rosenberg) received a grant of options to purchase 10,000 Common Shares at the IPO price. Under the Trust's 1997 Employee Share Option and Share Award Plan (the "Employee Plan"), each trustee then in office (including Messrs. Zell and Callahan and Ms. Rosenberg for the years after 1997) will receive an annual grant of options to purchase 10,000 Common Shares at the then current market price on the date of the meeting of the Board of Trustees held immediately after the annual meeting of the Trust shareholders. These grants of options to purchase 10,000 Common Shares will vest as follows: options for 3,333 Common Shares will vest six months after the grant date, options for an additional 3,333 Common Shares will vest on the first anniversary of the grant date, and options for the remaining 3,334 Common Shares will vest on the second anniversary of the grant date. Trustees who perform other functions for the Trust may receive additional options under the Employee Plan.

EXECUTIVE COMPENSATION

     The following table sets forth the annual base salary levels and bonuses awarded for 1997, and options and restricted share awards granted in 1997, to the Trust's Chief Executive Officer and the Trust's four other most highly paid executive officers (the "Named Executive Officers"). Information for 1996 is not presented because the Trust had no operations during such period and the Named Executive Officers were employed by other affiliated entities, as well as by the Equity Office Predecessors.

                                                                              1997                                 RESTRICTED
                                                                   1998       BASE        1997        OPTIONS        SHARE
          NAME                            TITLE                    BASE      SALARY      BONUS      ALLOCATED(1)   AWARDS(2)
          ----                            -----                  --------   --------   ----------   ------------   ----------
Timothy H. Callahan.....  President and Chief Executive Officer  $700,000   $600,000   $1,050,000     450,000      $5,152,188
Michael A. Steele.......  Chief Operating Officer and Executive   350,000    265,000      525,000     250,000       1,558,438
                          Vice President -- Real Estate
                          Operations
Richard D. Kincaid......  Executive Vice President, Chief         300,000    235,000      465,000     250,000       1,558,438
                          Financial Officer
Stanley M. Stevens......  Executive Vice President, Chief Legal   375,000    325,000      375,000     225,000         627,000
                          Counsel
Jeffrey L. Johnson......  Chief Investment Officer and Senior     275,000    225,000      275,000     183,500         330,000
                          Vice President -- Investments

---------------
(1) See "-- Option and Restricted Share Plan" below.

(2) On September 14, 1997 and December 16, 1997, the Compensation Committee of the Board of Trustees granted restricted shares to certain of the Trust's executive officers pursuant to the Employee Plan. Mr. Callahan was granted awards of 85,000 and 70,000 Common Shares, respectively, and Mr. Steele and Mr. Kincaid were each granted awards of 17,000 and 30,000 Common Shares, respectively. In addition, on December 16, 1997, the Compensation Committee of the Board of Trustees granted Mr. Stevens an award of 19,000 Common Shares and Mr. Johnson an award of 10,000 Common Shares. These awards will vest over a five-year period after being granted (50% after year three, 25% after year four, and 25% after year five). The dollar value shown in the table for the restricted shares is based on the closing price of the Common Shares on the NYSE on September 12, 1997 and December 16, 1997.

                       OPTION GRANTS IN FISCAL YEAR 1997

                                                                                               POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                                                                                                  ANNUAL RATES OF
                       NUMBER OF    PERCENT OF TOTAL                                            COMMON SHARE PRICE
                       SECURITIES       OPTIONS                                                  APPRECIATION FOR
                       UNDERLYING      GRANTED TO      EXERCISE PRICE                             OPTION TERM(1)
                        OPTIONS       EMPLOYEES IN       PER COMMON        EXPIRATION        -------------------------
        NAME           GRANTED(2)     FISCAL YEAR         SHARE(3)            DATE             5%(4)         10%(5)
        ----           ----------   ----------------   --------------   -----------------    ----------    -----------
Timothy H.
  Callahan...........   200,000           9.4%             $21.00            July 7, 2007    $2,642,000    $ 6,694,000
                        250,000                             33.00       December 16, 2007     5,187,500     13,147,500
Michael A. Steele....   150,000           5.2               21.00            July 7, 2007     1,981,500      5,020,500
                        100,000                             33.00       December 16, 2007     2,075,000      5,259,000
Richard D. Kincaid...   150,000           5.2               21.00            July 7, 2007     1,981,500      5,020,500
                        100,000                             33.00       December 16, 2007     2,075,000      5,259,000
Stanley M. Stevens...   150,000           5.1               21.00            July 7, 2007     1,981,500      5,020,500
                         75,000                             33.00       December 16, 2007     1,556,250      3,944,250
Jeffrey L. Johnson...   125,000           3.8               21.00            July 7, 2007     1,651,250      4,183,750
                         58,500                             33.00       December 16, 2007     1,213,875      3,076,515

---------------
(1) In accordance with the rules of the Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound share price appreciation of 5% and 10% from the date the options were granted over the full option term. No gain to the optionee is possible without an increase in the price of Common Shares, which would benefit all shareholders.

(2) All options are granted at the fair market value of the Common Shares at the date of grant. Options granted are for a term of not more than ten years from the date of grant and vest in three equal annual installments (rounded to the nearest whole Common Share) over three years.

(3) The exercise price for the initial grant of options on July 7, 1997 was based on the IPO price. The exercise price for the grant of options on December 16, 1997 was the closing price of the Common Shares on the date of grant.

(4) An annual compound share price appreciation of 5% from the IPO price of $21.00 and the December 16, 1997 closing price of $33.00 per Common Share yields a price of $34.21 and $53.75 per Common Share, respectively.

(5) An annual compound share price appreciation of 10% from the IPO price of $21.00 and the December 16, 1997 closing price of $33.00 per Common Share yields a price of $54.47 and $85.59 per Common Share, respectively.

OPTION AND RESTRICTED SHARE PLAN

     In July 1997, the Trust adopted the Employee Plan for the purpose of attracting and retaining highly qualified executive officers, trustees, employees and consultants. The Trust has reserved Common Shares for issuance pursuant to the Employee Plan. In connection with the establishment of the Employee Plan, the Trust granted additional options to purchase Common Shares to certain officers, trustees, employees and consultants of the Trust at the IPO price.

     Grants under the Employee Plan have been and will continue to be exempt under Rule 16b-3 under the Exchange Act. The Employee Plan is administered by the Compensation Committee and provides for the granting of share options, share appreciation rights or restricted shares with respect to up to 6.8% of the Trust's outstanding Common Shares (calculated on a fully diluted basis) to executive or other employees of the Trust. Share options may be granted in the form of "incentive stock options" (as defined in Section 422 of the Code) or nonstatutory share options, and are exercisable for up to ten years following the date of the grant. The exercise price of each option will be set by the Compensation Committee; provided, however, that the price per share must be equal to or greater than the fair market value of the Common Shares on the grant date.

     The Employee Plan also provides for the issuance of share appreciation rights which will generally entitle a holder to receive cash or shares, as determined by the Compensation Committee at the time of exercise, equal to the difference between the exercise price and the fair market value of the Common Shares. In addition, the Employee Plan permits the Trust to issue Restricted Common Shares to executive or other key employees upon such terms and conditions as shall be determined by the Compensation Committee in its sole discretion.

401(K) PLAN

     The Trust has established the Equity Office Properties Trust Section 401(k) Savings/Retirement Plan (the "401(k) Plan") to cover eligible employees of the Trust and any designated affiliate (including the Company).

     The 401(k) Plan permits eligible employees of the Trust to defer up to 16% of their annual compensation, subject to certain limitations imposed by the Code. The employees' elective deferrals are immediately vested and nonforfeitable upon contribution to the 401(k) Plan.

EMPLOYEE SHARE PURCHASE PLAN

     In July 1997, the Trust adopted its 1997 Non-Qualified Employee Share Purchase Plan (the "Purchase Plan") for the purpose of attracting and retaining highly qualified executive officers, trustees and employees. The Trust has reserved Common Shares for issuance pursuant to the Purchase Plan.

     The Purchase Plan is qualified under Rule 16b-3 under the Exchange Act. The Purchase Plan is administered by the Compensation Committee and allows eligible employees and trustees to acquire an interest in the Trust through the purchase of Common Shares from the Trust at a price equal to 85% of the lesser of (i) the closing price of the Common Shares on the NYSE on the day prior to the purchase or (ii) the average closing price of the Common Shares on the NYSE for the six-month period prior to the purchase. A total of 2,000,000 Common Shares (subject to adjustment for share splits, share distributions, recapitalizations or other corporate restructurings) has been reserved for issuance under the Purchase Plan.

     Common Shares will be offered under the Purchase Plan in semi-annual offering periods. Eligible employees and trustees who elect to participate in the Purchase Plan will be able to use funds accumulated through cash contributions or payroll deductions to purchase Common Shares at a price less than the fair market value of the Common Shares on the date of purchase.

INCENTIVE COMPENSATION

     The Trust has an incentive compensation plan for key officers of the Trust and its subsidiaries and affiliates. This plan provides for payment of cash bonuses to each participating officer after evaluating the officer's performance and the overall performance of the Trust. The Chief Executive Officer makes recommendations to the Compensation Committee of the Board of Trustees, which makes the final determination for the award of bonuses. The Compensation Committee determines such bonuses, if any, for the Chief Executive Officer.

BEACON STOCK OPTION PLANS

     In connection with the Beacon Merger, the Company assumed the obligations of Beacon under Beacon's 1994 Stock Option and Incentive Plan (the "Beacon 1994 Plan") and Beacon's 1996 Stock Option Plan (the "Beacon 1996 Plan" and, together with the Beacon 1994 Plan, the "Beacon Plans"). The Trust reserved 4,749,095 Common Shares for issuance pursuant to the options outstanding under the Beacon Plans as of the date of the consummation of the Beacon Merger, and, as of December 31, 1997, had issued 3,829,739 of such Common Shares to former Beacon employees who exercised such options. The Company will not grant any new options pursuant to the Beacon Plans and no additional Common Shares will be reserved for issuance under the Beacon Plans (other than pursuant to anti-dilution provisions).

     The Beacon 1994 Plan provided for the grant to officers, certain other employees and, on a limited basis, nonemployee directors of Beacon of (i) stock options that qualify as "incentive stock options" (as defined in Section 422 of the Code), (ii) stock options that do not so qualify, (iii) stock options in lieu of cash for directors' fees and employee bonuses, (iv) shares of Beacon Common Stock contingent on the attainment of performance goals or subject to other restrictions and (v) grants of shares of Beacon Common Stock in lieu of cash compensation. The Beacon 1996 Plan provided for the grant of stock options to Beacon employees other than senior executive officers. The Beacon Plans were each qualified under Rule 16b-3 of the Exchange Act. The Company's obligations under the Beacon Plans are administered by the Compensation Committee.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time (the "Maryland REIT Law"), permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Trust's declaration of trust, as amended from time to time, and as filed with the State Department of Assessments and Taxation of Maryland (the "Declaration of Trust"), contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

     The Declaration of Trust authorizes the Trust, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former trustee or officer or (b) any individual who, while a trustee of the Trust and at the request of the Trust, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former trustee or officer of the Trust. The Bylaws obligate the Trust, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer who is made party to the proceeding by reason of his service in that capacity or (b) any individual who, while a trustee or officer of the Trust and at the request of the Trust, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the Trust to indemnify and advance expenses to any person who served a predecessor of the Trust in any of the capacities described above and to any employee or agent of the Trust or a predecessor of the Trust. The Bylaws require the Trust to indemnify a trustee or officer (or any former trustee or officer) who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity against reasonable expenses incurred in connection with the proceeding.

     The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law, as amended from time to time (the "MGCL"), for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The foregoing limitations on indemnification are expressly set forth in the Bylaws. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. Under the MGCL, as a condition to advancing expenses, as required by the Bylaws, the Trust must first receive (a) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Trust and
(b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the standard of conduct was not met. In addition, Mr. Dobrowski will be indemnified by GMIMCO and will be covered by an insurance policy maintained by GM, of which GMIMCO is a subsidiary, in connection with serving on the Board.

     The limited partnership agreement of the Company (the "Partnership Agreement") also provides for indemnification of the Trust and its officers and trustees to the same extent that indemnification is provided to officers and trustees of the Trust in its Declaration of Trust, and limits the liability of the Trust and its officers and trustees to the Company and its respective partners to the same extent that the Declaration of Trust limits the liability of the officers and trustees of the Trust to the Trust and its shareholders.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FORMATION TRANSACTIONS

     BACKGROUND. The Trust was formed pursuant to the consolidation (the "Consolidation") in July 1997 of the ownership of the Properties owned by the four Zell/Merrill Lynch institutional real estate investment funds (each a "ZML Fund" and collectively, the "ZML Funds") and the Management Business owned by the Equity Group. The ZML Funds were formed during the period from 1988 to 1996 to acquire, improve, own, manage, operate and dispose of primarily office properties.

     Each ZML Fund consisted of (i) a limited partnership organized under the laws of the State of Illinois (each a "ZML Opportunity Partnership"), (ii) a general partner of such ZML Opportunity Partnership (each a "ZML Partner") which was controlled by Mr. Zell and in which Merrill Lynch & Co. ("Merrill Lynch") was a limited partner and (iii) a Delaware corporation or Maryland real estate investment trust (each a "ZML REIT"), as the case may be, that served as the majority limited partner in ZML Opportunity Partnerships I and II and the sole limited partner in ZML Opportunity Partnerships III and IV. There were several institutional investor limited partners in ZML Opportunity Partnerships I and II (collectively, "Investor Limited Partners") in addition to ZML REITs I and II. All of the Investor Limited Partners were given an opportunity to convert their interest into an interest in the corresponding ZML REIT in connection with the Consolidation (which interests were subsequently converted into Common Shares as described below), and all but one Investor Limited Partner (in ZML Opportunity Partnership II) elected to do so.

     CONSOLIDATION. In advance of or simultaneous with the IPO, the Trust engaged in the transactions described below, which were designed to consolidate the ownership of the Office Properties, the Parking Facilities and the Management Business, to facilitate the IPO and to enable the Trust to qualify as a REIT for federal income tax purposes commencing with the taxable year ending December 31, 1997.

     - The ZML Opportunity Partnerships, the predecessor owners of the Office Properties and Parking Facilities that comprised the Company's initial portfolio, contributed to the Company all of their interests in such Office Properties and Parking Facilities.

     - The ZML REITs (each a majority or sole limited partner of a ZML Opportunity Partnership) merged into the Trust, with the Trust succeeding to their interest in, and also becoming the managing general partner of, the ZML Opportunity Partnerships.

     - Certain entities (collectively, the "Equity Group") owned directly or indirectly by certain trusts (together with certain partnerships comprised of such trusts, the "Equity Group Owners") established for the benefit of the families of Mr. Zell and of Mr. Robert Lurie, the deceased former partner of Mr. Zell, contributed to the Company substantially all of the interests in the Management Business.

     - Shareholders in the ZML REITs received Common Shares in exchange for their interests in the ZML REITs.

     - Partners in the ZML Opportunity Partnerships (including the Trust as the successor to the ZML REITs) received Units (to be distributed over the two-year period ending July 11, 1999). Such Units are intended to correspond in value to, and be exchangeable commencing two years following the closing of the IPO for, Common Shares or, at the Trust's option, cash equal to the fair market value of such Common Shares.

     - Units in the Company were issued to the Equity Group in exchange for the Management Business, which Units will be exchangeable for Common Shares, or, at the Trust's option, the cash equivalent thereof, commencing one year following the closing of the IPO.

     - The Management Business made a distribution to the Equity Group Owners of cash on hand from pre-closing operations, which funds were not acquired by the Trust pursuant to the Consolidation. Affiliates of Mr. Zell received approximately $11.4 million of such distribution.

     - The Company and EOH transferred the Managed Property Business to EOP Management Company, in which the Company now owns nonvoting stock representing 95% of the equity interest and EOH owns all of the voting stock, representing 5% of the equity interest.

LEASES AND PARKING OPERATIONS

     The Company leases office space owned by Two North Riverside Plaza Joint Venture, a partnership comprised of trusts established for the benefit of the families of Mr. Zell and Mr. Lurie, at Two North Riverside Plaza, Chicago, Illinois 60606. In addition, EGI, an entity owned by the Equity Group Owners, and its affiliates have in the past provided the Company and its predecessors with certain administrative, office facility services and other services with respect to certain aspects of the Company's business, including, but not limited to, financial and accounting services, tax services, investor relations, and other services. The Company paid approximately $12,786,000 and $12,500,000 during the years ended December 31, 1996 and 1997, respectively, to EGI and its affiliates for such office space and services, which amounts were calculated to approximate a market rental rate for the office space and the actual cost of providing these services. See Note 9 of the Notes to the 1996 Combined Financial Statements of Equity Office Predecessors included elsewhere in this Prospectus. The independent members of the Board of Trustees annually review and approve the rates charged by EGI for services rendered to the Company.

     EQR and certain other affiliates of the Trust and the Company lease space in certain of the Office Properties. The terms of the leases are consistent with terms of unaffiliated tenants' leases. Total rents and other amounts paid by affiliates under their respective leases were approximately $4,081,200, $3,471,500 and $2,657,500 for the nine months ended September 30, 1997 and for the years ended December 31, 1996 and 1995, respectively.

     SZ Parking Limited Partnership, an affiliate of the Equity Group Owners, has an indirect 10% limited partnership interest in Standard Parking Limited Partnership ("SPLP") which manages the parking operations of certain Office Properties. Management believes amounts paid to SPLP are equivalent to market rates for such services.

     The Company entered into various lease agreements with SPLP or affiliates of SPLP whereby SPLP or its affiliates lease certain Parking Facilities from the Company. Certain of these lease agreements provide SPLP or its affiliates with annual successive options to extend the term of the lease through various dates. The rent paid in the years ended December 31, 1997, 1996 and 1995 under these lease agreements was approximately $11,049,000, $3,161,500 and $1,691,600, respectively. In addition, the Company may receive additional rent based upon actual gross revenues generated by these Parking Facilities. In accordance with certain of these leases, the Company may be obligated to make an early termination payment if agreement is not reached as to rent amounts to be paid.

EQUITY GROUP DISTRIBUTIONS AND FEES

     The partners of the ZML Partners, affiliates of the Equity Group Owners, have received distributions and fees from the Company through their ownership interests in the ZML Partners of approximately $22,646,100 and $8,603,600 for the nine months ended September 30, 1997 and for the year ended December 31, 1996, respectively.

WRIGHT RUNSTAD ACQUISITION

     In connection with the Wright Runstad Acquisition, H. Jon Runstad was elected as a trustee of the Trust effective January 1, 1998. Mr. Runstad received, directly and indirectly, 552,968 Units in exchange for his interest in the ten Office Properties and WRALP. Also, Thomas E. Dobrowski, a trustee of the Trust, is the managing director of real estate and alternative investments of General Motors Investment Management Corporation, an investment advisor to several pension funds of General Motors Corporation ("GM") and its subsidiaries and to several clients also controlled by GM, including First Plaza, which received $192.4 million in cash, 3,435,688 Common Shares and warrants to purchase 3,350,000 Common Shares in exchange for First Plaza's interest in the Office Properties acquired in the Wright Runstad Acquisition.

MISCELLANEOUS

     In March 1997, the ZML Partners of ZML Opportunity Partnerships I and II made certain payments to the IRS in connection with closing agreements pursuant to which the IRS agreed that neither ZML REIT I nor ZML REIT II would be disqualified as a REIT as a result of certain technical violations of the REIT provisions of the Code. The amounts of such payments were $15,000 and $5,270,000, respectively, for ZML REITs I and II.

     EOP Management Company has entered into third-party management contracts, on terms equivalent to third-party transactions, with respect to properties not owned by the Company, but that are owned or controlled by the Equity Group. See "Risk Factors -- Conflicts of Interest in Connection with Formation and Business of the Trust and the Company." Income recognized for similar services rendered for the nine months ended September 30, 1997 and for the years ended December 31, 1996 and 1995, was approximately $3,841,000, $5,120,000, and $5,899,000, respectively.

     Rosenberg & Liebentritt, P.C., a law firm in which Ms. Rosenberg, a trustee, was a principal until September 11, 1997 and is now of counsel, received legal fees from the Company of $1,900,000, $3,480,500 and $3,230,100 for the nine months ended September 30, 1997 and for the years ended December 31, 1996 and 1995, respectively.

     Certain services for the Company's tenants that may not be permissibly undertaken by a REIT are conducted through a service corporation owned entirely by affiliates of the Equity Group Owners. The Company pays such service corporation a fee for such services. The Company has no control over, or ownership interest in, such service corporation, which operates as an independent contractor. The Company may terminate such services at any time upon 30-days' notice.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

     The following is a discussion of the policies with respect to investments, financing and certain other activities of the Company and the Trust. These policies are determined by the Board of Trustees and may be amended or revised from time to time at the discretion of the Board without notice to or a vote of the Trust's shareholders, or the limited partners of the Company, except that changes in certain policies with respect to conflicts of interest must be consistent with legal requirements.

INVESTMENT POLICIES

     INVESTMENTS IN REAL ESTATE OR INTERESTS IN REAL ESTATE. All of the investment activities of the Trust are conducted through the Company. The Company's investment objectives are to increase cash flow and the value of the Properties and to acquire established income-producing office properties and parking facilities with cash flow growth potential. Additionally, where prudent and possible, the Company will seek to upgrade the existing Properties and any newly acquired office properties. The Company's business will be focused on office properties and will include parking facilities. Where appropriate, and subject to REIT qualification rules, the Company may sell certain of its Properties.

     The Company expects to pursue its investment objectives through the direct and indirect ownership of properties and the ownership of interests in other entities. The Company will focus on properties in those markets where the Company currently has operations and in new markets targeted by management. See "Business and Growth Strategies." The Company has no current plans to acquire properties outside the United States. Future investments, however, including the activities described below, will not be limited to any geographic area or to a specified percentage of the Trust's assets.

     The Company also may participate with other entities in property ownership through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness may be incurred in connection with acquiring investments. Any such financing or indebtedness will have priority over the Company's equity interest in such property.

     INVESTMENTS IN REAL ESTATE MORTGAGES. While the Company's emphasis will be on equity real estate investments, it may, in its discretion, invest in mortgages on office properties and other similar interests. A portion of the Company's interest in two Office Properties, and in two Parking Facilities, consists of ownership of the mortgage securing such properties. The Company does not intend to invest to a significant extent in mortgages or deeds of trust but may acquire mortgages as a strategy for acquiring ownership of a property or the economic equivalent thereof, subject to the investment restrictions applicable to REITs. In addition, the Company may invest in mortgage-related securities and/or may seek to issue securities representing interests in such mortgage-related securities as a method of raising additional funds.

     SECURITIES OF OR INTERESTS IN PERSONS PRIMARILY ENGAGED IN REAL ESTATE ACTIVITIES AND OTHER ISSUERS. Although the Company has no current intention of making such an investment, the Company also may legally invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities, subject to the gross income and asset tests necessary for REIT qualification. The Company may acquire all or substantially all of the securities or assets of other REITs or similar entities where such investments would be consistent with the Company's investment policies. In any event, the Company does not intend that its investments in securities will require it or the Trust to register as an "investment company" under the Investment Company Act of 1940, as amended.

FINANCING POLICIES

     In addition to the limitations on indebtedness which are imposed on the Company under the Credit Facilities and the Indenture, the Company intends to maintain a Debt to Market Capitalization Ratio of approximately 50% or less. This policy differs from conventional mortgage debt-to-equity ratios which are asset-based ratios. The Company's Debt to Market Capitalization Ratio is equal to the total consolidated and unconsolidated debt of the Company as a percentage of the market value of outstanding Common Shares and Units (not owned by the Trust) plus total consolidated and unconsolidated debt, but excluding (i) all nonrecourse consolidated debt in excess of the Company's proportionate share of such debt and (ii) all nonrecourse unconsolidated debt of partnerships in which the Trust is a limited partner. The Company, however, may from time to time re-evaluate this policy and decrease or increase such ratio in light of then current economic conditions, relative costs to the Trust and the Company of debt and equity capital, market values of its Properties, growth and acquisition opportunities and other factors. There is no limit on the Debt to Market Capitalization Ratio imposed by either the Declaration of Trust, the Bylaws or the Partnership Agreement. To the extent that the Trust determines to obtain additional capital, the Trust may issue equity securities, cause the Company to issue additional Units or debt securities, retain earnings (subject to provisions in the Code requiring distributions of taxable income to maintain REIT status), or a combination of these methods. As long as the Company is in existence, the net proceeds of all equity capital raised by the Trust will be contributed to the Company in exchange for additional Units in the Company, which will dilute the ownership interest, if any, of the Equity Group and any other holders of Units.

     It is the Trust's policy that it will not incur indebtedness other than short-term trade, employee compensation, distributions payable or similar indebtedness that will be paid in the ordinary course of business, and that indebtedness shall instead be incurred by the Company to the extent necessary to fund the business activities conducted by the Company and its Subsidiaries. To the extent that the Trust as managing general partner of the Company determines to obtain debt financing in addition to the existing mortgage indebtedness, the Company intends to do so generally through mortgages on its Properties, the Credit Facilities and offerings similar to the February 1998 Notes Offering; however, the Trust may cause the Company to issue additional debt securities in the future. Such indebtedness may be recourse, nonrecourse or cross-collateralized and may contain cross-default provisions. The net proceeds of any debt securities issued directly by the Trust (rather than by the Company) will be lent to the Company on substantially the same terms and conditions as are incurred by the Trust. The Company does not have a policy limiting the number or amount of mortgages that may be placed on any particular property, but mortgage financing instruments usually limit additional indebtedness on such properties. In the future, the Company may seek to extend, expand, reduce or renew the Credit Facilities, or obtain new credit facilities or lines of credit, subject to its general policy on debt capitalization, for the purpose of making acquisitions or capital improvements, providing working capital or meeting the taxable income distribution requirements for REITs under the Code.

LENDING POLICIES

     The Company may consider offering purchase money financing in connection with the sale of Properties where the provision of such financing will increase the value received by the Company for the property sold.

CONFLICT OF INTEREST POLICIES

     OFFICERS AND TRUSTEES OF THE TRUST. Mr. Zell, the Chairman of the Board of Trustees, through affiliated entities, is engaged in certain office real estate activities, both inside and outside the markets in which the Properties are located. Mr. Zell, therefore, may be subject to certain conflicts of interest in fulfilling his responsibilities to the Trust and the Trust's shareholders. See "Risk Factors -- Conflicts of Interest in Connection with Formation and Business of the Trust and the Company." Under Maryland law, contracts or other transactions between the Trust and a trustee or officer (or an entity in which a trustee or officer has a material financial interest) may be void or voidable. However, the MGCL provides that any such contract or transaction will not be void or voidable if (a) it is authorized, approved or ratified, after disclosure of, or with knowledge of, the common directorship or interest, by the affirmative vote of a majority of disinterested directors (even if the disinterested directors constitute less than a quorum) or by the affirmative vote of a majority of the votes cast by disinterested shareholders or (b) it is fair and reasonable to the corporation. While the Maryland REIT Law does not have a comparable provision for trustees, a court may apply the principles of the MGCL to contracts or transactions between the Trust and its trustees. The Trust believes that this procedure and Mr. Zell's noncompetition agreement will help to eliminate or minimize certain potential conflicts of interest. Pursuant to the Bylaws, without the approval of a majority of the disinterested trustees, the Trust and its Subsidiaries will not (i) acquire from or sell to any trustee, officer or employee of the Trust, or any entity in which a trustee, officer or employee of the Trust owns more than a 1% interest, or acquire from or sell to any affiliate of any of the foregoing, any assets or other property of the Trust or its Subsidiaries, (ii) make any loan to or borrow from any of the foregoing persons or (iii) engage in any other material transaction with any of the foregoing persons. Each transaction of the type described above will be in all respects on such terms as are, at the time of the transaction and under the circumstances then prevailing, fair and reasonable to the Trust and its Subsidiaries. The foregoing does not apply to the Noncontrolled Subsidiaries.

     POLICIES APPLICABLE TO ALL TRUSTEES. Under Maryland law, each trustee is obligated to offer to the Trust any opportunity (with certain limited exceptions) which comes to him or her and which the Trust could reasonably be expected to have an interest in developing or acquiring. In addition, under Maryland law, any contract or other transaction between a corporation and any director or any other corporation, firm or other entity in which the director is a director or has a material financial interest may be void or voidable unless approved as described above.

     LEASED OFFICE SPACE. The Trust leases office space at Two North Riverside Plaza, Chicago, Illinois 60606, a building that is owned by a single purpose entity affiliated with the Equity Group Owners. The Trust expects to pay in the aggregate approximately $1.13 million in base rent and escalations during 1997. The Trust believes it is paying fair market rent for this space. The disinterested members of the Board of Trustees will annually review and approve the rates charged to the Trust for such office space.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

     The Trust and the Company may, but do not presently intend to, make investments other than as previously described. All investments will be related to the office property and parking facility business. The Trust will make investments only through the Company. The Trust will have authority to offer Common Shares or other equity or debt securities of the Trust in exchange for property and to repurchase or otherwise reacquire Common Shares or any other securities and may engage in such activities in the future. Similarly, the Company may offer additional Units or other equity interests in the Company that are exchangeable into Common Shares or Preferred Shares in exchange for property. The Company also may make loans to joint ventures in which it may or may not participate in the future. Neither the Trust nor the Company will engage in trading, underwriting or the agency distribution or sale of securities of other issuers. At all times, the Trust intends to cause the Company to make investments in such a manner as to be consistent with the requirements of the Code to qualify as a REIT unless, because of circumstances or changes in the Code (or the regulations promulgated thereunder), the Board of Trustees determines that it is no longer in the best interests of the Trust to continue to qualify as a REIT. The Trust's policies with respect to such activities may be reviewed and modified from time to time by the Board of Trustees without notice to holders of the Notes.

                      PRINCIPAL SHAREHOLDERS OF THE TRUST

     The following table sets forth certain information regarding the beneficial ownership of Common Shares (or Common Shares for which Units are exchangeable) as of December 31, 1997 by (i) each trustee of the Trust, (ii) each named executive officer of the Trust, (iii) all trustees and officers of the Trust as a group and (iv) each person or entity which is the beneficial owner of 5% or more of the outstanding Common Shares. Except as indicated below, all of such Common Shares are owned directly, and the indicated person or entity has sole voting and investment power. The extent to which a person will hold Common Shares as opposed to Units is set forth in the footnotes below.

                                                NUMBER OF                                    PERCENTAGE
                                              COMMON SHARES             PERCENTAGE             OF ALL
                                                AND UNITS                 OF ALL            COMMON SHARES
         NAME OF BENEFICIAL OWNER           BENEFICIALLY OWNED       COMMON SHARES(1)       AND UNITS(2)
         ------------------------           ------------------       ----------------       -------------
State Street Bank & Trust Co., as
  trustee(3)..............................      19,645,472                 7.86%                7.04%
Samuel Zell(4)(5).........................       7,888,014                 3.08                 2.83
Timothy H. Callahan(4)(6).................         510,584               *                     *
Richard D. Kincaid(4).....................          48,143               *                     *
Michael A. Steele(4)......................          50,124               *                     *
Stanley M. Stevens(4)(7)..................         348,996               *                     *
Jeffrey L. Johnson(4).....................          12,072               *                     *
Sheli Z. Rosenberg(4)(8)..................       7,955,559                 3.10                 2.85
Thomas E. Dobrowski(9)....................               0               *                     *
James D. Harper(10).......................             633               *                     *
Peter Linneman(11)........................           3,326               *                     *
Jerry M. Reinsdorf(12)....................           3,626               *                     *
William M. Goodyear(13)...................           3,641               *                     *
David K. McKown(14).......................           3,638               *                     *
H. Jon Runstad(15)(16)....................       4,348,945                 1.71                 1.56
Edwin N. Sidman(17).......................       1,199,780                 4.78                 4.30
All trustees and executive officers as a        ----------                 ----                 ----
  group (15 persons)......................      13,840,774                 5.30                 4.96
                                                ==========                 ====                 ====

---------------
  *  Less than 1%.

 (1) Assumes Common Shares outstanding as of December 31, 1997. Assumes that all Units and/or warrants beneficially held by the identified person (and no other person) are redeemed and/or exchanged for Common Shares.

 (2) Assumes a total of 279,190,093 Common Shares and Units outstanding as of December 31, 1997 (250,030,403 Common Shares and 29,159,690 Units). Assumes that all outstanding Units are redeemed for Common Shares.

 (3) Includes 19,645,472 Common Shares held as trustee of three BellSouth Corporation employee benefit plans. The business address of this shareholder is Master Trust Dept., Solomon Willard Bldg., W5C, One Enterprise Drive, North Quincy, Massachusetts 02171.

 (4) The business address for this shareholder is Two North Riverside Plaza, Chicago, Illinois 60606.

 (5) Includes 7,886,675 Common Shares (assuming exchange of 6,048,130 Units) held by the ZML Partners, ZFT Partnership, EGI Holdings, Inc., EGIL Investments, Inc., Samstock/ZFT, L.L.C., Samstock/SZRT, L.L.C., and Samstock/Alpha, L.L.C., which may be deemed to be beneficially owned by Mr. Zell; however, Mr. Zell disclaims beneficial ownership of 3,983,492 Common Shares, including Units exchangeable for Common Shares.

 (6) Includes 324,816 Common Shares held by the ZML Partners which may be deemed to be beneficially owned by Mr. Callahan as he is a director and/or executive officer of such entity; however, Mr. Callahan disclaims beneficial ownership of 309,433 of such Common Shares.

 (7) Includes 324,816 Common Shares held by the ZML Partners which may be deemed to be beneficially owned by Mr. Stevens as he is a director and/or executive officer of such entity; however, Mr. Stevens disclaims beneficial ownership of 322,968 of such Common Shares, including Units exchangeable for Common Shares.

 (8) Includes 7,886,675 Common Shares (assuming exchange of 6,048,130 Units) held by the ZML Partners, ZFT Partnership, EGI Holdings, Inc., EGIL Investments, Inc., Samstock/ZFT, L.L.C., Samstock/SZRT, L.L.C., and Samstock/Alpha, L.L.C., which may be deemed to be beneficially owned by Ms. Rosenberg as she is a director and/or executive officer of such entities; however, Ms. Rosenberg disclaims beneficial ownership of 7,886,675 of such Common Shares, including Units exchangeable for Common Shares.

 (9) The business address for this trustee is General Motors Investment Management Corporation, 767 5th Avenue, 16th Floor, New York, New York 10153.

(10) The business address for this trustee is JDH Realty Company, 3250 Mary Street, Suite 206, Coconut Grove, Florida 33133.

(11) The business address for this trustee is The Wharton School of The University of Pennsylvania, 56 South 37th Street, Lauder-Fischer Hall, Philadelphia, Pennsylvania 19104.

(12) The business address for this trustee is Chicago White Sox, 333 W. 35th Street, Chicago, Illinois 60616.

(13) The business address for this trustee is Bank of America Illinois, 231 South LaSalle Street, Suite 1322, Chicago, Illinois 60697.

(14) The business address for this trustee is BankBoston, N.A., 100 Federal Street, Boston, Massachusetts 02110.

(15) The business address for this trustee is Wright Runstad & Company, 1191 Second Avenue, Suite 2000, Seattle, Washington 98101.

(16) Includes 4,265,700 Common Shares (assuming exchange of 2,615,700 Units and exercise of 1,650,000 warrants to purchase Common Shares) held by Wright Runstad Asset Management L.P. and Wright Runstad Holdings L.P., which may be deemed to be beneficially owned by Mr. Runstad; however, Mr. Runstad disclaims beneficial ownership of 4,265,700 Common Shares, including Units and warrants exchangeable for Common Shares.

(17) The business address for this trustee is 50 Rowes Wharf, Boston, Massachusetts 02110.

(18) Includes 898,605 Common Shares (assuming exchange of 652,650 Units) held by The Leventhal Family Limited Partnership (the "Partnership"). Paula Sidman, Mr. Sidman's spouse, is a general partner of the Partnership, with a one-third interest. Mrs. Sidman disclaims beneficial ownership of the Common Shares and Units beneficially owned by the Partnership, except for 81,895 Common Shares and 217,550 Units in which she has a pecuniary interest.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     The Exchange Offer is designed to provide holders of Private Notes the opportunity to acquire Exchange Notes which, unlike the Private Notes, will be freely transferable under the Securities Act at all times (subject to certain exceptions relating to the nature of the holders, as described below under the caption "-- Resale of Exchange Notes"). The $1.25 Billion Exchange Notes and the Exchange MOPPRS will only be transferable in blocks of at least $100,000 aggregate principal amount.

     The $1.25 Billion Notes were sold by the Company on February 18, 1998 to the Initial Purchasers (as defined in the Glossary) pursuant to a purchase agreement, dated as of February 12, 1998, among the Company and the Initial Purchasers. The MOPPRS were sold by the Company on February 18, 1998 to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Initial Purchaser, pursuant to a purchase agreement, dated as of February 12, 1998, between the Company and the Initial Purchaser. The Initial Purchasers subsequently sold the $1.25 Billion Notes and the MOPPRS to "qualified institutional buyers" ("QIBs"), as defined in Rule 144A under the Securities Act ("Rule 144A"), in reliance on Rule 144A. As a condition to the sale of the $1.25 Billion Notes and the MOPPRS, the Company and the Initial Purchasers entered into a registration rights agreement, dated as of February 12, 1998 (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company agreed that it would use its reasonable best efforts to (i) cause an exchange offer registration statement under the Securities Act with respect to the $1.25 Billion Exchange Notes and the Exchange MOPPRS to be filed with the Commission and (ii) cause such registration statement to remain effective under the Securities Act until the closing of the Exchange Offer or such date as is otherwise required by law to consummate the Exchange Offer on or before August 17, 1998. A copy of the Registration Rights Agreement has been filed as an exhibit to the registration statement of which this Prospectus is a part (the "Registration Statement"). If,
(i) because of any change in law or in currently prevailing interpretations of the staff of the Commission, the Company is not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not consummated within 180 days of the Closing Date, or (iii) in the case of any holder that participates in the Exchange Offer, such holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of the Company within the meaning of the Securities Act or as a broker-dealer), then in each case, the Company will (x) promptly deliver to the holders written notice thereof and (y) at the Company's sole expense (a) as promptly as practicable (but in no event more than 60 days after so required or requested pursuant to the Registration Rights Agreement), file a shelf registration statement covering resales of the $1.25 Billion Notes and the MOPPRS (the "Shelf Registration Statement"), (b) use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use its reasonable best efforts to keep effective the Shelf Registration Statement until the earlier of two years (or, if Rule 144(k) is amended to provide a shorter restrictive period, such shorter period) after the Closing Date or such time as all of the applicable Notes have been sold thereunder. If the Company fails to consummate the Exchange Offer with respect to the $1.25 Billion Notes and the MOPPRS prior to August 17, 1998 or, if applicable, fails to fulfill its obligations under the Registration Rights Agreement to obtain and maintain effectiveness of the Shelf Registration Statement during specified time periods, then liquidated damages will accrue on the principal amounts of the $1.25 Billion Notes and the MOPPRS at an annual rate of 0.50%.

     The $180 Million Notes were sold by the Company in a private placement on September 3, 1997 to Teachers Insurance and Annuity Association of America ("Teachers") pursuant to a Note Purchase Agreement, dated September 2, 1997, between the Company and Teachers (the "Teachers Purchase Agreement"). Pursuant to the Teachers Purchase Agreement, the Company agreed that, subject to and following an additional offering of senior notes of the Company, it would file with the Commission an exchange offer registration statement under the Securities Act with respect to the Exchange Notes and use its best efforts to cause such registration statement to be declared effective under the Securities Act and remain effective until the closing of the Exchange Offer or such date as is otherwise required by law to consummate the Exchange Offer on or before
               , 1998. A copy of the Teachers Purchase Agreement has been filed as an exhibit to the Registration Statement. If (i) the Company determines that such an exchange offer registration is not available or may not be consummated as soon as practicable after the Expiration Date because it would violate applicable law or an applicable interpretation of the staff of the Commission or (ii) in the opinion of counsel to the holders of not less than 51% of the aggregate principal amount of the outstanding $180 Million Notes, a registration statement must be filed and a prospectus must be delivered in connection with any offering or sale of $180 Million Notes, then, in each case, the Company will use its best efforts to cause to be filed, as soon as practicable after such determination by, or notice of opinion of counsel is given to, the Company, a shelf registration statement covering resales of the $180 Million Notes and to have such shelf registration statement declared effective by the Commission.

     The Exchange Offer is intended to satisfy the Company's obligations under the Registration Rights Agreement and the Teachers Purchase Agreement.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Private Notes validly tendered and not withdrawn prior to the Expiration Date.

     The Company will issue $1.25 Billion Exchange Notes, Exchange MOPPRS and $180 Million Exchange Notes in exchange for an equal aggregate principal amount of outstanding $1.25 Billion Notes, MOPPRS and $180 Million Notes, respectively, validly tendered pursuant to the Exchange Offer and not withdrawn prior to the Expiration Date. Private Notes may only be tendered in integral multiples of $1,000 principal amount and, in the case of the $1.25 Billion Notes and the Exchange MOPPRS, minimum denominations of $100,000 aggregate principal amount.

     The form and terms of the Exchange Notes are the same as the form and terms of the Private Notes except that (i) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) holders of the Exchange Notes will not be entitled to any of the registration rights of holders of Private Notes under the Registration Rights Agreement or the Teachers Purchase Agreement, as applicable, which rights will terminate upon the consummation of the Exchange Offer. The Exchange Notes will evidence the same indebtedness as the Private Notes (which they replace) and will be issued under, and be entitled to the benefits of, the Indenture, which also authorized the issuance of the Private Notes, such that each of the 2003 Notes, the 6.375% Exchange Notes due 2003, the 2005 Notes, the 6.625% Exchange Notes due 2005, the 2008 Notes, the 6.750% Exchange Notes due 2008, the 2018 Notes, the 7.250% Exchange Notes due 2018, the MOPPRS, the Exchange MOPPRS, the 2004 Senior Notes, the 7.24% Exchange Notes due 2004, the 2005 Senior Notes, the 7.36% Exchange Notes due 2005, the 2006 Senior Notes, the 7.44% Exchange Notes due 2006, the 2007 Senior Notes and the 7.41% Exchange Notes due 2007 will respectively be treated as a single series under the Indenture.

     In the Letter of Transmittal, holders of $1.25 Billion Notes or MOPPRS, as the case may be, whose $1.25 Billion Notes or MOPPRS are accepted for exchange will waive the right to receive any payment in respect of interest on the $1.25 Billion Notes or MOPPRS, as the case may be, accrued from the later of February 18, 1998 or the Interest Payment Date immediately preceding the date of issuance of the $1.25 Billion Exchange Notes or Exchange MOPPRS, as applicable, to the date of issuance of the $1.25 Billion Exchange Notes or Exchange MOPPRS, as applicable. In the Letter of Transmittal, holders of $180 Million Notes whose $180 Million Notes are accepted for exchange will waive the right to receive any payment in respect of interest on the $180 Million Notes accrued from the Interest Payment Date immediately preceding the date of issuance of the $180 Million Exchange Notes (currently expected to be the Interest Payment Date on March 1, 1998) to the date of issuance of the $180 Million Exchange Notes.

     As of the date of this Prospectus, $300 million in aggregate principal amount of the 2003 Notes is outstanding, $400 million in aggregate principal amount of the 2005 Notes is outstanding, $300 million in aggregate principal amount of the 2008 Notes is outstanding, $250 million in aggregate principal amount of the 2018 Notes is outstanding, $250 million in aggregate principal amount of the MOPPRS is outstanding, $30 million in aggregate principal amount of the 2004 Senior Notes is outstanding, $50 million in aggregate principal amount of the 2005 Senior Notes is outstanding, $50 million in aggregate principal amount of the

2006 Senior Notes is outstanding and $50 million in aggregate principal amount of the 2007 Senior Notes is outstanding. Only a registered holder of the Private Notes (or such holder's legal representative or attorney-in-fact), as reflected on the records of the Trustee under the Indenture, may participate in the Exchange Offer. There will be no fixed record date for determining registered holders of the Private Notes entitled to participate in the Exchange Offer.

     Holders of the Private Notes do not have any appraisal or dissenters' rights under the Delaware Revised Uniform Limited Partnership Act or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement, the applicable provisions of the Teachers Purchase Agreement and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.

     The Company shall be deemed to have accepted validly tendered Private Notes when, and if, the Company has given oral or written notice of acceptance to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Private Notes for the purpose of receiving the Exchange Notes from the Company.

     Holders who tender Private Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Private Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
               , 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will notify the registered holders through a press release or other public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Private Notes, (ii) to extend the Exchange Offer or (iii) if, in the opinion of counsel for the Company, the consummation of the Exchange Offer would violate any applicable law, rule or regulation or any applicable interpretation of the staff of the Commission, to terminate or amend the Exchange Offer by giving oral or written notice of such delay, extension, termination or amendment to the Exchange Agent. Any such delay, extension, termination or amendment will be followed as promptly as practicable by notice thereof to the registered holders through a press release or other public announcement. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer to the extent required by the rules promulgated under the Exchange Act.

     Without limiting the manner in which the Company may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than as required by law or by making a timely release to an appropriate news agency.

INTEREST ON THE EXCHANGE NOTES AND ACCRUED INTEREST ON THE PRIVATE NOTES

     The 6.375% Exchange Notes due 2003, the 6.625% Exchange Notes due 2005, the 6.750% Exchange Notes due 2008 and the 7.250% Exchange Notes due 2018 will bear interest at an annual rate of 6.375%, 6.625%, 6.750% and 7.250%, respectively, payable semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 1998. The annual interest rate on the Exchange MOPPRS to the Remarketing Date is 6.376%, payable semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 1998. The 7.24% Exchange Notes due 2004, the 7.36% Exchange Notes due 2005, the 7.44% Exchange Notes due 2006 and the 7.41% Exchange Notes due 2007 will bear interest at an annual rate of 7.24%, 7.36%, 7.44% and 7.41%, respectively, payable semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 1998. The Exchange Notes will bear interest from their date of issuance. Interest on the Private Notes which are exchanged for the Exchange Notes will cease to accrue on the day preceding the date of issuance of the Exchange Notes. Interest payable on the first Interest Payment Date with respect to the Exchange Notes will include accrued but unpaid interest due on the Private Notes (which they replace) for the period from the later of (i) with respect to the $1.25 Billion Exchange Notes and the Exchange MOPPRS, February 18, 1998 or (ii) the Interest Payment Date immediately preceding the date of issuance of the applicable Exchange Notes (currently expected to be the Interest Payment Date of March 1, 1998 with respect to the $180 Million Notes) to the date of such issuance and will be paid to the persons in whose names the applicable Exchange Notes are registered in the security register applicable to the Exchange Notes as of the close of business on the date 15 days prior to such payment date.

RESALE OF THE EXCHANGE NOTES

     Based upon interpretations by the staff of the Commission set forth in certain no-action letters issued to third parties, the Company believes that a holder who exchanges Private Notes for Exchange Notes in the ordinary course of business, who is not participating, does not intend to participate, and has no arrangement with any person to participate, in a distribution of the Exchange Notes, and who is not an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act, will be allowed to resell Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. If, however, any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in the distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enumerated in certain no-action letters issued to third parties and instead must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. In addition, each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Such broker-dealer may use this Prospectus in connection with resales of any Exchange Notes received in exchange for Private Notes acquired by such broker-dealer (other than Private Notes acquired directly from the Company) as a result of market-making or other trading activities. Pursuant to the Registration Rights Agreement, the Company has agreed to make this Prospectus available to any such broker-dealer that requests copies of such Prospectus in the Letter of Transmittal for use in connection with any such resale for a period not to exceed 180 days after the closing of the Exchange Offer. The Company will undertake to update such Prospectus during such 180-day period. See "Plan of Distribution."

PROCEDURES FOR TENDERING

     Only a registered holder of Private Notes may tender such Private Notes in the Exchange Offer. To tender in the Exchange Offer, a holder of Private Notes must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile or an Agent's Message (as defined below) to the Exchange Agent at the address set forth below under "-- Exchange Agent" for receipt prior to the Expiration Date. In addition, prior to the Expiration Date, either (i) certificates for such Private Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Private Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company, New York, New York ("DTC"), pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent or (iii) the holder must comply with the guaranteed delivery procedures described below.

     A tender of Private Notes by a holder that is not withdrawn prior to the Expiration Date will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF PRIVATE NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. DO NOT SEND THE LETTER OF TRANSMITTAL OR ANY PRIVATE NOTES TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner of the Private Notes whose Private Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner either must make appropriate arrangements to register ownership of the Private Notes in such owner's name or must obtain a properly completed bond power from the registered holder prior to completing and executing the Letter of Transmittal and delivering such owner's Private Notes. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal described below (see "-- Withdrawal of Tenders"), as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Private Notes tendered pursuant thereto are tendered (i) by a registered holder to whom Exchange Notes are to be issued directly and who has not completed the box titled "Special Delivery Instructions" nor the box titled "Special Registration Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Private Notes listed therein, such Private Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder exactly as such registered holder's name appears on such Private Notes.

     If the Letter of Transmittal or any Private Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Exchange Agent and DTC have confirmed that any financial institution that is a participant in DTC's system may utilize DTC's Automated Tender Offer Program ("ATOP") to tender Private Notes. Accordingly, participants in DTC's ATOP may, in lieu of physically completing and signing the Letter of Transmittal and delivering it to the Exchange Agent, electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer the Private Notes to the Exchange Agent in accordance with DTC's ATOP procedures for transfer. DTC will then send an Agent's Message to the Exchange Agent.

     The term "Agent's Message" means a message transmitted by DTC, received by the Exchange Agent and forming part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from a participant in DTC's ATOP that is tendering Private Notes which are the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal (or, in the case of an Agent's Message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery), and that the agreement may be enforced against such participant.

     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Private Notes will be resolved by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Private Notes not properly tendered or any Private Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Private Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Private Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Private Notes, none of the Company, the Exchange Agent or any other person shall incur any liability for failure to give such notification. Tenders of Private Notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

     While the Company has no present plan to acquire any Private Notes that are not tendered in the Exchange Offer, the Company reserves the right in its sole discretion to purchase or make offers for any Private Notes that remain outstanding subsequent to the Expiration Date and, to the extent permitted by applicable law, to purchase Private Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

     By tendering, each holder of Private Notes will represent to the Company that, among other things, (i) any Exchange Notes acquired in exchange for Private Notes tendered thereby are being acquired in the ordinary course of business of the person receiving such Exchange Notes, (ii) the person receiving such Exchange Notes is not engaging in and does not intend to engage in a distribution of the Exchange Notes, (iii) the person receiving such Exchange Notes does not have an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and (iv) neither the holder nor any other person receiving the Exchange Notes from the holder is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Private Notes that were acquired as a result of market-making activities or other trading activities, such holder will be required to acknowledge in the Letter of Transmittal that such holder will deliver a prospectus in connection with any resale of such Exchange Notes. Such acknowledgement and prospectus delivery by such holder will not be deemed to constitute an admission by such holder that it is an "underwriter" within the meaning of the Securities Act. By tendering, each holder of Private Notes will be required to acknowledge that, if it is participating in the Exchange Offer for the purpose of distributing the Exchange Notes, (i) it cannot rely on the position of the staff of the Commission in certain no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes, in which case the registration statement must contain the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Securities Act and (ii) failure to comply with such requirements in such instance could result in such holder incurring liability under the Securities Act for which it is not indemnified by the Company.

RETURN OF PRIVATE NOTES

     If any tendered Private Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Private Notes are withdrawn, such unaccepted, withdrawn or non-exchanged Private Notes will be returned without expense to the tendering holder thereof (or, in the case of Private Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described below, such Private Notes will be credited to an account maintained with DTC) as promptly as practicable.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Private Notes with DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in DTC's system may make book-entry delivery of Private Notes by causing DTC to transfer such Private Notes into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of Private Notes may be effected through book-entry transfer at DTC, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "-- Exchange Agent" on or prior to the Expiration Date or pursuant to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Private Notes and (i) whose Private Notes are not immediately available, (ii) who cannot deliver their Private Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date or (iii) who are unable to complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

          (a) The tender is made through an Eligible Institution;

          (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed notice of guaranteed delivery (a "Notice of Guaranteed Delivery") substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Private Notes and the principal amount of Private Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three (3) New York Stock Exchange, Inc. ("NYSE") trading days after the Expiration Date, either (x) the Letter of Transmittal (or facsimile thereof) together with the Private Notes (or a Book-Entry Confirmation) in proper form for transfer will be deposited by the Eligible Institution with the Exchange Agent or (y) an Agent's Message will be properly transmitted to the Exchange Agent; and

          (c) Such properly executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) for all physically tendered shares of Private Notes, in proper form for transfer, or Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal or a properly transmitted Agent's Message, are received by the Exchange Agent within three (3) NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Private Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Private Notes may be withdrawn at any time prior to the Expiration Date. To withdraw a tender of Private Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Private Notes to be withdrawn, (ii) identify the Private Notes to be withdrawn (including the certificate number or numbers) and (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Private Notes were tendered (including any required signature guarantees). All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. Any Private Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no Exchange Notes will be issued with respect thereto unless the Private Notes so withdrawn are validly retendered. Properly withdrawn Private Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

TERMINATION OF CERTAIN RIGHTS

     All registration rights under the Registration Rights Agreement and the Teachers Purchase Agreement accorded to holders of the Private Notes eligible to participate in the Exchange Offer (and all rights to receive additional interest due to failure to consummate the Exchange Offer on a timely basis, if the Exchange Offer is not consummated on or before August 17, 1998, with respect to the $1.25 Billion Notes and the MOPPRS) will terminate upon consummation of the Exchange Offer except with respect to the Company's duty to keep the Registration Statement effective until the closing of the Exchange Offer and, for a period of 180 days after the closing of the Exchange Offer, to provide copies of the latest version of the Prospectus to any broker-dealer that requests copies of such Prospectus in the Letter of Transmittal for use in connection with any resale by such broker-dealer of Exchange Notes received for its own account pursuant to the Exchange Offer in exchange for Private Notes that were acquired for its own account as a result of market-making or other trading activities.

EXCHANGE AGENT

     State Street Bank and Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                           By Facsimile Transmission:
                        (For Eligible Institutions Only)
                                 (617) 664-5290

                             Confirm by Telephone:
                                 (617) 664-5249

          By Mail:                    By Overnight Delivery:                   By Hand:
 State Street Bank and Trust        State Street Bank and Trust       State Street Bank and Trust
           Company                            Company                           Company
        P.O. Box 778                  Two International Place           Two International Place
    Boston, Massachusetts                    4th Floor                         4th Floor
         02102-0778                 Boston, Massachusetts 02110       Boston, Massachusetts 02110
 Attention: Corporate Trust      Attention: Corporate Trust Window    Attention: Corporate Trust
           Window                                                               Window

     State Street Bank and Trust Company also serves as Trustee under the Indenture.

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitations may be made by telegraph, facsimile transmission, telephone or in person by officers and regular employees of the Company and their affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately
$          . Such expenses include registration fees, fees and expenses of the
Exchange Agent and the Trustee, accounting and legal fees and printing costs, among others.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Private Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Private Notes pursuant to the Exchange Offer, then the amount of any such transfer tax (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Participation in the Exchange Offer is voluntary. Holders of the Private Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     Private Notes that are not exchanged for the Exchange Notes pursuant to the Exchange Offer will remain "restricted securities" within the meaning of Rule 144(a)(3)(iv) of the Securities Act. Accordingly, such Private Notes may not be offered, sold, pledged or otherwise transferred except (i) to a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act or to a person whom the seller reasonably believes is a qualified institutional buyer purchasing for its own account in a transaction meeting the requirements of Rule 144A, (ii) to the Company or any subsidiary thereof, (iii) pursuant to an effective registration statement under the Securities Act or (iv) to institutional accredited investors for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, in a transaction exempt from the registration requirements of the Securities Act, and, in each case, in accordance with all other applicable securities laws and the transfer restrictions set forth in the Indenture.

ACCOUNTING TREATMENT

     For accounting purposes, the Company will recognize no gain or loss as a result of the Exchange Offer. The expenses of the Exchange Offer will be amortized over the remaining term of the Notes.

                       DESCRIPTION OF THE EXCHANGE NOTES

     The Exchange Notes will be issued under the Indenture, a copy of which is filed as an exhibit to the Registration Statement and which will be made available upon request. The terms of the Exchange Notes include those provisions contained in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Exchange Notes are subject to all such terms, and holders of Exchange Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Exchange Notes and the Indenture does not purport to be complete and is subject to and qualified in its entirety by reference to the actual provisions of the Exchange Notes and the Indenture. As used in this section, the term "Company" means EOP Operating Limited Partnership and not any of its Subsidiaries unless otherwise expressly stated or the context otherwise requires.

GENERAL

     Each of the 6.375% Exchange Notes due 2003, the 6.625% Exchange Notes due 2005, the 6.750% Exchange Notes due 2008, the 7.250% Exchange Notes due 2018, the Exchange MOPPRS, the 7.24% Exchange Notes due 2004, the 7.36% Exchange Notes due 2005, the 7.44% Exchange Notes due 2006 and the 7.41% Exchange Notes due 2007 constitute a separate series of securities under the Indenture and is limited to an aggregate principal amount of $300 million, $400 million, $300 million, $250 million, $250 million, $30 million, $50 million, $50 million and $50 million, respectively. The Exchange Notes will be direct, unsecured and unsubordinated obligations of the Company and will rank equally with each other and with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. The Exchange Notes will be effectively subordinated to mortgages and other secured indebtedness of the Company to the extent of the value of the property securing such indebtedness. The Exchange Notes also will be effectively subordinated, in the context of a bankruptcy proceeding, to all existing and future third-party indebtedness and other liabilities of the Company's Subsidiaries. As of September 30, 1997, on a Pro Forma Basis, such secured indebtedness of the Company and its Subsidiaries aggregated approximately $2.0 billion and the total liabilities of the Company's Subsidiaries was approximately $2.2 billion. See "Capitalization." Subject to certain limitations set forth in the Indenture, and as described under "-- Certain Covenants -- Limitations on Incurrence of Debt" below, the Indenture will permit the Company to incur additional secured and unsecured indebtedness. Such additional indebtedness may consist of, but is not limited to, indebtedness issued under the Indenture.

     Unless redeemed prior to maturity as described under "-- Optional Redemption," the 6.375% Exchange Notes due 2003 will mature on February 15, 2003; the 6.625% Exchange Notes due 2005 will mature on February 15, 2005; the 6.750% Exchange Notes due 2008 will mature on February 15, 2008; the 7.250% Exchange Notes due 2018 will mature on February 15, 2018; the 7.24% Exchange Notes due 2004 will mature on September 1, 2004; the 7.36% Exchange Notes due 2005 will mature on September 1, 2005; the 7.44% Exchange Notes due 2006 will mature on September 1, 2006; and the 7.41% Exchange Notes due 2007 will mature on September 1, 2007 (each, a "Stated Maturity Date"). The stated maturity date of the Exchange MOPPRS is February 15, 2012 (also a "Stated Maturity Date"). The Exchange Notes are not subject to any sinking fund provisions.

     Except as described under "-- Certain Covenants -- Limitations on Incurrence of Debt" and "-- Merger, Consolidation or Sale" below, the Indenture does not contain any other provisions that would limit the ability of the Company to incur indebtedness or that would afford holders of the Exchange Notes protection in the event of (i) a highly leveraged or similar transaction involving the Company, the management of the Company or the Trust, or any Subsidiary of any of them, (ii) a change of control of the Company or the Trust or (iii) a reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect the holders of the Exchange Notes. In addition, subject to the limitations set forth under "-- Merger, Consolidation or Sale," the Company may, in the future, enter into certain transactions such as the sale of all or substantially all of its assets or the merger or consolidation of the Company that would increase the amount of the Company's indebtedness or substantially reduce or eliminate the Company's assets, which may have an adverse effect on the Company's ability to service its indebtedness, including the Exchange Notes. The Company and its management have no present intention of engaging in a highly leveraged or similar transaction involving the Company.

PRINCIPAL AND INTEREST

     The 6.375% Exchange Notes due 2003, the 6.625% Exchange Notes due 2005, the 6.750% Exchange Notes due 2008 and the 7.250% Exchange Notes due 2018 will bear interest at an annual rate of 6.375%, 6.625%, 6.750% and 7.250%, respectively, payable semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 1998 (each, an "Interest Payment Date"), and on the applicable Stated Maturity Date or date of earlier redemption or accelerated payment, as the case may be (each, a "Maturity Date"). The annual interest rate on the Exchange MOPPRS to the Remarketing Date is 6.376%, payable semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 1998 (each, also an "Interest Payment Date") and on the applicable Stated Maturity Date or date of accelerated payment (each, also a "Maturity Date"). The 7.24% Exchange Notes due 2004, the 7.36% Exchange Notes due 2005, the 7.44% Exchange Notes due 2006 and the 7.41% Exchange Notes due 2007 will bear interest at an annual rate of 7.24%, 7.36%, 7.44% and 7.41%, respectively, payable semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 1998 (each, also an "Interest Payment Date"), and on the applicable Stated Maturity Date or date of earlier redemption or accelerated payment, as the case may be (each, also a "Maturity Date"). The Exchange Notes will bear interest from their date of issuance. Interest on the Private Notes which are exchanged for the Exchange Notes will cease to accrue on the day preceding the date of issuance of the Exchange Notes. Interest payable on the first Interest Payment Date with respect to the Exchange Notes will include accrued but unpaid interest due on the Private Notes (which they replace) for the period from the later of (i) with respect to the $1.25 Billion Exchange Notes and the Exchange MOPPRS, February 18, 1998, and with respect to the $180 Million Exchange Notes, September 3, 1997, or (ii) the Interest Payment Date immediately preceding the date of issuance of the Exchange Notes (currently expected to be the Interest Payment Date of March 1, 1998, with respect to the $180 Million Notes) to the date of such issuance and will be paid to the persons in whose names the applicable Exchange Notes are registered in the security register applicable to the Exchange Notes (the "Holders") as of the close of business on the date 15 days prior to such payment day, regardless of whether such day is a Business Day, as defined below (each, a "Regular Record Date"). Interest on the Exchange Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

     The principal of, and Make-Whole Amount (as defined below), if any, with respect to, each Exchange Note payable on the applicable Maturity Date will be paid against presentation and surrender of such Exchange Note at the corporate trust office of the Trustee, located initially at Two International Place, Financial Services, Corporate Trust Department, Boston, Massachusetts 02110, or at the corporate trust window of the Trustee initially maintained at 61 Broadway, Concourse Level, New York, New York 10006, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     If any Interest Payment Date or a Maturity Date falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or such Maturity Date, as the case may be, to such next Business Day. "Business Day" means any day, other than a Saturday or Sunday, on which banking institutions in New York, New York, and Boston, Massachusetts, are open for business.

OPTIONAL REDEMPTION

     The Exchange Notes other than the Exchange MOPPRS may be redeemed at any time at the option of the Company, in whole or from time to time in part (provided that the remaining principal amount of any $1.25 Billion Exchange Note is at least $100,000), at a redemption price equal to the sum of (i) 100% of the principal amount of the Exchange Notes being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount, if any, with respect to such Exchange Notes (collectively, the "Redemption Price"); provided, however, that interest installments due on an Interest Payment Date which is on or prior to the Redemption Date will be payable to the Holders of such Exchange Notes (or one or more predecessor Exchange Notes) as of the close of business on the Record Date preceding such Interest Payment Date.

     If notice has been given as provided in the Indenture and funds for the redemption of any Exchange Notes called for redemption shall have been made available on the redemption date referred to in such notice, such Exchange Notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of such Exchange Notes will be to receive payment of the Redemption Price.

     Notice of any optional redemption of any Exchange Notes will be given to Holders at their addresses, as shown in the security register for the Exchange Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of Exchange Notes held by such Holder to be redeemed.

     If less than all the Exchange Notes are to be redeemed at the option of the Company, the Company will notify the Trustee at least 45 days prior to giving notice of redemption (or such shorter period as is satisfactory to the Trustee) of the series and aggregate principal amount of Exchange Notes to be redeemed and their redemption date. The Trustee shall select, in such manner as it shall deem fair and appropriate, Exchange Notes to be redeemed of such series in whole or in part.

     As used herein:

          "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Exchange Notes, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption or accelerated payment is given) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made to the date of redemption or accelerated payment, over (ii) the aggregate principal amount of the Exchange Notes being redeemed or paid.

          "Reinvestment Rate" means .25% plus the arithmetic mean of the yields under the heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury yield in the above manner, then the Treasury yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by the Company.

          "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

TENDER OF EXCHANGE MOPPRS; REMARKETING

     The following description sets forth the terms and conditions of the remarketing of the Exchange MOPPRS, in the event that the Remarketing Dealer elects to purchase the Exchange MOPPRS and remarkets the Exchange MOPPRS on the Remarketing Date.

     MANDATORY TENDER. Provided that the Remarketing Dealer gives notice to the Company and the Trustee on a Business Day not later than five Business Days prior to the Remarketing Date of its intention to purchase the Exchange MOPPRS for remarketing (the "Notification Date"), each Exchange MOPPRS will be automatically tendered, or deemed tendered, to the Remarketing Dealer for purchase on the Remarketing Date, except in the circumstances described under "-- Repurchase of Exchange MOPPRS" or "--Redemption of Exchange MOPPRS" below. The purchase price for the tendered Exchange MOPPRS to be paid by the Remarketing Dealer will equal 100% of the principal amount thereof. See
"-- Notification of Results; Settlement" below. When the Exchange MOPPRS are tendered for remarketing, the Remarketing Dealer may remarket the Exchange MOPPRS for its own account at varying prices to be determined by the Remarketing Dealer at the time of each sale. From and after the Remarketing Date, the Exchange MOPPRS will bear interest at the Interest Rate to Maturity. If the Remarketing Dealer elects to remarket the Exchange MOPPRS, the obligation of the Remarketing Dealer to purchase the Exchange MOPPRS on the Remarketing Date is subject, among other things, to the conditions that, since the Notification Date, no material adverse change in the condition of the Company and its Subsidiaries, considered as one enterprise, shall have occurred and that no Event of Default (as defined in the Indenture), or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the Exchange MOPPRS shall have occurred and be continuing. If for any reason the Remarketing Dealer does not purchase all tendered Exchange MOPPRS on the Remarketing Date, the Company will be required to repurchase the Exchange MOPPRS from the Beneficial Owners thereof at a price equal to the principal amount thereof plus all accrued and unpaid interest, if any, on the Exchange MOPPRS to the Remarketing Date. See "-- Repurchase of Exchange MOPPRS" below.

     The Interest Rate to Maturity shall be determined by the Remarketing Dealer by 3:30 p.m., New York City time, on the third Business Day immediately preceding the Remarketing Date (the "Determination Date") to the nearest one hundred-thousandth (0.00001) of one percent per annum and will be equal to 5.488% (the "Base Rate") plus the Applicable Spread (as defined below) which will be based on the Dollar Price (as defined below) of the Exchange MOPPRS.

     The "Applicable Spread" will be the lowest bid indication, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the Remarketing Dealer on the Determination Date from the bids quoted by five Reference Corporate Dealers (as defined below) for the full aggregate principal amount of the Exchange MOPPRS at the Dollar Price, but assuming (i) an issue date equal to the Remarketing Date, with settlement on such date without accrued interest, (ii) a maturity date equal to the Stated Maturity Date of the Exchange MOPPRS, and (iii) a stated annual interest rate, payable semiannually on each Interest Payment Date, equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as described above, then the Applicable Spread shall be the lowest of such bid indications obtained as described above. The Interest Rate to Maturity announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the Exchange MOPPRS, the Company and the Trustee.

     "Dollar Price" means, with respect to the Exchange MOPPRS, the present value, as of the Remarketing Date, of the Remaining Scheduled Payments (as defined below) discounted to the Remarketing Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (as defined below).

     "Reference Corporate Dealers" mean leading dealers of publicly traded debt securities of the Company in The City of New York (which may include the Remarketing Dealer or one of its affiliates) selected by the Remarketing Dealer.

     "Treasury Rate" means, with respect to the Remarketing Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues (as defined below), assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount), equal to the Comparable Treasury Price (as defined below) for such Remarketing Date.

     "Comparable Treasury Issues" means the United States Treasury security or securities selected by the Remarketing Dealer as having an actual or interpolated maturity or maturities comparable to the remaining term of the Exchange MOPPRS being purchased.

     "Comparable Treasury Price" means, with respect to the Remarketing Date,
(a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500) or
(b) if such page (or any successor page) is not displayed or does not contain such offer prices on such Business Day, (i) the average of the Reference Treasury Dealer Quotations for such Remarketing Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets Limited (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in (a) above as may replace Dow Jones Markets Limited. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the Determination Date.

     "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Salomon Brothers Inc and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Remarketing Dealer shall substitute therefor another Primary Treasury Dealer.

     "Remaining Scheduled Payments" means, with respect to the Exchange MOPPRS, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only, that would be due after the Remarketing Date to and including the Stated Maturity Date; provided, however, that if the Remarketing Date is not an Interest Payment Date with respect to the Exchange MOPPRS, the amount of the next succeeding scheduled interest payment thereon, calculated at the Base Rate only, will be reduced by the amount of interest accrued thereon, calculated at the Base Rate only, to the Remarketing Date.

     NOTIFICATION OF RESULTS; SETTLEMENT. Provided the Remarketing Dealer has previously notified the Company and the Trustee on the Notification Date of its intention to purchase all tendered Exchange MOPPRS on the Remarketing Date, the Remarketing Dealer will notify the Company, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the Determination Date, of the Interest Rate to Maturity.

     All of the tendered Exchange MOPPRS will be automatically delivered to the account of the Trustee, by book-entry through DTC pending payment of the purchase price therefor, on the Remarketing Date.

     In the event that the Remarketing Dealer purchases the tendered Exchange MOPPRS on the Remarketing Date, the Remarketing Dealer will make or cause the Trustee to make payment to the DTC Participant of each tendering Beneficial Owner of Exchange MOPPRS, by book entry through DTC by the close of business on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered Exchange MOPPRS, of 100% of the principal amount of the tendered Exchange MOPPRS that have been purchased for remarketing by the Remarketing Dealer. If the Remarketing Dealer does not purchase all of the Exchange MOPPRS on the Remarketing Date, it will be the obligation of the Company to make or cause to be made such payment for the Exchange MOPPRS, as described below under "Repurchase." In any case, the Company will make or cause the Trustee to make payment of interest to each Beneficial Owner of Exchange

MOPPRS due on the Remarketing Date by book-entry through DTC by the close of business on the Remarketing Date.

     The transactions described above will be executed on the Remarketing Date through DTC in accordance with the procedures of DTC, and the accounts of the respective DTC Participants will be debited and credited and the Exchange MOPPRS delivered by book entry as necessary to effect the purchases and sales thereof.

     Transactions involving the sale and purchase of Exchange MOPPRS remarketed by the Remarketing Dealer on and after the Remarketing Date will settle in immediately available funds through DTC's Same-Day Funds Settlement System.

     The tender and settlement procedures described above, including provisions for payment by purchasers of Exchange MOPPRS in the remarketing or for payment to selling Beneficial Owners of tendered Exchange MOPPRS, may be modified to the extent required by DTC or to the extent required to facilitate the tender and remarketing of Exchange MOPPRS in certificated form, if the book-entry system is no longer available for the Exchange MOPPRS at the time of the remarketing. In addition, the Remarketing Dealer may, in accordance with the terms of the Indenture, modify the tender and settlement procedures set forth above in order to facilitate the tender and settlement process.

     As long as DTC's nominee holds the certificates representing any Exchange MOPPRS in the book-entry system of DTC, no certificates for such Exchange MOPPRS will be delivered by any selling Beneficial Owner to reflect any transfer of such Exchange MOPPRS effected in the remarketing. In addition, under the terms of the Exchange MOPPRS and the Remarketing Agreement (described below), the Company has agreed that, notwithstanding any provision to the contrary set forth in the Indenture, (i) it will use its best efforts to maintain the Exchange MOPPRS in book-entry form with DTC or any successor thereto and to appoint a successor depositary to the extent necessary to maintain the Exchange MOPPRS in book-entry form, and (ii) it will waive any discretionary right it otherwise has under the Indenture to cause the Exchange MOPPRS to be issued in certificated form.

     For further information with respect to transfers and settlement through DTC, see "-- Global Securities" below.

     THE REMARKETING DEALER. The Company and the Remarketing Dealer have entered into a Remarketing Agreement, the general terms and provisions of which are summarized below.

     The Remarketing Dealer will not receive any fees or reimbursement of expenses from the Company in connection with the remarketing.

     The Company has agreed to indemnify the Remarketing Dealer against certain liabilities, including liabilities under the Securities Act, arising out of or in connection with its duties under the Remarketing Agreement.

     In the event that the Remarketing Dealer elects to remarket the Exchange MOPPRS as described herein, the obligation of the Remarketing Dealer to purchase Exchange MOPPRS from tendering Beneficial Owners of Exchange MOPPRS will be subject to several conditions precedent set forth in the Remarketing Agreement, including the conditions that, since the Notification Date, no material adverse change in the condition of the Company and its Subsidiaries, considered as one enterprise, shall have occurred, and that no Event of Default (as defined in the Indenture), or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the Exchange MOPPRS shall have occurred and be continuing. In addition, the Remarketing Agreement provides for the termination thereof, or redetermination of the Interest Rate to Maturity, by the Remarketing Dealer on or before the Remarketing Date, upon the occurrence of certain events as set forth in the Remarketing Agreement.

     No Holder or Beneficial Owner of any Exchange MOPPRS shall have any rights or claims under the Remarketing Agreement or against the Remarketing Dealer as a result of the Remarketing Dealer not purchasing such Exchange MOPPRS.

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

     The Remarketing Agreement also provides that the Remarketing Dealer may resign at any time as Remarketing Dealer, such resignation to be effective 10 days after the delivery to the Company and the Trustee of notice of such resignation. In such case, it shall be the sole obligation of the Company to appoint a successor Remarketing Dealer.

     The Remarketing Dealer, in its individual or any other capacity, may buy, sell, hold and deal in any of the Exchange MOPPRS. The Remarketing Dealer may exercise any vote or join in any action which any Beneficial Owner of Exchange MOPPRS may be entitled to exercise or take with like effect as if it did not act in any capacity under the Remarketing Agreement. The Remarketing Dealer, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity under the Remarketing Agreement.

REPURCHASE OF EXCHANGE MOPPRS

     In the event that (i) the Remarketing Dealer for any reason does not notify the Company of the Interest Rate to Maturity by 4:00 p.m., New York City time, on the Determination Date, (ii) prior to the Remarketing Date, the Remarketing Dealer has resigned and no successor has been appointed on or before the Determination Date, (iii) since the Notification Date, a material adverse change in the condition of the Company and its Subsidiaries, considered as one enterprise, shall have occurred or an Event of Default, or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the Exchange MOPPRS shall have occurred and be continuing, or any other event constituting a termination event under the Remarketing Agreement shall have occurred, (iv) the Remarketing Dealer elects not to remarket the Exchange MOPPRS or (v) the Remarketing Dealer for any reason does not purchase all tendered Exchange MOPPRS on the Remarketing Date, the Company will repurchase the Exchange MOPPRS as a whole on the Remarketing Date at a price equal to 100% of the principal amount of the Exchange MOPPRS plus all accrued and unpaid interest, if any, on the Exchange MOPPRS to the Remarketing Date. In any such case, payment will be made by the Company to the DTC Participant of each tendering Beneficial Owner of Exchange MOPPRS, by book-entry through DTC by the close of business on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered Exchange MOPPRS.

REDEMPTION OF EXCHANGE MOPPRS

     If the Remarketing Dealer elects to remarket the Exchange MOPPRS on the Remarketing Date, the Exchange MOPPRS will be subject to mandatory tender to the Remarketing Dealer for remarketing on such date, in each case subject to the conditions described above under "-- Tender of Exchange MOPPRS; Remarketing" and "-- Repurchase of Exchange MOPPRS" and to the Company's right to redeem the Exchange MOPPRS from the Remarketing Dealer as described in the next sentence. The Company will notify the Remarketing Dealer and the Trustee, not later than the Business Day immediately preceding the Determination Date, if the Company irrevocably elects to exercise its right to redeem the Exchange MOPPRS, in whole but not in part, from the Remarketing Dealer on the Remarketing Date at the Optional Redemption Price.

     The "Optional Redemption Price" shall be the greater of (i) 100% of the principal amount of the Exchange MOPPRS and (ii) the sum of the present values of the Remaining Scheduled Payments thereon, as determined by the Remarketing Dealer, discounted to the Remarketing Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus in either case accrued and unpaid interest from the Remarketing Date on the principal amount being redeemed to the date of redemption. If the Company elects to redeem the Exchange MOPPRS, it shall pay the redemption price therefor in same-day funds by wire transfer to an account designated by the Remarketing Dealer on the Remarketing Date.

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

CERTAIN COVENANTS

     LIMITATIONS ON INCURRENCE OF DEBT. The Company will not, and will not permit a Subsidiary to, incur any Debt (as defined below), other than intercompany Debt (representing Debt to which the only parties are the Trust, the Company and any of their Subsidiaries, but only so long as such Debt is held solely by any of the Trust, the Company and any Subsidiary and provided that, in the case of Debt owed to Subsidiaries of the Company, such Debt is subordinate in right of payment to the Exchange Notes), if, immediately after giving effect to the incurrence of such additional Debt, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (i) Total Assets (as defined below) as of the end of the fiscal quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not required under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt and (ii) the increase or decrease in Total Assets from the end of such quarter including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Debt (such increase or decrease together with the Company's Total Assets is referred to as the "Adjusted Total Assets") (Section 1004(a)).

     In addition to the foregoing limitations on the incurrence of Debt, the Company will not, and will not permit any Subsidiary to, incur any Secured Debt (as defined below) of the Company or any Subsidiary if, immediately after giving effect to the incurrence of such additional Secured Debt, the aggregate principal amount of all outstanding Secured Debt of the Company and its Subsidiaries on a consolidated basis is greater than 40% of Adjusted Total Assets (Section 1004(b)). The Exchange Notes do not require that, for the purpose of calculating compliance with Sections 1004(b) and (d) of the Indenture, the amount of "Secured Debt" of any Subsidiary be deemed to include all Debt of that Subsidiary, whether or not that Debt provides recourse to the general assets of that Subsidiary, other than (i) intercompany Debt (representing Debt to which the only parties are the Company, the Trust and any of their Subsidiaries, but only so long as such Debt is held solely by any of the Company, the Trust and any Subsidiary) that is subordinate in right of payment to the $180 Million Notes and (ii) trade payables incurred in the ordinary course of business. The Teachers Purchase Agreement imposed such an additional covenant upon the $180 Million Notes until such time as they were registered for resale or replaced by the $180 Million Exchange Notes.

     In addition to the foregoing limitation on the incurrence of Debt, the Company will not, and will not permit any Subsidiary to, incur any Debt, other than intercompany Debt (provided that, in the case of Debt owed to Subsidiaries of the Company, such Debt is subordinate in right of payment to the Exchange Notes), if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge (in each case as defined below) for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5 to 1 on a pro forma basis after giving effect to the incurrence of such Debt and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Company or its Subsidiaries since the first day of such four-quarter period, which was outstanding at the end of such period, had been incurred at the beginning of such period and continued to be outstanding throughout such period, and the application of the proceeds of such Debt, including to refinance other Debt, had occurred at the beginning of such period, (ii) the repayment or retirement of any other Debt by the Company or its Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in determining the amount of Debt so repaid or retired, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period), (iii) in the case of Acquired Indebtedness or Debt incurred in connection with any acquisition since the first day of the four-quarter period, the related acquisition had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition being included in the pro forma calculation and (iv) in the case of any increase or decrease in Total Assets, or any other acquisition or disposition by the Company or any Subsidiary of any asset or group of assets, since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such increase, decrease or other acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments to revenues, expenses and Debt levels with respect to such increase, decrease or other acquisition or disposition being included in such pro forma calculation (Section 1004(c)).

     MAINTENANCE OF TOTAL UNENCUMBERED ASSETS. The Company is required at all times to maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of all outstanding Unsecured Debt of the Company and its Subsidiaries on a consolidated basis (Section 1004(d)).

     As used in the Indenture and the description thereof herein:

          "Acquired Indebtedness" means Debt of a Person (i) existing at the time the Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from the Person, in each case, other than Debt incurred in connection with, or in contemplation of, the Person becoming a Subsidiary or that acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

          "Annual Debt Service Charge" as of any date means the amount which is expensed in any 12-month period for Consolidated Interest Expense of the Company and its Subsidiaries.

          "Consolidated Income Available for Debt Service" for any period means Consolidated Net Income plus amounts which have been deducted in determining Consolidated Net Income during such period for (i) Consolidated Interest Expense, (ii) provision for taxes of the Company and its Subsidiaries based on income, (iii) amortization (other than amortization of debt discount) and depreciation, (iv) provisions for losses from sales or joint ventures, (v) increases in deferred taxes and other noncash items,
     (vi) charges resulting from a change in accounting principles, and (vii) charges for early extinguishment of debt, and less amounts which have been added in determining Consolidated Net Income during such period for (a) provisions for gains from sales or joint ventures and (b) decreases in deferred taxes and other noncash items.

          "Consolidated Interest Expense" means, for any period, and without duplication, all interest (including the interest component of rentals on leases reflected in accordance with GAAP as capitalized leases on the Company's consolidated balance sheet, letter of credit fees, commitment fees and other like financial charges) and all amortization of debt discount on all Debt (including, without limitation, payment-in-kind, zero coupon and other securities) of the Company and its Subsidiaries, but excluding legal fees, title insurance charges and other out-of-pocket fees and expenses incurred in connection with the issuance of Debt, all determined in accordance with GAAP.

          "Consolidated Net Income" for any period means the amount of net income (or loss) of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

          "Debt" of the Company or any Subsidiary means, without duplication, any indebtedness of the Company and its Subsidiaries, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company and its Subsidiaries, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (iv) any lease of property by the Company and its Subsidiaries as lessee which is reflected in the Company's consolidated balance sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under
     (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on the Company's consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Company or any Subsidiary) (it being understood that "Debt" shall be deemed to be incurred by the Company and its Subsidiaries on a consolidated basis whenever the Company and its Subsidiaries on a consolidated basis shall create, assume, guarantee or otherwise become liable in respect thereof; Debt of a Subsidiary of the

     Company existing prior to the time it became a Subsidiary of the Company shall be deemed to be incurred upon such Subsidiary's becoming a Subsidiary of the Company; and Debt of a person existing prior to a merger or consolidation of such person with the Company or any Subsidiary of the Company in which such person is the successor to the Company or such Subsidiary shall be deemed to be incurred upon the consummation of such merger or consolidation); provided, however, the term Debt shall not include any such indebtedness that has been the subject of an "in substance" defeasance in accordance with GAAP.

          "Secured Debt" means, without duplication, Debt secured by any mortgage, trust deed, deed of trust, deed to secure debt, security agreement, pledge, conditional sale or other title retention agreement, capitalized lease, or other like agreement granting or conveying security title to or a security interest in real property or other tangible assets. Secured Debt shall be deemed to be incurred (i) on the date the Company or any Subsidiary creates, assumes, guarantees or otherwise becomes liable in respect thereof if it is secured in the manner described in the preceding sentence on such date or (ii) on the date the Company or any Subsidiary first secures such Debt in the manner described in the preceding sentence if such Debt was not so secured on the date it was incurred.

          "Subsidiary" means (i) a corporation, partnership, limited liability company, trust, real estate investment trust or other entity a majority of the voting power of the voting equity securities of which are owned, directly or indirectly, by the Company or by one or more Subsidiaries of the Company, (ii) a partnership, limited liability company, trust, real estate investment trust or other entity not treated as a corporation for federal income tax purposes, the majority of the value of the equity interests of which are owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company and (iii) one or more corporations which, either individually or in the aggregate, would be Significant Subsidiaries (as defined below, except that the investment, asset and equity thresholds for purposes of this definition shall be 5%), the majority of the value of the equity interests of which are owned, directly or indirectly, by the Company or by one or more Subsidiaries.

          "Total Assets" as of any date means the sum of (i) Undepreciated Real Estate Assets and (ii) all other assets of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP (but excluding intangibles and accounts receivable).

          "Total Unencumbered Assets" as of any date means the sum of (i) those Undepreciated Real Estate Assets not securing any portion of Secured Debt and (ii) all other assets of the Company and its Subsidiaries on a consolidated basis not securing any portion of Secured Debt determined in accordance with GAAP (but excluding intangibles and accounts receivable).

          "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

          "Unsecured Debt" means Debt of the Company or any Subsidiary that is not Secured Debt.

     EXISTENCE. Except as permitted under "-- Merger, Consolidation or Sale" below, the Company is required to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that the Company shall not be required to preserve any right or franchise if the Board of Trustees of the Trust determines that the preservation thereof is no longer desirable in the conduct of the Company's business and that the loss thereof is not disadvantageous in any material respect to the Holders (Section 1006).

     MAINTENANCE OF PROPERTIES. The Company is required to cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Company and its Subsidiaries shall not be prevented from discontinuing the operation and maintenance of any of the properties if such

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

discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders (Section 1007).

     INSURANCE. The Company is required to, and is required to cause each of its Subsidiaries to, maintain insurance coverage by financially sound and reputable insurance companies in such forms and amounts and against such risks as are customary for companies of established reputation engaged in the same or a similar business (Section 1008).

     PAYMENT OF TAXES AND OTHER CLAIMS. The Company is required to pay or discharge or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon its income, profits or property or that of any Subsidiary and (ii) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings so long as appropriate reserves are established therefor in accordance with GAAP (Section 1009).

     PROVISION OF FINANCIAL INFORMATION. Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act and for so long as any Exchange Notes are outstanding, the Company will, to the extent permitted under the Exchange Act, be required to file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13 or 15(d) if the Company were so subject (the "Financial Statements"), such documents to be filed with the Commission on or prior to the respective dates by which the Company would have been required to file such documents if the Company were so subject (the "Required Filing Dates"). The Company will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders of Exchange Notes, as their names and addresses appear in the security register for the Exchange Notes, without cost to such Holders, copies of the annual reports and quarterly reports which the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the Commission is not made under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder (Section 1010).

MERGER, CONSOLIDATION OR SALE

     The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation, limited liability company, association, partnership, real estate investment trust, company or business trust (collectively, a "Corporation"), provided that (a) the Company shall be the continuing Corporation, or the successor Corporation or its transferees or assignees of such assets (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets by lease (subject to the continuing obligations of the Company set forth in the Indenture) or otherwise, either directly or indirectly, shall expressly assume payment of the principal of (and premium or Make-Whole Amount, if any) and interest on all the debt securities issued by the Company under the Indenture ("Debt Securities") and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture; (b) the successor Corporation formed by or resulting from any such consolidation or merger or which shall have received the transfer of assets shall be a United States Corporation; (c) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary of the Company as a result thereof as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (d) an officer's certificate and legal opinion covering such conditions shall be delivered to the Trustee (Sections 801 and 803).

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

EVENTS OF DEFAULT, NOTICE AND WAIVER

     The following events are "Events of Default" with respect to the Notes of a series: (a) default for 30 days in the payment of any installment of interest on any Note of such series; (b) default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Note at its maturity; (c) default in the performance of any other covenant of the Company contained in the Indenture, such default having continued for 60 days after written notice as provided pursuant to the Indenture; (d) default in the payment of an aggregate principal amount exceeding $5,000,000 of any evidence of recourse indebtedness of the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled, such default having continued for a period of 10 days after written notice as provided pursuant to the Indenture; and (e) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary or any of their respective property. The term "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Company (Section 501).

     If an Event of Default under the Indenture occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes of a series may declare the principal amount of all of the Notes of such series to be due and payable immediately by written notice thereof to the Company (and to the Trustee if given by the Holders). However, at any time after such a declaration of acceleration with respect to such Notes has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of such Outstanding Notes may rescind and annul such declaration and its consequences if (a) the Company shall have paid or deposited with the Trustee all required payments of the principal of (and premium or Make-Whole Amount, if any) and interest on such Notes, plus certain fees, expenses, disbursements and advances of the Trustee and (b) all Events of Default, other than the nonpayment of accelerated principal of (or specified portion thereof) or premium (if any) or interest on such Notes have been cured or waived as provided in the Indenture (Section 502). The Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Notes of a series may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on any such Note or (y) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Note affected thereby (Section 513).

     The Trustee will be required to give notice to the Holder of Exchange Notes within 90 days of a default under the Indenture unless such default has been cured or waived; provided, however, that the Trustee may withhold notice to the Holders of any default (except a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on any Exchange Note or in the payment of any sinking fund installment in respect of any Exchange Note) if specified Responsible Officers of the Trustee consider such withholding to be in the interest of such Holders (Section 601).

     The Indenture provides that no Holder of Exchange Notes may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Notes of a series, as well as an offer of indemnity reasonably satisfactory to it (Section 507). This provision will not prevent, however, any holder of Notes from instituting suit for the enforcement of payment of the principal of (and premium or Make-Whole Amount, if any) and interest on such Exchange Notes at the respective due dates thereof (Section
508).

     Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holders of any Exchange Notes then Outstanding under the Indenture, unless such Holders shall have offered to the

Trustee thereunder reasonable security or indemnity (Section 602). The Holders of not less than a majority in principal amount of the Outstanding Notes of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee in respect of such Notes, or of exercising any trust or power conferred upon the Trustee in respect of such Notes. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the holders of Notes of such series not joining therein (Section 512).

     Within 120 days after the close of each fiscal year, the Company must deliver to the Trustee a certificate, signed by one of several specified officers of the Company, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof (Section 1011).

MODIFICATION OF THE INDENTURE

     Modifications and amendments of the Indenture will be permitted to be made only with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities of each series which is affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holders of each such Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or premium or Make-Whole Amount, if any, or any installment of interest on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium or Make-Whole Amount, if any, payable on redemption of, any such Debt Security; (c) change the place of payment, or the coin or currency, for payment of principal of, or premium or Make-Whole Amount, if any, or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the above stated percentage in principal amount of Outstanding Debt Securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holders of each such Debt Security affected thereby (Section 902). A Debt Security shall be deemed outstanding ("Outstanding") if it has been authenticated and delivered under the Indenture unless, among other things, such Debt Security has been cancelled or redeemed.

     The Indenture provides that the Holders of not less than a majority in principal amount of Outstanding Debt Securities of a series have the right to waive compliance by the Company with certain covenants in the Indenture in respect of such Debt Securities (Section 1013). Compliance with the covenants described herein and such additional covenants with respect to the Debt Securities of a series generally may not be waived by the Board of Trustees of the Trust, as managing general partner of the Company, or by the Trustee.

     Modifications and amendments of the Indenture will be permitted to be made by the Company and the Trustee without the consent of any Holder for any of the following purposes: (i) to evidence the succession or addition of another Person to the Company as obligor under the Indenture; (ii) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company in the Indenture; (iii) to add Events of Default for the benefit of the Holders; (iv) to permit or facilitate the issuance of Debt Securities in uncertificated form, provided, that such action shall not adversely affect the interests of the Holders in any material respect; (v) to secure the Debt Securities; (vi) to establish the form or terms of additional Debt Securities of any series; (vii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee; (viii) to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action shall not adversely affect the interests of Holders in any material respect; or
(ix) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of Debt Securities under the Indenture, provided that such action shall not adversely affect the interests of the Holders in any material respect (Section 901).

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

     The Indenture contains provisions for convening meetings of the Holders of Debt Securities (Section 1501). A meeting will be permitted to be called at any time by the Trustee, and also, upon request, by the Company or the Holders of at least 10% in principal amount of the Outstanding Debt Securities, in any such case upon notice given as provided in the Indenture (Section 1502). Except for any consent that must be given by the Holder of each Debt Security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities. Any resolution passed or decision taken at any meeting of Holders of Debt Securities duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the Persons holding or representing such specified percentage in principal amount of the Outstanding Debt Securities of such series will constitute a quorum (Section 1504).

     Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Debt Securities affected thereby, or of the Holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting and
(ii) the principal amount of the Outstanding Debt Securities that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture (Section 1504).

SATISFACTION AND DISCHARGE

     The Company may discharge certain obligations to Holders of Exchange Notes that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Exchange Notes are payable in an amount sufficient to pay the entire indebtedness on such Exchange Notes in respect of principal (and premium or Make-Whole Amount, if any) and interest to the date of such deposit (if such Exchange Notes have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be (Section 401).

     The defeasance and covenant defeasance provisions of Article Fourteen of the Indenture will apply to the Exchange Notes upon satisfaction of certain conditions specified therein.

NO CONVERSION RIGHTS

     The Exchange Notes will not be convertible into or exchangeable for any equity interest in or debt security of the Trust or equity interest in the Company.

GLOBAL SECURITIES

     Exchange Notes issued in exchange for Private Notes currently evidenced by one or more fully registered global notes will be evidenced by one or more global notes of the related series (the "Global Securities"), which will be deposited upon issuance with, or on behalf of, DTC and registered in the name of Cede & Co.

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

("Cede"), as DTC's nominee. Exchange Notes issued in exchange for Private Notes in non-book-entry-form will be issued in registered, certificated form.

     Holders may hold their interests in any of the Global Securities directly through DTC, or indirectly through organizations which are participants in DTC ("Participants"). Transfers between Participants will be effected in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.

     Holders who are not Participants may beneficially own interests in a Global Security held by DTC only through Participants, including certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly, and have indirect access to the DTC system ("Indirect Participants"). So long as Cede, as the nominee of DTC, is the registered owner of any Global Security, Cede for all purposes will be considered the sole holder of such Global Security. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form, and will not be considered the holder thereof.

     Neither the Company nor the Trustee (nor any registrar or paying agent) will have any responsibility for the performance by DTC or their Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations. DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants whose accounts are credited with DTC interests in a Global Security.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among Participants in deposited securities through electronic book-entry changes to accounts of its Participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Certain of such Participants (or their representatives), together with other entities, own DTC. The rules applicable to DTC and its Participants are on file with the Commission.

     DTC has further advised the Company that pursuant to the procedures established by it, (i) upon deposit of the Global Securities representing Private Notes, DTC will credit the accounts of its Participants with portions of the principal amount of the Global Securities representing the Exchange Notes issued in exchange for the Private Notes that each such Participant has instructed DTC to surrender for exchange and (ii) ownership of such interests in the Global Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Securities).

     Purchases of Exchange Notes under the DTC system must be made by or through Participants, which will receive a credit for the Exchange Notes on DTC's records. The ownership interest of each actual purchaser of each Exchange Note (a "Beneficial Owner") is in turn to be recorded on the Participant's and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Exchange Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Exchange Notes, except in the event that use of the book-entry system for the Exchange Notes is discontinued.

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

     The deposit of Exchange Notes with DTC and their registration in the name of Cede effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Exchange Notes; DTC's records reflect only the identity of the Participants whose accounts such Exchange Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Redemption notices shall be sent to Cede. If less than all of the principal amount of the Global Securities of the same series is being redeemed, DTC's practice is to determine by lot the amount of the interest of each Participant therein to be redeemed.

     Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Principal, Make-Whole Amount, if any, and interest payments on the Exchange Notes will be made to DTC by wire transfer of immediately available funds. DTC's practice is to credit Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of principal, Make-Whole Amount, if any, and interest to DTC is the responsibility of the Company, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Participants and Indirect Participants. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     DTC may discontinue providing its services as securities depository with respect to the Exchange Notes at any time by giving reasonable notice to the Company. In the event that DTC notifies the Company that it is unwilling or unable to continue as depository for any Global Security or if at any time DTC ceases to be a clearing agency registered as such under the Exchange Act when DTC is required to be so registered to act as such depository and no successor depository shall have been appointed within 90 days of such notification or of the Company becoming aware of DTC's ceasing to be so registered, as the case may be, certificates for the relevant Exchange Notes will be printed and delivered in exchange for interests in such Global Security. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for relevant Exchange Notes in authorized denominations registered in such names as DTC shall direct. It is expected that such instruction will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such Global Security.

     The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificates representing the Exchange Notes will be printed and delivered.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes certain federal income tax considerations relating to the exchange of the Private Notes for the Exchange Notes pursuant to the Exchange Offer. The following description is for general information only, is not exhaustive of all possible tax considerations, and is not intended to be and should not be construed as tax advice. For example, this summary addresses only Notes held as capital assets by initial holders who purchased Private Notes at the "issue price" (generally, the first price to the public (excluding bond houses, brokers or similar persons or organizations acting as underwriters, placement agents or wholesalers) at which a substantial amount of the issue of which such Private Notes were a part was sold

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

for money). This summary does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding Notes as a hedge against currency risk or as a position in a "straddle" for U.S. tax purposes, persons whose functional currency is not the U.S. dollar, tax-exempt organizations or foreign corporations and persons who are not citizens or residents of the United States (except as described under the heading "-- Taxation of Non-U.S. Holders"). In addition, this summary only addresses the federal income tax consequences of the Exchange MOPPRS until the Remarketing Date. It does not give a detailed discussion of any state, local or foreign tax consequences and does not discuss all aspects of federal income taxation that might be relevant to a specific holder in light of its particular investment or tax circumstances.

     As used herein, the term "U.S. Holder" means a holder of Notes who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) is an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. The term "Non-U.S. Holder" means a holder of Notes who is not a U.S. Holder.

     The information in this section is based on the Internal Revenue Code of 1986, as amended (the "Code"), current, temporary and proposed Treasury Regulations thereunder, the legislative history of the Code, current administrative interpretations and practices of the IRS and court decisions, all as of the date hereof. No assurance can be given that future legislation, Treasury Regulations, administrative interpretations and court decisions will not significantly change current law or adversely affect existing interpretations of current law. Any such change could apply retroactively to transactions preceding the date of the change. Thus, no assurance can be provided that the statements set forth herein (which do not bind the IRS or the courts) will not be challenged by the IRS or will be sustained by a court if so challenged.

     EACH PROSPECTIVE PURCHASER IS URGED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO IT OF THE EXCHANGE OF THE PRIVATE NOTES FOR THE EXCHANGE NOTES IN LIGHT OF ITS SPECIFIC TAX AND INVESTMENT SITUATIONS AND THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS APPLICABLE TO IT.

THE EXCHANGE

     The exchange of Private Notes for Exchange Notes pursuant to the Exchange Offer will not be treated as an exchange for federal income tax purposes because the Exchange Notes will not differ materially in kind or extent from the Private Notes and because the exchange will occur by operation of the original terms of the Private Notes. As a result, Holders who exchange their Private Notes for Exchange Notes will not recognize any income, gain or loss for federal income tax purposes. A Holder will have the same adjusted basis and holding period in the Exchange Notes immediately after the exchange as it had in the Private Notes immediately before the exchange.

TAXATION OF U.S. HOLDERS

     INTEREST ON NOTES. Except as described below with respect to Exchange MOPPRS, interest on the Notes will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or received (in accordance with the U.S. Holder's method of tax accounting).

     SALE, EXCHANGE OR RETIREMENT OF NOTES. Except as described below with respect to Exchange MOPPRS, upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will equal such U.S. Holder's initial investment in the Note. Such gain or loss will be capital if the Note is held as a capital asset. In the case of a U.S. Holder who is an individual or an estate or trust, such gain or loss will be long-term capital gain or loss, subject to a 28% tax
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

rate, if the Notes have been held for more than one year but not more than 18 months, and long-term capital gain or loss, subject to a 20% tax rate, if the Notes have been held for more than 18 months. In the case of a U.S. Holder that is a corporation, such gain or loss will be long-term capital gain or loss if the Notes have been held for more than one year.

     INTEREST ON EXCHANGE MOPPRS. The federal income tax treatment of debt obligations such as the Exchange MOPPRS is not certain. Because the Exchange MOPPRS are subject to mandatory tender on the Remarketing Date, the Company intends to treat the Exchange MOPPRS as maturing on the Remarketing Date for federal income tax purposes. By purchasing the Exchange MOPPRS, the U.S. Holder agrees to follow such treatment for federal income tax purposes. There can be no assurance that the Internal Revenue Service ("IRS") will agree with the Company's treatment of the Exchange MOPPRS and it is possible that the IRS could assert another treatment. For instance, it is possible that the IRS could seek to treat the Exchange MOPPRS as maturing on the Stated Maturity Date. See "-- Possible Characterization of Exchange MOPPRS as Having Contingent Interest" below.

     In accordance with such treatment, interest on the Exchange MOPPRS will constitute "qualified stated interest" and the Exchange MOPPRS will be taxed as described above under the headings "-- Interest on Notes" and "Sale, Exchange or Retirement of Notes."

     POSSIBLE CHARACTERIZATION OF EXCHANGE MOPPRS AS HAVING CONTINGENT
INTEREST. It is possible that the IRS might seek to treat the MOPPRS as maturing on their Stated Maturity Date (instead of on the Remarketing Date, as discussed under "-- Interest on Exchange MOPPRS" above) for federal income tax purposes. Pursuant to such treatment, since the Interest Rate to Maturity will not be determined until the Determination Date, the Exchange MOPPRS would be treated as having contingent interest under the Code. In such event, under Treasury Regulations governing debt instruments that provide for contingent payments (the "Contingent Payment Regulations"), the Company would be required to construct a projected payment schedule for the Exchange MOPPRS, based upon the Company's current borrowing costs for comparable debt instruments of the Company, from which an estimated yield on the Exchange MOPPRS would be calculated. A U.S. Holder would be required to include in income original issue discount in an amount equal to the sum of the daily portions of original issue discount on the Exchange MOPPRS that would be deemed to accrue at this estimated yield for each day during the U.S. Holder's taxable year on which the U.S. Holder holds the Exchange MOPPRS. The amount of original issue discount that would be deemed to accrue in any accrual period would equal the product of this estimated yield (properly adjusted for the length of the accrual period) and the Exchange MOPPRS' adjusted issue price (as defined below) at the beginning of the accrual period. The daily portions of original issue discount would be determined by allocating to each day in the accrual period the ratable portion of the original issue discount that would be deemed to accrue during the accrual period. In general, for these purposes, an Exchange MOPPRS' adjusted issue price would equal the Exchange MOPPRS' issue price increased by the original issue discount previously accrued on the Exchange MOPPRS and reduced by all payments made on the Exchange MOPPRS. As a result of the application of the Contingent Payment Regulations, it is possible that a U.S. Holder would be required to include original issue discount in income in excess of actual cash payments received for certain taxable years.

     Under the Contingent Payment Regulations, upon the sale or exchange of an Exchange MOPPRS (including a sale pursuant to the mandatory tender on the Remarketing Date), a U.S. Holder would be required to recognize taxable income or loss in an amount equal to the difference, if any, between the amount realized by the U.S. Holder upon such sale or exchange and the U.S. Holder's adjusted tax basis in the Exchange MOPPRS as of the date of disposition. A U.S. Holder's adjusted tax basis in an Exchange MOPPRS generally would equal such U.S. Holder's initial investment in the Exchange MOPPRS increased by any original issue discount previously included in income with respect to the Exchange MOPPRS by the U.S. Holder and decreased by any payments received by the U.S. Holder. Any such taxable income generally would be treated as ordinary income. Any such taxable loss generally would be treated (i) first as an offset to any interest otherwise includible in income by the U.S. Holder with respect to the Exchange MOPPRS for the taxable year in which the sale or exchange occurs to the extent of the amount of such includible interest and (ii) then as an ordinary loss to the extent of the U.S. Holder's total interest inclusions on the Exchange MOPPRS in previous taxable years. Any remaining loss in excess of the amounts described in (i) and
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

(ii) above generally would be treated as short-term, mid-term or long term-capital loss (depending upon the U.S. Holder's holding period for the Exchange MOPPRS). All amounts includible in income by a U.S. Holder as ordinary interest pursuant to the Contingent Payment Treasury Regulations would be treated as original issue discount.

TAXATION OF NON-U.S. HOLDERS

     A Non-U.S. Holder will not be subject to federal income taxes on payments of principal, premium (if any) or interest on a Note unless such Non-U.S. Holder is a direct or indirect 10% or greater partner of the Company, a controlled foreign corporation related to the Company or a bank receiving interest described in section 881(c)(3)(A) of the Code, and provided that the interest (including original issue discount, if any) is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder. To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a Non-U.S. Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (i) is signed by the beneficial owner of the Note under penalties of perjury, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8 or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the beneficial owner to the organization or institution. The Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

     Generally, a Non-U.S. Holder will not be subject to federal income taxes on any amount which constitutes gain upon retirement or disposition of a Note, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder. Certain other exceptions may be applicable, and a Non-U.S. Holder should consult its tax advisor in this regard.

     If a Non-U.S. Holder of a Note is engaged in a trade or business in the United States and interest (including original issue discount, if any) or gain on the Note is effectively connected with the conduct of such trade or business, such holder, although exempt from U.S. federal withholding tax as discussed in the preceding paragraph (or by reason of the delivery of properly completed Form
4224), is subject to U.S. federal income tax on such interest (including original issue discount) and on any gain realized on the sale, exchange or other dispositions of a Note in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for that taxable year, unless it qualifies for a lower rate under an applicable income tax treaty.

     The Note will not be includible in the estate of a Non-U.S. Holder unless the individual is a direct or indirect 10% or greater partner of the Company or, at the time of such individual's death, payments in respect of the Note would have been effectively connected with the conduct by such individual of a trade or business in the United States.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Backup withholding of federal income tax at a rate of 31% may apply to payments made in respect of the Notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those Non-U.S. Holders who are not exempt recipients.

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

     In addition, upon the sale of a Note to (or through) a broker, the broker must withhold 31% of the entire purchase price unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, kin the required manner, certain identifying information and, in the case of a Non-U.S. Holder, certifies that such seller is a Non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

     The United States Treasury has recently finalized regulations regarding the withholding and information reporting rules discussed above. In general, these regulations do not alter the substantive withholding and information reporting requirements but unify certification procedures and forms and clarify and modify reliance standards. These regulations generally are effective for payments made after December 31, 1998, subject to certain transition rules. Valid withholding certificates that are held on December 31, 1998 will remain valid until the earlier of December 31, 1999 or the date of expiration of the certificate under rules currently in effect (unless otherwise invalidated due to changes in the circumstances of the person whose name is on such certificate). A Non-U.S. Holder should consult its own advisor regarding the effect of the new Treasury Regulations.

                              PLAN OF DISTRIBUTION

     This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any Exchange Notes received in exchange for Private Notes acquired by such broker-dealer for its own account as a result of market-making or other trading activities. Each broker-dealer that receives Exchange Notes for its own account in exchange for such Private Notes pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Company has agreed that for a period of up to 180 days after the closing of the Exchange Offer, it will make this Prospectus, as amended or supplemented, available to any such broker-dealer that requests copies of this Prospectus in the Letter of Transmittal for use in connection with any such resale.

     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers or any other persons. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes, or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker-dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus a broker-dealer that receives Exchange Notes in exchange for Private Notes acquired by such broker-dealer as a result of market-making or other trading activities will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Company has agreed to pay all expenses incident to the Company's performance of, or compliance with, the Registration Rights Agreement and the Teachers Purchase Agreement, and will indemnify the holders of Private Notes (including any broker-dealers), and certain parties related to such holders, against certain liabilities, including liabilities under the Securities Act.
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

                                    EXPERTS

     The combined financial statements of Equity Office Predecessors at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, the statements of revenue and certain expenses for 177 Broad Street, Preston Commons, Oakbrook Terrace Tower, One Maritime Plaza, 201 Mission Street, 30 N. LaSalle, Columbus America Properties, Prudential Properties, 550 South Hope Street, Acorn Properties, 10 & 30 South Wacker Drive, One Lafayette Centre, PPM Properties and Wright Runstad Properties, all appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The consolidated balance sheets of Beacon Properties, L.P. as of December 31, 1996 and 1995 and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994, the combined statement of operations, owners' equity and cash flows of the Predecessor for the period January 1, 1994 to May 25, 1994 and the related financial statement schedules of Beacon Properties, L.P. as of December 31, 1996, included herein have been so included in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The legality of the Exchange Notes will be passed upon for the Company by Hogan & Hartson L.L.P., Washington, D.C.

                             AVAILABLE INFORMATION

     The Trust and the Company are subject to the informational requirements of the Exchange Act, and, in accordance therewith, are required to file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of the reports, proxy statements and other information can be obtained form the Public Reference Section of the Commission, Washington, D.C. 20549, upon payment of prescribed rates, or in certain cases by accessing the Commission's World Wide Web site at http://www.sec.gov. The Common Shares of the Trust are listed on the NYSE under the symbol "EOP." The Series A Preferred Shares of the Trust are listed on the NYSE under the symbol "EOPpfA."

     In order to preserve the exemption for resales and other transfers under Rule 144A, the Company has agreed, if it is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to furnish upon request to Holders of Notes and to prospective purchasers designated by such Holders the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales and other transfers of Notes.

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

                                    GLOSSARY

     For purposes of this Prospectus, the following capitalized terms shall have the meanings set forth below:

     "ACBMs" means asbestos-containing building materials.

     "Adjusted Total Assets" means Total Assets together with the increase or decrease in Total Assets, as described in "Description of the Exchange Notes -- Certain Covenants -- Limitations on Incurrence of Debt."

     "Agent's Message" means a message transmitted by DTC, received by the Exchange Agent and forming part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgement from a participant in DTC's ATOP that is tendering Private Notes which are the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal (or, in the case of an Agent's Message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery), and that the agreement may be enforced against such participant.

     "Applicable Spread" means the lowest bid indication, expressed as a spread above the Base Rate, obtained by the Remarketing Dealer on the Determination Date from the bids quoted by five Reference Corporate Dealers.

     "ATOP" means Automated Tender Offer Program.

     "Base Rate" means 5.488%.

     "Beacon" means Beacon Properties Corporation, a Maryland corporation.

     "Beacon Common Shares" means the shares of common stock, $0.01 par value per share, of Beacon.

     "Beacon Construction Company" means Beacon Construction Company, Inc., a Massachusetts corporation.

     "Beacon Design Company" means Beacon Design Corporation, a Massachusetts corporation.

     "Beacon Facility" means the credit facility under which the $533 million of unsecured indebtedness of Beacon was issued and subsequently assumed by the Company in the Beacon Merger.

     "Beacon Management Company" means Beacon Property Management Corporation, a Delaware corporation.

     "Beacon Merger" means the merger of Beacon with and into the Trust and the merger of Beacon Partnership with and into the Company.

     "Beacon 1994 Plan" means Beacon's 1994 Stock Option and Incentive Plan.

     "Beacon 1996 Plan" means Beacon's 1996 Stock Option Plan.

     "Beacon Partnership" means Beacon Properties, L.P., a Delaware limited partnership.

     "Beacon Plans" means the Beacon 1994 Plan and the Beacon 1996 Plan.

     "Beacon Preferred Shares" means the 8.98% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, of Beacon.

     "Beacon Properties" means the office properties the Company acquired pursuant to the Beacon Merger.

     "Beneficial Owner" means an actual purchaser of an Exchange Note.

     "Book-Entry Confirmation" means a confirmation of a book-entry transfer.

     "BPMLP" means Beacon Property Management, L.P., a Delaware limited partnership.

     "Business Day" means any day, other than a Saturday or Sunday, on which banking institutions in New York, New York, and Boston, Massachusetts, are open for business.

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

     "Bylaws" means the bylaws adopted by the Board of Trustees of the Trust.

     "CBDs" means central business districts.

     "Cede" means Cede & Co., as DTC's nominee.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission.

     "Common Shares" means the common shares of beneficial interest, $0.01 par value per share, of the Trust.

     "Company" means either EOP Operating Limited Partnership, a Delaware limited partnership, alone as an entity, or, as the context may require, the combined enterprise consisting of EOP Operating Limited Partnership and one or more of its subsidiaries, and the predecessors thereof, except as defined in "Description of the Exchange Notes," where "the Company" does not include the subsidiaries. All references to the historical activities of EOP Operating Limited Partnership refer to the activities of the Equity Office Predecessors.

     "Consolidation" means all of the transactions described under "Certain Relationships and Related Transactions -- Formation Transactions."

     "Contribution Agreement" means the agreement pursuant to which the ZML Funds and the Trust agreed to consolidate.

     "Core Portfolio" means the properties that were held by the Equity Office Predecessors during the entire period for both periods being compared.

     "Corporation" means any corporation, limited liability company, association, partnership, real estate investment trust, company or business trust.

     "Credit Facilities" means both the $600 Million Credit Facility and the $1.5 Billion Credit Facility.

     "Debt Securities" means all the debt securities issued by the Company under the Indenture.

     "Debt to Market Capitalization Ratio" means the total consolidated and unconsolidated debt of the Company as a percentage of the market value of outstanding Common Shares and Units plus total consolidated and unconsolidated debt, but excluding (i) all nonrecourse consolidated debt in excess of the Company's proportionate share of such debt and (ii) all nonrecourse unconsolidated debt of partnerships in which the Company is a partner in excess of the Company's proportionate share of such debt.

     "Declaration of Trust" means the Trust's declaration of trust, as amended from time to time, and as filed with the State Department of Assessments and Taxation of Maryland.

     "Determination Date" means the third business day immediately preceding the Remarketing Date.

     "DTC" means The Depository Trust Company, New York, New York.

     "EGI" means Equity Group Investments, Inc., an owner, manager and financier of real estate and corporations.

     "Eligible Institution" means an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act.

     "Employee Plan" means the Trust's 1997 Employee Share Option and Share Award Plan.

     "Environmental Laws" means federal, state and local laws and regulations relating to protection of the environment.

     "EOH" means Equity Office Holdings, L.L.C., a Delaware limited liability company.

     "EOP Management Company" means Equity Office Properties Management Corp., a Delaware corporation.

     "EOP Office Company" means EOP Office Company, a Delaware corporation.

     "EQR" means Equity Residential Properties Trust, a Maryland real estate investment trust, which is an equity REIT focused solely on multifamily properties and is affiliated with Mr. Zell.

     "Equitable" means Equitable Life Insurance Society of the United States, on behalf of its Prime Property Fund.

     "Equity Group" means one or both of EGI and EOH.

     "Equity Group Owners" means certain trusts established for the benefit of the families of Mr. Zell and of Mr. Robert Lurie, the deceased former partner of Mr. Zell, and the partnerships comprised of such trusts.

     "Equity Office Predecessors" means, on a combined basis, the Office Properties and Parking Facilities of the ZML Funds and the Management Business of the Equity Group that were combined into the Company pursuant to the Consolidation.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" means State Street Bank and Trust Company.

     "Exchange MOPPRS" means the MOPPRS issued in a registered exchange offer for the MOPPRS of the same series with terms identical in all material respects to the MOPPRS.

     "Exchange Notes" means the 6.375% Notes due 2003, 6.625% Notes due 2005, 6.750% Notes due 2008, 7.250% Notes due 2018, 6.376% MOPPRS due 2012, 7.24%
Senior Notes due 2004, 7.36% Senior Notes due 2005, 7.44% Senior Notes due 2006 and 7.41% Senior Notes due 2007 offered in this Exchange Offer.

     "Exchange Offer" means the offer by the Company to exchange the $1.25 Billion Exchange Notes, the Exchange MOPPRS and the $180 Million Exchange Notes, which have been registered under the Securities Act, for an equal principal amount of the Company's outstanding $1.25 Billion Notes, MOPPRS and $180 Million Notes, respectively.

     "Exchange Offer Registration Statement" means the registration statement filed with the Commission relating to the Exchange Offer.

     "Expiration Date" means                , 1998.

     "February 1998 Notes Offering" means the Notes Offering and the MOPPRS Offering.

     "Financial Statements" means the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were so subject.

     "401(k) Plan" means the Equity Office Properties Trust Section 401(k) Savings/Retirement Plan.

     "Formation Transactions" means the transactions pursuant to which the Trust and the Company were formed.

     "Funds from Operations" means net income (loss) computed in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Management believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by the White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 which may differ from the methodology for calculating Funds from Operations utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Funds from Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company's financial performance or to cash flow from operating activities (determined in accordance with

GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Trust's cash needs, including its ability to make distributions.

     "GAAP" means generally accepted accounting principles in the United States.

     "Global Securities" means one or more global notes evidencing each series of Exchange Notes in book-entry form.

     "Holders" means the persons in whose names the applicable Notes are registered in the security register applicable to the Notes.

     "Indenture" means the indenture, dated as of September 2, 1997, as amended or supplemented, between the Company and the Trustee.

     "Indirect Participants" means Participants, including certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly, and have indirect access to the DTC system.

     "Initial Purchasers" means, in the case of the $1.25 Billion Notes, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc., J.P. Morgan Securities Inc., Salomon Brothers Inc, and, in the case of the 2003 Notes, the 2005 Notes and the 2018 Notes, UBS Securities LLC and, in the case of the 2008 Notes, BancAmerica Robertson Stephens. In the case of the MOPPRS, "Initial Purchaser" means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     "Interest Payment Date" means the semi-annual dates February 15 and August 15, commencing August 15, 1998, with respect to the $1.25 Billion Exchange Notes and the Exchange MOPPRS, and the semi-annual dates of March 1 and September 1, commencing September 1, 1998, with respect to the $180 Million Exchange Notes.

     "Interest Rate to Maturity" means interest at the rate determined by the Remarketing Dealer equal to the Base Rate plus the Applicable Spread.

     "Investor Limited Partners" means the several institutional investor limited partners in ZML Opportunity Partnerships I and II.

     "IPO" means the Trust's July 1997 initial public offering of 28,750,000 Common Shares.

     "IRS" means the United States Internal Revenue Service.

     "Joint Venture Properties" means the Properties which are held in partnerships or subject to participation agreements with unaffiliated third parties.

     "leased" means all space for which leases have been executed, whether or not the lease term has commenced.

     "Letter of Transmittal" means the letter of transmittal accompanying this Prospectus.

     "LIBOR" means the London Interbank Offering Rate.

     "Managed Properties" means the properties managed by the Management Companies.

     "Managed Property Business" means that portion of the Management Business that relates to property management of the Managed Properties and the Joint Venture Properties that were contributed to the Company in the Consolidation, which business is owned and conducted by EOP Management Company.

     "Management Business" means the office property management business of EOH and the office property asset management business and the parking asset management business of EGI and EOH relating to those Properties that were contributed to the Company in the Formation Transactions.

     "Management Companies" means EOP Management Company and Beacon Management Company.

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

     "market rent" represents the average asking gross rental rate per rentable square foot for buildings management believes to be of comparable size, class, location and age based upon information obtained from CB Commercial Real Estate Group, Inc./Torto Wheaton Research, as of September 30, 1997.

     "Maryland REIT Law" means Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time.

     "Maturity Date" means the applicable Stated Maturity Date or date of earlier redemption or acceleration, as the case may be.

     "Merger Agreement" means the Agreement and Plan of Merger, dated September 15, 1997, as amended, among the Trust, the Company, Beacon and Beacon Partnership.

     "Merrill Lynch" means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     "MGCL" means the Maryland General Corporation Law, as amended from time to time.

     "MOPPRS" means the $250 million of 6.376% MandatOry Par Put Remarketed Securities which the Company has agreed to sell in the MOPPRS Offering.

     "MOPPRS Offering" means the Company's private placement of the MOPPRS in February 1998.

     "Named Executive Officers" means the Trust's Chief Executive Officer and the Trust's four other most highly paid executive officers.

     "NAREIT" means the National Association of Real Estate Investment Trusts.

     "Noncontrolled Subsidiaries" means the Management Companies, EOP Office Company, Beacon Design Company and Beacon Construction Company.

     "Notes" means the Private Notes and the Exchange Notes.

     "Notes Offering" means the Company's private placement of the $1.25 Billion Notes in February 1998.

     "Notice of Guaranteed Delivery" means a properly completed and duly executed notice of guaranteed delivery.

     "Notification Date" means a Business Day not later than five Business Days prior to the Remarketing Date on which the Remarketing Dealer gives notice to the Company and the Trustee of its intention to purchase the MOPPRS for remarketing.

     "NYSE" means the New York Stock Exchange, Inc.

     "occupied" means all space which is leased and for which the lease term has commenced.

     "Office Properties" means the office properties owned by the Company or in which the Company has an interest.

     "$1.25 Billion Notes" means the 2003 Notes, the 2005 Notes, the 2008 Notes and the 2018 Notes.

     "$1.25 Billion Exchange Notes" means the 6.375% Exchange Notes due 2003, the 6.625% Exchange Notes due 2005, the 6.750% Exchange Notes due 2008 and the 7.250% Exchange Notes due 2018.

     "$1.5 Billion Credit Facility" means the Company's $1.5 billion unsecured term loan facility entered into on October 2, 1997 with Morgan Guaranty Trust Company of New York.

     "$180 Million Exchange Notes" means the 7.24% Exchange Notes due 2004, the 7.36% Exchange Notes due 2005, the 7.44% Exchange Notes due 2006 and the 7.41% Exchange Notes due 2007.

     "$180 Million Notes" means the 2004 Senior Notes, the 2005 Senior Notes, the 2006 Senior Notes and the 2007 Senior Notes.

     "Other Recent Acquisitions" means the acquisition transactions described in this Prospectus under "Recent Developments -- Other Recent Acquisitions."

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

     "Outstanding" means the Debt Security has been authenticated and delivered under the Indenture unless, among other things, such Debt Security has been cancelled or redeemed.

     "Parking Facilities" means the stand-alone parking facilities owned by the Company.

     "Participants" means organizations which are participants in DTC.

     "Partnership Agreement" means the limited partnership agreement of the Company.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, joint-stock company, trust, unincorporated organization, real estate investment trust, or government or any agency or political subdivision thereof.

     "Preferred Offering" means the Trust's sale of 6,000,000 Series B Preferred Shares, in a private placement, in February 1998.

     "Private Debt Offering" means the Company's private placement to an institutional investor of the $180 Million Notes in September 1997.

     "Private Notes" means the $1.25 Billion Notes, the MOPPRS and the $180 Million Notes.

     "Pro Forma Basis" means giving effect to the following transactions which occurred subsequent to September 30, 1997: (a) the acquisition of 35 Office Properties and one Parking Facility; (b) the issuance of 9.7 million Units in connection with property acquisition transactions; (c) draws on the Credit Facilities to fund acquisitions and repay mortgage indebtedness; (d) the acquisition of an interest in a mortgage note; (e) the Beacon Merger; (f) the February 1998 Notes Offering and (g) the Preferred Offering.

     "Properties" means both the Office Properties and the Parking Facilities.

     "Property Operating Expenses" means real estate taxes and insurance, repairs and maintenance and property operating expenses.

     "Property Revenues" means rental revenues, tenant reimbursements, parking income and other income.

     "Prospectus" means this prospectus, as the same may be amended or supplemented from time to time.

     "Purchase Agreement" means the Purchase Agreement, dated February 12, 1998, between the Company and the Initial Purchasers.

     "Purchase Plan" means the Trust's 1997 Non-Qualified Employee Share Purchase Plan.

     "QIB" means "qualified institutional buyer," as defined in Rule 144A.

     "Redemption Price" means the sum of (i) the principal amount of the Exchange Notes other than the Exchange MOPPRS being redeemed plus accrued interest thereon the redemption date and (ii) the Make-Whole Amount, if any, with respect to such Exchange Notes.

     "Reference Corporate Dealers" means leading dealers of publicly traded debt securities of the Company in the City of New York (which may include the Remarketing Dealer or one of its affiliates) selected by the Remarketing Dealer.

     "Registration Rights Agreement" means the registration rights agreement between the Company and the Initial Purchasers, dated as of February 12, 1998.

     "Registration Statement" means the registration statement of the Company on Form S-4, together with all amendments and exhibits, of which this Prospectus is a part.

     "Regular Record Date" means the date 15 calendar days prior to such payment day, regardless of whether such day is a Business Day.

     "REIT" means a real estate investment trust as defined under Sections 856 through 860 of the Code and applicable Treasury regulations.

     "Remarketing Date" means February 15, 2002.

     "Remarketing Dealer" means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     "Required Filing Dates" means the dates by which the Company would have been required to file the Financial Statements if the Company were subject to
Section 13 or 15(d) of the Exchange Act.

     "Resale Restriction Termination Date" means the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto).

     "Restricted Common Shares" means Common Shares issued in transactions not registered under the Securities Act.

     "Rule 144A" means Rule 144A under the Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Series A Preferred Shares" means the 8.98% Series A Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, of the Trust.

     "Series A Preferred Units" means the 8.98% Series A Cumulative Redeemable Preferred Units of partnership interest in the Company.

     "Series B Preferred Shares" means the 5.25% Preferred Income Equity Redeemable Shares(SM), designated by the Trust as its 5.25% Series B Convertible, Cumulative Preferred Shares of Beneficial Interest, $.01 par value per share, $50.00 liquidation preference per share.

     "Service Companies" means the third-party parking garage service companies that the Parking Facilities are leased to and operated by.

     "Shelf Registration Statement" means the shelf registration statement covering resales of the $1.25 Billion Notes and the MOPPRS.

     "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Company.

     "$600 Million Credit Facility" means the Company's $600 million unsecured revolving line of credit.

     "SPLP" means Standard Parking Limited Partnership.

     "Staff" means the staff of the Commission.

     "Stated Maturity Date" means February 15, 2003, in the case of the 6.375% Exchange Notes due 2003; February 15, 2005, in the case of the 6.625% Exchange Notes due 2005; February 15, 2008, in the case of the 6.750% Exchange Notes due 2008; February 15, 2018, in the case of the 7.250% Exchange Notes due 2018; September 1, 2004, in the case of the 7.24% Exchange Notes due 2004; September 1, 2005, in the case of the 7.36% Exchange Notes due 2005; September 1, 2006, in the case of the 7.44% Exchange Notes due 2006; September 1, 2007, in the case of the 7.41% Exchange Notes due 2007; and February 15, 2012, in the case of the Exchange MOPPRS.

     "Subsidiary" or "Subsidiaries" of any Person means, generally, any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person owns (either directly or through or together with another Subsidiary of such Person) either (i) a general partner, managing member or other similar interest, or (ii) (A) 10% or more of the voting power of the voting capital stock or other equity interest, or (B) 10% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity. In addition to the entities described above, the term Subsidiary includes the Noncontrolled Subsidiaries.

     "Tax Counsel" means Hogan & Hartson L.L.P., special tax counsel to the Company.

     "Teachers" means Teachers Insurance and Annuity Association of America.

     "Teachers Purchase Agreement" means the Note Purchase Agreement, dated September 2, 1997, between the Company and Teachers.

     "Total Portfolio" means the 93 Office Properties and the 16 stand-alone Parking Facilities which the Company owned or had an interest in as of September 30, 1997.

     "Trust" means Equity Office Properties Trust, a Maryland real estate investment trust.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

     "Trustee" means State Street Bank and Trust Company.

     "2003 Notes" means the Company's 6.375% Notes due 2003.

     "2004 Senior Notes" means the 7.24% Senior Notes due 2004.

     "2005 Notes" means the Company's 6.625% Notes due 2005.

     "2005 Senior Notes" means the 7.36% Senior Notes due 2005.

     "2006 Senior Notes" means the 7.44% Senior Notes due 2006.

     "2007 Senior Notes" means the 7.41% Senior Notes due 2007.

     "2008 Notes" means the Company's 6.750% Notes due 2008.

     "2018 Notes" means the Company's 7.250% Notes due 2018.

     "UPREIT" means umbrella partnership REIT.

     "Units" means the common units of partnership interest in the Company.

     "USTs" means underground storage tanks.

     "WRALP" means Wright Runstad Asset Limited Partnership.

     "Wright Runstad Acquisition" means the acquisition transaction described in this Prospectus under "Recent Developments -- Wright Runstad Acquisition."

     "ZML Fund I" means Opportunity Partnership I and its general and limited partners, including ZML REIT I.

     "ZML Fund II" means Opportunity Partnership II and its general and limited partners, including ZML REIT II.

     "ZML Fund III" means Opportunity Partnership III and its general and limited partners, including ZML REIT III.

     "ZML Fund IV" means Opportunity Partnership IV and its general and limited partners, including ZML REIT IV.

     "ZML Funds" means, collectively, the ZML Opportunity Partnerships, together with their limited and general partners, including the ZML REITs.

     "ZML Investors" means shareholders in the ZML REITs and limited partners (other than the ZML REITs) in the ZML Opportunity Partnerships.

     "ZML Opportunity Partnership I" means Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership.

     "ZML Opportunity Partnership II" means Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II.

     "ZML Opportunity Partnership III" means Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership III.

     "ZML Opportunity Partnership IV" means Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership IV.

     "ZML Opportunity Partnerships" means, collectively, ZML Opportunity Partnership I, ZML Opportunity Partnership II, ZML Opportunity Partnership III and ZML Opportunity Partnership IV, each of which is a limited partnership organized under the laws of the State of Illinois.

     "ZML Partner(s)" means ZML Partners Limited Partnership, ZML Partners Limited Partnership II, ZML Partners Limited Partnership III and/or ZML Partners Limited Partnership IV, as applicable, each of which is the current general partner of, respectively, ZML Opportunity Partnership I, ZML Opportunity Partnership II, ZML Opportunity Partnership III and ZML Opportunity Partnership IV.

     "ZML REIT Escrows" means, collectively, the four separate escrows set up for the Escrowed Common Shares of the ZML REIT shareholders.

     "ZML REIT I" means ZML Investors, Inc., a Delaware corporation.

     "ZML REIT II" means ZML Investors II, Inc., a Delaware corporation.

     "ZML REIT III" means Zell/Merrill Lynch Real Estate Opportunity Partners III Trust, a Maryland real estate investment trust.

     "ZML REIT IV" means Zell/Merrill Lynch Real Estate Opportunity Partners IV Trust, a Maryland real estate investment trust.

     "ZML REITs" means, collectively, ZML REIT I, ZML REIT II, ZML REIT III and ZML REIT IV.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                                -----
EOP OPERATING LIMITED PARTNERSHIP
Pro Forma Condensed Combined Financial Statements
  (Unaudited):
  Basis of Presentation.....................................      F-4
  Pro Forma Condensed Consolidated Balance Sheet as of
     September 30, 1997.....................................      F-5
  Pro Forma Condensed Combined Statement of Operations for
     the nine months ended September 30, 1997...............      F-6
  Pro Forma Condensed Combined Statement of Operations for
     the year ended December 31, 1996.......................      F-7
  Notes to the Pro Forma Condensed Combined Financial
     Statements.............................................      F-8
Historical Consolidated and Combined Financial Statements
  (Unaudited)
     Consolidated and Combined Balance Sheets of EOP
      Operating Limited Partnership and Equity Office
      Predecessors as of September 30, 1997 and December 31,
      1996..................................................     F-16
     Consolidated Statement of Operations of EOP Operating
      Limited Partnership for the period from July 11, 1997
      to September 30, 1997 and the Combined Statements of
      Operations of Equity Office Predecessors for the
      period from July 1, 1997 to July 10, 1997 and the
      three months ended September 30, 1996.................     F-17
     Consolidated Statement of Operations of EOP Operating
      Limited Partnership for the period from July 11, 1997
      to September 30, 1997 and the Combined Statements of
      Operations of Equity Office Predecessors for the
      period from January 1, 1997 to July 10, 1997 and the
      nine months ended September 30, 1996..................     F-18
     Consolidated Statement of Cash Flows of EOP Operating
      Limited Partnership for the period from July 11, 1997
      to September 30, 1997 and the Combined Statements of
      Cash Flows of Equity Office Predecessors for the
      period from January 1, 1997 to July 10, 1997 and the
      nine months ended September 30, 1996..................     F-19
     Notes to Consolidated and Combined Financial
      Statements............................................     F-20
EQUITY OFFICE PREDECESSORS
  Report of Independent Auditors............................     F-31
  Combined Balance Sheets as of December 31, 1996 and
     1995...................................................     F-32
  Combined Statements of Operations for the years ended
     December 31, 1996, 1995 and 1994.......................     F-33
  Combined Statements of Owners' Equity for the years ended
     December 31, 1996, 1995 and 1994.......................     F-34
  Combined Statements of Cash Flows for the years ended
     December 31, 1996, 1995 and 1994.......................     F-35
  Notes to Combined Financial Statements....................     F-36
  Schedule III -- Real Estate and Accumulated Depreciation
     as of December 31, 1996................................     F-49
177 BROAD STREET
  Report of Independent Auditors............................     F-52
  Statement of Revenue and Certain Expenses for the year
     ended December 31, 1996................................     F-53
  Notes to Statement of Revenue and Certain Expenses........     F-54
PRESTON COMMONS
  Report of Independent Auditors............................     F-55
  Statement of Revenue and Certain Expenses for the year
     ended December 31, 1996................................     F-56
  Notes to Statement of Revenue and Certain Expenses........     F-57
OAKBROOK TERRACE TOWER
  Report of Independent Auditors............................     F-58
  Statements of Revenue and Certain Expenses for the three
     months ended March 31, 1997 and the year ended December
     31, 1996...............................................     F-59
  Notes to Statements of Revenue and Certain Expenses.......     F-60

                                                                PAGE
                                                                -----
ONE MARITIME PLAZA
  Report of Independent Auditors............................     F-61
  Statements of Revenue and Certain Expenses for the three
     months ended March 31, 1997 and the year ended December
     31, 1996...............................................     F-62
  Notes to Statements of Revenue and Certain Expenses.......     F-63
201 MISSION STREET
  Report of Independent Auditors............................     F-64
  Statements of Revenue and Certain Expenses for the three
     months ended March 31, 1997 and the year ended December
     31, 1996...............................................     F-65
  Notes to Statements of Revenue and Certain Expenses.......     F-66
30 N. LASALLE
  Report of Independent Auditors............................     F-67
  Statements of Revenue and Certain Expenses for the three
     months ended March 31, 1997 and the year ended December
     31, 1996...............................................     F-68
  Notes to Statements of Revenue and Certain Expenses.......     F-69
COLUMBUS AMERICA PROPERTIES
  Report of Independent Auditors............................     F-70
  Combined Statements of Revenue and Certain Expenses for
     the period from January 1, 1997 to July 31, 1997 and
     the year ended December 31, 1996.......................     F-71
  Notes to Combined Statements of Revenue and Certain
     Expenses...............................................     F-72
PRUDENTIAL PROPERTIES
  Report of Independent Auditors............................     F-74
  Combined Statements of Revenue and Certain Expenses for
     the period from January 1, 1997 to August 31, 1997 and
     the year ended December 31, 1996.......................     F-75
  Notes to Combined Statements of Revenue and Certain
     Expenses...............................................     F-76
550 SOUTH HOPE STREET
  Report of Independent Auditors............................     F-77
  Statements of Revenue and Certain Expenses for the period
     from April 1, 1997 to July 31, 1997 and the year ended
     March 31, 1997.........................................     F-78
  Notes to Statements of Revenue and Certain Expenses.......     F-79
ACORN PROPERTIES
  Report of Independent Auditors............................     F-80
  Combined Statements of Revenue and Certain Expenses for
     the period from January 1, 1997 to July 31, 1997 and
     the year ended December 31, 1996.......................     F-81
  Notes to Combined Statements of Revenue and Certain
     Expenses...............................................     F-82
10 & 30 SOUTH WACKER DRIVE
  Report of Independent Auditors............................     F-84
  Combined Statements of Revenue and Certain Expenses for
     the period from January 1, 1997 to July 31, 1997 and
     the year ended December 31, 1996.......................     F-85
  Notes to Combined Statements of Revenue and Certain
     Expenses...............................................     F-86
ONE LAFAYETTE CENTRE
  Report of Independent Auditors............................     F-87
  Statements of Revenue and Certain Expenses for the period
     from January 1, 1997 to July 31, 1997 and the year
     ended December 31, 1996................................     F-88
  Notes to Statements of Revenue and Certain Expenses.......     F-89

                                                                PAGE
                                                                -----
PPM PROPERTIES
  Report of Independent Auditors............................     F-90
  Combined Statements of Revenue and Certain Expenses for
     the period from January 1, 1997 to August 31, 1997 and
     the year ended December 31, 1996.......................     F-91
  Notes to Combined Statements of Revenue and Certain
     Expenses...............................................     F-92
WRIGHT RUNSTAD PROPERTIES
  Report of Independent Auditors............................     F-93
  Combined Statements of Revenue and Certain Expenses for
     the period from October 1, 1996 to August 31, 1997 and
     the year ended September 30, 1996......................     F-94
  Notes to Combined Statements of Revenue and Certain
     Expenses...............................................     F-95
BEACON PROPERTIES, L.P.
  Pro Forma Condensed Combined Financial Statements
     (unaudited):
     Basis of Presentation..................................     F-97
     Pro Forma Condensed Consolidated Balance Sheet as of
      September 30, 1997....................................    F-100
     Pro Forma Condensed Consolidated Statement of
      Operations for the year ended December 31, 1996.......    F-102
     Notes to Pro Forma Condensed Consolidated Statement of
      Operations............................................    F-105
     Pro Forma Condensed Consolidated Statement of
      Operations for the nine months ended September 30,
      1997..................................................    F-112
     Notes to Pro Forma Condensed Consolidated Statement of
      Operations............................................    F-114
  Historical Consolidated Financial Statements:
     Report of Independent Accountants......................    F-117
     Consolidated Balance Sheets as of December 31, 1996 and
      1995..................................................    F-118
     Consolidated Statements of Operations for the years
      ended December 31, 1996 and 1995 and for the periods
      May 26, 1994 to December 31, 1994 and January 1, 1994
      to May 25, 1994.......................................    F-119
     Consolidated Statements of Partners' Capital for the
      period January 1, 1994 to December 31, 1996...........    F-120
     Consolidated Statements of Cash Flows for the period
      January 1, 1994 to December 31, 1996..................    F-121
     Notes to Consolidated Financial Statements.............    F-123
     Report of Independent Accountants on Financial
      Statement Schedules...................................    F-136
     Schedule III -- Real Estate and Accumulated
      Depreciation as of December 31, 1996..................    F-137
     Schedule IV -- Mortgage Loans on Real Estate as of
      December 31, 1996.....................................    F-141

                       EOP OPERATING LIMITED PARTNERSHIP

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
           AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

     The accompanying unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 1997 reflects the following transactions which all occurred subsequent to September 30, 1997: (a) the acquisition of 35 office properties and one parking facility; (b) the sale of 9.7 million units of partnership interest ("Units") in EOP Operating Limited Partnership (the "Company"); (c) draws on the Credit Facilities to fund acquisitions and repay mortgage indebtedness; (d) the acquisition of an interest in a mortgage note; (e) the merger of Beacon Properties, L.P. ("Beacon Partnership") with and into the Company on December 19, 1997 (the "Beacon Merger"); (f) the February 1998 debt offering (the "$1.25 Billion Notes" and the "MOPPRS") of $1.5 billion of notes; and (g) the preferred share offering of $300 million consisting of six million shares of 5.25% Series B Preferred Shares, liquidation preference of $50.00 per share (the "Preferred Offering").

     The accompanying unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 1997 reflects the following transactions as if they had occurred on January 1, 1997: (a) the acquisition of 46 office properties and seven parking facilities, including an interest in four parking facilities, acquired between January 1, 1997 and December 17, 1997, and the disposition of two office properties; (b) the $180 million private debt offering (the "$180 Million Notes") which occurred on September 3, 1997; (c) the transactions that occurred in connection with the consolidation of the entities which comprise the predecessors ("Equity Office Predecessors") of the Company (the "Consolidation") and the initial public offering (the "IPO"), which closed on July 11, 1997, and the decrease in interest expense resulting from the use of the net proceeds for the repayment of mortgage debt; (d) the net change in interest expense from draws on the Credit Facilities used to refinance existing mortgage debt; (e) interest income from an interest in a mortgage note; (f) the Beacon Merger; (g) the $1.25 Billion Notes and the MOPPRS; and (h) the Preferred Offering.

     The accompanying unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996 reflects the following transactions as if they had occurred on January 1, 1996: (a) the acquisition of 57 office properties and 14 parking facilities, including an interest in four parking facilities, acquired between January 1, 1996 and December 17, 1997 and the disposition of two office properties; (b) the $180 Million Notes; (c) the Consolidation and the IPO, and the decrease in interest expense resulting from the use of the net proceeds for the repayment of mortgage debt; (d) the net change in interest expense from draws on the Credit Facilities used to refinance existing mortgage debt; (e) interest income from an interest in a mortgage note;
(f) the Beacon Merger; (g) the $1.25 Billion Notes and the MOPPRS; and (g) the Preferred Offering.

     The accompanying unaudited pro forma condensed combined financial statements have been prepared by management of the Company and do not purport to be indicative of the results which would actually have been obtained had the transactions described above been completed on the dates indicated or which may be obtained in the future. The pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the pro forma condensed combined financial statements as of and for the nine month period ended September 30, 1997 and the year ended December 31, 1996, included elsewhere herein.

                       EOP OPERATING LIMITED PARTNERSHIP

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                     EOP OPERATING                                     BEACON
                                        LIMITED                                    PROPERTIES L.P.     BEACON
                                      PARTNERSHIP     ACQUIRED       OTHER           PRE-MERGER        MERGER
                                      HISTORICAL     PROPERTIES     ACTIVITY          PRO FORMA      ADJUSTMENTS
                                     -------------   -----------   ----------      ---------------   -----------
                                                         (A)                             (H)             (I)
ASSETS
 Investment in real estate, net....   $5,000,159     $ 1,942,807   $       --        $2,459,465      $1,597,516 (J)
 Cash and cash equivalents.........      132,649      (1,365,916)   1,237,659 (B)         9,798          (9,234)(K)
 Rents and other receivables.......       16,190              --           --            85,196              --
 Escrow deposits and restricted
   cash............................       42,966              --           --                --              --
 Investment in mortgage notes......           --              --       25,150 (C)            --              --
 Investment in unconsolidated joint
   ventures........................       93,826          20,000           --            50,472              --
 Other assets......................       70,132              --        4,875 (D)        62,514         (46,203)(L)
                                      ----------     -----------   ----------        ----------      ----------
     Total Assets..................   $5,355,922     $   596,891   $1,267,684        $2,667,445      $1,542,010
                                      ==========     ===========   ==========        ==========      ==========
LIABILITIES AND PARTNERS' CAPITAL
 Mortgage debt.....................   $1,325,333     $   257,674   $ (233,921)(E)    $  618,698      $   (6,000)(M)
 Notes payable.....................      180,000              --           --                --              --
 Revolving line of credit/term
   loan............................      211,125              --    1,229,065 (F)       407,017              --
 Distribution payable..............       42,964              --           --                --              --
 Other liabilities.................      132,748          30,629           --            74,795         (24,051)(M)
                                      ----------     -----------   ----------        ----------      ----------
     Total Liabilities.............    1,892,170         288,303      995,144         1,100,510         (30,051)

 Minority interests:
   Partially owned properties......       28,118              --           --                --              --
 Preferred shares..................                                                     300,000
 Partners' capital.................    3,435,634         308,588      272,540 (G)     1,566,935       1,572,130 (N)
                                      ----------     -----------   ----------        ----------      ----------
     Total Liabilities and
       Partners' Capital...........   $5,355,922     $   596,891   $1,267,684        $2,667,445      $1,542,079
                                      ==========     ===========   ==========        ==========      ==========

                                                                             EOP OPERATING
                                                                                LIMITED
                                     $1.25 BILLION NOTES      PREFERRED       PARTNERSHIP
                                         AND MOPPRS           OFFERING         PRO FORMA
                                     -------------------      ---------      -------------
                                                                 (R)
ASSETS
 Investment in real estate, net....      $        --          $      --       $10,999,947
 Cash and cash equivalents.........               --                 --             4,956
 Rents and other receivables.......               --                 --           101,386
 Escrow deposits and restricted
   cash............................               --                 --            42,966
 Investment in mortgage notes......               --                 --            25,150
 Investment in unconsolidated joint
   ventures........................               --                 --           164,298
 Other assets......................           43,371 (O)             --           134,689
                                         -----------          ---------       -----------
     Total Assets..................      $    43,371          $      --       $11,473,392
                                         ===========          =========       ===========
LIABILITIES AND PARTNERS' CAPITAL
 Mortgage debt.....................      $        --          $      --       $ 1,961,784
 Notes payable.....................        1,504,452 (P)             --         1,684,452
 Revolving line of credit/term
   loan............................       (1,461,081)(Q)       (289,500)(S)        96,626
 Distribution payable..............               --                 --            42,964
 Other liabilities.................               --                 --           214,121
                                         -----------          ---------       -----------
     Total Liabilities.............           43,371           (289,500)        3,999,947

 Minority interests:
   Partially owned properties......               --                 --            28,118
 Preferred shares..................                             300,000 (T)       300,000
 Partners' capital.................               --            (10,500)(U)     7,145,327
                                         -----------          ---------       -----------
     Total Liabilities and
       Partners' Capital...........      $    43,371          $      --       $11,473,392
                                         ===========          =========       ===========

                       EOP OPERATING LIMITED PARTNERSHIP

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                                           BEACON
                                                                                                         PROPERTIES
                             EOP OPERATING                                                                  L.P.
                                LIMITED         1997                                    CONSOLIDATION    PRE-BEACON     BEACON
                              PARTNERSHIP     ACQUIRED                   FINANCING         AND IPO         MERGER       MERGER
                              HISTORICAL     PROPERTIES   DISPOSITIONS   ACTIVITY        ADJUSTMENTS     PRO FORMA    ADJUSTMENTS
                             -------------   ----------   ------------   ---------      -------------    ----------   -----------
                                  (V)           (W)           (X)                                           (AG)
Revenues:
 Rental....................    $381,108       $169,133      $ (2,558)    $     --         $  8,983 (AB)   $271,273     $  1,412 (AH)
 Tenant reimbursements.....      66,855         41,748           (62)          --               --          38,164           --
 Parking...................      33,744      15,114...          (573)          --               --              --           --
 Other.....................       7,600          3,013           (26)          --               --          11,039           --
 Management fees...........       3,841             --            --           --               --           2,445           --
 Interest..................      10,524             65            --        2,188(Y)            --           7,153           --
                               --------       --------      --------     --------         --------        --------     --------
                                503,672        229,073        (3,219)       2,188            8,983         330,074        1,412
                               --------       --------      --------     --------         --------        --------     --------
Expenses:
 Property operating........     190,170         87,299        (1,595)          --               --         104,285           --
 Interest..................     110,419         67,176           (36)      12,761(Z)       (25,343)(AC)     53,831          514 (AI)
 Depreciation..............      80,166         38,837            --           --            1,205 (AD)     61,690        6,772 (AJ)
 Amortization..............       5,884             --           (54)       4,141(AA)       (1,699)(AE)         --           --
 General and
   administrative..........      23,056             --            --           --            1,800 (AF)     29,717      (15,000)(AK)
                               --------       --------      --------     --------         --------        --------     --------
                                409,695        193,312        (1,685)      16,902          (24,037)        249,523       (7,714)
                               --------       --------      --------     --------         --------        --------     --------
Income before allocation to
 minority interests, income
 from investment in
 unconsolidated joint
 ventures, gain on sales of
 real estate and
 extraordinary items.......      93,977         35,761        (1,534)     (14,714)          33,020          80,551        9,126
Discontinued operations:
 Loss from operations --
   Construction Company....          --             --            --           --               --          (2,263)          --
Minority interests:
 Partially owned
   properties..............      (1,191)            --            --           --              (42)             --           --
Income from investment in
 unconsolidated joint
 venture...................       3,408          1,463            --           --               --           4,602           --
Gain on sales of real
 estate....................      12,510             --       (12,510)          --               --                           --
Preferred dividends........          --             --            --           --               --         (13,470)          --
                               --------       --------      --------     --------         --------        --------     --------
Income before extraordinary
 items.....................     108,704         37,224       (14,044)     (14,714)          32,978          69,420        9,126
Extraordinary items........     (13,204)            --           275           --               --              --           --
                               --------       --------      --------     --------         --------        --------     --------
Net income.................    $ 95,500       $ 37,224      ($13,769)    ($14,714)        $ 32,978        $ 69,420     $  9,126
                               ========       ========      ========     ========         ========        ========     ========
Net income per Unit........
Weighted Average Units
 Outstanding...............


                                                                EOP OPERATING
                             $1.25 BILLION                         LIMITED
                                 NOTES           PREFERRED       PARTNERSHIP
                              AND MOPPRS         OFFERING         PRO FORMA
                             -------------       ---------      -------------

Revenues:
 Rental....................    $     --           $    --        $  829,351
 Tenant reimbursements.....          --                --           146,705
 Parking...................          --                --            48,285
 Other.....................          --                --            21,626
 Management fees...........          --                --             6,286
 Interest..................          --                --            19,930
                               --------           -------        ----------
                                     --                --         1,072,183
                               --------           -------        ----------
Expenses:
 Property operating........          --                --           380,159
 Interest..................       2,414(AL)       (15,199)(AM)      206,537
 Depreciation..............          --                --           188,670
 Amortization..............          --                --             8,272
 General and
   administrative..........          --                --            39,573
                               --------           -------        ----------
                                  2,414           (15,199)          823,211
                               --------           -------        ----------
Income before allocation to
 minority interests, income
 from investment in
 unconsolidated joint
 ventures, gain on sales of
 real estate and
 extraordinary items.......      (2,414)           15,199           248,972
Discontinued operations:
 Loss from operations --
   Construction Company....          --                --            (2,263)
Minority interests:
 Partially owned
   properties..............          --                --            (1,233)(AO)
Income from investment in
 unconsolidated joint
 venture...................          --                --             9,509
Gain on sales of real
 estate....................          --                --                --
Preferred dividends........          --           (11,813)(AN)      (25,283)
                               --------           -------        ----------
Income before extraordinary
 items.....................      (2,414)            3,033           229,702
Extraordinary items........          --                --           (12,929)
                               --------           -------        ----------
Net income.................    $ (2,414)          $ 3,033        $  216,773
                               ========           =======        ==========
Net income per Unit........                                      $     0.78(AP)
                                                                 ==========
Weighted Average Units
 Outstanding...............                                         279,411
                                                                 ==========

                       EOP OPERATING LIMITED PARTNERSHIP

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                   EOP OPERATING
                                      LIMITED                                                                 CONSOLIDATION
                                    PARTNERSHIP    1996 ACQUIRED   1997 ACQUIRED                  FINANCING      AND IPO
                                    HISTORICAL      PROPERTIES      PROPERTIES     DISPOSITIONS   ACTIVITY     ADJUSTMENTS
                                   -------------   -------------   -------------   ------------   ---------   -------------
                                        (V)             (W)             (W)            (X)
Revenues:
 Rental..........................    $386,481         $53,340        $239,256        ($8,303)     $     --      $ 16,264(AB)
 Tenant reimbursements...........      62,036           9,967          51,795            (88)           --            --
 Parking.........................      27,253          13,518          20,900         (1,462)           --            --
 Other...........................      17,626           1,797           6,176            (99)           --            --
 Management fees.................       5,120      --........              --             --            --            --
 Interest........................       9,608              --             249             (7)        2,917(Y)         --
                                     --------         -------        --------        -------      --------      --------
                                      508,124          78,622         318,376         (9,959)        2,917        16,264
                                     --------         -------        --------        -------      --------      --------
Expenses:
 Property operating..............     201,067          30,971         125,661         (5,046)
 Interest........................     119,595          24,178         103,290           (956)       11,606(Z)    (43,041)(AC)
 Depreciation....................      82,905          13,090          59,205         (1,941)           --         7,183(AD)
 Amortization....................      13,332      --........              --           (346)        4,387(AA)     (8,591)(AE)
 General and administrative......      23,145      --........              --             --            --         2,400(AF)
                                     --------         -------        --------        -------      --------      --------
                                      440,044          68,239         288,156         (8,289)       15,993       (42,049)
                                     --------         -------        --------        -------      --------      --------
Income before allocation to
 minority interests, income from
 investment in unconsolidated
 joint ventures, gain on sale of
 real estate and extraordinary
 items...........................      68,080          10,383          30,220         (1,670)      (13,076)       58,313
Discontinued operations:
 Loss from operations -
   Construction Company..........          --              --              --             --            --            --
 Loss on sale - Construction
   Company.......................          --              --              --             --            --            --
Minority interests:
 Partially owned properties......      (2,086)             --              --             --            --           (56)
Income from investment in
 unconsolidated joint ventures...       2,093              --           3,218             --            --            --
Gain on sale of real estate......       5,338              --              --             --            --            --
Preferred dividends..............          --              --              --             --            --            --
                                     --------         -------        --------        -------      --------      --------
Income before extraordinary
 items...........................      73,425          10,383          33,438         (1,670)      (13,076)       58,257
Extraordinary items..............          --              --              --             --            --            --
                                     --------         -------        --------        -------      --------      --------
Net income.......................    $ 73,425         $10,383        $ 33,438        ($1,670)     ($13,076)     $ 58,257
                                     ========         =======        ========        =======      ========      ========
Net income per Unit..............
Weighted average Units
 outstanding.....................

                                   BEACON PROPERTIES                                                  EOP OPERATING
                                         L.P.            BEACON      $1.25 BILLION                       LIMITED
                                   PRE BEACON MERGER     MERGER          NOTES       PREFERRED         PARTNERSHIP
                                       PRO FORMA       ADJUSTMENTS    AND MOPPRS      OFFERING          PRO FORMA
                                   -----------------   -----------   -------------   ----------      ----------------
                                         (AG)
Revenues:
 Rental..........................      $332,309         $  3,750(AH)    $    --      $       --         $1,023,097
 Tenant reimbursements...........        46,885               --             --              --            170,595
 Parking.........................            --               --             --              --             60,209
 Other...........................        18,026               --             --              --             43,526
 Management fees.................         3,005               --             --              --              8,125
 Interest........................         8,376               --             --              --             21,143
                                       --------         --------        -------      ----------         ----------
                                        408,601            3,750             --              --          1,326,695
                                       --------         --------        -------      ----------         ----------
Expenses:
 Property operating..............       132,230               --             --              --            484,883
 Interest........................        73,888              632(AI)      3,218(AL)     (20,265)(AM)       272,145
 Depreciation....................        78,745           12,537(AJ)         --              --            251,724
 Amortization....................            --               --             --              --              8,782
 General and administrative......        27,099          (20,000)(AK)         --             --             32,644
                                       --------         --------        -------      ----------         ----------
                                        311,962           (6,831)         3,218         (20,265)         1,058,178
                                       --------         --------        -------      ----------         ----------
Income before allocation to
 minority interests, income from
 investment in unconsolidated
 joint ventures, gain on sale of
 real estate and extraordinary
 items...........................        96,639           10,581         (3,218)         20,265            276,517
Discontinued operations:
 Loss from operations -
   Construction Company..........        (2,609)              --             --              --             (2,609)
 Loss on sale - Construction
   Company.......................          (249)              --             --              --               (249)
Minority interests:
 Partially owned properties......            --               --             --              --             (2,142)(AO)
Income from investment in
 unconsolidated joint ventures...         4,539               --             --              --              9,850
Gain on sale of real estate......        16,505               --             --              --             21,843
Preferred dividends..............       (17,980)              --             --         (15,750)(AN)       (33,710)
                                       --------         --------        -------      ----------         ----------
Income before extraordinary
 items...........................        96,865           10,581         (3,218)          4,044            269,500
Extraordinary items..............            --               --             --              --                 --
                                       --------         --------        -------      ----------         ----------
Net income.......................      $ 96,865         $ 10,581        $(3,218)     $    4,044         $  269,500
                                       ========         ========        =======      ==========         ==========
Net income per Unit..............                                                                       $     0.97(AP)
                                                                                                        ==========
Weighted average Units
 outstanding.....................                                                                          279,411
                                                                                                        ==========

                       EOP OPERATING LIMITED PARTNERSHIP

         NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     A. To reflect the following acquisitions acquired during the period from October 1, 1997 to December 31, 1997, as previously reported in Equity Office Properties Trust's Current Report on Form 8-K dated October 1, 1997 and the Company's Current Report on Form 8-K dated December 17, 1997, respectively:

                                                                               LIABILITIES     VALUE OF
                PROPERTY                   NOTE   PURCHASE COST   CASH PAID      ASSUMED     UNITS ISSUED
                --------                   ----   -------------   ----------   -----------   ------------
Prudential Properties....................    (1)   $  289,000     $  211,950    $  6,000       $ 71,050
550 South Hope Street....................    (2)       99,500         99,500          --             --
Acorn Properties.........................    (3)      127,500         98,364      14,749         14,387
10 & 30 South Wacker Drive...............    (4)      481,301        462,000      19,301             --
One Lafayette Centre.....................    (5)       81,680         51,910       5,330         24,440
Acorn Properties.........................    (6)       17,161         10,659       2,923          3,579
PPM Properties...........................    (7)       91,940         91,940          --             --
LaSalle Office Plaza.....................    (8)       97,425         97,425          --             --
Stanwix Parking Facility.................    (9)       17,300         17,300          --             --
Wright Runstad Properties................   (10)      640,000        208,867     240,000        191,133
                                                   ----------     ----------    --------       --------
                                                    1,942,807      1,349,915     288,303        304,589
Investment in Wright Runstad Associates
  Limited Partnership....................   (11)       20,000         16,001          --          3,999
                                                   ----------     ----------    --------       --------
Total                                              $1,962,807     $1,365,916    $288,303       $308,588
                                                   ==========     ==========    ========       ========

---------------
 (1) Acquired on October 1, 1997, and consists of six properties.

 (2) Acquired on October 6, 1997.

 (3) Acquired on October 7, 1997, and consists of nine properties.

 (4) Acquired on October 7, 1997, and consists of two properties. The purchase price includes approximately $19.3 million related to a real estate tax liability from closing prorations.

 (5) Acquired on October 17, 1997.

 (6) Acquired on November 21, 1997, and consists of two properties.

 (7) Acquired on November 24, 1997, and consists of three properties.

 (8) Acquired on November 25, 1997.

 (9) Acquired on November 25, 1997.

(10) Acquired on December 17, 1997, and consists of ten properties.

(11) Acquired on December 17, 1997.

     B. To reflect the following transactions:

Issuance of 3.0 million Units at $24.50 each which occurred
  on October 1, 1997........................................  $   73,950
Issuance of 6.7 million Units at $30.00 each which occurred
  on October 20, 1997.......................................     200,000
Net proceeds from the $1.5 Billion Credit Facility to fund
  acquisitions and other activity (see Note F)..............     968,584
Payment of fees related to the $1.5 Billion Credit Facility
  (see Note D)..............................................      (4,875)
                                                              ----------
     Net cash proceeds......................................  $1,237,659
                                                              ==========

     C. To reflect the investment in a mortgage note made in November, 1997. The Company owns a 50% interest in the mortgage note which bears interest at LIBOR plus 6%.

                       EOP OPERATING LIMITED PARTNERSHIP

     D. To reflect fees paid by the Company pertaining to the $1.5 Billion Credit Facility which was obtained in October, 1997. The fees will be amortized to interest expense over the term of the $1.5 Billion Credit Facility, which is nine months.

     E. To reflect the mortgage debt repaid from draws on the $1.5 Billion Credit Facility and to write-off the unamortized mark-to-market adjustments for the following properties recorded at the time of the Consolidation and the IPO based on the outstanding principal balances as of September 30, 1997:

                                                                         MATURITY                 BALANCE AT
           PROPERTY                   INTEREST RATE                        DATE                    9/30/97
           --------              ------------------------              -------------              ----------
1601 Market....................  LIBOR + 1.25%                         June 30, 2001               $ 24,152
1620 L Street..................  8.00%                                 Feb. 4, 2000                  21,086
9400 NCX.......................  LIBOR + 1.65%                         May 10, 2001                  14,218
Bank One Center................  LIBOR + 1.1%                          Mar. 19, 1999                 83,500
NationsBank....................  8.00%                                 Dec. 1, 2003                  18,855
North Central Plaza............  LIBOR + 1.75%                         Aug. 3, 1999                  14,930
San Jacinto....................  LIBOR + 1.125%                        Dec. 13, 1998                 18,212
Sterling Plaza.................  LIBOR + 1.75%                         Dec. 8, 1998                  15,628
The Quadrant...................  EURODOLLAR + 2.00%                    May 31, 1999                  18,000
Union Square...................  EURODOLLAR + 2.00%                    May 31, 1999                   6,750
                                                                                                   --------
     Subtotal.......................................................................                235,331
Less: Write-off of unamortized mark-to-market adjustments for debt repaid on San
  Jacinto, NationsBank and Bank One Center..........................................                 (1,410)
                                                                                                   --------
                                                                                                   $233,921
                                                                                                   ========

     F. To record draws on the $1.5 Billion Credit Facility for the following transactions:

         Draws to fund acquisitions and other activity (see Note
           B)........................................................    $  968,584
         Draws to repay mortgage debt (see Note E)...................       235,331
         Draw to fund investment in mortgage note (see Note C).......        25,150
                                                                         ----------
                                                                         $1,229,065
                                                                         ==========

     G. To reflect the net increase in partners' capital due to the following transactions:

         Units issued after September 30, 1997 (see Note B)..........    $  273,950
         Write-off unamortized mark-to-market adjustments on mortgage debt repaid with the $1.5 Billion Credit Facility (see
           Note E)...................................................        (1,410)
                                                                         ----------
                                                                         $  272,540
                                                                         ==========

     H. Represents Beacon's pre-Beacon Merger pro forma balance sheet as of September 30, 1997 which includes certain acquisitions and other transactions that occurred subsequent to September 30, 1997.

                       EOP OPERATING LIMITED PARTNERSHIP

     I. Represents adjustments to record the Beacon Merger which was accounted for using the purchase method of accounting, based upon the purchase price of approximately $4.3 billion and a market value of $31.30 per Unit, as follows:

         Issuance of 93.9 million Units based on the 1.4063 exchange rate, in exchange for 66.8 million units of partnership
           interest in Beacon Partnership ("Beacon Units")...........    $2,939,065
         Issuance of $200 million of preferred units to preferred
           unitholders of Beacon Partnership.........................       200,000
         Assumption of mortgage debt and other liabilities of Beacon
           Partnership...............................................     1,100,510
         Adjustment to mortgage debt and other liabilities of Beacon
           Partnership's to market value (see Note O)................       (30,051)
         Beacon Merger costs (see calculation below).................        93,897
                                                                         ----------
                                                                         $4,303,421
                                                                         ==========

     The following is a calculation of the estimated fees and other expenses related to the Beacon Merger:

         Employee termination costs..................................    $   70,120
         Debt assumption fees........................................         2,600
         Transfer taxes..............................................         2,200
         Advisory fees...............................................         4,500
         Legal and accounting fees...................................         4,100
         Other, including printing and filing costs..................        10,377
                                                                         ----------
                                                                         $   93,897
                                                                         ==========

     J. Represents the increase in Beacon's investment in real estate, net, based upon the Company's purchase price as adjusted to reflect the allocation to other tangible assets of Beacon Partnership being acquired:

         Purchase price (see Note I).................................    $4,303,421
                                                                         ----------
         Less: Pre-merger pro forma basis of Beacon Partnership's net assets acquired:
           Rental property, net......................................     2,459,465
         Cash and cash equivalents, including $84.7 million received in connection with the exercise of options related to 3.37
           million Beacon Partnership Units..........................        94,461
         Investment in unconsolidated joint ventures.................        50,472
         Other assets, less write-off of deferred rents receivable of
           $27.0 million and deferred financing and leasing costs of
           $19.2 million (see Note L)................................       101,507
                                                                         ----------
         Subtotal....................................................     2,705,905
                                                                         ----------
         Step-up to record fair value of Beacon Partnership's
           investment in real estate, net............................    $1,597,516
                                                                         ==========

     K. To record the net decrease in cash from the following transactions:

         Cash received from the exercise of Beacon Partnership
           options (see Note J)......................................  $ 84,663
         Transaction costs associated with the Beacon Merger (see
           Note I)...................................................   (93,897)
                                                                       --------
              Net decrease in cash...................................  $ (9,234)
                                                                       ========

     L. To eliminate Beacon Partnership's deferred rents receivable of $27.0 million which arose from the historical straight-lining of rents, and Beacon Partnership's deferred financing and leasing costs of $19.2 million which were not assigned any value in the allocation of the purchase price.

                       EOP OPERATING LIMITED PARTNERSHIP

     M. To adjust Beacon Partnership's mortgage debt and other liabilities to market value.

     N. To reflect the net increase in partners' capital associated with the Beacon Merger, as follows:

         Issuance of 93.9 million Units based on the 1.4063 exchange rate, in exchange for 66.8 million Beacon Partnership
           Units.....................................................  $ 2,939,065
         Less: Beacon Partnership pro forma partners' capital
           excluding preferred units.................................   (1,366,935)
                                                                       -----------
         Net increase to partners' capital...........................  $ 1,572,130
                                                                       ===========

     O. To reflect the following costs incurred in connection with the $1.25 Billion Notes and the MOPPRS and the costs associated with terminating hedge agreements in connection with the $1.25 Billion Notes and the MOPPRS:

         Underwriting fees...........................................  $ 9,812
         Offering costs..............................................    1,000
         Hedge agreements termination costs..........................   32,559
                                                                       -------
              Total..................................................  $43,371
                                                                       =======

     P. To reflect the $1.25 Billion Notes and the MOPPRS, the premium related to the put option on the MOPPRS and the discount related to the $1.25 Billion Notes and the MOPPRS.

     Q. To reflect the use of the net proceeds of the $1.25 Billion Notes and the MOPPRS:

         Proceeds from the $1.25 Billion Notes and the MOPPRS, net of the discount, and including the amount received in
           connection with the MOPPRS put............................  $ 1,504,452
         Costs incurred in connection with the $1.25 Billion Notes
           and the MOPPRS and the costs associated with terminating
           hedge agreements in connection with the issuance of the
           $1.25 Billion Notes and the MOPPRS (see Note O)...........      (43,371)
                                                                       -----------
              Net proceeds from $1.25 Billion Notes and the MOPPRS...  $ 1,461,081
                                                                       ===========
         Paydown of $1.5 Billion Credit Facility.....................  $(1,054,064)
         Paydown of revolving credit facility........................     (407,017)
                                                                       -----------
              Total..................................................  $(1,461,081)
                                                                       ===========

     R. Represents adjustments to reflect the Preferred Offering of $300 million consisting of six million preferred units of 5.25% Series B Preferred Units, liquidation preference of $50.00 per share.

     S. To reflect the paydown of the $1.5 Billion Credit Facility with the net proceeds of the Preferred Offering as follows:

         Gross proceeds..............................................  $300,000
         Less: Underwriting and other costs (see Note U).............   (10,500)
                                                                       --------
              Net proceeds...........................................  $289,500
                                                                       ========

     T. To reflect the anticipated Preferred Offering.

     U. To reflect the underwriting and other costs incurred in connection with the Preferred Offering.

     V. Represents the combined historical statements of operations of the Company for the period from July 11, 1997 to September 30, 1997 and Equity Office Predecessors for the period from January 1, 1997 to July 10, 1997, for the Pro Forma Condensed Combined Statement of Operations for the nine months ended

                       EOP OPERATING LIMITED PARTNERSHIP

September 30, 1997 and the historical statement of operations of Equity Office Predecessors for the Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996.

     W. To reflect the operations and the depreciation expense for (a) the pro forma condensed combined statement of operations for the nine months ended September 30, 1997; for the period from January 1, 1997 through the earlier of the date of acquisition or September 30, 1997, as applicable, for properties acquired in 1997, and (b) the pro forma condensed combined statement of operations for the year ended December 31, 1996; for the period from January 1, 1996 through the date of acquisition for properties acquired in 1996, or December 31, 1996 for the properties acquired in 1997. Interest expense was also adjusted, where applicable, \to reflect nine months and a full year, for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

                         PROPERTY                              DATE ACQUIRED     NOTE REFERENCE
                         --------                            ------------------  --------------
1601 Market Street.........................................  January 18, 1996          1
Promenade II...............................................  June 14, 1996             1
Two California Plaza.......................................  August 23, 1996           1
BP Tower...................................................  September 4, 1996         1
SunTrust Center............................................  September 18, 1996        1
Reston Town Center.........................................  October 22, 1996          1
One Phoenix Plaza..........................................  December 4, 1996          1
Colonnade I................................................  December 4, 1996          1
Boston Harbor Garage.......................................  December 10, 1996         1
Milwaukee Center Parking Garage............................  December 18, 1996         1
15th & Sansom Streets Garage...............................  December 27, 1996         1
1616 Chancellor Street Garage..............................  December 27, 1996         1
Juniper/Locusts Streets Garage.............................  December 27, 1996         1
1616 Sansom Street Garage..................................  December 27, 1996         1
1111 Sansom Street Garage..................................  December 27, 1996         1
177 Broad Street...........................................  January 29, 1997          2
Biltmore Apartments........................................  January 29, 1997          2
Preston Commons............................................  March 21, 1997            2
Oakbrook Terrace Tower.....................................  April 16, 1997            2
50%  Interest in Civic Parking, L.L.C......................  April 16, 1997            2
One Maritime Plaza.........................................  April 21, 1997            2
Smith Barney Tower.........................................  April 29, 1997            2
201 Mission Street.........................................  April 30, 1997            2
30 N. LaSalle..............................................  June 13, 1997             2
Adams-Wabash Parking Facility..............................  August 11, 1997           2
Columbus America Properties................................  September 3, 1997         2
Prudential Properties......................................  October 1, 1997           2
550 South Hope Street......................................  October 6, 1997           2
10 & 30 South Wacker Drive.................................  October 7, 1997           2
Acorn Properties...........................................  October 7, 1997           2
One Lafayette Centre.......................................  October 17, 1997          2
Acorn Properties...........................................  November 21, 1997         2
PPM Properties.............................................  November 24, 1997         2
LaSalle Office Plaza.......................................  November 25, 1997         2
Stanwix Parking Facility...................................  November 25, 1997         2
Wright Runstad Properties..................................  December 17, 1997         2
Wright Runstad Associates Limited Partnership..............  December 17, 1997         2

---------------

Note 1: Included in the Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996, in the column entitled "1996 Acquired Properties".

                       EOP OPERATING LIMITED PARTNERSHIP

Note 2: Included in the Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996 and for the nine months ended September 30, 1997, in the column entitled "1997 Acquired Properties".

     The depreciation adjustment of $38.8 million in the "1997 Acquired Properties" column in the statement of operations for the nine months ended September 30, 1997, and the depreciation adjustment of $13.1 million in the "1996 Acquired Properties" column and $59.2 million in the "1997 Acquired Properties" column in the statement of operations for the year ended December 31, 1996, are based on the cost to acquire the above listed properties, assuming that 10% of the purchase price is allocated to land and the depreciable lives are 40 years. Depreciation is computed using the straight-line method.

     X. To eliminate the operations of Barton Oaks Plaza II and 8383 Wilshire for the nine months ended September 30, 1997 and the year ended December 31, 1996, which were sold in January and May 1997, respectively.

     Y. To reflect interest income from the 50% investment in the mortgage note (see Note C).

     Z. To reflect the additional interest expense on debt obtained in the nine months ended September 30, 1997 on properties acquired before 1997 and to reflect the $180 Million Notes which occurred on September 3, 1997, and paydown of the revolving credit facility for the nine months ended September 30, 1997 and the year ended December 31, 1996, and to reflect the $235.3 million of mortgage indebtedness repaid from draws on the $1.5 Billion Credit Facility (see Note E) and the repayment of the revolving credit facility balance.

     AA. To eliminate the $.7 and $.5 million of amortization expense recorded on the mark-to-market adjustment on debt repaid from draws on the $1.5 Billion Credit Facility and to reflect amortization of $4.9 million related to the fees associated with the $1.5 Billion Credit Facility (see Note D) for the nine months ended September 30, 1997 and the year ended December 31, 1996.

     AB. To reflect the adjustment for the straight-line effect of scheduled rent increases, assuming the Consolidation and the IPO closed on January 1, 1997 and 1996, respectively, for the pro forma condensed combined statement of operations for the nine months ended September 30, 1997 and the year ended December 31, 1996.

     AC. To reflect the net change in interest expense associated with the $15.0 million of mortgage debt on Denver Corporate Center Towers II and III repaid in May 1997 and the $598.4 million repaid with the net proceeds of the IPO and cash held by Equity Office Predecessors.

                       EOP OPERATING LIMITED PARTNERSHIP

     AD. To reflect depreciation expense related to the adjustment to record the net equity value of the investment in real estate for the nine months ended September 30, 1997 and for the year ended December 31, 1996, on a straight-line basis, as follows:

                                                                   FOR THE NINE
                                                                   MONTHS ENDED       FOR THE YEAR ENDED
                                                                SEPTEMBER 30, 1997    DECEMBER 31, 1996
                                                                ------------------    ------------------
Historical investment in real estate before accumulated
  depreciation..............................................        $5,022,946            $5,022,946
Less: Portion allocated to land estimated to be 10%.........          (502,295)             (502,295)
                                                                    ----------            ----------
Depreciable basis...........................................        $4,520,651            $4,520,651
                                                                    ==========            ==========
Depreciation expense based on an estimated useful life of 40
  years.....................................................        $   84,762            $  113,016
                                                                    ----------            ----------
Less: Historical depreciation expense.......................           (80,166)              (82,905)
Pro forma depreciation expense on 1996 Acquired
  Properties................................................                --               (13,090)
Pro forma depreciation expense on properties acquired in
  1997 prior to the Consolidation and the IPO...............            (3,391)              (11,779)
Depreciation expense on disposed properties.................                --                 1,941
                                                                    ----------            ----------
Depreciation expense adjustment.............................        $    1,205            $    7,183
                                                                    ==========            ==========

     AE. To eliminate the $5.9 million and $13.3 million of amortization historically recognized as a result of the write-off of deferred loan costs, lease acquisition costs and organization costs, net of the $4.1 million and $4.4 million amortization of the discount required to record the mortgage debt at fair value recorded in connection with the Consolidation and the IPO, and the $0.1 million and $0.3 million of amortization relating to disposed properties for the nine months ended September 30, 1997 and the year ended December 31, 1996.

     AF. To reflect additional general and administrative expenses expected to be incurred as a result of reporting as a public entity as follows:

                                                                   FOR THE NINE
                                                                   MONTHS ENDED       FOR THE YEAR ENDED
                                                                SEPTEMBER 30, 1997    DECEMBER 31, 1996
                                                                ------------------    ------------------
Trustees and officers insurance.............................          $  375                $  500
Printing and mailing........................................             375                   500
Trustees and directors fees.................................             225                   300
Investor relations..........................................             225                   300
Other.......................................................             600                   800
                                                                      ------                ------
     Total..................................................          $1,800                $2,400
                                                                      ======                ======

     AG. Represents Beacon Partnership's pre-Beacon Merger pro forma statement of operations for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, which includes certain acquisitions and other transactions that occurred subsequent to September 30, 1997.

     AH. To reflect the adjustment for the straight-line effect of scheduled rent increases, assuming the Beacon Merger closed on January 1, 1997 and January 1, 1996, respectively, for the pro forma condensed combined statements of operations for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

     AI. To reflect amortization of mark-to-market adjustment of Beacon Partnership's mortgage debt.

     AJ. To reflect the depreciation expense related to the adjustment to record the net equity value of the investment in real estate on a straight-line basis and amortization of the mark-to-market adjustment of

                       EOP OPERATING LIMITED PARTNERSHIP

Beacon Partnership's mortgage debt for the nine months ended September 30, 1997 and the year ended December 31, 1996 associated with the Beacon Merger, as follows:

                                                                   FOR THE NINE
                                                                   MONTHS ENDED       FOR THE YEAR ENDED
                                                                SEPTEMBER 30, 1997    DECEMBER 31, 1996
                                                                ------------------    ------------------
Beacon pro forma investment in real estate, net (see Note
  H)........................................................        $2,459,465            $2,459,465
Adjustment to the basis of the investment in real estate
  (see Note J)..............................................         1,597,516             1,597,516
                                                                    ----------            ----------
Total investment in real estate, post-Beacon Merger.........         4,056,981             4,056,981
Less: portion allocated to land, estimated to be 10%........          (405,698)             (405,698)
                                                                    ----------            ----------
Pro Forma depreciable basis of Beacon's investment in real
  estate, net...............................................        $3,651,283            $3,651,283
                                                                    ==========            ==========
Depreciation expense based on an estimated useful life of 40
  years.....................................................        $   68,462            $   91,282
Beacon pre-Beacon Merger pro forma depreciation expense.....            61,690                78,745
                                                                    ----------            ----------
Adjustment to depreciation expense..........................        $    6,772            $   12,537
                                                                    ==========            ==========

     AK. To reflect the anticipated reduction of general and administrative expenses as a result of the Beacon Merger.

     AL. To reflect the net increase in interest expense in connection with the $1.25 Billion Notes and the MOPPRS and the paydown of the revolving credit facility and the $1.5 Billion Credit Facility with the net proceeds of the $1.25 Billion Notes and the MOPPRS (see Note Q) and to reflect amortization of the financing costs incurred in connection with the $1.25 Billion Notes and the MOPPRS (see Note O).

     AM. To reflect the decrease in interest expense in connection with the paydown of the $1.5 Billion Credit Facility with the net proceeds of the Preferred Offering (see Note P).

     AN. To reflect preferred dividends in connection with the Preferred Offering of 5.25% per annum.

     AO. To reflect the 5% economic interest that the Company does not own in Equity Office Properties Management Corp. (the "EOP Management Company"):

                                                                   FOR THE NINE
                                                                   MONTHS ENDED       FOR THE YEAR ENDED
                                                                SEPTEMBER 30, 1997    DECEMBER 31, 1996
                                                                ------------------    ------------------
Historical ownership interest in partially owned
  properties................................................         $ 1,191               $ 2,086
                                                                     -------               -------
Fees from noncombined affiliates............................           3,840                 5,120
Less: EOP Management Company expenses.......................           3,000                 4,000
                                                                     -------               -------
Estimated EOP Management Company net income.................             840                 1,120
                                                                     -------               -------
Economic interest of 5% in the EOP Management Company.......              42                    56
                                                                     -------               -------
Net income allocated to minority interests ownership in
  partially owned properties................................         $ 1,233               $ 2,142
                                                                     =======               =======

     AP. Net income per Unit is based upon 279.4 million Units outstanding upon acquisition of certain properties, issuance of additional Units, and the Beacon Merger.

          EOP OPERATING LIMITED PARTNERSHIP CONSOLIDATED BALANCE SHEET
             AND EQUITY OFFICE PREDECESSORS COMBINED BALANCE SHEET
                                  (UNAUDITED)

                                                                 EOP OPERATING       EQUITY OFFICE
                                                              LIMITED PARTNERSHIP    PREDECESSORS
                                                                 SEPTEMBER 30,       DECEMBER 31,
                                                                     1997                1996
                                                              -------------------    -------------
                                                                        ($ IN THOUSANDS)
                           ASSETS
Investment in real estate...................................      $5,022,946          $3,549,708
Accumulated depreciation....................................         (22,787)           (257,893)
                                                                  ----------          ----------
                                                                   5,000,159           3,291,815
Cash and cash equivalents...................................         132,649             410,420
Tenant and other receivables (net of allowance for doubtful
  accounts of $774 and $55, respectively)...................           7,488               8,675
Deferred rent receivable....................................           8,702              49,986
Escrow deposits and restricted cash.........................          42,966              32,593
Investment in unconsolidated joint ventures.................          93,826              26,910
Deferred financing costs (net of accumulated amortization of
  $107 and $3,351, respectively)............................           1,232               8,372
Deferred leasing costs (net of accumulated amortization of
  $0 and $18,455, respectively).............................          19,648              62,593
Prepaid expenses and other assets...........................          49,252              21,201
                                                                  ----------          ----------
          TOTAL ASSETS......................................      $5,355,922          $3,912,565
                                                                  ==========          ==========
      LIABILITIES AND PARTNERS' CAPITAL/OWNERS' EQUITY
Mortgage debt...............................................      $1,325,333          $1,837,767
Unsecured notes.............................................         180,000                  --
Line of credit..............................................         211,125             127,125
Accounts payable and accrued expenses.......................          98,369              81,995
Due to affiliates...........................................           1,292               2,074
Distribution payable........................................          42,964              96,500
Other liabilities...........................................          33,087              29,022
                                                                  ----------          ----------
          TOTAL LIABILITIES.................................       1,892,170           2,174,483
                                                                  ----------          ----------
Commitments and contingencies (Note 15).....................              --                  --
Minority interests -- Partially Owned Properties............          28,118              11,080
                                                                  ----------          ----------
Partners' Capital/Owners' Equity............................       3,435,634           1,727,002
                                                                  ----------          ----------
TOTAL LIABILITIES AND PARTNERS' CAPITAL/OWNERS' EQUITY......      $5,355,922          $3,912,565
                                                                  ==========          ==========

                            See accompanying notes.

     EOP OPERATING LIMITED PARTNERSHIP CONSOLIDATED STATEMENT OF OPERATIONS
        AND EQUITY OFFICE PREDECESSORS COMBINED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                            EQUITY OFFICE
                                                                            PREDECESSORS     EQUITY OFFICE
                                                        EOP OPERATING            FOR         PREDECESSORS
                                                     LIMITED PARTNERSHIP     THE PERIOD      FOR THE THREE
                                                     FOR THE PERIOD FROM        FROM         MONTHS ENDED
                                                      JULY 11, 1997 TO     JULY 1, 1997 TO   SEPTEMBER 30,
                                                     SEPTEMBER 30, 1997     JULY 10, 1997        1996
                                                     -------------------   ---------------   -------------
                                                                       ($ IN THOUSANDS)
Revenues:
  Rental...........................................     $    124,962           $14,410         $ 98,186
  Tenant reimbursements............................           23,614             2,985           16,103
  Parking..........................................           12,653             1,141            6,746
  Other............................................            1,061               269            1,848
  Fees from noncombined affiliates.................            1,331                70              886
  Interest.........................................              947               443            2,348
                                                        ------------           -------         --------
  Total revenues...................................          164,568            19,318          126,117
                                                        ------------           -------         --------
Expenses:
  Interest:
     Expense incurred..............................           25,793             4,180           33,540
     Amortization of deferred financing costs......            1,374               410            2,193
  Depreciation.....................................           22,787             4,718           20,912
  Amortization.....................................               --               497            2,556
  Real estate taxes................................           18,317             2,326           12,246
  Insurance........................................            1,255               245            1,344
  Repairs and maintenance..........................           19,651             2,412           18,418
  Property operating...............................           23,662             2,193           18,885
  General and administrative.......................            5,855             2,475            5,008
                                                        ------------           -------         --------
  Total expenses...................................          118,694            19,456          115,102
                                                        ------------           -------         --------
Income before allocation to minority interests,
  income from investment in unconsolidated joint
  ventures, and extraordinary items................           45,874              (138)          11,015
Minority interests -- Partially Owned Properties...             (279)              (33)            (468)
Income from unconsolidated joint ventures..........            1,426               (43)             477
                                                        ------------           -------         --------
Income before extraordinary items..................           47,021              (214)          11,024
Extraordinary items................................          (12,930)               --               --
                                                        ------------           -------         --------
Net income (loss)..................................     $     34,091           $  (214)        $ 11,024
                                                        ============           =======         ========
Net income per Unit:
  Income before extraordinary items................     $       0.29           $    --         $     --
  Extraordinary items..............................            (0.08)               --               --
                                                        ------------           -------         --------
Net income per Unit................................     $        .21           $    --         $     --
                                                        ============           =======         ========
Weighted average Units outstanding.................      164,146,710                --               --
                                                        ============           =======         ========

                            See accompanying notes.

     EOP OPERATING LIMITED PARTNERSHIP CONSOLIDATED STATEMENT OF OPERATIONS
        AND EQUITY OFFICE PREDECESSORS COMBINED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                                             EQUITY OFFICE
                                                     EOP OPERATING        EQUITY OFFICE      PREDECESSORS
                                                  LIMITED PARTNERSHIP    PREDECESSORS FOR    FOR THE NINE
                                                  FOR THE PERIOD FROM    THE PERIOD FROM     MONTHS ENDED
                                                   JULY 11, 1997 TO     JANUARY 1, 1997 TO   SEPTEMBER 30,
                                                  SEPTEMBER 30, 1997      JULY 10, 1997          1996
                                                  -------------------   ------------------   -------------
                                                                      ($ IN THOUSANDS)
Revenues:
  Rental........................................     $    124,962            $256,146          $275,156
  Tenant reimbursements.........................           23,614              43,241            43,239
  Parking.......................................           12,653              21,091            18,975
  Other.........................................            1,061               6,539             6,290
  Fees from noncombined affiliates..............            1,331               2,510             3,126
  Interest......................................              947               9,577             6,451
                                                     ------------            --------          --------
  Total revenues................................          164,568             339,104           353,237
                                                     ------------            --------          --------
Expenses:
  Interest:
     Expense incurred...........................           25,793              80,481            87,551
     Amortization of deferred financing costs...            1,374               2,771             3,438
  Depreciation..................................           22,787              57,379            59,246
  Amortization..................................               --               5,884             6,509
  Real estate taxes.............................           18,317              34,000            37,208
  Insurance.....................................            1,255               3,060             3,463
  Repairs and maintenance.......................           19,651              45,540            49,594
  Property operating............................           23,662              44,685            51,558
  General and administrative....................            5,855              17,201            16,278
                                                     ------------            --------          --------
  Total expenses................................          118,694             291,001           314,845
                                                     ------------            --------          --------
Income before allocation to minority interests,
  income from investment in unconsolidated joint
  ventures, gain on sales of real estate and
  extraordinary items...........................           45,874              48,103            38,392
Minority interests -- Partially Owned
  Properties....................................             (279)               (912)           (2,166)
Income from unconsolidated joint ventures.......            1,426               1,982             1,554
Gain on sales of real estate....................               --              12,510             5,262
                                                     ------------            --------          --------
Income before extraordinary items...............           47,021              61,683            43,042
Extraordinary items.............................          (12,930)               (274)               --
                                                     ------------            --------          --------
Net income......................................     $     34,091            $ 61,409          $ 43,042
                                                     ============            ========          ========
Net income per Unit:
  Income before extraordinary items.............     $       0.29            $     --          $     --
  Extraordinary items...........................            (0.08)                 --                --
                                                     ------------            --------          --------
Net income per Unit.............................     $       0.21            $     --          $     --
                                                     ============            ========          ========
Weighted average Units outstanding..............      164,146,710                  --                --
                                                     ============            ========          ========

                            See accompanying notes.

     EOP OPERATING LIMITED PARTNERSHIP CONSOLIDATED STATEMENT OF CASH FLOWS
        AND EQUITY OFFICE PREDECESSORS COMBINED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                                                    EQUITY OFFICE
                                                            EOP OPERATING        EQUITY OFFICE      PREDECESSORS
                                                         LIMITED PARTNERSHIP    PREDECESSORS FOR    FOR THE NINE
                                                         FOR THE PERIOD FROM    THE PERIOD FROM     MONTHS ENDED
                                                          JULY 11, 1997 TO     JANUARY 1, 1997 TO   SEPTEMBER 30,
                                                         SEPTEMBER 30, 1997      JULY 10, 1997          1996
                                                         -------------------   ------------------   -------------
                                                                             ($ IN THOUSANDS)
Operating activities:
  Net income............................................      $  34,091            $  61,409          $  43,042
  Adjustment to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization.......................         24,161               66,034             69,193
    (Income) from unconsolidated joint ventures.........         (1,426)              (1,982)            (1,554)
    (Gain) on sale of real estate.......................             --              (12,510)            (5,262)
    Extraordinary loss from early extinguishments of
       debt.............................................         12,930                  274                 --
    Provision for doubtful accounts.....................          1,556                1,175                549
    Allocation to minority interests....................            279                  912              2,166
    Changes in assets and liabilities:
       Decrease (increase) in rents receivable..........          5,297                2,664            (10,398)
       (Increase) in deferred rent receivables..........        (10,213)              (8,061)                --
       (Increase) in other assets.......................        (27,742)              (8,839)            (4,154)
       Increase in accounts payable and accrued
         expenses.......................................         12,504                2,916                190
       (Decrease) increase in due to affiliates.........         (1,678)                (722)             2,240
       Increase (decrease) in other liabilities.........          9,906               (7,310)            (6,327)
                                                              ---------            ---------          ---------
       Net cash provided by operating activities........         59,665               95,960             89,685
                                                              ---------            ---------          ---------
Investing activities:
  Property acquisitions.................................        (26,025)            (531,968)          (485,715)
  Payments for capital and tenant improvements..........        (42,587)             (59,511)           (78,690)
  Proceeds from sale of real estate.....................             --               72,078             14,504
  Distributions from (investments in) unconsolidated
    joint ventures......................................          1,535              (44,260)             1,443
  Payments of lease acquisition costs...................         (6,331)              (9,260)           (15,827)
  (Increase) decrease in escrow deposits and restricted
    cash................................................        (12,226)               1,853            (25,055)
                                                              ---------            ---------          ---------
         Net cash (used for) investing activities.......        (85,634)            (571,068)          (589,340)
                                                              ---------            ---------          ---------
Financing activities:
  Proceeds from common stock, net of offering costs.....        564,506                   --                 --
  Capital contributions.................................             --              287,949            253,771
  Capital distributions.................................             --             (288,652)           (26,408)
  Distributions to minority interest partners...........         (1,355)              (3,401)           (21,177)
  Cash contributed from net assets......................        181,163                   --                 --
  Proceeds from mortgage notes..........................          1,697              154,090            483,116
  Proceeds from unsecured notes.........................        180,000                   --                 --
  Proceeds from line of credit..........................        425,125              218,000            140,225
  Principal payments on mortgage notes..................       (691,714)             (47,472)          (205,406)
  Principal payments on lines of credit.................       (486,625)             (72,500)           (89,100)
  Payments of loan costs................................         (1,327)              (1,889)            (4,741)
  Prepayment penalties on early extinguishments of
    debt................................................        (12,877)                (274)                --
                                                              ---------            ---------          ---------
         Net cash provided by financing activities......        158,593              245,851            530,280
                                                              ---------            ---------          ---------
Net increase (decrease) in cash and cash equivalents....        132,624             (229,257)            30,625
Cash and cash equivalents at the beginning of the
  period................................................             25              410,420            111,121
                                                              ---------            ---------          ---------
Cash and cash equivalents at the end of the period......      $ 132,649            $ 181,163          $ 141,746
                                                              =========            =========          =========
Supplemental information:
    Interest paid during the period, including
       capitalized interest of $1,711, $3,669 and $532,
       respectively.....................................      $  30,273            $  82,969          $  86,794
                                                              =========            =========          =========

                            See accompanying notes.

        EOP OPERATING LIMITED PARTNERSHIP AND EQUITY OFFICE PREDECESSORS

            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. ORGANIZATION

     EOP Operating Limited Partnership, an Illinois limited partnership (together with its subsidiaries, the "Company"), was formed to conduct the office property business of Equity Office Properties Trust, a Maryland real estate investment trust (the "Trust"), and the predecessors thereof ("Equity Office Predecessors"). The Trust was formed on October 9, 1996 to continue and expand the national office property business organized by Mr. Samuel Zell, Chairman of the Board of Trustees of the Trust. The Company is a fully integrated, self-administered and self-managed real estate company engaged in acquiring, owning, managing, leasing and renovating office properties and parking facilities. As of September 30, 1997, the Company owned or had an interest in 93 office properties (the "Office Properties") containing 33.4 million rentable square feet and 16 stand-alone parking facilities (the "Parking Facilities" and together with the Office Properties, the "Properties") containing 16,037 parking spaces. The Office Properties are located in 48 submarkets in 35 markets throughout the United States.

     The Trust's assets, which include investments in joint ventures, are owned by, and substantially all of its operations are conducted through, the Company. The Trust is the managing general partner of the Company. The Trust expects to qualify as a real estate investment trust ("REIT") for federal income tax purposes.

     On July 11, 1997, the Company completed the consolidation of the entities which comprised Equity Office Predecessors (the "Consolidation") in connection with the consummation of the Company's initial public offering (the "IPO"). In the IPO, the Trust sold 28,750,000 of its common shares of beneficial interest, $0.01 par value per share ("Common Shares") (including 3,750,000 Common Shares relating to the underwriters overallotment option), at $21 per Common Share, generating proceeds of $603,750,000. The Trust contributed the net proceeds from the IPO (after deducting the underwriting discount of $39,243,750) of $564,506,250 to the Company in exchange for 28,750,000 units of partnership interest in the Company ("Units"). The Company used the net proceeds of the IPO contributed to it by the Trust and available cash reserves to repay debt of approximately $678,394,000, of which $598,394,000 was mortgage debt and $80,000,000 was a revolving line of credit.

     Concurrent with the IPO, the Company also completed the following formation transactions which resulted in the Consolidation of the Equity Office Predecessors into the Company:

     - Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership, Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II, Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership III and Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partners IV (collectively the "ZML Opportunity Partnerships"), the predecessor owners of the Properties, contributed their interests in the Properties to the Company in exchange for 126,419,397 Units.

     - ZML Investors Inc., ZML Investors II, Inc., Zell/Merrill Lynch Real Estate Opportunity Partners III Trust and Zell/Merrill Lynch Real Estate Opportunity Partners IV Trust (collectively the "ZML REITs") merged into the Trust, with the Trust succeeding to their interests in, and becoming the managing general partners of each of the ZML Opportunity Partnerships. Shareholders of the ZML REITs received 122,900,572 Common Shares of the Trust in exchange for their interests in the ZML REITs.

     - Equity Group Investments, Inc., an Illinois corporation ("EGI"), and Equity Office Holdings, L.L.C., a Delaware limited liability company ("EOH" and together with EGI, the "Equity Group") contributed substantially all of their interests in their office property and asset management business and parking facilities management business (collectively the "Management Business") to the Company in exchange for 8,358,822 Units.

     - The Company transferred a portion of the office property management business of EOH, the office property asset management business and the parking asset management business of the Equity Group that relates to the property management of the properties owned by the Equity Group, together with the 18 Properties held in partnerships or subject to participation agreements with unaffiliated parties (the "Joint Venture Properties") (collectively, the "Managed Property Business") to Equity Office Properties Management Corp., a Delaware corporation (the "EOP Management Company"), in exchange for non-voting stock representing 95% of the economic value in the EOP Management Company and EOH contributed $150,000 to the EOP Management Company in exchange for voting stock representing 5% of the economic value of the EOP Management Company.

     - ZML Partners Limited Partnership, ZML Partners Limited Partnership II, ZML Partners Limited Partnership III and ZML Partners Limited Partnership IV (the "ZML Partners"), each of which is the general partner of one of the ZML Opportunity Partnerships, each transferred their 5% interest in certain corporations which owned a 1% general partnership interest in certain of the property title holding entities to a newly formed qualified REIT subsidiary ("QRS") in exchange for 26,458 Common Shares.

     - The Company transferred its 95% interest in certain corporations which owned a 1% general partner interest in certain of the property title holding entities to a newly formed QRS in exchange for 502,740 Common Shares. Such Common Shares have been treated as treasury stock in the accompanying financial statements.

     The table below summarizes the ownership of the Company upon the completion of the transactions described above:

       OWNERSHIP OF EOP OPERATING LIMITED PARTNERSHIP         NUMBER OF UNITS   PERCENTAGE
       ----------------------------------------------         ---------------   ----------
Equity Office Properties Trust (held directly)..............     28,777,458        17.6%
Equity Office Properties Trust (held through its interests
  in the ZML Opportunity Partnerships)......................    122,900,572        75.1%
                                                                -----------       -----
Equity Office Properties Trust subtotal.....................    151,678,030        92.7%
ZML Partners (held through its interests in ZML Opportunity
  Partnerships).............................................      3,229,001         2.0%
Other limited partner (held through its interest in ZML
  Opportunity Partnership II)...............................        289,824         0.2%
Equity Group Investments, Inc...............................      3,737,438         2.3%
Equity Office Holdings, L.L.C...............................      4,621,384         2.8%
                                                                -----------       -----
  Total.....................................................    163,555,677       100.0%
                                                                ===========       =====

2. BASIS OF PRESENTATION

     The consolidated financial statements of the Company reflect the Properties at their carryover historical basis of accounting to the extent that interests in the Properties were transferred from Equity Office Predecessors to the Company by the Equity Group. The remaining interests acquired by the Company from other owners of Equity Office Predecessors have been accounted for as a purchase and the excess of the purchase price over the related historical basis of the net assets acquired was allocated primarily to investment in real estate.

     The combined financial statements of Equity Office Predecessors prior to the Consolidation included interests in the properties of the ZML Opportunity Partnerships together with their limited and general partners (collectively, the "ZML Funds" which includes ZML Fund I, ZML Fund II, ZML Fund III and ZML Fund
IV) and the Management Business. The combined financial statements of Equity Office Predecessors are presented on a combined basis, at historical cost, because the ZML Funds and the Management Business were under common control and management of the owners of the Equity Group through general partnership interests in the ZML Funds and through their ownership of the Management Business. Minority interests have been recorded for those entities that were not wholly owned by the ZML Funds. Where controlling interests were not held by the ZML Funds, the entities were accounted for as investments in unconsolidated joint ventures utilizing equity accounting. All intercompany transactions and balances have been eliminated in combination.

     The consolidated financial statements of the Company and the combined financial statements of Equity Office Predecessors have been prepared pursuant to the Securities and Exchange Commission ("SEC") rules and regulations. The following notes highlight significant changes to the notes to the December 31, 1996 audited combined financial statements of Equity Office Predecessors contained elsewhere herein and present interim disclosures as required by the SEC.

3. USE OF ESTIMATES

     The preparation of the consolidated financial statements of the Company and the combined financial statements of Equity Office Predecessors in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

4. UNAUDITED INTERIM STATEMENTS

     The consolidated financial statements of the Company as of September 30, 1997 and for the period from July 11, 1997 to September 30, 1997, and the combined financial statements of Equity Office Predecessors for the periods from July 1, 1997 to July 10, 1997, January 1, 1997 to July 10, 1997 and for the three and nine months ended September 30, 1996 and related footnote disclosures are unaudited. In the opinion of management, such financial statements reflect all adjustments necessary for a fair presentation of the results of the interim periods. All such adjustments are of a normal, recurring nature.

5. RECLASSIFICATIONS

     Certain reclassifications have been made to the 1996 statements contained herein in order to provide comparability with the 1997 statements reported herein. These reclassifications have not changed the 1996 results or owners' equity.

6. INVESTMENT IN RENTAL PROPERTY

     During the quarter ended September 30, 1997, the Company acquired the four Properties listed below. Each Property was purchased from an unaffiliated party.

                                                                TOTAL
    DATE                                                       SQUARE     PARKING
  ACQUIRED             PROPERTY                LOCATION         FEET      SPACES    PURCHASE PRICE
  --------             --------                --------       ---------   -------   --------------
   8/11/97  Adams-Wabash Parking Garage     Chicago, IL              --      670     $ 25,000,000(1)
    9/3/97  Columbus America Properties                                               140,000,000(2)
              LL&E Tower                    New Orleans, LA     545,157       --               --
            Texaco Center                   New Orleans, LA     619,714       --               --
            601 Tchoupitoulas               New Orleans, LA          --      759               --
                                                              ---------    -----     ------------
                                                              1,164,871    1,429     $165,000,000
                                                              =========    =====     ============

---------------

(1) The total purchase price was paid from available cash.
(2) The purchase price was paid with $90.9 million in cash funded primarily from the $600 million credit facility and $49.1 million in Units (1,692,546 Units at $29 per Unit).

7. INVESTMENT IN UNCONSOLIDATED JOINT VENTURES

     Equity Office Predecessors acquired a mortgage receivable secured by the 500 Orange Tower office property ("500 Orange") and purchased land underlying and adjacent to 500 Orange in July 1994, and acquired a 50% limited partnership interest in Civic Parking, L.L.C. in April 1997. These transactions were accounted for utilizing the equity method of accounting. Under this method of accounting, the net equity investment of the Company is reflected on the consolidated and combined balance sheets, and the consolidated and combined statements of operations include the Company's share of net income or loss from 500 Orange and Civic Parking, L.L.C. The Company's share of net income or loss from 500 Orange and Civic Parking, L.L.C. is approximately 100% and 50%, respectively. Selected balance sheets and statements of operations data for the Company's interest in 500 Orange and Civic Parking, L.L.C. is as follows:

                                                      500 ORANGE TOWER            CIVIC PARKING, L.L.C.
                BALANCE SHEETS                  ----------------------------   ----------------------------
                                                SEPTEMBER 30,   DECEMBER 31,   SEPTEMBER 30,   DECEMBER 31,
                                                    1997            1996           1997            1996
                                                -------------   ------------   -------------   ------------
                                                                     ($ IN THOUSANDS)

                                                                                                 (NOTE A)
ASSETS:
  Investment in real estate, net..............     $42,082        $26,555         $51,383           --
  Cash and cash equivalents...................         538            147           1,173           --
  Rents and other receivables.................          46            150              65           --
  Other assets................................         190            720              33           --
                                                   -------        -------         -------           --
               TOTAL ASSETS...................     $42,856        $27,572         $52,654           --
                                                   =======        =======         =======           ==
LIABILITIES AND OWNERS' EQUITY:
  Accounts payable and accrued expenses.......     $   897        $   364         $   367           --
  Due to affiliates...........................          --             19              34           --
  Other liabilities...........................         369            279              17           --
                                                   -------        -------         -------           --
               TOTAL LIABILITIES..............       1,266            662             418           --
                                                   -------        -------         -------           --
  Shareholders'/owners' equity................      41,590         26,910          52,236           --
                                                   -------        -------         -------           --
               TOTAL LIABILITIES AND OWNERS'
                 EQUITY.......................     $42,856        $27,572         $52,654           --
                                                   =======        =======         =======           ==

                                                     500 ORANGE TOWER              CIVIC PARKING, L.L.C.
                                               -----------------------------   -----------------------------
                                                    THREE MONTHS ENDED              THREE MONTHS ENDED
          STATEMENTS OF OPERATIONS             -----------------------------   -----------------------------
                                               SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                   1997            1996            1997            1996
                                               -------------   -------------   -------------   -------------
                                                                     ($ IN THOUSANDS)

                                                                                                 (NOTE A)
Revenues:
  Rental.....................................     $ 1,073         $ 1,123         $    70           --
  Tenant reimbursements......................          63              14               6           --
  Parking....................................           1              --           1,164           --
  Other......................................         152              12              14           --
                                                  -------         -------         -------           --
               Total revenues................       1,289           1,149           1,254           --
                                                  -------         -------         -------           --
Expenses:
  Interest...................................          --              --              --           --
  Depreciation...............................         196             217             313           --
  Amortization...............................           8              35              --           --
  Real estate taxes and insurance............          87              43             113           --
  Repairs and maintenance....................         102             160               2           --
  Property operating.........................         339             217              --           --
                                                  -------         -------         -------           --
               Total expenses................         732             672             428           --
                                                  -------         -------         -------           --
Net income...................................     $   557         $   477         $   826           --
                                                  =======         =======         =======           ==

                                                     500 ORANGE TOWER              CIVIC PARKING, L.L.C.
                                               -----------------------------   -----------------------------
                                                     NINE MONTHS ENDED               NINE MONTHS ENDED
                                               -----------------------------   -----------------------------
                                               SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                   1997            1996            1997            1996
                                               -------------   -------------   -------------   -------------
                                                                     ($ IN THOUSANDS)

                                                                                                 (NOTE A)
Revenues:
  Rental.....................................     $3,579          $3,461          $  195            --
  Tenant reimbursements......................        (20)             73               6            --
  Parking....................................          1              --           2,137            --
  Other......................................        178              22              14            --
                                                  ------          ------          ------            --
               Total revenues................      3,738           3,556           2,352            --
                                                  ------          ------          ------            --
Expenses:
  Interest...................................         --              --              --            --
  Depreciation...............................        710             618             528            --
  Amortization...............................         92              74              --            --
  Real estate taxes and insurance............         17             298             210            --
  Repairs and maintenance....................        436             484               3            --
  Property operating.........................        686             528              --            --
                                                  ------          ------          ------            --
               Total expenses................      1,941           2,002             741            --
                                                  ------          ------          ------            --
               Net income....................     $1,797          $1,554          $1,611            --
                                                  ======          ======          ======            ==

Note A: The balance sheet data as of December 31, 1996 and operational data for the three and nine months ended September 30, 1996 is not applicable since Civic Parking, L.L.C. was not owned by the Company or Equity Office Predecessors at or during these periods.

8. MORTGAGE NOTES, UNSECURED NOTES AND LINES OF CREDIT

     On July 15, 1997, the Company obtained a $600 million unsecured revolving credit facility (the "$600 million Credit Facility") which is used for acquisitions and general corporate purposes. Amounts were drawn on the $600 million Credit Facility to repay the outstanding balance on the previous ZML Fund IV line of credit (the "$475 Million Line") which was terminated when the $600 million Credit Facility was obtained. The $600 million Credit Facility matures on July 15, 2000. The Company paid a commitment fee on the $600 million Credit Facility at closing of approximately $975,000. In addition, until the Company receives a long term debt rating of BBB- or Baa3 or higher by two rating agencies, an unused commitment fee is payable quarterly in arrears based upon the unused amount of the $600 million Credit Facility as follows: .15% per annum if the unused amount is between 0 to 33%; .20% per annum if the unused amount is more than 33% but less than 66%; .25% per annum if the unused amount is more than 66%. The $600 million Credit Facility carries an interest rate equal to LIBOR plus 110 basis points. Once the Company receives the rating as described above, a competitive bid option will become available for up to $250 million of the facility amount, the interest rate spread will be reduced on a sliding scale based upon the Company's senior unsecured debt rating and the unused commitment fee will be replaced by a facility fee of .20% per annum. As of November 14, 1997, no amounts were outstanding under the $600 million Credit Facility.

     On September 3, 1997, the Company completed a private debt offering of $180 million (the "Private Debt Offering") with an unaffiliated party. The terms of the Private Debt Offering consist of four tranches with maturities from seven to ten years which were priced at an interest rate spread over the corresponding U.S. Treasury rate. The Company used the proceeds of the Private Debt Offering to repay a portion of the $600 million Credit Facility. In addition, the Company terminated $150 million of hedge agreements at a cost of approximately $3.9 million in connection with the Private Debt Offering. This amount will be amortized to interest expense over the respective terms of each tranche. A summary of the terms of the Private Debt Offering is as follows:

           TRANCHE                 AMOUNT      STATED RATE   EFFECTIVE RATE(A)
           -------              ------------   -----------   -----------------
      7 Year Senior Notes due
  2004.......................   $ 30,000,000      7.24%            7.24%
      8 Year Senior Notes due
  2005.......................     50,000,000      7.36%            7.67%
      9 Year Senior Notes due
  2006.......................     50,000,000      7.44%            7.73%
     10 Year Senior Notes due
  2007.......................     50,000,000      7.42%            7.69%
                                ------------
                                $180,000,000
                                ============

---------------

(A) Includes the cost of the amortized terminated interest rate protection agreements.

     As of September 30, 1997, the Company had outstanding mortgage indebtedness of approximately $1.3 billion encumbering 48 of the Properties. The carrying value of such Properties, net of accumulated depreciation of approximately $12 million, was approximately $2.6 billion.

     In order to limit the market risk associated with variable rate debt, the Company entered into several interest rate protection agreements. These agreements effectively convert floating rate debt to a fixed rate basis, as well as hedge anticipated financing transactions. Net amounts paid or received under these agreements are recognized as an adjustment to interest expense when such amounts are incurred or earned. Settlement amounts paid or received under these agreements are deferred and amortized over the term of the related financing transaction on the straight-line method which approximates the effective yield method. A summary of the various interest rate hedge agreements is as follows:
(1) On June 4, 1997, the Company entered into interest rate protection agreements for $700 million of indebtedness. As a result of this arrangement, the Company has essentially "locked into" U.S. Treasury rates in effect as of June 4, 1997, for $700 million in indebtedness. In August 1997, the Operating Partnership terminated $150 million of the $700 million of hedge agreements at a cost of $3.9 million. The terminated agreements pertained to the Private Debt Offering. The portion of the Private Debt Offering protected by these agreements consisted of three tranches with maturities of eight, nine and ten years, respectively. The cost of the terminated hedge agreements will be amortized to interest expense over the respective terms of each tranche. (2) On October 6, 1997, the Company entered into an additional $450 million of interest rate protection agreements based on the U.S. Treasury rates in effect at that date. The Company has terminated $700 million of hedge agreements in connection with the February 1998 Notes Offering at a cost of $32.6 million. Upon the occurrence of the termination of the remaining hedge agreements, the Company will either owe money or be entitled to receive money depending on whether U.S. Treasury rates have increased (resulting in a payment to the Company) or decreased (resulting in a payment obligation of the Company) subsequent to the date of the hedge. The counterparties to these arrangements are major U.S. financial institutions. (3) Equity Office Predecessors entered into an interest rate swap agreement in October 1995 which effectively fixed the interest rate on a $93.6 million mortgage loan at 6.94% through the maturity of the loan on June 30, 2000.

9. PARTNERS' CAPITAL

     As discussed in Note 1 above, the Company issued 163,555,677 Units in connection with the Consolidation and IPO. On September 3, 1997, the Company issued 1,692,546 Units in connection with the Columbus America Properties acquisition.

     On September 26, 1997, the Trust as general partner of the Company, declared a distribution of $.26 per Unit outstanding, representing a pro rata distribution since the closing of the IPO on July 11, 1997, based upon a full quarterly distribution of $.30 per Unit and an annual distribution of $1.20 per Unit, totaling approximately $42,964,500. The distribution was paid on October 9, 1997 to Unit holders of record on September 29, 1997.

10. NON-CASH INVESTING AND FINANCING ACTIVITIES

     Additional supplemental disclosures of non-cash investing and financing activities for the nine months ended September 30, 1997 and 1996 are as follows:

     (1) The following summarizes the assets and liabilities contributed by Equity Office Predecessors in exchange for 122,928,030 Common Shares of the Trust and 11,877,647 Units of the Company at the Consolidation on July 11, 1997:

                                                              (IN THOUSANDS)
Investment in real estate...................................   $ 4,815,234
Investment in unconsolidated joint ventures.................        93,935
Cash contributed to the Company.............................       181,163
                                                               -----------
                                                               $ 5,090,332
                                                               ===========
Debt........................................................   $ 2,196,708
Other liabilities over assets, net..........................        62,706
Owners' equity..............................................     2,830,918
                                                               -----------
                                                               $ 5,090,332
                                                               ===========

                                                 EOP OPERATING             EQUITY OFFICE
                                              LIMITED PARTNERSHIP          PREDECESSORS             EQUITY OFFICE
                                              FOR THE PERIOD FROM       FOR THE PERIOD FROM      PREDECESSORS FOR THE
                                                JULY 11, 1997 TO        JANUARY 1, 1997 TO        NINE MONTHS ENDED
                                               SEPTEMBER 30, 1997          JULY 10, 1997          SEPTEMBER 30, 1996
                                              --------------------      -------------------      --------------------
                                                                          (IN THOUSANDS)
Mortgage loans assumed through acquisition
  of Properties:..........................          $90,000                     $--                    $55,000
                                                    =======                     ===                    =======
Issuance of 1,692,546 Units in connection
  with the acquisition of Properties:.....          $49,100                     $--                    $    --
                                                    =======                     ===                    =======

11. PRO FORMA STATEMENT OF OPERATIONS

     The pro forma data presented below is included to illustrate the effect on the Company's operations as a result of the transactions described below.

     The pro forma consolidated statement of operations for the three and nine months ended September 30, 1997 is presented as if the following transactions occurred on January 1, 1997: (1) the acquisition of 30 Office Properties and six Parking Facilities acquired between January 1, 1997 and October 17, 1997 and the disposition of two Office Properties; (2) the Private Debt Offering which occurred on September 3, 1997; (3) the Consolidation and the IPO and the decrease in interest expense resulting from the use of the net proceeds for the repayment of mortgage debt; and (4) the decrease in interest expense resulting from draws from the $1.5 Billion Credit Facility (see Note 17 (7)) used to refinance existing debt.

     The pro forma consolidated statement of operations for the nine months ended September 30, 1996 is presented as if the following transactions occurred on January 1, 1996: (1) the acquisition of 40 Office Properties and 13 Parking Facilities acquired between January 1, 1996 and October 17, 1997 and the disposition of two Office Properties; (2) the Private Debt Offering which occurred on September 3, 1997; (3) the Consolidation and the IPO and the decrease in interest expense resulting from the use of the net proceeds for the repayment of mortgage debt; and (4) the decrease in interest expense resulting from draws from the $1.5 Billion Credit Facility (see Note 17 (7)) used to refinance existing debt.

     The accompanying unaudited pro forma consolidated statement of operations have been prepared by management of the Company and do not purport to be indicative of the results which would actually have been obtained had the transactions described above been completed on the dates indicated or which may be obtained in the future. The pro forma consolidated statement of operations should be read in conjunction with the accompanying notes to the financial statements contained herein.

                                                     FOR THE THREE
                                                     MONTHS ENDED      FOR THE NINE MONTHS ENDED
                                                     -------------   -----------------------------
                                                     SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                         1997            1997            1996
                                                     -------------   -------------   -------------
                                                                   ($ IN THOUSANDS)
Revenues:
  Rental...........................................  $    168,869    $    496,087    $    461,627
  Tenant reimbursements............................        35,657          99,239          89,791
  Parking..........................................        15,303          40,167          37,032
  Other............................................         1,893           9,989          11,787
  Fees from noncombined affiliate..................         1,401           3,841           3,126
  Interest.........................................         1,399          10,589           6,445
                                                     ------------    ------------    ------------
               Total revenues......................       224,522         659,912         609,808
                                                     ------------    ------------    ------------
Expenses:
  Property operating...............................        85,606         247,789         242,575
  Interest.........................................        42,997         126,311         125,544
  Depreciation.....................................        34,219         102,658         102,658
  Amortization.....................................         3,326           8,272           7,533
  General and administrative.......................         8,930          24,856          18,078
                                                     ------------    ------------    ------------
               Total expenses......................       175,078         509,886         496,388
                                                     ------------    ------------    ------------
Income before allocation to minority interests,
  income from investment in unconsolidated joint
  ventures, gain on sale of real estate and
  extraordinary items..............................        49,444         150,026         113,420
Minority interests -- Partially Owned Properties...          (326)         (1,233)         (2,208)
Income from investment in unconsolidated joint
  ventures.........................................         1,297           4,431           3,528
Gain on sale of real estate........................            --              --           5,262
                                                     ------------    ------------    ------------
Income before extraordinary items..................        50,415         153,224         120,002
Extraordinary items................................       (12,929)        (12,929)             --
                                                     ------------    ------------    ------------
  Net income.......................................  $37,486......   $140,295.....   $    120,002
                                                     ============    ============    ============
Net income per Unit:
  Income before extraordinary items................  $        .29    $.86.........   $        .67
  Extraordinary items..............................          (.08)           (.08)             --
                                                     ------------    ------------    ------------
Net income per Unit................................  $        .21    $        .78    $        .67
                                                     ============    ============    ============
Number of Units outstanding........................   179,195,816     179,195,816     179,195,816
                                                     ============    ============    ============

12. COMMITMENTS AND CONTINGENCIES

     The Company has become a party to various legal actions resulting from the operating activities transferred to it in connection with the Consolidation. These actions are incidental to the transferred business and management does not believe that these actions will have a material adverse effect on the Company.

     ZML-Chicago Parking Limited Partnership ("ZCP") and ZML-North Loop/Theatre District Parking Limited Partnership ("NLT"), were named as defendants in an action (the "Action") brought by an investor (the "Plaintiff") in an unaffiliated entity owning an interest in NLT. The Action was brought in the Circuit Court of Cook County, Illinois, Chancery Division, on August 15, 1995. NLT is the owner of two Parking Facilities, North Loop Transportation Center and Theatre District Self Park ("Theatre District Garage").

The Plaintiff demands rescission of certain transactions related to the acquisition by NLT of the Theatre District Garage. The case was settled on October 1, 1997 and accordingly, was dismissed with prejudice pursuant to an order of even date. ZCP and NLT are fully indemnified by certain of the other co-defendants and will not be contributing any funds to the settlement.

     Except as described above, management of the Company does not believe there is any litigation threatened against the Company other than routine litigation arising out of the ordinary course of business, some of which is expected to be covered by liability insurance, and none of which is expected to have a material adverse effect on the consolidated financial statements of the Company.

13. MERGER

     On September 15, 1997, the Trust and the Company entered into a definitive agreement and plan of merger with Beacon Properties Corporation and Beacon Properties, L.P. (collectively "Beacon") whereby Beacon's portfolio of 126 buildings containing 20.7 million square feet will be integrated into that of the Company. The merger was unanimously approved by the Trust's Board of Trustees and Beacon's Board of Directors. The merger plan calls for the Company to issue 1.4063 Class A Units of the Company for each Common Partnership Unit of Beacon Properties, L.P. which is anticipated to result in the issuance of approximately 9.8 million Units and the assumption of outstanding liabilities of approximately $1.0 billion as well as approximately 84.0 million Common Shares and $200 million in preferred shares to be issued in the connection the Merger of the Trust and Beacon Properties Corporation. The merger, which will be accounted for under the purchase method of accounting, is expected to be completed in December, 1997 with a total purchase price of approximately $4.3 billion and is subject to the approval of the shareholders of both companies, unitholders of Beacon and other conditions. There can be no assurance that this transaction will be consummated as described above.

14. SUBSEQUENT EVENTS

     (1) In October, 1997, the Company purchased the following office properties from an unaffiliated party:

        - Destec Tower, a 25-story, 574,216 square-foot office tower in Houston, Texas;

        - Brookhollow Central I, II and III, a 800,688 square foot office complex in suburban Houston, Texas;

        - 8080 Central, a 17-story, 283,707 square foot office building near Dallas, Texas; and

        - 1700 Market, a 32-story, 825,547 square foot office building in Philadelphia, Pennsylvania.

     The purchase price of approximately $289 million was comprised of $211.9 million in cash, $6.0 million of liabilities assumed and $71.1 million in Units issued at a price of $24.50 per Unit. In October 1997, affiliates of the seller of the foregoing properties purchased approximately $73.95 million in restricted Common Shares for $24.50 per share.

     (2) On October 6, 1997, the Company purchased from an unaffiliated party 550 South Hope Street, a 566,434 square foot, 27-story office building located in Los Angeles, California. The purchase price of approximately $99.5 million was paid in cash.

     (3) On October 7, 1997, the Company purchased from unaffiliated parties interests in the following office buildings located in suburban Philadelphia,
Pennsylvania:

        - Four Falls Corporate Center, consisting of 254,355 square feet;

        - Oak Hill Plaza, consisting of 164,360 square feet;

        - Walnut Hill Plaza, consisting of 149,716 square feet;

        - Two Valley Square, consisting of 70,622 square feet;

        - Four Valley Square, consisting of 49,757 square feet;

        - Five Valley Square, consisting of 18,564 square feet;

        - One Devon Square, consisting of 77,267 square feet;

        - Two Devon Square, consisting of 63,226 square feet;

        - Three Devon Square, consisting of 6,000 square feet;

     The purchase price of approximately $127.5 million was comprised of $14.39 million in Units at a price of $28.775 per Unit, cash of approximately $98.41 million and $14.7 million of debt assumed by the Company.

     In addition, the Trust's Board of Trustees approved the purchase by the Company of an interest in the following two properties from a party affiliated with the seller of the above properties:

        - One Valley Square, consisting of 70,289 square feet; and

        - Three Valley Square, consisting of 84,605 square feet.

     The purchase price of the interests in these properties is approximately $17.2 million of which approximately $4 million will be paid in Units to be issued at a price of $28.775 per Unit and the remainder will be comprised of a combination of cash and the assumption of debt. This transaction is contingent upon certain terms and conditions as set forth in the purchase agreement. There can be no assurance that this transaction will be consummated as described above.

     The Company shall have the option of purchasing the remaining interest in all 11 properties, exercisable for a designated period commencing three (3) years after the respective closing dates on the initial purchases, for additional consideration in the amount of approximately $2.1 million, all payable in Units valued at $28.775 per Unit. If this option is exercised, total consideration paid and to be paid for sole ownership of all 11 properties will be approximately $142.47 million.

     (4) On October 7, 1997, the Company purchased from an unaffiliated party 10 and 30 South Wacker Drive, two 40-story office towers totaling 2,033,377 net rentable square feet, in downtown Chicago, Illinois. The purchase price of approximately $462 million was paid in cash.

     (5) On October 17, 1997, the Company purchased from an unaffiliated party One Lafayette Center, a 314,634 square-foot 10-story office building, located in Washington, D.C. The purchase price of approximately $82.5 million was comprised of $24.4 million in Units issued at a net price of $32.975 per Unit, the assumption of approximately $5.3 million of liabilities and approximately $52.8 million of cash.

     (6) In October, 1997, the Trust's Board of Trustees approved the purchase by the Company of the following properties from an unaffiliated party for approximately $92 million:

        - 1600 Duke, a 68,770 square foot office building, located in Alexandria, Virginia;

        - Fair Oaks Plaza, a 177,917 square foot office building, located in Fairfax, Virginia; and

        - Lakeside Square, a 392,537 square foot office building, located in Dallas, Texas.

     This transaction is contingent upon certain terms and conditions as set forth in the purchase agreement. There can be no assurance that this transaction will be consummated as described above.

     (7) In October, 1997, the Company obtained a $1.5 billion unsecured credit facility (the "Facility"). The Facility is available for the acquisition of properties and general corporate purposes. The Facility carries an interest rate equal to LIBOR plus 100 basis points and may be increased or decreased upon the receipt of an investment grade unsecured debt rating. The Facility matures on July 1, 1998, and may be extended to October 1, 1998. The Company paid an underwriting fee on the Facility at closing of approximately $4,875,000. In addition, an unused commitment fee is payable quarterly in arrears based upon the unused amount of the Facility as follows: .15% per annum if the unused amount is between 0 to 33%; .20% per annum if the unused amount is more than 33% but less than 66%; and .25% per annum if the unused amount is greater than 66%. As of November 14, 1997, the outstanding balance on the Facility was approximately $1,044,450,000.

     (8) On October 20, 1997, the Trust completed a private placement of Common Shares with an unaffiliated party receiving approximately $200 million at $30 per share.

     (9) In November, 1997, the Trust's Board of Trustees approved the purchase by the Company of LaSalle Plaza, a 588,908 square foot office building, located in Minneapolis, Minnesota, for approximately

$97.4 million. This transaction is contingent upon certain terms and conditions as set forth in the purchase agreement. There can be no assurance that this transaction will be consummated as described above.

     (10) In November, 1997, the Trust's Board of Trustees approved the purchase by the Company of the Stanwix Parking Facility, a parking facility consisting of approximately 712 spaces, located in Pittsburgh, Pennsylvania for approximately $17.3 million. This transaction is contingent upon the satisfactory completion of the Trust's due diligence and certain other terms and conditions. There can be no assurance that this transaction will be consummated as described above.

     (11) The table below summarized the issuance of Units at the IPO through November 14, 1997:

                        TRANSACTION                             DATE        UNITS
                        -----------                           --------   -----------
Outstanding upon completion of the IPO(A)...................   7/11/97   163,555,677
Units issued to seller of Properties (Note 8)...............    9/3/97     1,692,546
Restricted Share Awards to Officers.........................   9/22/97       119,000
Shares issued as Trustee compensation.......................   9/30/97         2,424
                                                                         -----------
Outstanding as of September 30, 1997........................   9/30/97   165,369,647
Common Shares and Units issued to seller of Properties (Note
  17 (1))...................................................   10/7/97     5,918,367
Units issued to seller of Properties (Note 17 (3))..........   10/7/97       499,977
Units issued to seller of Properties (Note 17 (5))..........  10/17/97       741,159
Private placement (Note 17 (8)).............................  10/20/97     6,666,667
                                                                         -----------
Outstanding as of November 14, 1997.........................             179,195,817
                                                                         ===========

---------------

(A) Excludes 502,740 common shares held by the Company which are deemed not to be outstanding for accounting purposes and are eliminated in consolidation.

                         REPORT OF INDEPENDENT AUDITORS

To the Owners of
the Equity Office Predecessors

     We have audited the accompanying combined balance sheets of the Equity Office Predecessors, as defined in Note 1, as of December 31, 1996 and 1995, and the related combined statements of operations, owners' equity, and cash flows for each of the three years in the period ended December 31, 1996. Our audits also included the financial statement schedule III, Real Estate and Accumulated Depreciation. These financial statements and schedule are the responsibility of the management of the Equity Office Predecessors. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Equity Office Predecessors at December 31, 1996 and 1995, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                            ERNST & YOUNG LLP

Chicago, Illinois
March 25, 1997

                           EQUITY OFFICE PREDECESSORS

                            COMBINED BALANCE SHEETS

                                     ASSETS

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 1996           1995
                                                              ----------     ----------
                                                                   (IN THOUSANDS)
Investment in real estate...................................  $3,549,708     $2,571,851
Accumulated depreciation....................................    (257,893)      (178,448)
                                                              ----------     ----------
                                                               3,291,815      2,393,403
Cash and cash equivalents...................................     410,420        111,121
Rents and other receivables (net of allowance for doubtful
  accounts of $2,724 and $2,075, respectively)..............      58,661         38,974
Escrow deposits and restricted cash.........................      32,593         20,360
Investment in unconsolidated joint ventures.................      26,910         26,505
Other assets (net of accumulated amortization of $21,806 and
  $14,721, respectively)....................................      92,166         60,527
                                                              ----------     ----------
          TOTAL ASSETS......................................  $3,912,565     $2,650,890
                                                              ==========     ==========

                            LIABILITIES AND OWNERS' EQUITY

Mortgage debt...............................................  $1,837,767     $1,358,827
Revolving line of credit....................................     127,125         76,000
Accounts payable and accrued expenses.......................      81,995         62,754
Due to affiliates...........................................       2,074            839
Distribution payable........................................      96,500         12,508
Other liabilities...........................................      29,022         18,406
                                                              ----------     ----------
          TOTAL LIABILITIES.................................   2,174,483      1,529,334
                                                              ----------     ----------
Commitments and contingencies (Note 11)
Minority interests..........................................      11,080         31,587
Owners' equity..............................................   1,727,002      1,089,969
                                                              ----------     ----------
          TOTAL LIABILITIES AND OWNERS' EQUITY..............  $3,912,565     $2,650,890
                                                              ==========     ==========

                            See accompanying notes.

                           EQUITY OFFICE PREDECESSORS

                       COMBINED STATEMENTS OF OPERATIONS

                                                                      YEARS ENDED DECEMBER 31,
                                                                ------------------------------------
                                                                  1996          1995          1994
                                                                --------      --------      --------
                                                                           (IN THOUSANDS)
Revenues:
  Rental....................................................    $386,481      $289,320      $193,046
  Tenant reimbursements.....................................      62,036        41,935        27,200
  Parking...................................................      27,253        15,390         6,920
  Other.....................................................      17,626        10,314         3,262
  Fees from noncombined affiliates..........................       5,120         5,899         6,018
  Interest..................................................       9,608         8,599         4,432
                                                                --------      --------      --------
         Total Revenues.....................................     508,124       371,457       240,878
                                                                --------      --------      --------
Expenses:
  Interest:
    Expense incurred........................................     119,595       100,566        59,316
    Amortization of deferred financing costs................       4,275         2,025         1,568
  Depreciation..............................................      82,905        64,716        40,812
  Amortization..............................................       9,057         7,415         4,525
  Real estate taxes and insurance...........................      57,045        41,330        30,014
  Repairs and maintenance...................................      71,156        53,618        35,260
  Property operating........................................      72,866        56,540        42,138
  General and administrative................................      23,145        21,987        15,603
  Provision for value impairment............................          --        20,248            --
                                                                --------      --------      --------
         Total expenses.....................................     440,044       368,445       229,236
                                                                --------      --------      --------
Income before (income) loss allocated to minority interests, income from investment in unconsolidated joint ventures,
  gain on sale of real estate and extraordinary items.......      68,080         3,012        11,642
(Income) loss allocated to minority interests, net of
  extraordinary gain of $20,035 in 1995.....................      (2,086)       (2,129)        1,437
Income from unconsolidated joint ventures...................       2,093         2,305         1,778
Gain on sale of real estate.................................       5,338            --            --
                                                                --------      --------      --------
Income before extraordinary items...........................      73,425         3,188        14,857
Extraordinary items.........................................          --        31,271         1,705
                                                                --------      --------      --------
Net income..................................................    $ 73,425      $ 34,459      $ 16,562
                                                                ========      ========      ========

                            See accompanying notes.

                           EQUITY OFFICE PREDECESSORS

                     COMBINED STATEMENTS OF OWNERS' EQUITY

                                                              FOR THE YEARS ENDED
                                                              DECEMBER 31, 1996,
                                                                 1995 AND 1994
                                                              -------------------
                                                                (IN THOUSANDS)
Owners' Equity, January 1, 1994.............................      $  488,627
  Contributions.............................................         251,909
  Offering expenses.........................................            (942)
  Distributions.............................................         (25,058)
  Net income for the year ended December 31, 1994...........          16,562
                                                                  ----------
Owners' Equity, December 31, 1994...........................         731,098
  Contributions.............................................         337,048
  Offering expenses.........................................            (128)
  Distributions.............................................         (12,508)
  Net income for the year ended December 31, 1995...........          34,459
                                                                  ----------
Owners' Equity, December 31, 1995...........................       1,089,969
  Contributions.............................................         661,265
  Offering expenses.........................................          (1,157)
  Distributions.............................................         (96,500)
  Net income for the year ended December 31, 1996...........          73,425
                                                                  ----------
Owners' Equity, December 31, 1996...........................      $1,727,002
                                                                  ==========

                            See accompanying notes.

                           EQUITY OFFICE PREDECESSORS

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                     YEARS ENDED DECEMBER 31,
                                                                -----------------------------------
                                                                  1996         1995         1994
                                                                ---------    ---------    ---------
                                                                          (IN THOUSANDS)
OPERATING ACTIVITIES:
  Net income................................................    $  73,425    $  34,459    $  16,562
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization...........................       96,237       74,156       46,905
    (Income) from investment in unconsolidated joint
      venture...............................................       (2,093)      (2,305)      (1,778)
    (Gain) on sale of real estate...........................       (5,338)          --           --
    Provision for value impairment..........................           --       20,248           --
    Extraordinary (gain) from early extinguishments of
      debt..................................................           --           --       (1,705)
    Extraordinary (gain) on repurchase of debt..............           --      (31,271)          --
    Provision for doubtful accounts.........................        2,284        2,096          572
    Income (loss) allocated to minority interests...........        2,086        2,129       (1,437)
    Changes in assets and liabilities:
       (Increase) in rents receivable.......................      (21,971)     (17,411)      (8,552)
       (Increase) decrease in other assets..................       (9,747)       1,374       (3,124)
       Increase in accounts payable and accrued expenses....       19,241        6,931       19,382
       Increase (decrease) in due to affiliates.............        1,235          (89)         293
       Increase in other liabilities........................       10,616        3,561        6,703
                                                                ---------    ---------    ---------
         Net cash provided by operating activities..........      165,975       93,878       73,821
                                                                ---------    ---------    ---------
INVESTING ACTIVITIES:
  Property acquisitions.....................................     (768,906)    (317,669)    (351,489)
  Payments for capital and tenant improvements..............     (129,485)     (76,985)     (72,952)
  Proceeds from sale of real estate.........................       14,502           --           --
  Distributions from (investment in) unconsolidated joint
    venture.................................................        1,688        2,300      (24,722)
  Payments of lease acquisition costs.......................      (29,793)     (16,106)     (22,883)
  (Increase) decrease in escrow deposits and restricted
    cash....................................................      (12,233)      27,845      (41,919)
                                                                ---------    ---------    ---------
         Net cash (used for) investing activities...........     (924,227)    (380,615)    (513,965)
                                                                ---------    ---------    ---------
FINANCING ACTIVITIES:
  Capital contributions.....................................      661,265      337,048      251,909
  Capital distributions.....................................      (12,508)     (17,800)      (8,458)
  Payments for offering expenses............................       (1,157)        (128)        (942)
  Contributions from (distributions to) minority interest
    partners................................................      (22,593)         141       26,018
  Proceeds from mortgage notes..............................      640,953      271,482      240,365
  Proceeds from revolving lines of credit...................      216,943      288,000      166,000
  Repurchase of debt........................................           --      (40,078)          --
  Principal payments on mortgage notes......................     (254,104)    (182,244)    (152,615)
  Principal payments on revolving line of credit............     (165,818)    (378,000)          --
  Payments of loan costs....................................       (5,430)      (1,908)      (6,854)
  Prepayment penalties on early extinguishments of debt.....           --           --         (500)
                                                                ---------    ---------    ---------
         Net cash provided by financing activities..........    1,057,551      276,513      514,923
                                                                ---------    ---------    ---------
Net (decrease) increase in cash and cash equivalents........      299,299      (10,224)      74,779
Cash and cash equivalents at the beginning of the year......      111,121      121,345       46,566
                                                                ---------    ---------    ---------
Cash and cash equivalents at the end of the year............    $ 410,420    $ 111,121    $ 121,345
                                                                =========    =========    =========
Supplemental information:
  Interest paid during the period, including capitalized
    interest of $4,640, $1,682 and $0, respectively.........    $ 121,813    $ 100,700    $  55,832
                                                                =========    =========    =========
  Non-cash financing activities:
    Financing assumed upon acquisition of real estate.......    $  92,091    $ 265,816    $ 211,263
                                                                =========    =========    =========

                            See accompanying notes.

                           EQUITY OFFICE PREDECESSORS

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 -- BUSINESS AND ORGANIZATION

     Unless defined otherwise herein, capitalized terms used in these notes to the combined financial statements have the same meanings as defined elsewhere in this Offering Memorandum. These footnotes should be read in conjunction with the Offering Memorandum.

  Business

     Prior to July 11, 1997, Equity Office Predecessors was engaged in acquiring, owning, managing, leasing, and renovating office properties and parking facilities throughout the United States. The Management Business included activities related to both the management of properties owned by Equity Office Predecessors (the "Properties") as well as properties which were owned by entities affiliated with Equity Office Predecessors. Equity Office Properties Trust (the "Trust") is the successor to the business of Equity Office Predecessors.

  Organization

     Equity Office Predecessors is not a legal entity, but rather a combination of the Properties of the ZML Opportunity Partnerships together with their limited and general partners (collectively, the "ZML Funds" which includes ZML Fund I, ZML Fund II, ZML Fund III and ZML Fund IV), and the Management Business of the Equity Group that were combined into the Trust pursuant to the Consolidation and the IPO. The combined financial statements include all the direct and indirect costs of the business of Equity Office Predecessors. The business of the apartment and retail properties owned by the ZML Funds (the "Non-Office Properties") have not been included in these combined financial statements.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Presentation

     The combined financial statements have been presented on a combined basis, at historical cost, because the ZML Funds and the Management Business were under the common control and management of the owners of the Equity Group through general partnership interests in the ZML Funds and through their ownership of the Management Business. Minority interests have been recorded for those entities that were not wholly owned by the ZML Funds. Where controlling interests were not held by the ZML Funds, the entities were accounted for as investments in unconsolidated joint ventures utilizing equity accounting. All significant intercompany transactions and balances have been eliminated in combination.

  Capital Contributions/Distributions

     As of December 31, 1996, the capital partners of the four ZML Funds previously committed to contribute approximately $2,113,947,500, of which approximately $1,844,490,800 had been cumulatively contributed by capital partners, approximately $82,661,700 of the commitment had been canceled and approximately $186,795,000 remained uncalled.

     As of December 31, 1996, the ZML Funds had cumulatively declared or distributed approximately $139,045,900 to their capital partners.

     As of December 31, 1996, the net book value of the Non-Office Properties, consisting of 14 apartment buildings and two shopping center, which are not included in these combined financial statements, was approximately $285,920,700. All cash deficits incurred by the Non-Office Properties are reflected as distributions and all excess cash flow generated by the Non-Office Properties, including net proceeds from the sale of these properties, are reflected as contributions to Equity Office Predecessors. The net contributions (distributions) for the years ended December 31, 1996, 1995 and 1994 related to the Non-Office Properties was approximately $98,780,000, $908,000 and ($7,258,000), respectively.

                           EQUITY OFFICE PREDECESSORS

     During 1996, two Non-Office Properties were sold which generated net proceeds of approximately $96,664,000 which is included in the $98,780,000 net contributions from Non-Office Properties for the year ended December 31, 1996.

  Investment in Real Estate

     Investment in real estate, including Equity Office Predecessors' office properties (the "Office Properties") and Equity Office Predecessors' parking facilities (the "Parking Facilities"), was as follows:

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1996          1995
                                                              ----------    ----------
Land........................................................  $  314,370    $  235,581
Building....................................................   2,871,690     2,099,391
Building improvements.......................................     161,497        85,737
Tenant improvements.........................................     196,093       146,966
Furniture and fixtures......................................       6,058         4,176
                                                              ----------    ----------
                                                               3,549,708     2,571,851
Accumulated depreciation....................................    (257,893)     (178,448)
                                                              ----------    ----------
                                                              $3,291,815    $2,393,403
                                                              ==========    ==========

     Rental property and improvements, including costs capitalized during construction and other costs incurred are included in investment in real estate and are stated at cost. Expenditures for ordinary maintenance and repairs are expensed to operations as they are incurred. Significant renovations and improvements which improve or extend the useful life of the assets are capitalized. Except for amounts attributed to land, rental property and improvements are depreciated over their estimated useful lives using the straight-line method. The estimated useful lives by asset category are:

                     ASSET CATEGORY                         ESTIMATED USEFUL LIFE
                     --------------                         ---------------------
Building................................................    40 years
Building improvements...................................    4-40 years
Tenant improvements.....................................    Term of lease
Furniture and fixtures..................................    3-12 years

     During 1995, the Financial Accounting Standards Board issued Statement No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("Statement No. 121") which established accounting standards for the evaluation of the potential impairment of such assets. This statement was adopted by Equity Office Predecessors as of January 1, 1995. Rental properties are individually evaluated for impairment when conditions exist which may indicate that it is probable that the sum of expected future cash flows (on an undiscounted basis) from a rental property are less than its historical net cost basis. Upon determination that a permanent impairment has occurred, rental properties are reduced to their fair value. During the year ended December 31, 1995, Equity Office Predecessors recorded a provision for value impairment of approximately $20,248,500, of which $17,512,000 related to the adjustment of investment in real estate and approximately $2,736,500 related to unamortized lease acquisition costs.

     For properties to be disposed of, an impairment loss is recognized when the fair value of the property, less the estimated cost to sell, is less than the carrying amount of the property measured at the time Equity Office Predecessors has a commitment to sell the property and/or is actively marketing the property for sale. Property to be disposed of is reported at the lower of its carrying amount or its estimated fair value, less its cost to sell. Subsequent to the date that a property is held for disposition, depreciation expense is not provided for in the statement of operations.

                           EQUITY OFFICE PREDECESSORS

  Lease Acquisition Costs

     Capitalized lease acquisition costs are recorded at cost and are included in other assets. These costs are amortized over the respective terms of the leases. Lease acquisition costs, net of accumulated amortization of $18,455,000 and $12,281,900, as of December 31, 1996 and 1995, respectively, were approximately $62,592,700 and $40,913,700, respectively.

  Loan Costs

     Capitalized loan costs are recorded at cost and are included in other assets. These costs are amortized over the term of the respective financings on a straight-line basis, which approximates the effective yield method. Loan costs, net of accumulated amortization of $3,351,000 and $2,438,700, as of December 31, 1996 and 1995, respectively, were approximately $8,372,300 and $7,217,100, respectively.

  Rental Income

     Certain leases of Office Properties provide for tenant occupancy during periods for which no rent is due or where minimum rent payments increase during the term of the lease. Equity Office Predecessors records rental income for the full term of each lease on a straight-line basis. As of December 31, 1996 and 1995, the receivables from tenants, net of reserves, which Equity Office Predecessors expects to collect over the remaining term of these leases rather than currently were approximately $49,986,100 and $31,558,700, respectively ("Deferred Rent"). The amounts included in rental income for the years ended December 31, 1996 and 1995, which are not currently collectible, were approximately $18,427,400 and $12,662,600, respectively. Deferred Rent is not recognized for income tax purposes.

  Cash Equivalents

     Cash equivalents are considered to be all highly liquid investments purchased with a maturity of three months or less. In addition, cash equivalents include deposits made to a commingled bank account which is held in an affiliate's name. Such affiliate provides centralized cash management services to Equity Office Predecessors.

  Escrow Deposits

     Escrow deposits primarily consist of amounts held by lenders to provide for future real estate tax expenditures, tenant improvements and earnest money deposits on acquisitions.

  Restricted Cash

     Restricted cash represents amounts committed for various utility deposits and security deposits. Certain of these amounts may be reduced upon the fulfillment of certain obligations.

  Fair Value of Financial Instruments

     Management believes that the carrying basis of Equity Office Predecessors' long-term debt, consisting of mortgage loans, revolving bank loans and various interest rate protection agreements, approximated their respective fair market values as of December 31, 1996 and 1995. The current value of debt was computed by discounting the projected debt service payments for each loan based on the spread between the market rate and the effective rate, including the amortization of loan origination costs, for each year. In addition, the carrying values of cash and cash equivalents, restricted cash, escrow deposits, rents receivable (excluding Deferred Rent), accounts payable and accrued expenses are reasonable estimates of their fair value.

                           EQUITY OFFICE PREDECESSORS

  Interest Rate Protection Agreements

     Equity Office Predecessors periodically enters into certain interest rate protection agreements to effectively convert or cap floating rate debt to a fixed rate basis, as well as to hedge anticipated finance transactions. Net amounts paid or received under these agreements are recognized as an adjustment to interest expense when such amounts are incurred or earned. Settlement amounts paid or received in connection with terminated interest rate protection agreements are deferred and amortized over the term of the related financing transaction on the straight-line method, which approximates the effective yield method.

  Income Taxes

     The Office Properties, Parking Facilities and the Management Business are primarily owned in limited partnerships or limited liability companies, which are substantially pass-through entities. Some of these pass-through entities have corporate general partners or members, which are subject to Federal and state income and franchise taxes. Equity Office Predecessors incurred Federal and state income and franchise taxes of approximately $1,375,000 and $1,578,100 for the years ended December 31, 1996 and 1995, respectively, which are included in general and administrative expenses.

     The results of Equity Office Predecessors are included in the income tax returns of the owners and, accordingly, the income tax obligations of the owners have not been reflected in these financial statements.

  Reclassification

     Certain reclassifications have been made to the previously reported 1995 and 1994 statements in order to provide comparability with the 1996 statements reported herein. These reclassifications have not changed the 1995 and 1994 results or Owners' Equity.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

NOTE 3 -- MORTGAGE DEBT AND REVOLVING LINE OF CREDIT:

  Fixed Rate Debt

     As of December 31, 1996 and 1995, Equity Office Predecessors had outstanding fixed rate mortgage indebtedness of approximately $1,304,075,400 and $900,912,800, respectively. Payments on fixed rate mortgage debt are generally due in monthly installments of principal and interest or interest only. As of December 31, 1996 and 1995, fixed interest rates ranged from 6.88% to 10% and 6.75% to 10.25%, respectively. The weighted average fixed interest rate was approximately 7.89% and 8.01% as of December 31, 1996 and 1995, respectively.

  Variable Rate Debt

     As of December 31, 1996 and 1995, Equity Office Predecessors had outstanding variable rate mortgage indebtedness of approximately $533,691,500 and $457,914,100, respectively. Payments on variable rate mortgage debt are generally due in monthly installments of principal and interest or interest only. As of December 31, 1996 and 1995, variable interest rates ranged from 6.56% (LIBOR + 1%) to 7.83% (LIBOR + 2.25%) and 6.75% (LIBOR + 1%) to 10.28%
(LIBOR + 4.375%), respectively. The weighted

                           EQUITY OFFICE PREDECESSORS
average variable interest rate was approximately 7.35% and 7.72% as of December 31, 1996 and 1995, respectively.

  Lines of Credit

     As of December 31, 1996 and 1995, Equity Office Predecessors had amounts outstanding under lines of credit of approximately $127,125,000 and $76,000,000, respectively. A $200 million line of credit ("$200 M Line") was obtained in October 1994 and canceled in September 1996. Interest was payable monthly based on the LIBOR + .625%. The $200 M line was secured by the capital commitments of certain investors and was used to finance acquisitions.

     A $275 million acquisition and term loan facility was obtained in September 1996 with a maturity in September 1999 for the purpose of providing financing for acquisitions. Interest only was payable monthly with the interest based on various LIBOR options plus various spreads ranging from 1.375% to 1.625% or the prime rate.

  Draw Facilities

     As stated in the respective loan agreements, Equity Office Predecessors has the ability to draw additional proceeds on certain of its mortgages for operating deficits, capital and tenant improvements, and lease acquisition costs. As of December 31, 1996 and 1995, amounts available to draw under these mortgage notes were approximately $92,577,200 and $134,218,100, respectively.

  Interest Rate Protection Agreements

     In order to limit the market risk associated with variable rate debt, Equity Office Predecessors entered into several interest rate protection agreements. (1) A $73,000,000, 8% interest rate protection agreement based on the three-month LIBOR at a total cost of 2.05% payable in quarterly installments of approximately $66,600 was entered into in August 1993 and expires on August 14, 2000. A $100,000,000, 7% interest rate protection agreement based on a three-month LIBOR at a total cost of 1.67% payable in quarterly installments of approximately $97,600 was entered into in August, 1993 and expires on August 12, 1998. (2) An interest rate protection agreement in October, 1995 which fixes the interest rate on a $93,600,000 loan at 6.94% through June 30, 2000. Amounts paid under this interest rate protection agreement for the years ended December 31, 1996 and 1995 were approximately $463,400 and $16,200, respectively. The costs associated with these interest rate protection agreements have been included in interest expense. (3) Two interest rate protection agreements totaling $179,500,000 as a hedge on two mortgages loans. The interest rate protection agreements were terminated in 1996 at a net cost to Equity Office Predecessors of approximately $110,000. This amount is being amortized as interest expense over the term of the respective mortgage loans.

     Scheduled payments of principal on mortgage debt and the revolving line of credit for each of the next five years and thereafter, as of December 31, 1996, are as follows:

1997........................................................  $   73,000,200
1998........................................................      97,588,500
1999........................................................     483,993,300
2000........................................................     255,470,900
2001........................................................     222,219,800
Thereafter..................................................     832,619,200
                                                              --------------
                                                              $1,964,891,900
                                                              ==============

                           EQUITY OFFICE PREDECESSORS

NOTE 4 -- EXTRAORDINARY ITEMS AND PROVISION FOR VALUE IMPAIRMENT:

     As reflected in the Combined Statement of Operations for the year ended December 31, 1995, Equity Office Predecessors reported an extraordinary gain of approximately $31,270,800 on the repurchase of debt, which is net of the $20,034,600 minority partners' share, and a provision for value impairment of approximately $20,248,500 related to Equity Office Predecessors' investment in San Felipe Plaza Ltd.

     As reflected in the Combined Statement of Operations for the year ended December 31, 1994, Equity Office Predecessors repaid the mortgage notes relating to two properties at a 10% discount resulting in a gain on early extinguishment of debt of approximately $1,704,900, which was net of approximately $499,900 in prepayment penalties and the write-off of $547,600 of unamortized loan costs incurred in connection with the refinancing of certain of Equity Office Predecessors' properties.

NOTE 5 -- INVESTMENT IN UNCONSOLIDATED JOINT VENTURES:

     Equity Office Predecessors acquired a mortgage receivable secured by the 500 Orange Tower office property ("500 Orange") and purchased land underlying and adjacent to 500 Orange in July 1994. The transaction was accounted for utilizing the equity method of accounting. Under this method of accounting, the net equity investment of Equity Office Predecessors is reflected on the combined balance sheets, and the combined statements of operations include Equity Office Predecessors' share of net income or loss from 500 Orange. The Company's share of net income or loss from 500 Orange is approximately 100%. Selected balance sheets and statements of operations data for Equity Office Predecessors' interest in 500 Orange are as follows:

                                                                        500 ORANGE TOWER
                                                                ---------------------------------
                                                                DEC. 31, 1996       DEC. 31, 1995
                                                                -------------       -------------
                                                                         (IN THOUSANDS)
ASSETS:
  Investment in real estate, net............................       $26,555             $26,281
  Cash and cash equivalents.................................           147                 158
  Rents and other receivables...............................           150                  74
  Other assets..............................................           720                 438
                                                                   -------             -------
     TOTAL ASSETS...........................................       $27,572             $26,951
                                                                   =======             =======
LIABILITIES AND OWNERS' EQUITY:
  Accounts payable and accrued expenses.....................       $   364             $   248
  Due to affiliates.........................................            19                  39
  Other liabilities.........................................           279                 159
                                                                   -------             -------
     TOTAL LIABILITIES......................................           662                 446
                                                                   -------             -------
  Owners' equity............................................        26,910              26,505
                                                                   -------             -------
     TOTAL LIABILITIES AND OWNERS' EQUITY...................       $27,572             $26,951
                                                                   =======             =======

                           EQUITY OFFICE PREDECESSORS

                                                                          500 ORANGE TOWER
                                                          ------------------------------------------------
                                                                            YEARS ENDED
                                                          ------------------------------------------------
                                                          DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                                              1996              1995              1994
                                                          ------------      ------------      ------------
                                                                           (IN THOUSANDS)
Revenues:
  Rental..............................................       $4,643            $4,935            $3,089
  Tenant reimbursements...............................           85               127                56
  Parking.............................................           --                --                --
  Other...............................................                            (60)               --
                                                             ------            ------            ------
     Total revenues...................................        4,775             5,002             3,145
                                                             ------            ------            ------
Expenses:
  Interest............................................           --                --                --
  Depreciation........................................          730               679               295
  Amortization........................................          100                23                --
  Real estate taxes and insurance.....................          372               540               250
  Repairs and maintenance.............................          718               530               324
  Property operating..................................          762               925               498
                                                             ------            ------            ------
     Total expenses...................................        2,682             2,697             1,367
                                                             ------            ------            ------
Net income............................................       $2,093            $2,305            $1,778
                                                             ======            ======            ======

NOTE 6 -- MINORITY INTEREST

     The following properties are controlled and partially owned by Equity Office Predecessors but have partners with minority interests. Equity Office Predecessors has included 100% of the financial condition and results of operations of these properties in the Combined Financial Statements of Equity Office Predecessors. The equity interests by the unaffiliated partners are reflected as minority interest.

                                                                EQUITY OFFICE
                                                                 PREDECESSOR
                                                               OWNERSHIP AS OF
                          PROPERTY                            DECEMBER 31, 1996
                          --------                            -----------------
CIGNA Center................................................          95%(1)
Plaza at La Jolla Village...................................       66.67%(1)
First Union Center..........................................          97%(2)
San Felipe Plaza............................................          35%(3)
Capital Commons Garage......................................          50%(4)

---------------

(1) Equity Office Predecessors owns a controlling interest and is the managing general partner.

(2) Equity Office Predecessors owns a controlling interest and receives preferential allocations.

(3) An affiliate of Equity Office Predecessors was the managing general partner of the limited partnership holding title to the property and controlled the major operating and financing decisions of the property. Equity Office Predecessors receives preferential allocations which result in Equity Office Predecessors receiving 100% of the economic benefits.

(4) Equity Office Predecessors owns a controlling interest and receives preferential allocations. The unaffiliated partner is entitled to receive 50% of the remaining cash flow after Equity Office Predecessors receives its preferential allocations.

     In addition to the properties listed above, Equity Office Predecessors owns certain other properties, and has a controlling interest in such properties, subject to minority or participating interests. Equity Office

                           EQUITY OFFICE PREDECESSORS

Predecessors is entitled to 100% of the economic benefits of these properties subject to diminution after Equity Office Predecessors receives specified preferential returns. Accordingly, no minority interests are reflected for these unaffiliated parties.

NOTE 7 -- FUTURE MINIMUM RENTS:

     Future minimum rental receipts due on noncancelable operating leases at the Office Properties and Parking Facilities as of December 31, 1996 were as follows:

1997........................................................  $  452,618,100
1998........................................................     425,503,500
1999........................................................     378,930,400
2000........................................................     324,634,500
2001........................................................     261,674,200
Thereafter..................................................   1,069,271,200
                                                              --------------
                                                              $2,912,631,900
                                                              ==============

     Equity Office Predecessors is subject to the usual business risks associated with the collection of the above scheduled rents.

     Equity Office Predecessors' investment in 500 Orange is accounted for utilizing the equity method. Future minimum rental receipts for this Office Property have not been included in the above schedule.

NOTE 8 -- FUTURE MINIMUM LEASE PAYMENTS:

     As of December 31, 1996, Equity Office Predecessors' ownership of three of its Office Properties and two of its Parking Facilities are subject to ground leases. As disclosed in their respective ground lease agreements, certain of these leases are subject to rental increases based upon the appraised value of the property at specified dates or certain financial calculations of the respective property. As disclosed in Note 9, Equity Office Predecessors leases its office space from an affiliate. In addition, Equity Office Predecessors has assumed lease obligations of certain of their tenants at their former locations. Future minimum lease obligations under these noncancelable leases, net of sublease rental income, as of December 31, 1996 were as follows:

1997........................................................  $  2,554,700
1998........................................................     2,484,100
1999........................................................     2,466,900
2000........................................................     2,381,400
2001........................................................     2,262,700
Thereafter..................................................   369,366,900
                                                              ------------
                                                              $381,516,700
                                                              ============

     Rental expense, net of sublease rental income of approximately $955,000 and $712,900 for the years ended December 31, 1996 and 1995 was approximately $1,671,800 and $1,043,300, respectively.

                           EQUITY OFFICE PREDECESSORS

NOTE 9 -- RELATED PARTY TRANSACTIONS:

     Affiliates provide various services to Equity Office Predecessors. Fees and reimbursements paid by Equity Office Predecessors to affiliates for the years ended December 31, 1996, 1995 and 1994 were as follows:

                                                      PAID                         PAYABLE AS OF
                                     ---------------------------------------   ---------------------
                                            YEARS ENDED DECEMBER 31,               DECEMBER 31,
                                     ---------------------------------------   ---------------------
                                        1996          1995          1994          1996        1995
                                     -----------   -----------   -----------   ----------   --------
Acquisition Fees (A)...............  $ 3,067,800   $ 1,097,200   $ 5,818,900   $  586,700   $     --
Accounting and tax related
  services.........................      796,600       554,100       457,800       61,500     85,100
Legal fees and expenses(B).........    3,480,500     3,230,100     2,084,900    1,294,700    652,600
Office rent (C)....................      777,100       668,000       543,300           --         --
Disposition fees...................      124,400            --            --           --         --
Development fees (D)...............      702,100       437,500            --           --     43,800
Reimbursement of property insurance
  premiums.........................    5,032,000     3,735,100     2,498,900          200     24,500
Organizational and Offering
  Expenses(E)......................      777,600       179,700       515,100      105,600     16,200
Administrative services(F).........      821,600       608,700     1,635,200       20,600     16,800
Consulting.........................      274,000       409,700       204,100        4,700         --
                                     -----------   -----------   -----------   ----------   --------
                                     $15,853,700   $10,920,100   $13,758,200   $2,074,000   $839,000
                                     ===========   ===========   ===========   ==========   ========

---------------

(A) Represents amounts paid to Merrill Lynch, a limited partner of the general partner of the ZML Funds.

(B) Represents amounts primarily paid to Rosenberg & Liebentritt, P.C. for legal fees and expenses in connection with acquisition, corporate, and leasing activity.

(C) Equity Office Predecessors leases its corporate office space from an affiliate of the Equity Group Owners. Significant terms of the lease are as follows:

                                          January 1, 1995 -- December 31,
Term:                                     2001
Total space leased:                       52,028 square feet
Base rent after December 31, 1996:
1997..............................................  $870,900
1998..............................................  $896,900
1999..............................................  $922,900
2000..............................................  $948,900
2001..............................................  $974,900

     Additional rent: Tenant's pro rata share of certain additional landlord costs in excess of 1995 costs.

(D) The renovation project at the 28 State Street Office Building is being managed by an affiliate of the Equity Group Owners. In consideration for their services, the development managers are being paid fees which management believes are equal to or less than market for such services.

(E) Affiliates of the Equity Group Owners were reimbursed for reasonable costs incurred in connection with the organization and the offering of units in the ZML Funds, including legal and accounting fees and expenses, printing costs and filing fees.

(F) Administrative services include fees paid by Equity Office Predecessors to EGI for centralized services such as payroll processing, employee benefits, telecommunications, publications, and consulting services such as economic and demographics research for possible acquisitions.

                           EQUITY OFFICE PREDECESSORS

     An affiliate of the Equity Group Owners has an indirect interest in Standard Parking Limited Partnership ("SPLP") which manages the parking operations at certain Office Buildings that are owned by Equity Office Predecessors. Management believes amounts paid to SPLP are equal to market for such services.

  Amounts received and due from affiliates

     Affiliates of Equity Office Predecessors lease space in certain of the Office Properties owned by Equity Office Predecessors. The provisions of the leases are consistent with terms of unaffiliated tenants' leases. Total rents and other amounts paid by affiliates under the terms of their respective leases were approximately $3,471,500 and $2,657,500 for the years ended December 31, 1996 and 1995, respectively.

     Equity Office Predecessors provides asset and property management services to certain non-combined office and garage properties owned by affiliates of the Equity Group Owners. Amounts due for these services as of December 31, 1996 and 1995 were approximately $816,900 and $1,363,300, respectively.

     Equity Office Predecessors entered into various lease agreements with SPLP whereby SPLP leased the North Loop Transportation Center Parking Facility, the Milwaukee Center Parking Garage and the Boston Harbor Garage from Equity Office Predecessors. Certain of these lease agreements provide SPLP with annual successive options to extend the term of the lease through various dates. The rent paid in the years ended December 31, 1996 and 1995 under these lease agreements was approximately $3,161,500 and $1,691,600, respectively. In addition, Equity Office Predecessors may receive additional rent based upon actual gross revenues generated by these Parking Facilities. In accordance with certain of these leases, Equity Office Predecessors may be obligated to make an early termination payment if agreement is not reached as to rent amounts to be paid.

NOTE 10 -- DISPOSITIONS:

     Three Lakeway is a mixed - use property, including a 210 room hotel and an 18-story office complex. In January, 1996, Equity Office Predecessors sold the condominium portion of the property which comprised the hotel. The gross sale price attributable to the land and building was approximately $14,800,000 and the gain realized was approximately $5.3 million. Pursuant to the terms of the loan collateralizing the property, approximately $10,617,500 of the sales proceeds were applied to the outstanding note balances.

NOTE 11 -- COMMITMENTS AND CONTINGENCIES:

  Concentration of Credit Risk

     Equity Office Predecessors maintains its cash and cash equivalents at financial institutions. The combined account balances at each institution periodically exceeds FDIC insurance coverage, and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. Management of Equity Office Predecessors believes that the risk is not significant. In addition, Equity Office Predecessors believes it has limited exposure to the extent of non-performance by the swap counterparties since each counterparty is a major U.S. financial institution, and management does not anticipate their non-performance.

  Environmental

     Equity Office Predecessors, as an owner of real estate, is subject to various environmental laws of Federal and local governments. Compliance by Equity Office Predecessors with existing laws has not had a material adverse effect on Equity Office Predecessors' financial condition and results of operations, and management does not believe it will have such an impact in the future. However, Equity Office Predecessors cannot predict the impact of new or changed laws or regulations on its current properties or on properties that it may acquire in the future.

                           EQUITY OFFICE PREDECESSORS

  Litigation

     ZML-Chicago Parking Limited Partnership ("ZCP") and ZML-North Loop/Theatre District Parking Limited Partnership ("NLT"), were named as defendants in an action (the "Action") brought by an investor (the "Plaintiff") in an unaffiliated entity owning an interest in NLT. The action was brought in the Circuit Court of Cook County, Illinois, Chancery Division, on August 15, 1995. NLT is the owner of two Parking Facilities, North Loop Transportation Center and Theatre District Self Park ("Theatre District Garage"). The Plaintiff demanded recision of certain transactions related to the acquisition by NLT of the Theatre District Garage.

     During 1996, Equity Office Predecessors and certain other parties filed actions (the "Lawsuit") against Rockefeller Center Properties, Inc. ("RCPI") seeking specific performance of certain agreements between the parties. In November, 1996, the parties settled all matters related to the Lawsuit. The settlement provided that RCPI pay approximately $10,274,000, of which Equity Office Predecessors was entitled to and received approximately $8,806,500, net of expenses, which has been recorded as other income.

     Except as described above, management of Equity Office Predecessors does not believe there is any litigation threatened against Equity Office Predecessors other than routine litigation arising out of the ordinary course of business, some of which is expected to be covered by liability insurance, none of which is expected to have a material adverse effect on the combined financial statements of Equity Office Predecessors.

NOTE 12 -- SUBSEQUENT EVENTS

     The following significant transactions relating to Equity Office Predecessors occurred during the period from January 1, 1997 to July 10, 1997:

Acquisition Activities

     1) In January, 1997, Equity Office Predecessors, through its subsidiaries, purchased from an unaffiliated third party 177 Broad Street and Biltmore Apartments, a mixed-use property located in Stamford, Connecticut. The all cash purchase of approximately $36,450,000 includes acquisition related expenses.

     2) In March, 1997, Equity Office Predecessors, through its subsidiaries, purchased from an unaffiliated third party Preston Commons, an office building located in Dallas, Texas. The all cash purchase price of approximately $55,200,000 includes acquisition related expenses.

     3) In April, 1997, Equity Office Predecessors, through its subsidiaries, purchased from an unaffiliated third party Oakbrook Terrace Tower, an office building located in Oakbrook Terrace, Illinois. The all cash purchase price of approximately $130,100,000 includes acquisition related expenses.

     4) In April, 1997, Equity Office Predecessors, through its subsidiaries, purchased from an unaffiliated third party One Maritime Plaza, an office building located in San Francisco, California. The all cash purchase price of approximately $99,400,000 includes acquisition related expenses.

     5) In April, 1997, Equity Office Predecessors, through its subsidiaries, purchased from an unaffiliated third party Smith Barney Tower, an office building located in San Diego, California. The all cash purchase price of approximately $35,100,000 includes acquisition related expenses.

     6) In April, 1997, Equity Office Predecessors, through its subsidiaries, purchased from an unaffiliated third party 201 Mission Street, an office building located in San Francisco, California. The all cash purchase price of approximately $74,700,000 includes acquisition related expenses.

                           EQUITY OFFICE PREDECESSORS

     7) In June, 1997, Equity Office Predecessors, through its subsidiaries, purchased from an unaffiliated third party 30 N. LaSalle, an office building located in Chicago, Illinois. The all cash purchase price of approximately $100,700,000 includes acquisition related expenses.

  Disposition Activities

     1) In January, 1997, Equity Office Predecessors sold Barton Oaks Plaza II for a gross sales price of approximately $13,535,000. Approximately $6,585,400 of the sales proceeds were used to repay the outstanding note balance of Barton Oaks Plaza II and an additional $1,646,300 was used to repay a portion of the outstanding note balance of Tampa Commons. The gain for financial reporting purposes was approximately $5.9 million. Equity Office Predecessors incurred $207,600 of prepayment penalties and recognized $67,400 of unamortized loan costs in connection with the repayment. As a result, Equity Office Predecessors recorded an extraordinary loss in the amount of $275,000 on early extinguishment of debt.

     2) In May, 1997, Equity Office Predecessors sold 8383 Wilshire, an Office Property located in Beverly Hills, California for a sales price of approximately $59,000,000. The gain for financial reporting purposes was approximately $6.6 million.

  Financing Activities

     1) In January, 1997, Equity Office Predecessors obtained financing of approximately $34,450,000 collateralized by the North Loop and Theater District Parking Facilities. This loan has a 7.38% fixed interest rate and a 10-year term. The existing loan on the Theater District Garage of approximately $16,276,800 was repaid with a portion of the proceeds from this financing.

     2) In February, 1997, Equity Office Predecessors obtained an $87,000,000 mortgage loan collateralized by BP Tower. The term of the loan is seven years. Interest is payable monthly with the stated interest rate fixed at 7.34%

     3) In April, 1997, Equity Office Predecessors amended and restated the $275 million acquisition and term loan facility to a $475 million unsecured revolving credit facility with a maturity in October, 1997. Interest only is payable monthly with the interest based on various LIBOR options plus 1.625% or the prime rate.

     4) In May, 1997, Equity Office Predecessors obtained financing of approximately $4,500,000 collateralized by the Capitol Commons Garage. The term of the loan is ten years. Interest is payable monthly with the stated interest rate fixed at 7.83%.

     5) In May, 1997, Equity Office Predecessors repaid the existing loan and accrued interest of approximately $14,941,800 which was collateralized by the Denver Corporate Center Towers II and III.

     6) Equity Office Predecessors terminated several interest rate protection agreements (aggregating $173 of LIBOR based agreements) in June 1997 at a cost of approximately $1.1 million.

     7) Various interest rate protection agreements for $700 million of indebtedness were entered into in June, 1997. The agreements are composed of various tranches with various interest rates and maturities. The weighted average interest rate is approximately 6.71% and the weighted average maturity of 5.21 years.

  Non-Office Properties

     1) During the period January 1, 1997 to July 10, 1997, 13 Non-Office Properties were sold to an affiliate of the Equity Group Owners and two Non-Office Properties were sold to an unaffiliated parties which generated net proceeds of approximately $107,445,000.

                           EQUITY OFFICE PREDECESSORS

     2) Immediately prior to the Consolidation, ZML Fund I's interest in Swansea Mall (the remaining Non-Office Property) was distributed to the capital partners of ZML Fund I. As a capital partner, ZML Investors, Inc. contributed its interest in Swansea Mall to a Qualified REIT Subsidiary ("QRS") in exchange for common stock in the QRS. ZML Investors, Inc. distributed the common stock of the QRS to its shareholders.

  SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION AS OF DECEMBER 31,
                                    1996(7)

                                                                                                     COSTS CAPITALIZED
                                                                    INITIAL COST TO COMPANY      SUBSEQUENT TO ACQUISITION
                                                DECEMBER 31,     -----------------------------   --------------------------
                                                    1996                        BUILDINGS AND                BUILDINGS AND
       DESCRIPTION              LOCATION        ENCUMBRANCES         LAND        IMPROVEMENTS      LAND       IMPROVEMENTS
       -----------              --------       --------------    ------------   --------------   ---------   --------------
OFFICE PROPERTIES:
60 Spear Street Building    San Francisco, CA  $    9,302,600(5) $  4,149,900   $   12,402,400   $       0   $   12,301,800
San Felipe Plaza(3)         Houston, TX            54,265,700      10,032,200      116,545,700           0       (2,296,200)
Dominion Tower              Norfolk, VA            23,440,300(5)    3,806,300       38,354,400           0        7,191,600
Summit Office Park          Ft. Worth, TX           5,860,100(5)      865,000        7,785,100           0        4,077,600
CIGNA Center                Oklahoma City, OK         732,500(5)      206,200        1,855,400           0          768,900
Tampa Commons               Tampa, FL              16,603,500(5)    2,588,600       23,305,900      32,800        2,309,000
Intercontinental Center     Houston, TX             6,226,300(5)    1,043,100        7,508,000           0        3,407,300
                            Ft. Lauderdale,
First Union Center          FL                     16,603,500(5)    4,174,100       31,352,000           0        4,898,900
Four Forest                 Dallas, TX             17,067,400(5)    3,886,900       34,981,500      26,900        4,958,500
Northborough Tower          Houston, TX             7,032,100(5)      676,500        6,060,700     363,500        4,406,500
500 Marquette Building      Albuquerque, NM        11,329,500(5)    2,490,600       22,415,300           0        1,965,400
Atrium Towers               Oklahoma City, OK       1,611,500(5)      433,200        3,898,700           0        1,889,300
One Clearlake Centre        W. Palm Beach, FL               0       2,606,200       23,455,800           0        4,304,100
Barton Oaks Plaza II        Austin, TX              6,592,600(5)      779,600        7,016,300           0          939,100
Community Corporate Center  Columbus, OH           17,412,700       2,423,200       21,808,900           0        3,565,700
Sarasota City Center        Sarasota, FL           11,720,100(5)    2,109,500       19,213,200           0        3,308,300
Denver Corporate Center
 Towers II and III          Denver, CO             15,037,100       2,304,400       20,739,200           0        3,829,100
University Tower            Durham, NC             11,207,400(5)      916,700        8,250,400           0        1,868,900
8383 Wilshire               Beverly Hills, CA               0       9,362,700       42,206,700           0        6,462,600
San Jacinto Center          Austin, TX             18,212,300       2,753,700       24,783,800           0        5,494,600
1111 19th Street, N.W.      Washington D.C.        18,752,200(5)    3,259,400       29,343,200           0       11,329,100
Shelton Pointe              Shelton, CT                     0         522,400        4,702,000           0        3,456,600
Bank One Center             Indianapolis, IN       84,250,000      11,652,700      104,874,400           0        9,622,900
North Central Plaza Three   Dallas, TX             15,035,400       1,775,100       15,976,200           0        3,158,700
The Quadrant                Englewood, CO          18,000,000       2,579,500       23,215,000           0        2,406,400
Canterbury Green            Stamford, CT           19,250,000               0       25,983,000           0        1,442,700
Three Stamford Plaza        Stamford, CT           16,750,000       1,477,900       13,301,100           0        5,534,000
Union Square                San Antonio, TX         6,750,000       1,023,000        9,206,700           0        1,656,100
One North Franklin          Chicago, IL            65,150,400       4,414,800       39,723,000           0       27,297,800
1620 L Street               Washington, DC         21,328,400       2,760,900       24,848,400           0        1,419,100
One and Two Stamford Plaza  Stamford, CT           45,791,600       5,932,800       53,395,000           0        5,958,900
300 Atlantic Street         Stamford, CT           28,309,800       3,433,500       30,901,300           0        8,146,600
Sterling Plaza              Dallas, TX             15,738,700       2,086,600       19,180,800           0        2,239,300
Higgins Centre              Des Plaines, IL         3,535,000(6)      577,800        5,200,400           0        2,455,000
Northwest Center            San Antonio, TX         6,762,000(6)    1,108,000        9,971,800           0        3,299,500
Franklin Plaza              Austin, TX             35,657,600(6)    5,805,800       52,252,400           0        2,110,300
One Crosswoods Center       Columbus, OH            3,608,200(6)      523,500        5,432,500           0        1,165,900
One Columbus                Columbus, OH           30,739,300(6)    5,024,900       45,223,900           0        2,499,900
Westshore Center            Tampa, FL               7,377,400(6)    1,192,400       10,544,900           0        2,087,500
One Lakeway                 Metairie, LA           10,144,000(6)    1,641,400       14,772,400           0        5,381,900
Two Lakeway                 Metairie, LA           15,369,600(6)    2,510,600       22,601,700           0        6,917,100
Three Lakeway               Metairie, LA           17,802,800(6)    3,773,600       34,088,800    (963,300)      (4,363,800)
NationsBank Plaza           Nashville, TN          19,008,800       2,543,800       22,894,000           0        4,049,900
Plaza at La Jolla Village   San Diego, CA          59,506,700       9,406,300       66,150,000           0        8,002,300
Interco Corporate Tower     Clayton, MO            22,661,200       3,603,700       32,433,100           0        1,390,500
9400 NCX                    Dallas, TX             14,301,700       1,416,800       12,750,300           0        6,050,400
Four Stamford Plaza         Stamford, CT           16,000,000       1,367,200       12,303,100           0        7,050,200
1920 Main Street (Koll
 Center Irvine North-West
 Tower)                     Irvine, CA             30,684,900       4,196,700       37,770,200           0        2,221,200
One Paces West              Atlanta, GA            19,500,000       3,289,500       29,605,800           0        1,043,200
Two Paces West              Atlanta, GA            28,200,000       6,859,800       42,805,600           0        1,044,700
One Market Plaza            San Francisco, CA     148,640,500      23,327,000      209,057,500           0       15,115,700
2010 Main Street (Koll
 Center Irvine North-East
 Tower)                     Irvine, CA             25,900,000       3,815,100       33,715,400           0          842,400
1100 Executive Tower        Orange, CA                      0       2,887,600       25,960,500           0        5,218,200

                                GROSS AMOUNT CARRIED AT
                                   DECEMBER 31, 1996
                            -------------------------------
                                             BUILDINGS AND                     ACCUMULATED       DATE         DATE     DEPRECIABLE
       DESCRIPTION               LAND         IMPROVEMENTS       TOTAL(1)      DEPRECIATION   CONSTRUCTED   ACQUIRED    LIVES(2)
       -----------          --------------   --------------   --------------   ------------   -----------   --------   -----------
OFFICE PROPERTIES:
60 Spear Street Building    $    4,149,900   $   24,704,200   $   28,854,100   $ 5,553,000          1967    09/29/87        40
San Felipe Plaza(3)             10,032,200      114,249,500      124,281,700    37,243,000          1984    09/29/87        40
Dominion Tower                   3,806,300       45,546,000       49,352,300     8,142,400          1987    07/25/89        40
Summit Office Park                 865,000       11,862,700       12,727,700     2,682,900          1974    03/01/89        40
CIGNA Center                       206,200        2,624,300        2,830,500       636,700          1974    03/01/89        40
Tampa Commons                    2,621,400       25,614,900       28,236,300     5,598,100          1985    04/25/89        40
Intercontinental Center          1,043,100       10,915,300       11,958,400     2,173,000          1983    06/28/89        40

First Union Center               4,174,100       36,250,900       40,425,000     5,402,000          1991    06/28/89        40
Four Forest                      3,913,800       39,940,000       43,853,800     8,330,500          1985    06/29/89        40
Northborough Tower               1,040,000       10,467,200       11,507,200     1,946,500          1983    08/03/89        40
500 Marquette Building           2,490,600       24,380,700       26,871,300     4,909,000          1985    08/15/89        40
Atrium Towers                      433,200        5,788,000        6,221,200     1,324,600          1980    12/15/89        40
One Clearlake Centre             2,606,200       27,759,900       30,366,100     5,515,600          1987    12/29/89        40
Barton Oaks Plaza II               779,600        7,955,400        8,735,000     1,456,200       1984-85    05/24/90        40
Community Corporate Center       2,423,200       25,374,600       27,797,800     4,956,700          1987    06/14/90        40
Sarasota City Center             2,109,500       22,521,500       24,631,000     4,091,400          1989    09/28/90        40
Denver Corporate Center
 Towers II and III               2,304,400       24,568,300       26,872,700     5,137,400       1981-82    12/20/90        40
University Tower                   916,700       10,119,300       11,036,000     1,940,800          1987    10/16/91        40
8383 Wilshire                    9,362,700       48,669,300       58,032,000     6,731,700          1971    11/27/91        40
San Jacinto Center               2,753,700       30,278,400       33,032,100     4,855,400          1987    12/13/91        40
1111 19th Street, N.W.           3,259,400       40,672,300       43,931,700     5,954,900          1979    12/18/91        40
Shelton Pointe                     522,400        8,158,600        8,681,000     1,759,200          1985    11/26/91        40
Bank One Center                 11,652,700      114,497,300      126,150,000    14,561,100          1990     3/24/92        40
North Central Plaza Three        1,775,100       19,134,900       20,910,000     3,094,800          1986     4/21/92        40
The Quadrant                     2,579,500       25,621,400       28,200,900     3,017,200          1985     12/1/92        40
Canterbury Green                         0       27,425,700       27,425,700     2,801,100          1987    12/15/92        40
Three Stamford Plaza             1,477,900       18,835,100       20,313,000     2,421,000          1980    12/15/92        40
Union Square                     1,023,000       10,862,800       11,885,800     1,579,100          1986    12/23/92        40
One North Franklin               4,414,800       67,020,800       71,435,600     8,432,800          1991    12/31/92        40
1620 L Street                    2,760,900       26,267,500       29,028,400     3,087,900          1989      2/5/93        40
One and Two Stamford Plaza       5,932,800       59,353,900       65,286,700     6,165,300          1986     3/30/93        40
300 Atlantic Street              3,433,500       39,047,900       42,481,400     3,869,000          1987     3/30/93        40
Sterling Plaza                   2,086,600       21,420,100       23,506,700     2,359,600          1984     6/25/93        40
Higgins Centre                     577,800        7,655,400        8,233,200       847,400          1986    11/12/93        40
Northwest Center                 1,108,000       13,271,300       14,379,300     1,454,100          1984    11/12/93        40
Franklin Plaza                   5,805,800       54,362,700       60,168,500     4,332,400          1987    11/12/93        40
One Crosswoods Center              523,500        6,598,400        7,121,900       874,600          1984    11/12/93        40
One Columbus                     5,024,900       47,723,800       52,748,700     4,094,700          1987    11/12/93        40
Westshore Center                 1,192,400       12,632,400       13,824,800     1,295,700          1984    11/12/93        40
One Lakeway                      1,641,400       20,154,300       21,795,700     1,720,400          1981    11/12/93        40
Two Lakeway                      2,510,600       29,518,800       32,029,400     2,899,100          1984    11/12/93        40
Three Lakeway                    2,810,300       29,725,000       32,535,300     2,761,500          1987    11/12/93        40
NationsBank Plaza                2,543,800       26,943,900       29,487,700     2,557,400          1977     12/1/93        40
Plaza at La Jolla Village        9,406,300       74,152,300       83,558,600     5,996,200     1987-1990     3/10/94        40
Interco Corporate Tower          3,603,700       33,823,600       37,427,300     2,446,900          1986     5/27/94        40
9400 NCX                         1,416,800       18,800,700       20,217,500     1,345,800          1981     6/24/94        40
Four Stamford Plaza              1,367,200       19,353,300       20,720,500     1,188,100          1979     8/31/94        40
1920 Main Street (Koll
 Center Irvine North-West
 Tower)                          4,196,700       39,991,400       44,188,100     2,586,900          1988     9/29/94        40
One Paces West                   3,289,500       30,649,000       33,938,500     1,680,300          1987    10/31/94        40
Two Paces West                   6,859,800       43,850,300       50,710,100     2,500,400          1990     11/3/94        40
One Market Plaza                23,327,000      224,173,200      247,500,200    12,071,500          1976    11/22/94        40
2010 Main Street (Koll
 Center Irvine North-East
 Tower)                          3,815,100       34,557,800       38,372,900     1,797,100          1988    12/13/94        40
1100 Executive Tower             2,887,600       31,178,700       34,066,300     1,692,700          1987    12/15/94        40

                                                                                                     COSTS CAPITALIZED
                                                                    INITIAL COST TO COMPANY      SUBSEQUENT TO ACQUISITION
                                                DECEMBER 31,     -----------------------------   --------------------------
                                                    1996                        BUILDINGS AND                BUILDINGS AND
       DESCRIPTION              LOCATION        ENCUMBRANCES         LAND        IMPROVEMENTS      LAND       IMPROVEMENTS
       -----------              --------       --------------    ------------   --------------   ---------   --------------
28 State Street(4)          Boston, MA             25,808,700       2,539,200       22,925,100           0       63,029,200
850 Third Avenue            New York, NY           54,200,000       7,044,200       63,398,000           0       10,857,300
161 North Clark (formerly
 known as Chicago Title &
 Trust Building)            Chicago, IL           106,512,000      11,801,700      107,201,800           0        7,396,400
Wachovia Center             Charlotte, NC          27,351,300       4,210,500       37,849,900           0          280,500
Central Park Office Park    Atlanta, GA            57,000,000       7,573,200       68,158,900           0        2,766,500
One American Center         Austin, TX             44,250,000               0       59,037,100           0        1,221,800
Pasadena Towers             Pasadena, CA           47,839,100       8,018,700       72,104,200           0          473,400
580 California Street       San Francisco, CA      32,067,000       5,256,400       47,268,600           0        2,479,700
1601 Market Street          Philadelphia, PA       24,379,600       3,521,200       31,656,900           0        3,771,100
Promenade II                Atlanta, GA            97,288,900      17,994,500      132,102,800           0           64,200
Two California Plaza        Los Angeles, CA        54,766,300               0       99,080,800           0        4,275,100
BP Tower                    Cleveland, OH                   0      14,663,700      131,982,100           0          131,000
Sun Trust Center            Orlando, FL                     0      11,043,900       99,394,600           0           50,000
Reston Town Center          Reston, VA             92,400,000      15,504,400      139,539,500           0           35,800
Colonnade I                 San Antonio, TX                 0       1,228,600       11,057,200           0           12,200
One Phoenix Plaza           Phoenix, AZ                     0       6,727,000       60,542,300           0                0
                                               --------------    ------------   --------------   ---------   --------------
Subtotal Office Properties                     $1,784,626,300    $300,525,900   $2,777,423,600   $(540,100)  $  329,745,400
                                               --------------    ------------   --------------   ---------   --------------
PARKING FACILITIES:
North Loop Transportation
 Center                     Chicago, IL        $            0    $  2,994,600   $   26,959,600   $       0   $      173,100
Theatre District Self Park  Chicago, IL            16,276,800       2,322,000       20,918,300           0          115,700
Capitol Commons Garage(5)   Indianapolis, IN                0               0        5,184,700           0          539,100
Boston Harbor Garage        Boston, MA             36,863,800       5,560,700       50,046,200           0                0
Milwaukee Center Parking
 Garage                     Milwaukee, WI                   0               0        4,534,800           0                0
15th & Sansom Streets       Philadelphia, PA                0         650,900        5,857,600           0                0
1616 Chancellor Street      Philadelphia, PA                0         638,000        5,741,700           0                0
Juniper/Locust Streets      Philadelphia, PA                0         516,900        4,651,700           0                0
1616 Sansom Street          Philadelphia, PA                0         382,800        3,445,800           0                0
1111 Sansom Street          Philadelphia, PA                0       1,318,600                0           0                0
                                               --------------    ------------   --------------   ---------   --------------
Subtotal Parking
 Facilities                                    $   53,140,600    $ 14,384,500   $  127,340,400   $       0   $      827,900
                                               --------------    ------------   --------------   ---------   --------------
Investment in Real Estate                      $1,837,766,900    $314,910,400   $2,904,764,000   $(540,100)  $  330,573,300
                                               ==============    ============   ==============   =========   ==============

                                GROSS AMOUNT CARRIED AT
                                   DECEMBER 31, 1996
                            -------------------------------
                                             BUILDINGS AND                     ACCUMULATED       DATE         DATE     DEPRECIABLE
       DESCRIPTION               LAND         IMPROVEMENTS       TOTAL(1)      DEPRECIATION   CONSTRUCTED   ACQUIRED    LIVES(2)
       -----------          --------------   --------------   --------------   ------------   -----------   --------   -----------
28 State Street(4)               2,539,200       85,954,300       88,493,500             0          1968     1/23/95        40
850 Third Avenue                 7,044,200       74,255,300       81,299,500     3,143,300          1960     3/20/95        40
161 North Clark (formerly
 known as Chicago Title &
 Trust Building)                11,801,700      114,598,200      126,399,900     4,171,200          1992     7/26/95        40
Wachovia Center                  4,210,500       38,130,400       42,340,900     1,231,400          1972      9/1/95        40
Central Park Office Park         7,573,200       70,925,400       78,498,600     2,277,400          1986    10/17/95        40
One American Center                      0       60,258,900       60,258,900     1,693,600          1984     11/1/95        40
Pasadena Towers                  8,018,700       72,577,600       80,596,300     1,880,400     1990-1991    12/14/95        40
580 California Street            5,256,400       49,748,300       55,004,700     1,272,400          1984    12/21/95        40
1601 Market Street               3,521,200       35,428,000       38,949,200       947,100          1970     1/18/96        40
Promenade II                    17,994,500      132,167,000      150,161,500     1,790,700          1990     6/14/96        40
Two California Plaza                     0      103,355,900      103,355,900       984,300          1992     8/23/96        40
BP Tower                        14,663,700      132,113,100      146,776,800       962,400          1985      9/4/96        40
Sun Trust Center                11,043,900       99,444,600      110,488,500       724,900          1988     9/18/96        40
Reston Town Center              15,504,400      139,575,300      155,079,700       726,700          1990    10/22/96        40
Colonnade I                      1,228,600       11,069,400       12,298,000        11,500          1983     12/4/96        40
One Phoenix Plaza                6,727,000       60,542,300       67,269,300        63,000          1989     12/4/96        40
                            --------------   --------------   --------------   ------------
Subtotal Office Properties  $  299,985,800   $3,107,169,000   $3,407,154,800   $255,753,400
                            --------------   --------------   --------------   ------------
PARKING FACILITIES:
North Loop Transportation
 Center                     $    2,994,600   $   27,132,700   $   30,127,300   $ 1,038,800          1985      6/9/95        40
Theatre District Self Park       2,322,000       21,034,000       23,356,000       819,300          1987      6/9/95        40
Capitol Commons Garage(5)                0        5,723,800        5,723,800       209,300          1987     6/29/95        40
Boston Harbor Garage             5,560,700       50,046,200       55,606,900        52,100          1972    12/10/96        40
Milwaukee Center Parking
 Garage                                  0        4,534,800        4,534,800             0          1988    12/18/96        40
15th & Sansom Streets              650,900        5,857,600        6,508,500         6,100     1950/1954    12/27/96        40
1616 Chancellor Street             638,000        5,741,700        6,379,700         6,000     1945/1955    12/27/96        40
Juniper/Locust Streets             516,900        4,651,700        5,168,600         4,800     1949/1952    12/27/96        40
1616 Sansom Street                 382,800        3,445,800        3,828,600         3,500          1950    12/27/96        40
1111 Sansom Street               1,318,600                0        1,318,600             0           N/A    12/27/96       N/A
                            --------------   --------------   --------------   ------------
Subtotal Parking
 Facilities                 $   14,384,500   $  128,168,300   $  142,552,800   $ 2,139,900
                            --------------   --------------   --------------   ------------
Investment in Real Estate   $  314,370,300   $3,235,337,300   $3,549,707,600   $257,893,300
                            ==============   ==============   ==============   ============

            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                           AS OF DECEMBER 31, 1996(7)

(1) The aggregate cost for Federal Income Tax purposes as of December 31, 1996 was approximately $3.5 billion.

(2) The life to compute depreciation on building is 40 years. The life to compute depreciation on building improvements is 4-40 years.

(3) During 1995, concurrent with the restructuring of its mortgage on the property, Equity Office Predecessors reduced its carrying basis in San Felipe Plaza by recording a write down for value impairment of $20,248,500. This write down included adjustments against Investments in Real Estate of $17,512,000 and against Other Assets of $2,736,500.

(4) The building is currently vacant and is undergoing a major renovation to re-tenant the entire property. All operating costs, including real estate taxes together with interest incurred during the renovation period will be capitalized. As of December 31, 1996 and 1995 approximately $8,189,000 and $4,357,100 of operating costs and interest have been capitalized, respectively. In addition to the amounts paid to acquire the property, Equity Office Predecessors expects to incur approximately $100,000,000, of which approximately, $60,000,000 has been incurred. The renovation is expected to be completed during 1997.

(5) These loans are subject to cross default and collateralization provisions.

(6) These loans are subject to cross default and collateralization provisions.

(7) Summary of activity of investment in real estate and accumulated depreciation is as follows:

     The changes in the total Equity Office Predecessors investment in real estate for the years ended December 31, 1996, 1995 and 1994 are as follows:

                                         DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                             1996             1995             1994
                                        --------------   --------------   --------------
Balance, beginning of year............  $2,571,851,300   $1,931,002,400   $1,297,304,500
  Acquisitions........................     860,995,000      583,485,200      562,752,900
  Improvements........................     129,485,300       76,985,400       72,951,600
  Properties disposed of..............      (9,633,600)               0                0
  Write down for value impairment.....               0      (17,512,000)               0
  Write-off of fully depreciated
     assets which are no longer in
     service..........................      (2,990,400)      (2,109,700)      (2,006,600)
                                        --------------   --------------   --------------
Balance, end of year..................  $3,549,707,600   $2,571,851,300   $1,931,002,400
                                        ==============   ==============   ==============

     The changes in accumulated depreciation for the years ended December 31, 1996, 1995 and 1994 are as follows:

                                          DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                              1996            1995            1994
                                          -------------   -------------   -------------
Balance, beginning of year..............  $(178,448,600)  $(115,842,500)  $ (77,036,900)
  Depreciation..........................    (82,905,300)    (64,715,800)    (40,812,200)
  Properties disposed of................        470,200               0               0
  Write-off of fully depreciated assets
     which are no longer in service.....      2,990,400       2,109,700       2,006,600
                                          -------------   -------------   -------------
Balance, end of year....................  $(257,893,300)  $(178,448,600)  $(115,842,500)
                                          =============   =============   =============

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of 177 Broad Street (the Property) as described in Note 1 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
March 28, 1997

                                177 BROAD STREET

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1996
                                                              ------------
                                                                  (IN
                                                               THOUSANDS)
REVENUE
  Base rents................................................     $4,722
  Storage and other rental income...........................         52
  Tenant reimbursements.....................................        212
  Parking income............................................        322
  Other income..............................................        103
                                                                 ------
          Total revenue.....................................      5,411
                                                                 ------
EXPENSES
  Property operating and maintenance........................        825
  Utilities and telephone...................................        769
  Repairs and maintenance...................................        313
  Real estate taxes.........................................        864
  Management fees...........................................        153
  Insurance.................................................         46
  Administrative............................................        118
                                                                 ------
          Total expenses....................................      3,088
                                                                 ------
Revenue in excess of certain expenses.......................     $2,323
                                                                 ======

                            See accompanying notes.

                                177 BROAD STREET

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

     The accompanying Statement of Revenue and Certain Expenses relate to the operations of 177 Broad Street located in Stamford, Connecticut (the "Property"). The Property was acquired on January 28, 1997, by Equity Office Predecessors, as defined elsewhere in this registration statement, from an unrelated entity.

     The Property consists of a fifteen story office complex with approximately 188,000 rentable square feet, an enclosed 540 space parking structure, and a 161-unit residential apartment building.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The statement is not representative of the actual operations of the Property for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

 Use of Estimates

     The preparation of the Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

3. RENTALS

     The Property has entered into tenant leases, in the office portion of the Property, that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of Preston Commons (the Property) as described in Note 1 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
April 16, 1997

                                PRESTON COMMONS

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                                   1996
                                                              --------------
                                                              (IN THOUSANDS)
REVENUE
  Base rents................................................      $6,347
  Tenant reimbursements.....................................       1,132
  Garage and parking income.................................         216
  Other income..............................................          91
                                                                  ------
          Total revenue.....................................       7,786
                                                                  ------
EXPENSES
  Property operating & maintenance..........................       2,327
  Real estate taxes.........................................         742
  Management fees...........................................         226
  Insurance.................................................          30
                                                                  ------
          Total expenses....................................       3,325
                                                                  ------
Revenue in excess of certain expenses.......................      $4,461
                                                                  ======

                            See accompanying notes.

                                PRESTON COMMONS

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

     The accompanying Statement of Revenue and Certain Expenses relates to the operations of the Preston Commons building, an office building with approximately 419,000 rentable square feet, located in Dallas, Texas (the "Property"). The Property was acquired on March 21, 1997, by Equity Office Predecessors, as defined elsewhere in this registration statement, from an unrelated entity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The statement is not representative of the actual operations of the Property for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

3. RENTALS

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of Oakbrook Terrace Tower (the Property) as described in Note 1 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                     ERNST & YOUNG LLP

Chicago, Illinois
May 30, 1997

                             OAKBROOK TERRACE TOWER

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                                               YEAR ENDED      THREE MONTHS
                                                              DECEMBER 31,    ENDED MARCH 31,
                                                                  1996             1997
                                                              ------------    ---------------
                                                                                (UNAUDITED)
                                                                      (IN THOUSANDS)
REVENUE
  Base rents................................................    $11,409           $3,113
  Tenant reimbursements.....................................      5,282            1,366
  Garage and parking income.................................        148               37
  Other income..............................................        193               97
                                                                -------           ------
          Total revenue.....................................     17,032            4,613
                                                                -------           ------
EXPENSES
  Property operating & maintenance..........................      4,276            1,037
  Real estate taxes.........................................      1,259              353
  Management fees...........................................        338              116
  Insurance.................................................        111               17
                                                                -------           ------
          Total expenses....................................      5,984            1,523
                                                                -------           ------
Revenue in excess of certain expenses.......................    $11,048           $3,090
                                                                =======           ======

                            See accompanying notes.

                             OAKBROOK TERRACE TOWER

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

     The accompanying Statements of Revenue and Certain Expenses relate to the operations of the Oakbrook Terrace Tower building, an office building with approximately 773,000 rentable square feet, located in Oakbrook Terrace, Illinois (the "Property"). The Property was acquired on April 15, 1997, by Equity Office Predecessors, as defined elsewhere in this registration statement, from an unrelated entity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement of revenue and certain expenses for the three months ended March 31, 1997, reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

3. RENTALS

     Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4. RELATED PARTY TRANSACTIONS

     During the year ended December 31, 1996, the Property was managed by an affiliated party to the seller. The management agreement provided for a fee of 2.5% of gross receipts, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of One Maritime Plaza (the Property) as described in Note 1 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
June 6, 1997

                               ONE MARITIME PLAZA

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                                                                    THREE MONTHS
                                                                 YEAR ENDED            ENDED
                                                              DECEMBER 31, 1996    MARCH 31, 1997
                                                              -----------------    --------------
                                                                                    (UNAUDITED)
                                                                        (IN THOUSANDS)
REVENUE
  Base rents................................................       $13,410            $ 3,382
  Tenant reimbursements.....................................           208                125
  Interest income...........................................           249                 65
  Other income..............................................           428                125
                                                                   -------            -------
          Total revenue.....................................        14,295              3,697
                                                                   -------            -------
EXPENSES
Property operating & maintenance............................         4,326                887
  Real estate taxes.........................................           668                250
  Management fees...........................................           585                146
  Insurance.................................................           447                119
                                                                   -------            -------
          Total expenses....................................         6,026              1,402
                                                                   -------            -------
Revenue in excess of certain expenses.......................       $ 8,269            $ 2,295
                                                                   =======            =======

                            See accompanying notes.

                               ONE MARITIME PLAZA

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

     The accompanying Statements of Revenue and Certain Expenses relate to the operations of the One Maritime Plaza building, an office building with approximately 524,000 rentable square feet, located in San Francisco, California (the "Property"). The Property was acquired on April 24, 1997, by Equity Office Predecessors, as defined elsewhere in this registration statement, from an unrelated entity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement of revenue and certain expenses for the three months ended March 31, 1997, reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

3. RENTALS

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of 201 Mission Street (the Property) as described in Note 1 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
April 30, 1997

                               201 MISSION STREET

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                                                 YEAR ENDED        THREE MONTHS
                                                                DECEMBER 31,      ENDED MARCH 31,
                                                                    1996               1997
                                                              -----------------   ---------------
                                                                                    (UNAUDITED)
                                                                        (IN THOUSANDS)
REVENUE
  Base rents................................................       $7,423             $2,166
  Tenant reimbursements.....................................           55                  9
  Garage and parking income.................................          366                 60
  Other income..............................................           39                 11
                                                                   ------             ------
          Total revenue.....................................        7,883              2,246
                                                                   ------             ------
EXPENSES
  Property operating & maintenance..........................        3,369                969
  Real estate taxes.........................................          959                264
  Management fees...........................................          106                 27
  Insurance.................................................          569                196
                                                                   ------             ------
          Total expenses....................................        5,003              1,456
                                                                   ------             ------
Revenue in excess of certain expenses.......................       $2,880             $  790
                                                                   ======             ======

                            See accompanying notes.

                               201 MISSION STREET

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

     The accompanying Statements of Revenue and Certain Expenses relate to the operations of the 201 Mission Street building, an office building with approximately 483,000 rentable square feet, located in San Francisco, California (the "Property"). The Property was acquired on April 30, 1997, by Equity Office Predecessors, as defined elsewhere in this registration statement, from an unrelated entity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement of revenue and certain expenses for the three months ended March 31, 1997, reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

3. RENTALS

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of 30 N. LaSalle (the Property) as described in Note 1 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
June 13, 1997

                                 30 N. LASALLE

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                                                              THREE MONTHS
                                                               YEAR ENDED        ENDED
                                                              DECEMBER 31,     MARCH 31,
                                                                  1996            1997
                                                              ------------    ------------
                                                                     (IN THOUSANDS)
REVENUE
  Base rents................................................    $ 9,317          $1,870
  Tenant reimbursements.....................................      9,164           2,194
  Other income..............................................        237              55
                                                                -------          ------
          Total revenue.....................................     18,718           4,119
                                                                -------          ------
EXPENSES
  Property operating & maintenance..........................      4,336           1,047
  Real estate taxes.........................................      5,155           1,327
  Management fees...........................................        374              79
  Insurance.................................................        160              39
  Ground rent...............................................        165              42
                                                                -------          ------
          Total expenses....................................     10,190           2,534
                                                                -------          ------
Revenue in excess of certain expenses.......................    $ 8,528          $1,585
                                                                =======          ======

                            See accompanying notes.

                                 30 N. LASALLE

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

     The accompanying Statements of Revenue and Certain Expenses relate to the operations of the 30 N. LaSalle building, an office building with approximately 926,000 rentable square feet, located in Chicago, Illinois (the "Property"). The Property was acquired on June 13, 1997, by Equity Office Predecessors, as defined elsewhere in this registration statement, from an unrelated entity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement of revenue and certain expenses for the three months ended March 31, 1997, reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

3. RENTALS

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4. RELATED PARTY TRANSACTIONS

     During the year ended December 31, 1996, the Property was managed by an affiliated party to the seller. The management agreement provided for a fee of 2% of gross receipts, as defined.

5. GROUND LEASE

     The Property is subject to a ground lease on a portion of the land under the building which expires November 30, 2067. The ground lease provides for escalation payments in intervals of approximately 10 years, with the next escalation scheduled for January 1, 2000. Through 1999, the minimum annual rental payments required under the ground lease are $165,000.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying combined Statement of Revenue and Certain Expenses of the Columbus America Properties (the Properties) as described in
Note 2 for the year ended December 31, 1996. The combined Statement of Revenue and Certain Expenses is the responsibility of the Properties' management. Our responsibility is to express an opinion on the combined Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Properties' revenue and expenses.

     In our opinion, the combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses of the Properties described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
September 3, 1997

                          COLUMBUS AMERICA PROPERTIES

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                             (AMOUNTS IN THOUSANDS)

                                                               YEAR ENDED     JANUARY 1, 1997
                                                              DECEMBER 31,        THROUGH
                                                                  1996         JULY 31, 1997
                                                              ------------    ---------------
                                                                                (UNAUDITED)
REVENUE
  Base rents................................................    $15,620           $ 8,814
  Tenant reimbursements.....................................        654               176
  Parking income............................................      2,356             1,460
  Other income..............................................        165               111
                                                                -------           -------
          Total revenue.....................................     18,795            10,561
                                                                -------           -------
EXPENSES
  Property operating and maintenance........................      4,888             2,770
  Real estate taxes.........................................      1,318               769
  Management fee............................................        786               403
  Insurance.................................................        191               127
                                                                -------           -------
          Total expenses....................................      7,183             4,069
                                                                -------           -------
Revenue in excess of certain expenses.......................    $11,612           $ 6,492
                                                                =======           =======

                            See accompanying notes.

                          COLUMBUS AMERICA PROPERTIES

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The accompanying financial statements are not representative of the actual operations of the Properties, as defined in Note 2, for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Properties, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the combined revenue and expenses during the reporting periods. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTIES

     The accompanying combined Statements of Revenue and Certain Expenses relate to the combined operations of the Columbus America Properties (the "Properties"), which are all located in New Orleans, Louisiana. The Properties have been presented on a combined basis because the Properties are under common ownership and management. The Properties listed below were acquired on September 3, 1997 for $140 million by Equity Office Properties Trust from an unrelated party.

                  PROPERTY NAME                     TYPE OF FACILITY    RENTABLE SQUARE FEET
                  -------------                     ----------------    --------------------
LL & E Tower......................................  office building           545,157
Texaco Center.....................................  office building           619,714
601 Tchoupitoulas.................................  parking facility              759(A)

---------------

(A) Represents number of parking spaces.

     The accompanying combined Statements of Revenue and Certain Expenses include the operations of the 601 Tchoupitoulas parking facility.

3. RENTALS

     LL&E Tower and Texaco Center have entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                          COLUMBUS AMERICA PROPERTIES

                    NOTES TO COMBINED STATEMENTS OF REVENUE
                      AND CERTAIN EXPENSES -- (CONTINUED)

4. RELATED PARTY TRANSACTIONS

     The office buildings were managed by an affiliated party to the seller. The management agreements provided for a fee based on a percentage of gross receipts, as defined by each of the office buildings' individual management agreements, excluding any receipts from the parking garage.

     During the year ended December 31, 1996, the parking facility was also managed by an affiliated party to the seller. The management agreement provided for a flat fee of $12,500 per month.

     During the year ended December 31, 1996, LL&E Tower leased space to parties affiliated with the seller. Rental income from those leases was approximately $240,000 in 1996.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying combined Statement of Revenue and Certain Expenses of the Prudential Properties (the Properties) as described in Note 2 for the year ended December 31, 1996. The combined Statement of Revenue and Certain Expenses is the responsibility of the Properties' management. Our responsibility is to express an opinion on the combined Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Properties' combined revenue and expenses.

     In our opinion, the combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses of the Properties described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
September 3, 1997

                             PRUDENTIAL PROPERTIES

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                             (AMOUNTS IN THOUSANDS)

                                                                              JANUARY 1, 1997
                                                               YEAR ENDED         THROUGH
                                                              DECEMBER 31,      AUGUST 31,
                                                                  1996             1997
                                                              ------------    ---------------
                                                                                (UNAUDITED)
REVENUE
  Base rents................................................    $29,743           $21,626
  Tenant reimbursements.....................................      2,367             1,645
  Parking income............................................      2,013             1,561
  Other income..............................................        529               778
                                                                -------           -------
          Total revenue.....................................     34,652            25,610
                                                                -------           -------
EXPENSES
  Property operating and maintenance........................     13,239             8,687
  Real estate taxes.........................................      4,414             3,112
  Management fees...........................................        719               514
  Insurance.................................................        446               361
                                                                -------           -------
  Total expenses............................................     18,818            12,674
                                                                -------           -------
Revenue in excess of certain expenses.......................    $15,834           $12,936
                                                                =======           =======

                            See accompanying notes.

                             PRUDENTIAL PROPERTIES

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The accompanying financial statements are not representative of the actual operations of the Properties, as defined in Note 2, for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Properties, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the combined revenue and expenses during the reporting periods. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTIES

     The accompanying combined Statements of Revenue and Certain Expenses relate to the combined operations of the Prudential Properties (the "Properties"). Equity Office Properties Trust expects to acquire the Properties for approximately $289 million from an unrelated party. The Properties have been presented on a combined basis because all of the Properties are under common control and management. The following Properties are included in the combined financial statements:

                                                                            APPROXIMATE
                                                                              RENTABLE
                    PROPERTY NAME                           LOCATION       SQUARE FOOTAGE
                    -------------                           --------       --------------
Brookhollow Central I, II and III.....................  Houston, TX            800,688
Destec Tower..........................................  Houston, TX            574,216
8080 Central..........................................  Dallas, TX             283,707
1700 Market...........................................  Philadelphia, PA       825,547
                                                                             ---------
                                                                             2,484,158
                                                                             =========

3. RENTALS

     The Properties have entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4. RELATED PARTY TRANSACTIONS

     The Properties were managed by an affiliated party to the seller. The management agreements provided for fees of 1.5% to 3.0% of gross receipts, as defined.

     Insurance premiums are paid to and coverage is provided by an affiliated party to the seller.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of 550 South Hope Street (the Property) as described in Note 2 for the year ended March 31, 1997. The Statement of Revenue and Certain Expenses are the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 2 for the year ended March 31, 1997, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
September 24, 1997

                             550 SOUTH HOPE STREET

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                             (AMOUNTS IN THOUSANDS)

                                                              YEAR ENDED    APRIL 1, 1997
                                                              MARCH 31,    THROUGH JULY 31,
                                                                 1997            1997
                                                              ----------   ----------------
                                                                             (UNAUDITED)
REVENUE
  Base rents................................................    $7,602          $2,972
  Tenant reimbursements.....................................     3,840           1,398
  Parking income............................................     1,273             423
  Other income..............................................        19               7
                                                                ------          ------
          Total revenue.....................................    12,734           4,800
                                                                ======          ======
EXPENSES
  Property operating and maintenance........................     3,992           1,302
  Real estate taxes.........................................       801             251
  Management fee............................................       140              58
  Insurance.................................................       605             152
                                                                ------          ------
          Total expenses....................................     5,538           1,763
                                                                ------          ------
Revenue in excess of certain expenses.......................    $7,196          $3,037
                                                                ======          ======

                            See accompanying notes.

                             550 SOUTH HOPE STREET

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The accompanying statements are not representative of the actual operations of the Property, as defined in Note 2, for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the revenue and expenses during the reporting periods. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTY

     The accompanying Statements of Revenue and Certain Expenses relate to the operations of 550 South Hope Street, an office building with approximately 566,434 rentable square feet, located in Los Angeles, California (the "Property"). It is anticipated that Equity Office Properties Trust will acquire the Property for $99.5 million from an unrelated party.

3. RENTALS

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying combined Statement of Revenue and Certain Expenses of the Acorn Properties (the Properties) as described in Note 2 for the year ended December 31, 1996. The combined Statement of Revenue and Certain Expenses is the responsibility of the Properties' management. Our responsibility is to express an opinion on the combined Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Properties' combined revenue and expenses.

     In our opinion, the combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses of the Properties described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
September 9, 1997

                                ACORN PROPERTIES

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                             (AMOUNTS IN THOUSANDS)

                                                                 YEAR ENDED        JANUARY 1, 1997
                                                                DECEMBER 31,       THROUGH JULY 31,
                                                                    1996                 1997
                                                              -----------------    ----------------
                                                                                     (UNAUDITED)
REVENUE
  Base rents................................................       $16,999             $11,592
  Tenant reimbursements.....................................         2,055               1,327
  Other income..............................................           202                 181
                                                                   -------             -------
          Total revenue.....................................        19,256              13,100
                                                                   -------             -------
EXPENSES
  Property operating and maintenance........................         4,526               2,665
  Real estate taxes.........................................         1,378                 853
  Management fees...........................................           649                 428
  Insurance.................................................           160                  92
                                                                   -------             -------
          Total expenses....................................         6,713               4,038
                                                                   -------             -------
Revenue in excess of certain expenses.......................       $12,543             $ 9,062
                                                                   =======             =======

                            See accompanying notes.

                                ACORN PROPERTIES

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The accompanying financial statements are not representative of the actual operations of the Properties, as defined in Note 2, for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Properties, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the combined revenue and expenses during the reporting periods. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTIES

     The accompanying combined Statements of Revenue and Certain Expenses relate to the combined operations of the Acorn Properties (the "Properties"). Equity Office Properties Trust expects to acquire an 89% managing general partnership interest in each of the partnerships that hold title to the Properties for approximately $144.7 million, including the assumption of debt. The Acorn Properties have been presented on a combined basis because all of the Properties are under common control and management. The following Properties are included in the combined financial statements:

                                                                           APPROXIMATE
                                                                             RENTABLE
          PROPERTY NAME                          LOCATION                 SQUARE FOOTAGE
          -------------                          --------                 --------------
One Valley Square................    Plymouth Meeting, PA                      70,289
Two Valley Square................    Plymouth Meeting, PA                      70,622
Three Valley Square..............    Plymouth Meeting, PA                      84,605
Four Valley Square...............    Plymouth Meeting, PA                      49,757
Five Valley Square...............    Plymouth Meeting, PA                      18,564
Oak Hill Plaza...................    King of Prussia, PA                      164,360
Walnut Hill Plaza................    King of Prussia, PA                      149,716
One Devon Square.................    Wayne, PA                                 77,267
Two Devon Square.................    Wayne, PA                                 63,226
Three Devon Square (a)...........    Wayne, PA                                  6,000
Four Falls Corporate Center......    Conshohocken, PA                         254,355
                                                                            ---------
                                                                            1,008,761
                                                                            =========

---------------

(a) In addition, this property includes land leased to a third party.

                                ACORN PROPERTIES

                    NOTES TO COMBINED STATEMENTS OF REVENUE
                      AND CERTAIN EXPENSES -- (CONTINUED)

3. RENTALS

     The Properties have entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4. RELATED PARTY TRANSACTIONS

     The Properties were managed by an affiliated party to the sellers. The management agreements provided for a fee of 4% of gross receipts, as defined.

     Janitorial services were provided by an affiliated party to the sellers. During the year ended December 31, 1996, the Properties incurred approximately $714,000 in janitorial fees.

                         REPORT OF INDEPENDENT AUDITORS
The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying combined Statement of Revenue and Certain Expenses of 10 & 30 South Wacker Drive (the Properties) as described in Note 2 for the year ended December 31, 1996. The combined Statement of Revenue and Certain Expenses is the responsibility of the Properties' management. Our responsibility is to express an opinion on the combined Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Properties' revenue and expenses.

     In our opinion, the combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses of the Properties described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                     ERNST & YOUNG LLP
Chicago, Illinois
September 5, 1997

                           10 & 30 SOUTH WACKER DRIVE

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                             (AMOUNTS IN THOUSANDS)

                                                                 YEAR ENDED       JANUARY 1, 1997
                                                                DECEMBER 31,      THROUGH JULY 31,
                                                                    1996                1997
                                                              -----------------   ----------------
                                                                                    (UNAUDITED)
REVENUE
  Base rents................................................       $38,739            $23,388
  Tenant reimbursements.....................................        23,518             14,604
  Parking income............................................         1,188                786
  Other income..............................................         2,232                643
                                                                   -------            -------
          Total revenue.....................................        65,677             39,421
                                                                   -------            -------
EXPENSES
  Property operating and maintenance........................         9,891              5,370
  Real estate taxes.........................................        16,600              9,683
  Management fee............................................         1,233                754
  Insurance.................................................           403                160
                                                                   -------            -------
          Total expenses....................................        28,127             15,967
                                                                   -------            -------
Revenue in excess of certain expenses.......................       $37,550            $23,454
                                                                   =======            =======

                            See accompanying notes.

                           10 & 30 SOUTH WACKER DRIVE

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The accompanying combined statements are not representative of the actual operations of the Properties, as defined in
Note 2, for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Properties, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the combined revenue and expenses during the reporting periods. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTIES

     The accompanying combined Statements of Revenue and Certain Expenses relate to the combined operations of 10 & 30 South Wacker Drive, two office buildings with approximately 2,016,023 million rentable square feet, located in Chicago, Illinois (the "Properties"). The Properties have been presented on a combined basis because the Properties were under common ownership and management. It is anticipated that the Properties will be acquired for $481 million by Equity Office Properties Trust from an unrelated party.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of One Lafayette Centre (the Property) as described in Note 2 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                     ERNST & YOUNG LLP

Chicago, Illinois
September 5, 1997

                              ONE LAFAYETTE CENTRE

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                             (AMOUNTS IN THOUSANDS)

                                                                 YEAR ENDED        JANUARY 1, 1997
                                                                DECEMBER 31,       THROUGH JULY 31,
                                                                    1996                 1997
                                                              -----------------    ----------------
                                                                                     (UNAUDITED)
REVENUE
  Base rents................................................       $8,509               $5,409
  Tenant reimbursements.....................................          855                  582
  Parking income............................................          446                  260
  Other income..............................................          158                   46
                                                                   ------               ------
          Total revenue.....................................        9,968                6,297
                                                                   ------               ------
EXPENSES
  Property operating and maintenance........................        2,238                1,360
  Real estate taxes.........................................        1,154                  625
  Management fee............................................          300                  186
  Insurance.................................................           57                   34
                                                                   ------               ------
          Total expenses....................................        3,749                2,205
                                                                   ------               ------
Revenue in excess of certain expenses.......................       $6,219               $4,092
                                                                   ======               ======

                            See accompanying notes.

                              ONE LAFAYETTE CENTRE

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The accompanying statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the revenue and expenses during the reporting periods. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTY

     The accompanying Statements of Revenue and Certain Expenses relate to the operations of One Lafayette Centre, an office building with approximately 315,000 rentable square feet, located in Washington, D.C. (the "Property"). It is expected that the Property will be acquired for $81.7 million by Equity Office Properties Trust from an unrelated party.

3. RENTALS

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying combined Statement of Revenue and Certain Expenses of the PPM Properties (the Properties) as described in Note 2 for the year ended December 31, 1996. The combined Statement of Revenue and Certain Expenses is the responsibility of the Properties' management. Our responsibility is to express an opinion on the combined Statement of Revenue and Certain Expenses based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Properties' combined revenue and expenses.

     In our opinion, the combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses of the Properties described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Chicago, Illinois
January 22, 1997

                                 PPM PROPERTIES

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                             (AMOUNTS IN THOUSANDS)

                                                                             JANUARY 1, 1997
                                                               YEAR ENDED        THROUGH
                                                              DECEMBER 31,     AUGUST 31,
                                                                  1996            1997
                                                              ------------   ---------------
                                                                               (UNAUDITED)
REVENUE
  Base rents................................................    $ 9,784          $7,038
  Tenant reimbursements.....................................        344             262
  Parking income............................................        152             119
  Other income..............................................        144              56
                                                                -------          ------
          Total revenue.....................................     10,424           7,475
                                                                -------          ------
EXPENSES
  Property operating and maintenance........................      3,062           2,122
  Real estate taxes.........................................      1,170             824
  Management fees...........................................        228             168
  Insurance.................................................         92              76
                                                                -------          ------
          Total expenses....................................      4,552           3,190
                                                                -------          ------
Revenue in excess of certain expenses.......................    $ 5,872          $4,285
                                                                =======          ======

                            See accompanying notes.

                                 PPM PROPERTIES

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a registration statement on Form S-4 of Equity Office Properties Trust. The accompanying financial statements are not representative of the actual operations of the Properties for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Properties, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the combined revenue and expenses during the reporting periods. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTIES

     The accompanying combined Statements of Revenue and Certain Expenses relate to the combined operations of the PPM Properties which are to be acquired by Equity Office Properties Trust for approximately $92 million from an unrelated party. The PPM Properties have been presented on a combined basis because all of the Properties are under common control and management. The following properties are included in the combined financial statements:

                                                               APPROXIMATE
                                                                 RENTABLE
                       PROPERTY NAME                          SQUARE FOOTAGE
                       -------------                          --------------
Lakeside Square.............................................     392,500
1600 Duke Street............................................      68,800
Fair Oaks Plaza.............................................     177,900
                                                                 -------
                                                                 639,200
                                                                 =======

3. RENTALS

     The Properties have entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4. RELATED PARTY TRANSACTIONS

     The Properties were managed by an affiliated party to the seller. The management agreements provided for fees of 2.25% of gross receipts, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

We have audited the accompanying combined Statement of Revenue and Certain Expenses of the Wright Runstad Properties (the Properties) as described in Note 2 for the year ended September 30, 1996. The combined Statement of Revenue and Certain Expenses is the responsibility of the Properties' management. Our responsibility is to express an opinion on the combined Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a Current Report on Form 8-K of Equity Office Properties Trust as described in Note 1 and is not intended to be a complete presentation of the Properties' combined revenue and expenses.

In our opinion, the combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses of the Properties described in Note 2 for the year ended September 30, 1996, in conformity with generally accepted accounting principles.

                                                               ERNST & YOUNG LLP

Chicago, Illinois
September 26, 1997

                           WRIGHT RUNSTAD PROPERTIES

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                             (AMOUNTS IN THOUSANDS)

                                                                                   OCTOBER 1, 1996
                                                                  YEAR ENDED           THROUGH
                                                              SEPTEMBER 30, 1996   AUGUST 31, 1997
                                                              ------------------   ---------------
                                                                                     (UNAUDITED)
REVENUE
  Base rents................................................       $57,191             $54,796
  Tenant reimbursements.....................................         3,294               3,293
  Parking income............................................         5,838               5,780
  Other income..............................................         1,052                 446
                                                                   -------             -------
  Total revenue.............................................        67,375              64,315
                                                                   -------             -------
EXPENSES
  Property operating and maintenance........................        15,427              14,890
  Real estate taxes.........................................         4,881               4,616
  Management fee............................................         1,855               1,793
  Insurance.................................................           468                 427
  Ground rent and air rights................................         1,577               1,440
                                                                   -------             -------
  Total expenses............................................        24,208              23,166
                                                                   -------             -------
Revenue in excess of certain expenses.......................       $43,167             $41,149
                                                                   =======             =======

                            See accompanying notes.

                           WRIGHT RUNSTAD PROPERTIES

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying combined Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Current Report on Form 8-K of Equity Office Properties Trust. The accompanying financial statements are not representative of the actual operations of the Wright Runstad Properties (the "Properties") for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Properties, have been excluded.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the combined revenue and expenses during the reporting periods. Actual results could differ from these estimates.

  Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

2. DESCRIPTION OF PROPERTIES

     The accompanying combined Statements of Revenue and Certain Expenses relate to the combined operations of the Properties which are to be acquired by Equity Office Properties Trust for approximately $640 million from an unrelated party. The Properties have been presented on a combined basis because all of the Properties are under common ownership and management. The following office properties are included in the combined financial statements:

                                                                      APPROXIMATE
                                                                       RENTABLE
                                                                        SQUARE
                PROPERTY NAME                        LOCATION           FOOTAGE
                -------------                        --------         -----------
1111 Third Avenue............................  Seattle, Washington       528,282
First Interstate Center......................  Seattle, Washington       915,883
Second & Seneca Building.....................  Seattle, Washington       480,272
Nordstrom Medical Tower......................  Seattle, Washington       101,431
One Bellevue Center..........................  Bellevue, Washington      344,715
Rainier Plaza................................  Bellevue, Washington      410,855
1001 Fifth Avenue............................  Portland, Oregon          368,018
Calais Office Center.........................  Anchorage, Alaska         190,599
                                                                       ---------
                                                                       3,340,055
                                                                       =========

                           WRIGHT RUNSTAD PROPERTIES

3. RENTALS

     The Properties have entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4. RELATED PARTY TRANSACTIONS

     The Properties were managed by an affiliated party to the seller, except for Nordstrom Medical Tower, which is managed by a third party. The management agreements provided for a fee of 3.0% of gross receipts and reimbursements for on-site personnel.

     The Partnership owning the Properties is a member of the J. Nordstrom Medical Tower Condominium Association (the Association), which provides administrative services relating to building operations of the Nordstrom Medical Tower. The Association is managed by an affiliate. The Association pays all operating expenses associated with the building and is reimbursed annually by condominium unit owners, including Nordstrom Medical Tower. The Properties incurred $510,000 under this agreement during 1996.

     The Properties lease each of their parking garages to an affiliate of the seller in exchange for a percentage of the parking revenue, net of expenses.

5. COMMITMENTS

     The land underlying Rainier Plaza is leased under a 55-year lease agreement expiring in 2040, plus an option for an additional 35 years. The minimum annual rent is $566,800 at September 30, 1996. The lease also provides for contingent rent based upon the gross income of the property, as defined in the lease. No contingent rentals were due for 1996.

     The land underlying One Bellevue Center is leased under a 70-year lease expiring on June 30, 2052 with an option to extend for an additional 20 years. The basic rent under the ground lease agreement is $39,055 per month at September 30, 1996, plus all taxes, utility charges, and other assessments on the property. In July of each year, the basic rent increases 2%. Additional rent may be due based on adjusted gross revenue, as defined in the lease agreement. No additional rent was due in 1996.

     The parking garage facilities located adjacent to the 1001 Fifth Avenue are leased through May 31, 1998, with renewal options for ten and five years. The lease provides for minimum payments of $175,000 per year, plus 50% of the adjusted gross annual revenues in excess of $300,000 from the garage operations. Rent expense under this lease was $637,000 in 1996.

     The land underlying the Calais I & II are leased under a ground lease, expiring in 2029, with four ten-year options to extend. Monthly rental payments are $8,000 per month until December 31, 1999, at which time monthly payments will increase to approximately $9,000. Beginning in 2005, monthly payments are subject to annual adjustments based on office rentals and changes in the consumer price index.

     There is an agreement with a bank through 2037, whereby the bank agreed to certain building restrictions that limit the height and bulk of current and future improvements, if any, to be placed on the bank's land, which is adjacent to 1111 Third Avenue. There are options to extend this agreement for at least an additional 39 years. In return for these restrictions, 1111 Third Avenue is obligated to pay the bank $75,000 per year, plus 4% of annual net proceeds from the property (prior to debt service) in excess of $4,847,000 on an annual basis. Total amounts paid or accrued under this agreement were $75,000 for the year ended September 30, 1996.

                            BEACON PROPERTIES, L.P.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma Condensed Consolidated Balance Sheet of Beacon Properties, L.P. (the "Operating Partnership") as of September 30, 1997, is presented as if the Civic Opera Building, 200 West Adams, 101 North Wacker and Lakeside properties were acquired on September 30, 1997.

     The pro forma Condensed Consolidated Statements of Operations for the year ended December 31, 1996 and nine months ended September 30, 1997 are presented as if the acquisition of the Properties acquired from January 1, 1996 to October 20, 1997 (as more fully described below) and 101 North Wacker, the closing of the MetLife Mortgage loan, the Beacon Properties Corporation common stock offerings from January 1996 to April 1997 (as more fully described below) and the Beacon Properties Corporation 8.98% Series A Cumulative Redeemable Preferred Stock Offering at $25.00 per share had occurred as of January 1, 1996.

     In management's opinion, all adjustments necessary to reflect the above discussed transactions have been made. The unaudited pro forma Condensed Consolidated Balance Sheet and Statement of Operations are not necessarily indicative of what actual results of operations of the Operating Partnership would have been for the period, nor does it purport to represent the Operating Partnership's results of operations for future periods.

Acquisitions included in pro forma:

                                                            RENTABLE     YEAR BUILT/      DATE OF
                      PROPERTY NAME                           SQ FT       RENOVATED     ACQUISITION
                      -------------                         --------     -----------    -----------
1996 Acquisitions
Perimeter Center, Atlanta, GA.............................  3,302,000     1970-1989      02/15/96
New York Life Portfolio, Chicago, IL and Washington,
  D.C.....................................................  1,012,000     1984-1986      08/16/96
Fairfax County Portfolio, McLean, VA and Herndon, VA......    550,000     1981-1988      09/05/96
Rosslyn Virginia Portfolio, Rosslyn, VA...................    666,000     1974-1980      10/18/96
New England Executive Park, Burlington, MA................    817,000     1970-1985      11/15/96
245 First Street, Cambridge, MA...........................    263,000     1985-1986      11/21/96
10960 Wilshire Boulevard, Westwood, CA....................    544,000     1971-1992      11/21/96
Shoreline Technology Park, Mountain View, CA..............    727,000     1985-1991      12/20/96
Lake Marriott Business Park, Santa Clara, CA..............    400,000          1981      12/20/96
Presidents Plaza, Chicago, IL.............................    791,000     1980-1982      12/27/96

                                                                   PURCHASE PRICE
                                                    --------------------------------------------
                      SELLER                           CASH       DEBT     O.P. UNITS    TOTAL
                      ------                           ----       ----     ----------    -----
                                                                   (IN THOUSANDS)
1996 Acquisitions
--------------------------------------------------
Metropolitan Life Insurance Company...............  $  322,200             $  13,800    $336,000
New York Life Insurance Company...................     150,000                           150,000
Greensboro Associates, John Marshall Associates
  Limited Partnership and Woodland-Northridge I
  Limited Partnership.............................               $55,400      21,600      77,000
LaSalle Fund II...................................      99,050                            99,050
New England Executive Park Limited Partnership, et
  al..............................................      75,000                            75,000
Riverview Building Combined Limited Partnership...      45,000                            45,000
10960 Property Corporation........................     133,000                           133,000
Teachers Insurance and Annuity Association
  (TIAA)..........................................     139,080                           139,080
Teachers Insurance and Annuity Association
  (TIAA)..........................................      43,920                            43,920
Metropolitan Life Insurance Company...............      38,000                39,000      77,000

                                                            RENTABLE     YEAR BUILT/      DATE OF
                          SELLER                              SQ FT       RENOVATED     ACQUISITION
                          ------                            --------     -----------    -----------
1997 Acquisitions
----------------------------------------------------------
10880 Wilshire Boulevard, Westwood, CA....................    531,000          1970       4/23/97
Centerpointe I and II, Fairfax, VA........................    409,000     1988-1990       4/30/97
Westbrook Corporate Center, Westchester, IL...............  1,106,000     1985-1996       5/23/97
175 Wyman Street, Waltham, MA.............................         (1)           (1)      5/13/97
225 Franklin Street, Boston, MA...........................    929,545          1966       6/4/97
Sunnyvale Business Center, Sunnyvale, CA..................    175,000          1990       7/1/97
Riverside, Newton, MA.....................................         (2)           (2)      8/21/97
150 California, San Francisco, CA.........................         (3)           (3)      9/25/97
Media Center , Los Angeles, CA............................         (4)           (4)      9/29/97
Civic Opera Building, Chicago, IL.........................    824,000          1994       10/1/97
200 West Adams, Chicago, IL...............................    677,000          1985       10/8/97
Lakeside, Atlanta, GA.....................................    391,000     1972-1978      10/20/97
101 North Wacker, Chicago, IL.............................    575,000          1980       Pending

                                                                    PURCHASE PRICE
                                                      -------------------------------------------
                       SELLER                           CASH       DEBT     O.P. UNITS    TOTAL
                       ------                           ----       ----     ----------    -----
                                                                    (IN THOUSANDS)
1997 Acquisitions
10880 Property Corporation..........................  $ 99,800                           $ 99,800
Joshua Realty Corporation...........................    25,000   $ 30,000                  55,000
Westbrook Corporate Center Associates, Westbrook
  Corporate Center IV Associates Limited Partnership
  and Westbrook Corporate Center V Associates
  Limited Partnership...............................    42,700    106,000    $ 33,400     182,100
Hewlett-Packard Company.............................    24,000                             24,000
Hexalon Real Estate, Inc............................   280,000                            280,000
O.M. Sunnyvale Associates, L.P. ....................    33,800                             33,800
Cabot, Cabot & Forbes of New England, Inc. .........    32,500                             32,500
CalProp, Inc. ......................................    10,600                             10,600
City of Burbank, Ishverbhai Patel, Patel Charitable
  Remainder Unitrust and Burbank Holdings, Inc. ....    18,850                             18,850
Windy Point LLC and Range Line LLC..................    21,136     31,773       6,701      59,610
Adams Family LLC....................................    72,175                             72,175
Mutual Life Insurance Company of New York...........    38,000                             38,000
Dai-Ichi and Metropolitan Life Insurance Co. .......    58,965                             58,965

-------------------------
(1) 175 Wyman Street consists of a vacant 335,000 square for office/research and development complex and 26.7 acres of land suitable for development. The Operating partnership plans to redevelop the property into 400,000 square feet of class A office space.

(2) The Riverside investment consists of a mortgage loan receivable from Riverside Project LLC in the amount of $26,000 which bears interest at 9% and is due upon sale along with 50% of any excess sale proceeds. In addition, loans bearing interest at 7% in the amount of $3,250 each are due from Beacon Property Management Corporation and Beacon Design Corporation, the proceeds of which were used by these entities to capitalize Riverside Project LLC.

(3) 150 California land consists of a parcel of land on which the Operating Partnership plans to develop a 207,000 square foot class A office property.

(4) Media Center consists of a parcel of land on which the Operating Partnership plans to develop a 585,000 square feet of class A office space.

Common and Preferred Stock Offerings included in pro forma:

                                                                               GROSS             NET
                                                               PRICE PER      PROCEEDS         PROCEEDS
          YEAR              MONTH       SHARES       TYPE        SHARE     (IN THOUSANDS)   (IN THOUSANDS)
          ----              -----       ------       ----      ---------   --------------   --------------
1996.....................     March    7,036,000      Common    $26.25        $184,695         $173,800
1996.....................    August    5,750,000      Common     25.75         148,063          139,400
1996.....................  November   13,723,000      Common     30.75         421,982          398,900
1996.....................  December    1,132,400      Common     33.465         37,896           37,800
1997.....................     April    7,000,000      Common     32.125        224,875          212,722
1997.....................      June    8,000,000   Preferred     25.00         200,000          193,350

                            BEACON PROPERTIES, L.P.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                  (UNAUDITED)

                                                               PRO FORMA ADJUSTMENTS
                                           --------------------------------------------------------------
                                             BEACON
                                           PROPERTIES,
                                              L.P.       CIVIC OPERA      200 WEST              101 NORTH
                                           HISTORICAL     BUILDING         ADAMS     LAKESIDE    WACKER
                                           -----------   -----------      --------   --------   ---------
                                                               (DOLLARS IN THOUSANDS)
ASSETS
Real estate, net.........................  $2,230,715      $59,610        $72,175    $38,000     $58,965
Deferred financing and leasing costs,
  net....................................      19,179
Cash and cash equivalents................      36,609      (20,136)        (6,675)
Mortgages and notes receivable...........      85,196
Other assets.............................      48,783       (1,000)          (500)    (1,000)     (2,948)
Investments in and advance to joint
  ventures and corporations..............      50,472
                                           ----------      -------        -------    -------     -------
     Total assets........................  $2,470,954      $38,474        $65,000    $37,000     $56,017
                                           ==========      =======        =======    =======     =======
LIABILITIES AND PARTNERS' CAPITAL
Mortgage notes payable...................  $  586,925      $31,773(A)
Note payable, Credit Facility............     249,000                     $65,000    $37,000     $56,017
Other liabilities........................      50,743
Investment in joint venture..............      24,052
                                           ----------      -------        -------    -------     -------
     Total liabilities...................     910,720       31,773         65,000     37,000     $56,017
Limited partners' capital interest at
  redemption value.......................     336,422        6,701(B)
Partners' capital........................   1,223,812
                                           ----------      -------        -------    -------     -------
     Total liabilities and partners'
       capital...........................  $2,470,954      $38,474        $65,000    $37,000     $56,017
                                           ==========      =======        =======    =======     =======

                            BEACON PROPERTIES, L.P.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                  (UNAUDITED)

                                                                 PRO FORMA ADJUSTMENTS
                                                              ----------------------------
                                                                               PRO FORMA
                                                              PRO FORMA       CONSOLIDATED
                                                              ---------       ------------
                                                                 (DOLLARS IN THOUSANDS)
ASSETS
Real estate, net............................................                   $2,459,465
Deferred financing and leasing costs, net...................                       19,179
Cash and cash equivalents...................................                        9,798
Mortgages and notes receivable..............................                       85,196
Other assets................................................                       43,335
Investments in and advance to joint ventures and
  corporations..............................................                       50,472
                                                               -------         ----------
     Total assets...........................................        --         $2,667,445
                                                               =======         ==========
LIABILITIES AND PARTNERS' CAPITAL
Mortgage notes payable......................................                   $  618,698
Note payable, Credit Facility...............................                      407,017
Other liabilities...........................................                       50,743
Investment in joint venture.................................                       24,052
                                                               -------         ----------
     Total liabilities......................................                    1,100,510
Limited partners' capital interest at redemption value......   $   480(C)         343,603
Partners' capital...........................................      (480)         1,223,332
                                                               -------         ----------
     Total liabilities and partners' capital................        --         $2,667,445
                                                               =======         ==========

-------------------------
(A) The mortgage debt has an interest rate of 7.37% and requires monthly principal and interest payments based on a 25 year amortization schedule. The mortgage matures March 15, 2000 but maybe extended until March 15, 2003 based on compliance with certain covenant requirements.

(B) The seller of Civic Opera Building was issued $6,701 of Operating Partnership Units consisting of 156,756 units valued at $42.745 each.

(C) Pro forma adjustment required to adjust the issuance of 156,756 units (See
    (B)) to September 30, 1997 redemption value of $45.8125 per Unit. The $45.8125 value per Unit is based on the closing price of Beacon Properties Corporation's common stock on September 30, 1997.

                            BEACON PROPERTIES, L.P.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                                                                                      OCTOBER &
                                                    BEACON                       NEW YORK LIFE        NOVEMBER
                                               PROPERTIES, L.P.    PERIMETER    AND FAIRFAX VA.         1996
                                                  HISTORICAL       CENTER(A)     PORTFOLIOS(B)     ACQUISITIONS(G)
                                               ----------------    ---------    ---------------    ---------------
                                                     (DOLLARS IN THOUSANDS EXCEPT PER UNIT AMOUNTS AND UNITS
                                                                          OUTSTANDING)
Revenue:
  Rental income............................        $147,825         $ 6,420         $19,098            $38,886
  Management fees..........................           3,005
  Recoveries from tenants..................          16,719             304           3,788              3,674
  Mortgage interest income.................           4,970
  Other income.............................          11,272             208             845              3,012
                                                   --------         -------         -------            -------
  Total revenue............................         183,791           6,932          23,731             45,572
                                                   --------         -------         -------            -------
Expenses:
  Property expenses........................          37,211           1,562           4,875             11,716
  Real estate taxes........................          18,124             591           1,708              3,991
  General and administrative...............          19,331             378             812              1,700
  Mortgage interest expense................          30,300           1,895(C)        2,954(F)
  Interest -- amortization of financing
     costs.................................           2,084              15(D)
  Depreciation and amortization............          33,184           1,196(E)        4,374(E)           9,105(E)
                                                   --------         -------         -------            -------
  Total expenses...........................         140,234           5,637          14,723             26,512
                                                   --------         -------         -------            -------
Income from operations.....................          43,557           1,295           9,008             19,060
Equity in net income of joint ventures and
  corporation..............................           4,989
                                                   --------         -------         -------            -------
Income from continuing operations..........          48,546           1,295           9,008             19,060
Discontinued operations:
Loss from operations -- Construction
  Company..................................
Loss on sale -- Construction Company.......          (2,609)
Gain on sale -- Westlakes Office Park......            (249)
                                                   --------         -------         -------            -------
Income before extraordinary items..........          45,688           1,295           9,008             19,060
Series A Preferred distributions...........
                                                   --------         -------         -------            -------
Net income available for units before
  extraordinary items......................        $ 45,688         $ 1,295         $ 9,008            $19,060
                                                   ========         =======         =======            =======

-------------------------
Units Outstanding (Excluding Preferred Units)

Net income per unit

(1) Includes Depreciation and amortization of $4,033

                                                          PROPERTIES            ACQUIRED           WESTLAKES
                                                         DECEMBER 1996            AS OF           OFFICE PARK
                                                        ACQUISITIONS(H)   SEPTEMBER 30, 1997(I)    SALE (K)
                                                        ---------------   ---------------------   -----------
                                                                (DOLLARS IN THOUSANDS EXCEPT PER UNIT
                                                                   AMOUNTS AND UNITS OUTSTANDING)
Revenue:
  Rental income........................................     $26,858              $69,302           $ (8,422)
  Management fees......................................
  Recoveries from tenants..............................       6,099                8,203             (1,020)
  Mortgage interest income.............................
  Other income.........................................         470                2,783             (1,293)
                                                            -------              -------           --------
     Total revenue.....................................      33,427               80,288            (10,735)
                                                            -------              -------           --------
Expenses:
  Property expenses....................................       4,509               14,299             (2,588)
  Real estate taxes....................................       5,036                8,700               (626)
  General and administrative...........................       1,250                2,011               (471)
  Mortgage interest expense............................                           10,380(J)
  Interest -- amortization of financing costs..........
  Depreciation and amortization........................       6,555(E)            19,927(E)          (2,458)
                                                            -------              -------           --------
     Total expenses....................................      17,350               55,317             (6,143)
                                                            -------              -------           --------
Income from operations.................................      16,077               24,971             (4,592)
Equity in net income of joint ventures and
  corporation..........................................
                                                            -------              -------           --------
Income from continuing operations......................      16,077               24,971             (4,592)
Discontinued operations:
Loss from operations -- Construction Company...........
Loss on sale -- Construction Company...................
Gain on sale -- Westlakes Office Park..................                                              16,505
Income before extraordinary items......................      16,077               24,971             11,913
                                                            -------              -------           --------
Series A Preferred distributions.......................
Net income available for units before extraordinary
  items................................................     $16,077              $24,971           $ 11,913
                                                            =======              =======           ========
Units Outstanding (Excluding Preferred Units)
Net income per unit....................................

---------------

(1) Includes Depreciation and amortization of $ 4,033

                                                       PROPERTIES
                                                     ACQUIRED OR TO
                                                   BE ACQUIRED AFTER       PRO FORMA        PRO FORMA
                                                 SEPTEMBER 30, 1997 (L)   ADJUSTMENTS      CONSOLIDATED
                                                 ----------------------   -----------      ------------
                                                         (DOLLARS IN THOUSANDS EXCEPT PER UNIT
                                                             AMOUNTS AND UNITS OUTSTANDING)
Revenue:
  Rental income.................................        $32,342                            $   332,309
  Management fees...............................                                                 3,005
  Recoveries from tenants.......................          9,118                                 46,885
  Mortgage interest income......................                           $  3,406(M)           8,376
  Other income..................................            729                                 18,026
                                                        -------            --------        -----------
     Total revenue..............................         42,189               3,406            408,601
                                                        -------            --------        -----------
Expenses:
  Property expenses.............................         12,792                                 84,375
  Real estate taxes.............................         10,330                                 47,854
  General and administrative....................          2,087                                 27,099
  Mortgage interest expense.....................                             26,261(N)          71,789
  Interest -- amortization of financing costs...                                                 2,099
  Depreciation and amortization.................          6,863(E)                              78,745
                                                        -------            --------        -----------
     Total expenses.............................         32,072              26,261            311,962
                                                        -------            --------        -----------
Income from operations..........................         10,118             (22,854)            96,640
Equity in net income of joint ventures and
  corporation...................................                               (450)(O)          4,539(1)
                                                        -------            --------        -----------
Income from continuing operations...............         10,118             (23,365)           101,178
Discontinued operations:
Loss from operations -- Construction Company....                                                (2,609)
Loss on sale -- Construction Company............                                                  (249)
Gain on sale -- Westlakes Office Park...........                                                16,505
                                                        -------            --------        -----------
Income before extraordinary items...............         10,118             (23,305)           114,825
Series A Preferred distributions................                            (17,960)(P)        (17,960)
                                                        -------            --------        -----------
Net income available for units before
  extraordinary items...........................        $10,118            $(41,265)       $    96,865
                                                        =======            ========        ===========
Units Outstanding (Excluding Preferred Units)...                                            63,156,724
Net income per unit.............................                                           $      1.53

---------------

(1) Includes Depreciation and amortization of $4,033

    See accompanying notes to pro forma condensed consolidated statement of operations.

                            BEACON PROPERTIES, L.P.

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

     (A) Results of operations of Perimeter Center for the period ended February 14, 1996.

  Rental income -- historical.................................  $6,128
  Pro forma straight-line rent adjustment.....................     292
                                                                ------
  Pro forma rental income.....................................  $6,420
                                                                ======

     (B) Results of operations of the Fairfax County Portfolio and the New York Life Portfolio for the periods ended September 4, 1996 and August 15, 1996, respectively.

                                                                    NEW
                                                      FAIRFAX      YORK
                                                      COUNTY       LIFE
                                                     PORTFOLIO   PORTFOLIO    TOTAL
                                                     ---------   ---------    -----
REVENUE:
  Rental income-historical.........................   $7,284      $11,048    $18,332
  Pro forma straight-line rent adjustment..........      377          389        766
                                                      ------      -------    -------
  Pro forma rental income..........................    7,661       11,437     19,098
  Management fees..................................
  Recoveries from tenants..........................      542        3,247      3,788
  Mortgage interest income.........................
  Other income.....................................       72          773        845
                                                      ------      -------    -------
     Total revenue.................................    8,274       15,457     23,731
                                                      ------      -------    -------
EXPENSES:
  Property expenses................................    1,581        3,294      4,875
  Real estate taxes................................      364        1,345      1,708
  General and administrative.......................       80          732        812
  Mortgage interest expense (F)                        2,954                   2,954
  Interest -- amortization of financing costs......
  Depreciation and amortization (E)................    1,568        2,806      4,374
                                                      ------      -------    -------
     Total expenses................................    6,546        8,177     14,723
                                                      ------      -------    -------
Income from operations.............................   $1,728      $ 7,280    $ 9,008
                                                      ======      =======    =======

     (C) Net interest expense associated with the MetLife Mortgage Loan in the amount of $218 million based on a 7.08% interest rate for the period ended prior to March 15, 1996.

     (D) Amortization of the costs of obtaining the permanent financing at $1.2 million over 10 years.

                            BEACON PROPERTIES, L.P.

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
              FOR THE YEAR ENDED DECEMBER 31, 1996 -- (CONTINUED)
                                  (UNAUDITED)

     (E) Detail of depreciation expense by property is presented as follows:

                                                               BASIS      LIFE     DEPRECIATION
                                                               -----      ----     ------------
Perimeter Center............................................  $287,130    30 yrs     $ 1,196
                                                                                     =======

Fairfax County Portfolio....................................    69,300    30 yrs     $ 1,568
The New York Life Portfolio.................................   135,000    30 yrs       2,806
                                                                                     -------
                                                                                     $ 4,374
                                                                                     =======
October & November 1996 Acquisitions:
------------------------------------------------------------
Rosslyn, Virginia Portfolio.................................    89,145    30 yrs     $ 2,352
New England Executive Park..................................    67,500    30 yrs       1,969
245 First Street............................................    40,500    30 yrs       1,209
10960 Wilshire Boulevard....................................   119,700    30 yrs       3,574
                                                                                     -------
                                                                                     $ 9,105
                                                                                     =======
December 1996 Acquisitions:
------------------------------------------------------------
Lake Marriott Business Park.................................    31,110    30 yrs     $ 1,008
Shoreline Technology Park...................................   100,650    30 yrs       3,263
Presidents Plaza............................................    69,250    30 yrs       2,284
                                                                                     -------
                                                                                     $ 6,555
                                                                                     =======
1997 acquisitions as of September 30, 1997
------------------------------------------------------------
10880 Wilshire Boulevard....................................   102,000    30 yrs     $ 3,400
Centerpointe................................................    49,500    30 yrs       1,650
Westbrook Corporate Center..................................   163,890    30 yrs       5,463
225 Franklin Street.........................................   252,000    30 yrs       8,400
Sunnyvale Business Center...................................    30,420    30 yrs       1,014
                                                                                     -------
                                                                                     $19,927
                                                                                     =======
Properties acquired or to be acquired after September 30,
  1997:
------------------------------------------------------------
Civic Opera Building........................................    53,649    30 yrs     $ 1,788
200 West Adams..............................................    64,958    30 yrs       2,165
Lakeside....................................................    34,200    30 yrs       1,140
101 North Wacker............................................    53,069    30 yrs       1,769
                                                                                     -------
                                                                                     $ 6,863
                                                                                     =======

     (F) Fairfax County Portfolio interest expense on debt assumed for period prior to acquisition:

                                                        PRINCIPAL   RATE   EXPENSE
                                                        ---------   ----   -------
John Marshall.........................................   $21,068    8.38%  $1,197
EJ Randolph (1).......................................    18,016    7.78%     951
Northridge............................................    16,306    7.28%     806
                                                         -------           ------
                                                         $55,390           $2,954
                                                         =======           ======

---------------

(1) Paid off by Credit Facility proceeds at closing.

                            BEACON PROPERTIES, L.P.

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
              FOR THE YEAR ENDED DECEMBER 31, 1996 -- (CONTINUED)
                                  (UNAUDITED)

     (G) Results of operations of the Rosslyn, Virginia Portfolio, New England Executive Park, 245 First Street and 10960 Wilshire Boulevard for the period prior acquisition.

                                                                     NEW
                                                       ROSSLYN     ENGLAND                     10960
                                                      VIRGINIA    EXECUTIVE                   WILSHIRE
                                                      PORTFOLIO     PARK      245 FIRST ST.    BLVD.      TOTAL
                                                      ---------   ---------   -------------   --------    -----
Revenue:
  Rental income -- historical........................  $11,640     $11,766       $4,552       $ 9,650    $37,607
  Pro forma straight -- line rent adjustment.........      361         283          510           124      1,278
                                                       -------     -------       ------       -------    -------
  Pro forma rental income............................   12,001      12,049        5,062         9,774     38,885
  Management fees....................................
  Recoveries from tenants............................      528       1,113        1,776           257      3,674
  Mortgage interest income...........................
  Other income.......................................    1,066                      533         1,413      3,012
                                                       -------     -------       ------       -------    -------
     Total revenue...................................   13,595      13,162        7,371        11,444     45,571
                                                       -------     -------       ------       -------    -------
Expenses:
  Property expenses..................................    2,611       4,958        1,020         3,126     11,716
  Real estate taxes..................................      747       1,421          913           910      3,991
  General and administrative.........................      575         471           81           572      1,700
  Mortgage interest expense..........................
  Interest -- amortization of financing costs........
  Depreciation and amortization (E)..................    2,352       1,969        1,209         3,574      9,105
                                                       -------     -------       ------       -------    -------
     Total expenses..................................    6,286       8,819        3,223         8,183     26,512
                                                       -------     -------       ------       -------    -------
Income from operations...............................  $ 7,308     $ 4,342       $4,148       $ 3,261    $19,059
                                                       =======     =======       ======       =======    =======

                            BEACON PROPERTIES, L.P.

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
              FOR THE YEAR ENDED DECEMBER 31, 1996 -- (CONTINUED)
                                  (UNAUDITED)

     (H) Results of operations of Lake Marriott Business Park, Shoreline Technology Park and Presidents Plaza for the period prior to acquisition.

                                                      SHORELINE    LAKE MARRIOTT
                                                      TECHNOLOGY     BUSINESS      PRESIDENTS
                                                         PARK          PARK          PLAZA       TOTAL
                                                      ----------   -------------   ----------   -------
Revenue:
  Rental income-historical..........................   $12,942        $3,824        $ 9,244     $26,009
  Pro forma straight-line rent adjustment...........                     237            611         848
                                                       -------        ------        -------     -------
  Pro forma rental income...........................    12,942         4,061          9,855      26,857
  Management fees...................................
  Recoveries from tenants...........................     1,068           996          4,035       6,099
  Mortgage interest income..........................
  Other income......................................                                    470         470
                                                       -------        ------        -------     -------
     Total revenue..................................    14,010         5,057         14,359      33,426
                                                       -------        ------        -------     -------
Expenses:
  Property expenses.................................       105           718          3,685       4,509
  Real estate taxes.................................     1,068           395          3,572       5,036
  General and administrative........................        71             8          1,171       1,250
  Mortgage interest expense.........................
  Interest -- amortization of financing costs.......
  Depreciation and amortization(E)..................     3,263         1,008          2,284       6,555
                                                       -------        ------        -------     -------
     Total expenses.................................     4,508         2,130         10,712      17,350
                                                       -------        ------        -------     -------
Income from operations..............................   $ 9,503        $2,927        $ 3,647     $16,077
                                                       =======        ======        =======     =======

                            BEACON PROPERTIES, L.P.

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
              FOR THE YEAR ENDED DECEMBER 31, 1996 -- (CONTINUED)
                                  (UNAUDITED)

     (I) Results of operations of 10880 Wilshire Boulevard, Centerpointe, Westbrook Corporate Center, 225 Franklin Street and Sunnyvale Business Center for the year 1996.

                                      10880                    WESTBROOK     225      SUNNYVALE
                                    WILSHIRE                   CORPORATE   FRANKLIN   BUSINESS
                                    BOULEVARD   CENTERPOINTE    CENTER      STREET     CENTER      TOTAL
                                    ---------   ------------   ---------   --------   ---------   -------
Revenue:
  Rental income -- historical.....   $8,687        $7,293       $21,029    $24,172     $3,209     $64,390
  Pro forma straight-line rent
     adjustment...................      399           300         2,778      1,435                  4,912
                                     ------        ------       -------    -------     ------     -------
  Pro forma rental income.........    9,086         7,593        23,807     25,607      3,209      69,302
  Management fees.................
  Recoveries from tenants.........       80           578         1,806      5,527        212       8,203
  Mortgage interest income........
  Other income....................    1,306            99           136      1,230         12       2,783
                                     ------        ------       -------    -------     ------     -------
  Total revenue...................   10,472         8,270        25,749     32,364      3,433      80,288
                                     ------        ------       -------    -------     ------     -------
Expenses:
  Property expenses...............    3,066         1,740         4,400      5,093                 14,299
  Real estate taxes...............    1,043           497         3,113      3,846        201       8,700
  General and administrative......      720           180           208        844         59       2,011
  Mortgage interest expense(J)....                  1,914         8,466                            10,380
  Interest -- amortization of
     financing costs..............
  Depreciation and
     amortization(E)..............    3,400         1,650         5,463      8,400      1,014      19,927
                                     ------        ------       -------    -------     ------     -------
  Total expenses..................    8,229         5,981        21,650     18,183      1,274      55,317
                                     ------        ------       -------    -------     ------     -------
Income from operations............   $2,243        $2,289       $ 4,099    $14,181     $2,159     $24,971
                                     ======        ======       =======    =======     ======     =======

     (J) Interest expense in mortgage debt assumed:

          Centerpointe - historical 1996 expense.

          Westbrook Corporate Center - based on a principal balance of $106,000 with interest at 8%.

     (K) Historical results of operations of Westlakes Office Park.

                            BEACON PROPERTIES, L.P.

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
              FOR THE YEAR ENDED DECEMBER 31, 1996 -- (CONTINUED)
                                  (UNAUDITED)

     (L) Results of operations of Civic Opera Building, 200 West Adams, Lakeside and 101 North Wacker for the year 1996.

                                                    CIVIC                            101
                                                    OPERA     200 WEST              NORTH
                                                   BUILDING    ADAMS     LAKESIDE   WACKER    TOTAL
                                                   --------   --------   --------   ------   -------
Revenue:
  Rental income-historical.......................  $10,358    $10,467     $4,408    $6,426   $31,659
  Pro forma straight-line rent adjustment........       69        (68)       105       577       683
                                                   -------    -------     ------    ------   -------
  Pro forma rental income........................   10,427     10,399      4,513     7,003    32,342
  Management fees................................
  Recoveries from tenants........................    1,545      2,647        241     4,685     9,118
  Mortgage interest income
  Other income...................................      551         67         36        75       729
                                                   -------    -------     ------    ------   -------
     Total revenue...............................   12,523     13,113      4,790    11,763    42,189
                                                   -------    -------     ------    ------   -------
Expenses:
  Property expenses..............................    6,070      2,393      1,795     2,534    12,792
  Real estate taxes..............................    1,990      3,539        358     4,443    10,330
  General and administrative.....................      937        339        462       349     2,087
  Mortgage interest expense (J)..................
  Interest -- amortization of financing costs....
  Depreciation and amortization (E)..............    1,788      2,165      1,140     1,769     6,863
                                                   -------    -------     ------    ------   -------
     Total expenses..............................   10,785      8,436      3,755     9,095    32,072
                                                   -------    -------     ------    ------   -------
Income from operations...........................  $ 1,738    $ 4,677     $1,035    $2,668   $10,118
                                                   =======    =======     ======    ======   =======
(M) Interest income related to the acquisition of the Rowes
  Wharf mortgage............................................  $  611
                                                              ------
Interest income on Riverside notes receivable:
Interest income - note receivable from Riverside Project LLC
  ($26,000 X 9%)............................................   2,340
Interest income - note receivable from Beacon Design Corp.
  ($3,250 X 7%).............................................     228
Interest income - note receivable from Beacon Property
  Management Corp. ($3,250 X 7%)............................     228
                                                              ------
     Total..................................................   2,795
                                                              ------
     Grand total............................................  $3,406
                                                              ======

                            BEACON PROPERTIES, L.P.

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
              FOR THE YEAR ENDED DECEMBER 31, 1996 -- (CONTINUED)
                                  (UNAUDITED)

     (N) Credit facility interest expense:

        Credit Facility balance per pro forma balance sheet.........  $ 407,017
        Less Credit Facility balances relating to development
          projects in which the associated interest expense would be capitalized:
        Development projects owned or underdevelopment as of September 30,
          1997:
          Crosby Phase II...........................................     (6,350)
          175 Wyman Street..........................................    (24,840)
          150 California............................................    (10,640)
          Media Center..............................................    (19,030)
                                                                      ---------
        Adjusted pro forma Credit Facility balance..................    346,157
        Average Credit Facility rate through December 31, 1996......      7.78%
                                                                      ---------
        Pro Forma Credit Facility interest expense full year........     26,931
        Less historical 1996 Credit Facility interest expense.......      3,294
                                                                      ---------
        Pro Forma Credit Facility adjustment........................     23,637
                                                                      ---------
        Mortgage Interest:
          Pro forma mortgage interest on Centerpointe full year
             based on principal balance of $30,000 with interest at
             7.32%..................................................      2,196
          Less: Historical 1996 interest expense....................      1,914
                                                                      ---------
                                                                            282
                                                                      ---------
        Mortgage Interest:
          Pro forma mortgage interest on Civic Opera Building full
             year based on principal balance of $31,773 with
             interest at 7.37%......................................      2,342
                                                                      ---------
             Grand total............................................  $  26,261
                                                                      =========

     (O) Adjustment to equity in net income of corporations as a result of Riverside notes:

        Beacon Design Corp. note payable ($3,250 X 7%)..............  $   (228)
        Beacon Property Management Corp. note payable ($3,250 X
          7%).......................................................      (228)
                                                                      --------
             Total interest expense adjustment......................      (455)
        Operating Partnership ownership % of entities...............     98.99%
                                                                      --------
        Adjustment to equity in net income of corporations..........  $   (450)
                                                                      ========

     (P) Series A preferred units based on 8,000,000 units with a $25.00 per unit redemption price at 8.98%.

                            BEACON PROPERTIES, L.P.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                                                   BEACON               PROPERTIES ACQUIRED           WESTLAKES
                                              PROPERTIES, L.P.                 AS OF                 OFFICE PARK
                                                 HISTORICAL            SEPTEMBER 30, 1997(A)           SALE(B)
                                              ----------------         ---------------------         -----------
                                                        (DOLLARS IN THOUSANDS EXCEPT PER UNIT AMOUNTS
                                                                    AND UNITS OUTSTANDING)
Revenue:
  Rental income.............................      $218,544                    $30,761                  $(3,087)
  Management fees...........................         2,445
  Recoveries from tenants...................        29,376                      3,066                     (408)
  Mortgage interest income..................         5,320
  Other income..............................        10,350                        276                     (405)
                                                  --------                    -------                  -------
  Total revenue.............................       266,035                     34,102                   (3,900)
                                                  --------                    -------                  -------
Expenses:
  Property expenses.........................        51,169                      5,943                     (878)
  Real estate taxes.........................        27,960                      3,821                     (237)
  General and administrative................        27,920                        548                     (283)
  Mortgage interest expense.................        36,313                      4,065
  Interest -- amortization of financing
     costs..................................         1,131
  Depreciation and amortization.............        50,756                      7,858(D)                (2,071)
                                                  --------                    -------                  -------
  Total expenses............................       195,249                     22,236                   (3,469)
                                                  --------                    -------                  -------
Income from operations......................        70,786                     11,867                     (431)
Equity in net income of joint ventures and
  corporations..............................         4,940
                                                  --------                    -------                  -------
Income from continuing operations...........        75,726                     11,867                     (431)
Discontinued operations:
  Loss from operations -- Construction
     Company................................        (2,263)
                                                  --------                    -------                  -------
Income before extraordinary items...........        73,463                     11,867                     (431)
Series A Preferred distributions............        (5,388)
                                                  --------                    -------                  -------
Net income available for units before
  extraordinary items.......................      $ 68,075                    $11,867                  $  (431)
                                                  ========                    =======                  =======
Units Outstanding (Excluding Preferred
  Units)
Net income per unit.........................

---------------
(1) Includes Depreciation and amortization of $3,086

                            BEACON PROPERTIES, L.P.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 -- (CONTINUED)
                                  (UNAUDITED)

                                              PROPERTIES ACQUIRED OR
                                               TO BE ACQUIRED AFTER           PRO FORMA           PRO FORMA
                                              SEPTEMBER 30, 1997(C)          ADJUSTMENTS         CONSOLIDATED
                                              ----------------------         -----------         ------------
                                                           (DOLLARS IN THOUSANDS EXCEPT PER UNIT
                                                              AMOUNTS AND UNITS OUTSTANDING)
Revenue:
  Rental income.............................       $    25,055                                     $271,273
  Management fees...........................                                                          2,445
  Recoveries from tenants...................             6,131                                       38,164
  Mortgage interest income..................                                  $  1,833(E)             7,153
  Other income..............................               818                                       11,039
                                                   -----------                --------             --------
  Total revenue.............................            32,003                   1,833              330,074
                                                   -----------                --------             --------
Expenses:
  Property expenses.........................             8,369                                       64,602
  Real estate taxes.........................             8,139                                       39,683
  General and administrative................             1,532                                       29,717
  Mortgage interest expense.................                                    12,322(F)            52,700
  Interest -- amortization of financing
     costs..................................                                                          1,131
  Depreciation and amortization.............             5,147(D)                                    61,690
                                                   -----------                --------             --------
  Total expenses............................            23,186                  12,322              249,523
                                                   -----------                --------             --------
Income from operations......................             8,817                 (10,488)              80,551
Equity in net income of joint ventures and
  corporations..............................                                      (338)(G)            4,602(1)

Income from continuing operations...........             8,817                 (10,826)              85,153
Discontinued operations:
Loss from operations -- Construction
  Company...................................                                                         (2,263)
                                                   -----------                --------             --------
Income before extraordinary items...........             8,817                 (10,826)              82,890
Series A Preferred distributions............                                    (8,082)(H)          (13,470)
                                                   -----------                --------             --------
Net income available for units before
  extraordinary items.......................       $     8,817                $(18,908)            $ 69,420
                                                   -----------                --------             --------
Units Outstanding (Excluding Preferred
  Units)....................................                                                     63,156,724
Net income per unit.........................                                                       $   1.10

---------------

(1) Includes Depreciation and amortization of $3,086

    See accompanying notes to pro forma condensed consolidated statement of operations.

                            BEACON PROPERTIES, L.P.

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

     (A) Results of operations of 10880 Wilshire Boulevard, Centerpointe, Westbrook Corporate Center, 225 Franklin Street and Sunnyvale Business Center for the period prior to the date of acquisition.

                                          10880                    WESTBROOK     225      SUNNYVALE
                                        WILSHIRE                   CORPORATE   FRANKLIN   BUSINESS
                                        BOULEVARD   CENTERPOINTE    CENTER      STREET     CENTER      TOTAL
                                        ---------   ------------   ---------   --------   ---------    -----
Revenue:
  Rental income -- historical.........   $4,078        $2,411       $ 9,961    $11,512     $1,610     $29,572
  Pro forma straight-line rent
     adjustment.......................      660            99           464        (34)                 1,189
                                         ------        ------       -------    -------     ------     -------
  Pro forma rental income.............    4,738         2,510        10,425     11,478      1,610      30,761
  Management fees.....................
  Recoveries from tenants.............       37           191           475      2,260        102       3,066
  Mortgage interest income............
  Other income........................       81            33             2        154          7         276
                                         ------        ------       -------    -------     ------     -------
     Total revenue....................    4,856         2,734        10,901     13,893      1,719      34,102
                                         ------        ------       -------    -------     ------     -------
Expenses:
  Property expenses...................    1,274           575         1,941      2,153                  5,943
  Real estate taxes...................      360           164         1,617      1,578        102       3,821
  General and administrative..........       31            60            27        344         87         548
  Mortgage interest expense...........                    726         3,339                             4,065
  Interest -- amortization of
     financing costs..................
  Depreciation and amortization(E)....    1,058           545         2,155      3,593        507       7,858
                                         ------        ------       -------    -------     ------     -------
     Total expenses...................    2,723         2,070         9,079      7,667        696      22,236
                                         ------        ------       -------    -------     ------     -------
Income from operations................   $2,133        $  663       $ 1,822    $ 6,225     $1,023     $11,867
                                         ======        ======       =======    =======     ======     =======

     (B) The results of operations for Westlakes Office Park for the period January 1, 1997 to May 7, 1997.

                            BEACON PROPERTIES, L.P.

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 -- (CONTINUED)
                                  (UNAUDITED)

     (C) Results of operations of Civic Opera Building, 200 West Adams, Lakeside and 101 North Wacker for the nine months ended September 30, 1997.

                                             CIVIC       200                   101
                                             OPERA       WEST                 NORTH
                                            BUILDING    ADAMS     LAKESIDE    WACKER     TOTAL
                                            --------    ------    --------    ------    -------
Revenue:
  Rental income -- historical...........     $7,406     $8,315    $ 3,522     $5,333    $24,575
  Pro forma straight-line rent
     adjustment.........................         89        (51)        29        415        481
                                             ------     ------    -------     ------    -------
  Pro forma rental income...............      7,494      8,264      3,551      5,747     25,055
  Management fees.......................
  Recoveries from tenants...............        857      1,746        218      3,311      6,131
  Mortgage interest income..............
  Other income..........................        219         57         32        510        818
                                             ------     ------    -------     ------    -------
     Total revenue......................      8,570     10,067      3,800      9,568     32,003
                                             ------     ------    -------     ------    -------
Expenses:
  Property expenses.....................      3,309      1,733      1,440      1,887      8,369
  Real estate taxes.....................      1,575      2,957        278      3,330      8,139
  General and administrative............        671        222        378        261      1,532
  Mortgage interest expense.............
  Interest -- amortization of financing
     costs..............................
  Depreciation and amortization(E)......      1,341      1,624        855      1,327      5,147
                                             ------     ------    -------     ------    -------
     Total expenses.....................      6,896      6,535      2,951      6,805     23,186
                                             ------     ------    -------     ------    -------
Income from operations..................     $1,674     $3,532    $   849     $2,763    $ 8,817
                                             ======     ======    =======     ======    =======

     (D) Detail of depreciation expense by property is presented as follows:

                                                    BASIS      LIFE   DEPRECIATION
                                                   --------   ------  ------------
1997 acquisitions as of September 30, 1997
10880 Wilshire Boulevard.........................  $102,000   30 yrs     $1,058
Centerpointe.....................................    49,500   30 yrs        545
Westbrook Corporate Center.......................   163,890   30 yrs      2,155
225 Franklin Street..............................   252,000   30 yrs      3,593
Sunnyvale Business Center........................    30,420   30 yrs        507
                                                                         ------
                                                                         $7,858
                                                                         ======
Properties acquired or to be acquired after
  September 30, 1997:
Civic Opera Building.............................  $ 53,649   30 yrs     $1,341
200 West Adams...................................    64,958   30 yrs      1,624
Lakeside.........................................    34,200   30 yrs        855
101 North Wacker.................................    53,069   30 yrs      1,327
                                                                         ------
                                                                         $5,147
                                                                         ======

                            BEACON PROPERTIES, L.P.

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 -- (CONTINUED)
                                  (UNAUDITED)

     (E) Interest income on Riverside notes receivable:

        Interest income -- note receivable from Riverside Project
          LLC ($26,000 X 9%)........................................  $  1,755
        Interest income -- note receivable from Beacon Design Corp.
          ($3,250 X 7%).............................................       171
        Interest income -- note receivable from Beacon Property
          Management Corp. ($3,250 X 7).............................       171
                                                                      --------
        Total.......................................................  $  2,096
        Less: Historical 1997 Interest Income.......................      (263)
                                                                      --------
                                                                      $  1,833
                                                                      ========

     (F) Credit facility interest expense:

        Credit Facility balance per pro forma balance sheet.........  $407,017
        Less Credit Facility balances relating to development
          projects in which the associated interest expense would be capitalized:
        Development projects owned or underdevelopment as of
          September 30, 1997:
        Crosby Phase II.............................................    (6,350)
        175 Wyman Street............................................   (24,840)
        150 California..............................................   (10,640)
        Media Center................................................   (19,030)
                                                                      --------
        Adjusted pro forma Credit Facility balance..................   346,157
        Average Credit Facility rate through September 30, 1997.....     7.21%
                                                                      --------
        Pro Forma Credit Facility interest expense full year........    24,958
                                                                           75%
                                                                      --------
        Pro Forma Credit Facility interest expense 3/4 year.........    18,718
        Less historical 1997 Credit Facility interest expense.......    (8,153)
                                                                      --------
        Pro Forma Credit Facility adjustment........................    10,565
                                                                      --------
        Mortgage Interest:
        Pro forma mortgage interest on Civic Opera Building 3/4 year based on principal balance of $31,773 with interest at
          7.37%.....................................................     1,756
                                                                      --------
        Grand total.................................................  $ 12,322
                                                                      ========

     (G) Adjustment to equity in net income of corporations as a result of Riverside notes:

        Beacon Design Corp. note payable ($3,250 X 7%)..............  $   (171)
        Beacon Property Management Corp. note payable ($3,250 X
          7%).......................................................      (171)
                                                                      --------
        Total interest expense adjustment...........................      (341)
        Operating Partnership ownership % of entities...............     98.99%
                                                                      --------
        Adjustment to equity in net income of corporations..........  $   (338)
                                                                      ========

     (H) Series A preferred units based on 8,000,000 units with a $25.00 per unit redemption price at 8.98%.

                            BEACON PROPERTIES, L.P.

                       REPORT OF INDEPENDENT ACCOUNTANTS

TO THE PARTNERS OF
BEACON PROPERTIES, L.P.:

     We have audited the consolidated balance sheets of Beacon Properties, L.P. as of December 31, 1996 and 1995, and the related consolidated statements of operations, partners' capital and cash flows for the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994. We have also audited the combined statement of operations, owners' equity and cash flows of the Predecessor, more fully described in Note 1, for the period January 1, 1994 to May 25, 1994. These consolidated financial statements are the responsibility of the Operating Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Beacon Properties, L.P. as of December 31, 1996 and 1995 and the consolidated results of its operations and its cash flows for the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994, and the combined results of operations and cash flows of the Predecessor for the period January 1, 1994 to May 25, 1994 in conformity with generally accepted accounting principles.

                                          /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
January 21, 1997

                            BEACON PROPERTIES, L.P.

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                     DECEMBER 31,
                                                                ----------------------
                                                                   1996         1995
                                                                   ----         ----
ASSETS
Real estate:
  Land......................................................    $  213,858    $ 43,077
  Buildings, improvements and equipment.....................     1,477,672     428,065
                                                                ----------    --------
                                                                 1,691,530     471,142
  Less accumulated depreciation.............................        97,535      66,571
                                                                ----------    --------
                                                                 1,593,995     404,571
Deferred financing and leasing costs, net of accumulated
  amortization of $16,334 and $14,487.......................        17,287       9,438
Cash and cash equivalents...................................        35,896       4,481
Restricted cash.............................................         2,599       2,764
Accounts receivable.........................................        11,596       6,111
Accrued rent................................................        13,065       6,493
Prepaid expenses and other assets...........................           808       8,060
Mortgage notes receivable...................................        51,491      34,778
Investments in and advance to joint ventures and
  corporations..............................................        52,176      58,027
                                                                ----------    --------
     Total assets...........................................    $1,778,913    $534,723
                                                                ==========    ========
LIABILITIES AND PARTNERS' CAPITAL
Liabilities:
  Mortgage notes payable....................................    $  452,212    $ 70,536
  Note payable, Credit Facility.............................       153,000     130,500
  Accounts payable, accrued expenses and other
     liabilities............................................        41,336      14,018
  Investment in joint venture...............................        24,735      23,955
                                                                ----------    --------
     Total liabilities......................................       671,283     239,009
Commitments and contingencies...............................            --          --
Limited partners' capital interest, 6,273,928 and 3,788,549
  units outstanding, at redemption value....................       229,783      87,137
                                                                ----------    --------
Partners' capital:
  Operating units issued and outstanding, 48,116,480 and
     20,215,822
     General partner--outstanding 543,904 and 240,044.......        10,530       2,926
     Limited partner--outstanding 47,572,576 and
      19,975,788............................................       867,317     205,651
                                                                ----------    --------
     Total partners' capital................................       877,847     208,577
                                                                ----------    --------
     Total liabilities and partners' capital................    $1,778,913    $534,723
                                                                ==========    ========

   The accompanying notes are an integral part of the consolidated financial statements.

                            BEACON PROPERTIES, L.P.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                                                                    PREDECESSOR
                                                                                                  ---------------
                                        FOR THE              FOR THE          FOR THE PERIOD      FOR THE PERIOD
                                      YEAR ENDED           YEAR ENDED         MAY 26, 1994 TO     JANUARY 1, 1994
                                   DECEMBER 31, 1996    DECEMBER 31, 1995    DECEMBER 31, 1994    TO MAY 25, 1994
                                   -----------------    -----------------    -----------------    ---------------
Revenues:
  Rental income..................     $  147,825           $   69,781           $   23,702            $5,776
  Management fees................          3,005                2,203                   --             1,521
  Recoveries from tenants........         16,719                9,524                4,395             1,040
  Mortgage interest income.......          4,970                2,546                   --                --
  Other income...................         11,249                5,985                2,671               675
                                      ----------           ----------           ----------            ------
                                         183,768               90,039               30,768             9,012
                                      ----------           ----------           ----------            ------
Expenses:
  Property expenses..............         37,210               17,698                6,497             2,086
  Real estate taxes..............         18,124                9,950                3,015               595
  General and administrative.....         19,218                9,444                2,943             1,399
  Mortgage interest expense......         30,300               15,220                4,970             2,798
  Interest -- amortization of
     financing costs.............          2,084                1,370                  617               373
  Depreciation and
     amortization................         33,170               17,233                6,727             2,385
                                      ----------           ----------           ----------            ------
                                         140,106               70,915               24,769             9,636
                                      ----------           ----------           ----------            ------
Income (loss) from operations....         43,662               19,124                5,999              (624)
Equity in net income of joint
  ventures and corporations......          4,899                3,103                  858               198
                                      ----------           ----------           ----------            ------
Income (loss) from continuing
  operations before minority
  interest.......................         48,561               22,227                6,857              (426)
Minority interest in partnerships
  and corporations...............            (15)                 (36)                  (8)              931
                                      ----------           ----------           ----------            ------
Income from continuing
  operations.....................         48,546               22,191                6,849               505
Discontinued operations --
  construction company:
  Income (loss) from
     operations..................         (2,609)                 (12)                 477               102
  Loss on sale...................           (249)                  --                   --                --
                                      ----------           ----------           ----------            ------
Income before extraordinary
  items..........................         45,688               22,179                7,326               607
Extraordinary items..............         (3,876)                  --                   --             8,898
                                      ----------           ----------           ----------            ------
Net income.......................     $   41,812           $   22,179           $    7,326            $9,505
                                      ==========           ==========           ==========            ======
Income before extraordinary items
  per unit.......................     $     1.32           $     1.09           $     0.48
                                      ==========           ==========           ==========
Extraordinary items per unit.....     $    (0.11)                  --                   --
                                      ==========           ==========           ==========
Net income per unit..............     $     1.21           $     1.09           $     0.48
                                      ==========           ==========           ==========
Weighted average units
  outstanding....................     34,446,907           20,323,327           15,270,899
                                      ==========           ==========           ==========

   The accompanying notes are an integral part of the consolidated financial statements.

                            BEACON PROPERTIES, L.P.

                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
              FOR THE PERIOD JANUARY 1, 1994 TO DECEMBER 31, 1996
                (DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                                                          LIMITED
                                                      GENERAL     LIMITED      TOTAL     PARTNERS'
                                                     PARTNER'S   PARTNER'S   PARTNER'S    CAPITAL
                                                      CAPITAL     CAPITAL     CAPITAL    INTEREST
                                                     ---------   ---------   ---------   ---------
Owner's equity (Predecessor), at January 1, 1994...                                      $(57,954)
Contributions and other, net of distributions from
  January 1, 1994 to May 25, 1994..................                                         1,083
Net income from January 1, 1994 through May 25,
  1994.............................................                                         9,505
                                                      -------    ---------   ---------   --------
Balance, at May 25, 1994...........................                                       (47,366)
Capital contributions, net, May 26 - December 31,
  1994.............................................   $ 2,373    $ 182,884   $ 185,257      9,200
Net income, May 26 - December 31, 1994.............        73        5,582       5,655      1,671
Distributions, May 26 - December 31, 1994 ($0.96
  per unit)........................................      (147)     (11,197)    (11,344)    (3,382)
Adjustment to reflect limited partners' equity
  interest at redemption value.....................    (1,123)    (111,128)   (112,251)   112,251
                                                      -------    ---------   ---------   --------
Partners' capital, at December 31, 1994............     1,176       66,141      67,317     72,374
Capital contributions, net -- 1995.................     1,940      157,781     159,721        307
Net income -- 1995.................................       222       17,838      18,060      4,119
Distributions -- 1995 ($1.24 per unit).............      (262)     (21,216)    (21,478)    (4,706)
Adjustment to reflect limited partners' equity
  interest at redemption value.....................      (150)     (14,893)    (15,043)    15,043
                                                      -------    ---------   ---------   --------
Partners' capital, at December 31, 1995............     2,926      205,651     208,577     87,137
Capital contributions, net -- 1996.................     8,466      744,792     753,258     75,143
Net income -- 1996.................................       418       35,914      36,332      5,480
Distributions -- 1996 ($1.765 per unit)............      (583)     (50,083)    (50,666)    (7,631)
Adjustment to reflect limited partners' equity
  interest at redemption value.....................      (697)     (68,957)    (69,654)    69,654
                                                      -------    ---------   ---------   --------
Partners' capital, at December 31, 1996............   $10,530    $ 867,317   $ 877,847   $229,783
                                                      =======    =========   =========   ========

   The accompanying notes are an integral part of the consolidated financial statements.

                            BEACON PROPERTIES, L.P.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                                    PREDECESSOR
                                                                                                  ---------------
                                           FOR THE             FOR THE         FOR THE PERIOD     FOR THE PERIOD
                                         YEAR ENDED          YEAR ENDED        MAY 26, 1994 TO    JANUARY 1, 1994
                                      DECEMBER 31, 1996   DECEMBER 31, 1995   DECEMBER 31, 1994   TO MAY 25, 1994
                                      -----------------   -----------------   -----------------   ---------------
Cash flows from operating
  activities:
  Net income........................     $    41,812          $  22,179           $   7,326           $ 9,505
                                         -----------          ---------           ---------           -------
  Adjustments to reconcile net
    income to net cash provided by
    operating activities:
    Increase in accrued rent........          (6,572)            (3,741)               (915)           (1,181)
    Depreciation, amortization and
      interest amortization of
      financing costs...............          35,254             18,603               7,344             2,848
    Equity in net income of joint
      ventures and corporations.....          (2,026)            (3,055)             (1,327)             (201)
    Loss from minority interest in
      combined partnerships.........              --                 --                  --            (1,519)
    Extraordinary items.............           3,876                 --                  --            (8,898)
    Deferred interest...............              --                 --                  --               367
    Increase in accounts
      receivable....................          (5,485)            (1,746)             (3,075)             (376)
    Decrease (increase) in prepaid
      expenses and other assets.....             (48)               (58)              2,541            (1,940)
    Increase (decrease) in accounts
      payable, accrued expenses and
      other liabilities.............          25,421                781                (739)            1,636
                                         -----------          ---------           ---------           -------
         Total adjustments..........          50,420             10,784               3,829            (9,264)
                                         -----------          ---------           ---------           -------
         Net cash provided by
           operating activities.....          92,232             32,963              11,155               241
                                         -----------          ---------           ---------           -------
Cash flows from investing
  activities:
  Property additions................      (1,088,775)           (67,610)           (190,015)             (978)
  Loans receivable--affiliate.......              --                 --             (14,594)               --
  Payment of deferred leasing
    costs...........................          (6,157)            (2,646)             (1,010)             (124)
  Decrease (increase) in prepaid
    expenses and other assets.......           5,000             (5,000)                 --                --
  Purchase of minority interests....              --                 --             (11,688)               --
  Investments in joint ventures.....              --                 --             (15,802)               --
  Capital distributions from joint
    ventures........................           8,610              3,518               2,508                --
  Investments in and advance to
    corporations....................              --            (41,471)             (5,800)               --
  Cash from contributed assets......              --                 --               6,978                --
  Restricted cash from contributed
    assets..........................              --                 --                 420                --
  Purchase of mortgage notes
    receivable......................         (16,713)           (34,778)                 --                --
  Decrease (increase) in restricted
    cash............................             165              2,063              (4,827)               --
                                         -----------          ---------           ---------           -------
         Net cash used by investing
           activities...............      (1,097,870)          (145,924)           (233,830)           (1,102)
                                         -----------          ---------           ---------           -------

   The accompanying notes are an integral part of the consolidated financial statements.

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

                                                                                                    PREDECESSOR
                                                                                                  ---------------
                                           FOR THE             FOR THE         FOR THE PERIOD     FOR THE PERIOD
                                         YEAR ENDED          YEAR ENDED        MAY 26, 1994 TO    JANUARY 1, 1994
                                      DECEMBER 31, 1996   DECEMBER 31, 1995   DECEMBER 31, 1994   TO MAY 25, 1994
                                      -----------------   -----------------   -----------------   ---------------
Cash flows from financing
  activities:
  Capital contributions.............     $  754,175           $ 160,028           $173,452            $   412
  Borrowings on Credit Facility.....        468,000             124,700            130,300                 --
  Borrowings on mortgage notes......        608,000                  --                 --                874
  Payments on Credit Facility.......       (445,500)           (124,500)                --                 --
  Repayments on mortgage notes......       (281,814)            (20,400)           (49,677)              (460)
  Advances (repayments) of amounts
    due to affiliates...............             --                  --             (5,355)             2,800
Payment of deferred financing
  costs.............................         (9,811)             (2,457)            (2,764)               (13)
Decrease (increase) in prepaid
  expenses and other assets.........          2,300              (2,300)                --                 --
Distributions.......................        (58,297)            (32,435)            (8,475)            (4,329)
                                         ----------           ---------           --------            -------
         Net cash provided by (used
           by) financing
           activities...............      1,037,053             102,636            237,481               (716)
                                         ----------           ---------           --------            -------
Net increase (decrease) in cash and
  cash equivalents..................         31,415             (10,325)            14,806             (1,577)
Cash and cash equivalents, beginning
  of period.........................          4,481              14,806                 --              6,150
                                         ----------           ---------           --------            -------
Cash and cash equivalents, end of
  period............................     $   35,896           $   4,481           $ 14,806            $ 4,573
                                         ==========           =========           ========            =======
Supplemental disclosures:
  Cash paid during the period for
    interest (net of capitalized
    interest).......................     $   28,777           $  14,738           $  5,278            $ 2,811
                                         ==========           =========           ========            =======
Noncash activities:
  Acquisition of interests in
    properties......................             --                  --           $ 22,721
                                         ==========           =========           ========
  Increase in partners' capital as a
    result of acquisition of
    interests in properties.........     $   74,226                  --           $  9,200
                                         ==========           =========           ========
  Liabilities assumed in connection
    with contributions and
    acquisition of properties.......     $   55,529           $     861           $ 93,518
                                         ==========           =========           ========
  Distributions payable to unit
    holders.........................             --                  --           $  6,251
                                         ==========           =========           ========
  Receivable from equity
    investment......................     $      769           $   1,040
                                         ==========           =========

   The accompanying notes are an integral part of the consolidated financial statements.

                            BEACON PROPERTIES, L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION, OFFERINGS AND ACQUISITIONS:

     Beacon Properties, L.P. (the "Operating Partnership") was organized as a Delaware limited partnership in April 1994 and commenced operations effective on May 26, 1994. The Operating Partnership was formed to continue and expand the commercial real estate development, construction, acquisition, leasing, design and management business of The Beacon Group (the "Predecessor").

     Simultaneously with the closing of the initial public offering (the "IPO") of Beacon Properties Corporation (the "Company"), which is the sole general partner and a limited partner of the Operating Partnership, the Company contributed its interests in two properties and approximately $173.4 million, the net proceeds of the IPO, to the Operating Partnership in exchange for partnership interests ("Units").

     The following schedule summarizes the Operating Partnership's interest in the properties as a result of the initial and subsequent capital contributions of the Company, and the related acquisition of properties and partnership interests. All properties have been consolidated unless otherwise indicated in the notes:

                                                                     RENTABLE      OWNERSHIP
                                                           DATE       AREA IN     INTEREST AT    ACCOUNTING
                                                         ACQUIRED   SQUARE FEET    12/31/96     METHOD NOTES
                                                         --------   -----------   -----------   ------------
PROPERTIES:
Wellesley Office Park -- Buildings 1-8, Wellesley,
  MA...................................................    (A)         622,862        100%        (E)
Crosby Corporate Center, Bedford, MA...................    (B)         336,000        100%
South Station, Boston, MA..............................    (B)         148,591        100%
175 Federal Street, Boston, MA.........................    (B)         203,349        100%        (E)
One Post Office Square, Boston, MA.....................    (B)         764,129         50%        (D)
Center Plaza, Boston, MA...............................    (B)         649,359        100%
Rowes Wharf, Boston, MA................................    (B)         344,326         45%        (F)
150 Federal Street, Boston, MA.........................    (B)         530,279        100%
Polk and Taylor Buildings, Arlington, VA...............    (B)         890,000          9%        (G)
One Canal Park, Cambridge, MA..........................  6/10/94       100,300        100%
Westwood Business Centre, Westwood, MA.................  6/10/94       160,400        100%
Russia Wharf, Boston, MA...............................  8/10/94       314,596        100%
Westlakes Office Park -- Buildings 1-3 and 5, Berwyn,
  PA...................................................    (C)         443,592        100%
75-101 Federal Street, Boston, MA......................  9/29/95       812,000         51%        (H)
2 Oliver Street--147 Milk Street, Boston, MA...........  10/6/95       271,000        100%
Ten Canal Park, Cambridge, MA..........................  12/21/95      110,000        100%
New England Executive Park, Burlington, MA.............  11/15/96      817,013        100%
245 First Street, Cambridge, MA........................  11/21/96      263,227        100%
Perimeter Center, Atlanta, GA..........................  2/15/96     3,302,136        100%
1300 North 17th Street, Rosslyn, VA....................  10/18/96      372,865        100%
1616 North Fort Myer Drive, Rosslyn, VA................  10/18/96      292,826        100%
John Marshall I, McLean, VA............................   9/5/96       261,364        100%
E.J. Randolph, McLean, VA..............................   9/5/96       164,677        100%
Northridge I, Reston/Herndon, VA.......................   9/5/96       124,319        100%
1333 H Street, N.W., Washington, D.C...................  8/16/96       238,694        100%
AT&T Plaza, Oak Brook, IL..............................  8/16/96       225,318        100%
Tri-State International, Lincolnshire, IL..............  8/16/96       548,000        100%
10960 Wilshire Boulevard, Westwood, CA.................  11/21/96      543,804        100%
Shoreline Technology Park, Mountain View, CA...........  12/20/96      727,000        100%
Lake Marriott Business Park, Santa Clara, CA...........  12/20/96      400,000        100%
Presidents Plaza, Chicago, IL..........................  12/27/96      791,000        100%
                                                                    ----------
                                                                    15,773,026
                                                                    ==========

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

                                                                     RENTABLE      OWNERSHIP
                                                           DATE       AREA IN     INTEREST AT    ACCOUNTING
                                                         ACQUIRED   SQUARE FEET    12/31/96     METHOD NOTES
                                                         --------   -----------   -----------   ------------
SERVICE ENTITIES:
Beacon Construction Company, Inc.......................    (B)                         99%        (I)
Beacon Property Management, L.P........................    (B)                        100%
Beacon Property Management Corporation.................    (B)                         99%        (I)
Beacon Design Corporation..............................    (B)                         99%        (I)
Beacon Design L.P......................................    (B)                        100%

-------------------------
(A) Wellesley Building 8 was acquired May 4, 1995. Interests in the remaining Wellesley Buildings were contributed as part of the initial public offering.

(B) Interests in this property or company were contributed or acquired as part of the initial public offering.

(C) Westlakes Buildings 1, 3 and 5 were acquired October 21, 1994, Westlakes Building 2 was acquired July 26, 1995.

(D) The Operating Partnership is a general partner in the joint venture which owns the property and utilizes the equity method of accounting for its investment.

(E) On October 28, 1994, the Operating Partnership acquired the remaining interest in the 175 Federal Street and Wellesley 6 Joint Venture which owned these properties. Prior to the acquisition of the remaining interest, the Operating Partnership used the equity method of accounting for its investments.

(F) The Operating Partnership owns an indirect limited partner interest and utilizes the equity method of accounting for its investment. (See Note 2.)

(G) The Operating Partnership owns a 9% limited partner interest and utilizes the equity method of accounting for its investment.

(H)The Operating Partnership is a shareholder in the corporation (private real estate investment trust) which owns the property, and utilizes the equity method of accounting for its investment.

(I) The Operating Partnership used the cost method of accounting for its investments in these subsidiaries prior to 1995. The Operating Partnership currently uses the equity method of accounting for its investments. (See
    Note 2.)

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BUSINESS

     The Operating Partnership currently has interests in a portfolio of 104 Class A office properties and other commercial properties containing approximately 15.8 million rentable square feet located in Boston, Atlanta, Chicago, Los Angeles, San Francisco and Washington, D.C.

     The Operating Partnership also owns and operates commercial real estate development, acquisition, leasing, design and management businesses. The Operating Partnership currently manages approximately 2.9 million square feet of commercial and office space owned by third parties in various locations, including Boston, Waltham, and Springfield, Massachusetts and Chicago, Illinois.

PRINCIPLES OF CONSOLIDATION

     The accompanying financial statements of the Operating Partnership have been prepared on a consolidated basis which include all the accounts of the Operating Partnership and its subsidiaries. All significant intercompany balances and transactions have been eliminated. The Operating Partnership's consolidated financial statements reflect the properties acquired at their historical basis of accounting to the extent of the acquisition of interests from the Predecessors' owners who continued on as investors. The remaining interests acquired from the Predecessors' owners have been accounted for as a purchase and the excess of the purchase price over the related historical cost basis was allocated to real estate.

     The accompanying financial statements of the Predecessor have been presented on a combined basis which include all the contributed properties and the management, leasing and design entities.

REAL ESTATE

     Buildings and improvements are recorded at cost and are depreciated on the straight-line and declining balance methods over their estimated useful lives of nineteen to forty years and fifteen to twenty years, respectively. The cost of buildings and improvements includes the purchase price of the property or interests in property, legal fees, acquisition costs and interest, property taxes, capitalized interest, and other costs incurred during the period of construction. The Operating Partnership capitalized interest costs of $1.0 million in 1996, $0.1 million in 1995, and $0 in 1994. In accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, the Operating Partnership periodically reviews its properties to determine if its carrying costs will be recovered from future operating cash flows. In cases where the Operating Partnership does not expect to recover its carrying costs, the Operating Partnership recognizes an impairment loss. No such losses have been recognized to date.

     Tenant improvements are depreciated over the terms of the related leases. Furniture, fixtures and equipment are depreciated using the straight-line and declining balance methods over their expected useful lives of five to seven years.

     Expenditures for maintenance and repairs are charged to operations as incurred. Significant renovations or betterments which extend the economic useful life of the assets are capitalized.

DEFERRED FINANCING AND LEASING COSTS

     Deferred financing costs include fees and costs incurred to obtain long-term financings, and are amortized over the terms of the respective loans on a basis which approximates the interest method. Deferred leasing costs incurred in the successful negotiation of leases, including brokerage, legal and other costs, have been deferred and are being amortized on a straight-line basis over the terms of the respective leases.

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of highly liquid assets with original maturities of three months or less from the date of purchase. The majority of the Operating Partnership's cash and cash equivalents are held at major commercial banks. The Operating Partnership has not experienced any losses to date on its invested cash. The carrying value of the cash and cash equivalents approximates market.

RESTRICTED CASH

     Restricted cash consists of cash held in escrow as required by lenders to satisfy real estate taxes and tenant improvement costs.

INVESTMENTS IN AND ADVANCE TO JOINT VENTURES AND CORPORATIONS

     The Operating Partnership uses the equity method of accounting for its earnings in property joint ventures and corporations which it does not control. Losses in excess of investments are not recorded where the Operating Partnership is a limited partner and has not guaranteed nor intends to provide any future financial support to the respective properties.

MORTGAGE NOTES RECEIVABLE

     Discounts from the principal balance on mortgage loans receivable, net of acquisition costs, are amortized as interest income over the due date of the related loans using the effective yield method, based on management's evaluation of the current facts and circumstances and the ultimate ability to collect the principal balances of such loans.

REVENUE RECOGNITION

     Base rental income is reported on a straight-line basis over the terms of the respective leases. The impact of the straight-line rent adjustment increased revenues for the Operating Partnership by $6.6 million, $3.7 million and $1.9 million and increased its proportionate share of equity in net income of property joint ventures and corporations by $0.1 million, $0.2 million and $0.3 million for the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994, respectively. Management fees are recognized as revenue as they are earned.

INCOME TAXES

     Income taxes are not considered in the accompanying financial statements since such taxes, if any, are the responsibility of the partners.

INTEREST RATE PROTECTION AGREEMENTS

     The Operating Partnership has entered into interest rate protection agreements to reduce the impact of certain changes in interest rates. These agreements are held for purposes other than trading. Amounts paid for the agreements are amortized over the lives of the agreements on a basis which approximates the interest method. Payments under interest rate swap agreements are recognized as adjustments to interest expense when incurred. The Operating Partnership's policy is to write off unamortized amounts paid under interest rate protection agreements, when the related debt is paid off or there is a termination prior to the maturity of the agreements. The Operating Partnership is exposed to credit loss in the event of nonperformance by the other parties to the interest rate protection agreements. However, the Operating Partnership does not anticipate nonperformance by the counterparties.

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

RISKS AND UNCERTAINTIES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

RECLASSIFICATIONS

     Certain prior year balances have been reclassed to conform with current year presentation.

3. ACCOUNTS RECEIVABLE:

                                                                DECEMBER 31,
                                                              ----------------
                                                               1996      1995
                                                               ----      ----
Tenants.....................................................  $ 5,072   $2,137
Other.......................................................    4,228    1,006
Affiliates..................................................    3,670    3,305
Allowance for uncollectible amounts.........................   (1,374)    (337)
                                                              -------   ------
                                                              $11,596   $6,111
                                                              =======   ======

4. MORTGAGE NOTES RECEIVABLE:

     The Operating Partnership acquired a fifty percent interest in certain mortgages collateralized by property owned by a joint venture in which the Operating Partnership has an indirect interest. The terms of the notes require interest-only payments at 8.71% quarterly on a principal balance of approximately $63.0 million and are due on April 1, 1999. The term may be extended for up to three years under certain conditions. The Operating Partnership also has an option to purchase from an affiliate other mortgage interests collateralized by the same property.

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

5. INVESTMENTS IN AND ADVANCE TO JOINT VENTURES AND CORPORATIONS:

     The following is summarized financial information for the property joint ventures and corporation:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1996       1995
                                                                ----       ----
Balance sheet:
  Real estate, net..........................................  $410,207   $419,096
  Other assets..............................................    51,669     55,714
                                                              --------   --------
                                                              $461,876   $474,810
                                                              ========   ========
  Mortgage notes payable....................................  $377,754   $380,827
  Loans and notes payable...................................    72,136     68,606
  Other liabilities.........................................    13,040     14,072
  Partners' and shareholders' equity (deficiency)...........    (1,054)    11,305
                                                              --------   --------
                                                              $461,876   $474,810
                                                              ========   ========

                                                                                                PREDECESSOR
                                                                                              ----------------
                                    FOR THE YEAR        FOR THE YEAR       FOR THE PERIOD      FOR THE PERIOD
                                        ENDED               ENDED          MAY 26, 1994 TO    JANUARY 1, 1994
                                  DECEMBER 31, 1996   DECEMBER 31, 1995   DECEMBER 31, 1994   TO MAY 25, 1994
                                  -----------------   -----------------   -----------------   ---------------
Summary of operations:
  Rentals........................     $117,283             $91,048             $59,983            $38,386
  Other income...................        3,453               3,861               5,717              2,941
  Operating expenses.............       61,086              49,472              34,688             22,632
  Mortgage interest expense......       28,712              23,232              16,261             13,432
  Depreciation and
     amortization................       18,592              14,537              11,427              8,228
                                      --------             -------             -------            -------
  Net income (loss)..............     $ 12,346             $ 7,668             $ 3,324            $(2,965)
                                      ========             =======             =======            =======

     A reconciliation of interests in property joint ventures and corporation to the underlying net assets is as follows:

                                                                      DECEMBER 31,
                                                              ----------------------------
                                                               1996      1995       1994
                                                               ----      ----       ----
Partners' and shareholders' (deficiency) capital, as
  above.....................................................  $(1,054)  $11,305   $(51,742)
Deficits of other partners and shareholders.................   23,555    13,270     38,459
                                                              -------   -------   --------
Operating Partnership's share of equity (deficiency)........   22,501    24,575    (13,283)
Excess of cost of investments over the net book value of
  underlying net assets, net of amortization and accumulated
  amortization of $122, $75 and $28, respectively...........    1,310     1,357
                                                              -------   -------   --------
Carrying value of property investments in joint ventures and
  corporation...............................................  $23,811   $25,932   $(11,899)
                                                              =======   =======   ========

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

     The following is summarized financial information for the service corporations:

                                                                DECEMBER 31,
                                                              -----------------
                                                               1996      1995
                                                               ----      ----
Balance sheet:
  Equipment, net............................................  $ 1,806   $   715
  Other assets..............................................   34,155    29,560
                                                              -------   -------
                                                              $35,961   $30,275
                                                              =======   =======
  Other liabilities.........................................   37,360    27,124
  Shareholders' equity (deficiency).........................   (1,399)    3,151
                                                              -------   -------
                                                              $35,961   $30,275
                                                              =======   =======

                                                   FOR THE YEAR        FOR THE YEAR       FOR THE PERIOD
                                                       ENDED               ENDED          MAY 26, 1994 TO
                                                 DECEMBER 31, 1996   DECEMBER 31, 1995   DECEMBER 31, 1994
                                                 -----------------   -----------------   -----------------
Summary of operations:
  Construction income...........................     $140,903            $108,913             $52,429
  Consulting and management fees................        2,537               7,576               4,848
  Interest and other income.....................          266                 383                 184
  Construction, consulting and management fee
     costs......................................      141,167             110,835              52,388
  General and administrative expense............        5,121               4,880               3,564
  Depreciation and amortization.................          584                 336                 186
  Minority interest in net income of joint
     venture....................................           52                 130                  90
  Interest expense to stockholder...............           --                 650                  --
                                                     --------            --------             -------
Net income (loss)...............................     $ (3,218)           $     41             $ 1,233
                                                     ========            ========             =======

     A reconciliation of the underlying net assets to the Operating Partnership's carrying value of investments in and advance to service corporations is as follows:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1996       1995
                                                                ----       ----
Shareholders' equity, as above..............................  $ (1,399)  $  3,151
(Deficit) equity of other shareholders......................       (29)        11
                                                              --------   --------
Operating Partnership's share of equity.....................    (1,370)     3,140
Advance.....................................................     5,000      5,000
                                                              --------   --------
Carrying value of investments in and advance to service
  corporations..............................................     3,630      8,140
Carrying value of property investments in joint ventures and
  corporation per above.....................................    23,811     25,932
                                                              --------   --------
                                                              $ 27,441   $ 34,072
                                                              ========   ========
Per consolidated balance sheet:
  Investments in and advance to joint ventures and
     corporations...........................................  $ 52,176   $ 58,027
  Investment in joint venture...............................   (24,735)   (23,955)
                                                              --------   --------
                                                              $ 27,441   $ 34,072
                                                              ========   ========

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

6. MORTGAGE NOTES PAYABLE:

     The mortgage notes payable collateralized by the certain properties and assignment of leases, are as follows:

                                                                   DECEMBER 31,
                                                                -------------------
                                                                  1996       1995
                                                                  ----       ----
Mortgage notes with fixed interest at:
  8.00% maturing July 1, 1998...............................    $ 12,970    $13,236
  6.67% maturing November 1, 1998...........................      56,920     57,300
  7.23% maturing February 1, 2003...........................      55,000         --
  7.23% maturing March 1, 2003..............................      60,000         --
  7.08% maturing March 31, 2006.............................     218,000         --
  8.19% maturing January 1, 2007............................      15,000         --
  8.19% maturing January 1, 2007............................      13,600         --
  8.38% maturing December 1, 2008...........................      20,722         --
                                                                --------    -------
     Total mortgage notes payable...........................    $452,212    $70,536
                                                                ========    =======

     The Operating Partnership's restricted cash consists of cash required by these mortgages to be held in escrow for capital expenditures and/or real estate taxes.

     Scheduled maturities of mortgage notes payable are as follows:

1997........................................................    $  2,127
1998........................................................      72,611
1999........................................................       6,602
2000........................................................       7,608
2001........................................................       8,171
Thereafter..................................................     355,093
                                                                --------
  Total.....................................................    $452,212
                                                                ========

     The Operating Partnership determines the fair value of its mortgage notes payable based upon the discounted cash flows at a discount rate that approximates the Operating Partnership's effective borrowing rate. Based on its evaluation, the Operating Partnership has determined that the fair value of its mortgage notes approximates their carrying value.

     In March 1996, the Operating Partnership repaid a debt and recorded an extraordinary item of $2.2 million in connection with the write-off of fees and costs to acquire the debt. The extraordinary item during the period January 1, 1994 through May 25, 1994 represents the gains resulting from the settlement of certain mortgage notes payable. As the prepayments were a condition to transfer the assets to the Operating Partnership, these items were recorded by the Predecessor entity.

7. NOTE PAYABLE -- CREDIT FACILITY:

     The Operating Partnership presently has a three-year, $300 million revolving credit facility (the "Credit Facility"). The Credit Facility matures in June 1999 and is collateralized by cross-collateralized mortgages and assignment of rents on certain properties.

     Outstanding balances under the Credit Facility bear interest, at the Company's option, at either (i) the higher of (x) Bank of Boston's base interest rate and (y) one-half of one percent (1/2%) above the overnight

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

federal funds effective rate or (ii) the Eurodollar rate plus 175 basis points (1.75%). The Company has an interest rate protection agreement through May 1997 with respect to $135 million of the Credit Facility, which provides for offsetting payments to the Company in the event that 90-day LIBOR exceeds 9.47% per annum. Effective May 1997 through May 1999, the Company has an interest rate protection agreement with respect to $137.5 million of the Credit Facility, which provides for offsetting payments to the Company in the event that 90-day LIBOR exceeds 8.75% per annum. This interest rate protection arrangement may be applied during four quarters of the period May 1997 to May 1999.

     The outstanding balance of the Credit Facility at December 31, 1996 was $153.0 million. The weighted average amount outstanding during the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994 was $42.3 million, $99.7 million and $50.4 million, respectively. The weighted average interest rate on amounts outstanding during the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994 was approximately 7.78%, 8.25% and 7.57%, respectively. The applicable interest rate under the Credit Facility at December 31, 1996 was 8.25%.

     Based upon the Credit Facility's variable interest rate, the Operating Partnership has determined that the fair value of the Credit Facility approximates its carrying value. The Operating Partnership determines the fair value of its interest rate agreement based upon the quoted market prices of similar instruments. Based on this analysis, the Operating Partnership has determined that the fair value of this instrument approximates its carrying value.

     As a result of the substantial modification of the terms of the Credit Facility, the Company recorded an extraordinary item of $1.7 million in connection with the write-off of fees and costs relating to the prior Credit Facility.

8. ACCOUNTS PAYABLE, ACCRUED EXPENSES AND OTHER LIABILITIES:

                                                                   DECEMBER 31,
                                                                ------------------
                                                                 1996       1995
                                                                 ----       ----
Accounts payable and accrued expenses.......................    $29,139    $ 8,088
Deferred revenue and other..................................      4,912      1,164
Affiliates..................................................      1,595      2,952
Other liabilities...........................................        504        647
Security deposits...........................................      5,186      1,167
                                                                -------    -------
                                                                $41,336    $14,018
                                                                =======    =======

9. TRANSACTIONS WITH AFFILIATES:

                                                                                                    PREDECESSOR
                                                                                                  ---------------
                                        FOR THE              FOR THE          FOR THE PERIOD      FOR THE PERIOD
                                      YEAR ENDED           YEAR ENDED         MAY 26, 1994 TO     JANUARY 1, 1994
                                   DECEMBER 31, 1996    DECEMBER 31, 1995    DECEMBER 31, 1994    TO MAY 25, 1994
                                   -----------------    -----------------    -----------------    ---------------
Management, rental, design,
  construction fees and interest
  income.........................       $9,176               $ 5,640                 --               $1,809
Construction costs...............        8,352                11,108               $241                   --
Administrative salaries and
  expenses.......................           --                    --                 --                  469

     In 1995, the Operating Partnership entered into an agreement to lease its home office from a joint venture in which the Operating Partnership has an indirect interest. It previously subleased home office space from

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

another affiliate. Rental expense related to these arrangements was $1.3 million, $0.3 million and $0.1 million for the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994, respectively.

     Future minimum rental payments at December 31, 1996 for the Operating Partnership's home office are $1.3 million for 1997, $1.4 million for 1998 through 2001, and $1.0 million for 2002.

10. LIMITED PARTNERS' CAPITAL INTEREST

     Pursuant to the Operating Partnership Agreement, certain limited partners in the Operating Partnership have the right to redeem all or any portion of their Units for cash from the Operating Partnership or, at the election of the Company, for shares of common stock or cash as selected by the Company. The amount of cash to be paid to the limited partner if the redemption right is exercised and the cash option is selected will be based on the trading price of the Company's common stock at that time.

     Such limited partners' redemption rights are not included in partners' capital. Accordingly, the accompanying consolidated balance sheets have been retroactively reclassified to reflect the limited partners' capital interest in the Operating Partnership, measured at redemption value. This reclassification results in a reduction of partners' equity of $69.7 million and $15.0 million as of December 31, 1996 and 1995, respectively as a result of the increase in the redemption value.

11. COMMITMENTS AND CONTINGENCIES:

PENSION PLAN

     The Operating Partnership participates in a multiemployer defined-benefit pension plan with some of its affiliates. This plan covered substantially all full-time nonunion employees. The Operating Partnership's portion of pension expense for the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994, was $0.2 million, $0.1 million, and $0.1 million, respectively. The Predecessor's comparable allocated portion of pension expense amounted to $0.1 million for the period January 1, 1994 to May 25, 1994.

401(K) PLAN

     The eligible employees of the Operating Partnership participate in a contributory savings plan with some of its affiliates. Under the plan, the Operating Partnership may match contributions made by eligible employees based on a percentage of the employee's salary. Currently, the Operating Partnership matches 25% of contributions up to 3% of such employee's salary (up to $30). The matching amount may be changed from time to time by the Board of Directors of the Company. Expenses under this plan for 1996, 1995 and 1994 were not material.

CONTINGENCIES

     The Operating Partnership is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. Management believes that the final outcome of such matters will not have a material adverse effect on the financial position, results of operations or liquidity of the Operating Partnership.

LEASE

     The South Station property is subject to a ground lease expiring in 2024. The lease provides two 15-year extension options. Under certain conditions, the lessor reserves the right to terminate the lease at the end of

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

the initial term or at the end of the first extension period and pay the lessee an amount based on a formula payment of fair value. The minimum rents in connection with the lease are substantially based on percentage rent until 1997. The Operating Partnership is obligated to provide loans to the lessor under certain conditions subject to a maximum of $0.9 million. As of December 31, 1996, no loans were outstanding.

ENVIRONMENTAL

     A former tenant of Crosby Corporate Center has agreed to perform the necessary investigation and cleanup actions regarding remediation of possible contamination, bear all costs associated with such cleanup activities and indemnify the Operating Partnership for any costs or damages it incurs in connection with such contamination. As the owner of the property, however, the Operating Partnership could be held liable for the costs of such activities if the former tenant fails to undertake such actions.

     As a lessee of certain property, the Operating Partnership has received an indemnity from the owner to the extent the Operating Partnership is assessed costs relating to environmental cleanup.

     Site assessments at the New England Executive Park have identified contamination in the groundwater at a monitoring well which flows into an aquifer, which supplies drinking water to the Town of Burlington. The Town of Burlington has allocated funds for, and is in the process of constructing, a groundwater treatment facility at its drinking water supply that draws from the subject aquifer. The Operating Partnership has been advised that such treatment facility has the capacity to treat any contaminants which may be derived from the groundwater passing beneath the New England Executive Park. Although the Town's water treatment facility does not relieve the Operating Partnership of potential liability for the presence of the contaminants, the Operating Partnership does not believe that any such liability would have a material adverse effect on the Operating Partnership.

     Based on site assessments performed at 245 First Street which have identified the presence of oil that slightly exceeds the concentration that requires reporting to the Massachusetts Department of Environmental Protection, an environmental consultant has advised the Operating Partnership that applicable regulatory requirements can be satisfied without the need to perform any remediation at the property. The Operating Partnership could be held liable for costs associated with the contamination that has been identified, although the Operating Partnership does not believe that such costs would have a material adverse effect on the Operating Partnership.

     In connection with the acquisition of the John Marshall land, the sellers have reported the findings of contamination to the Virginia Department of Environmental Quality and have retained an environmental consultant to prepare a remediation plan. Units valued at approximately $1.0 million were escrowed from the purchase price to be released to the seller upon performance of remediation pursuant to a remediation plan approved by the Operating Partnership. The escrow further provides that the Operating Partnership may receive some or all of the remaining escrowed Units upon certain conditions.

     Management does not believe that any costs, if incurred, would have a material adverse effect on the financial condition, annual results of operations, or liquidity of the Operating Partnership.

OTHER

     The Operating Partnership has an obligation to pay $17.0 million in connection with the acquisition of real estate upon the achievement of conditions regarding occupancy or rental income levels.

     In connection with the acquisition of the John Marshall I, E.J. Randolph and Northridge I properties, the Operating Partnership has agreed to maintain the non-recourse financing assumed from the sellers for a five year period and not to dispose of the property for a seven year period. If the Operating Partnership should

                            BEACON PROPERTIES, L.P.

                 (DOLLARS IN THOUSANDS EXCEPT PER UNIT AMOUNTS)

choose not to maintain the non-recourse provisions of the existing or new debt, or sell the properties, within these respective time periods it shall be required to make payments to the sellers of approximately $6.0 million in 1997, reducing ratably to zero through 2003.

12. FUTURE MINIMUM RENTS:

     Future minimum rentals to be received under noncancelable tenant leases for all fully consolidated properties at December 31, 1996 are due for years ended December 31 as follows:


1997........................................................  $  188,032
1998........................................................     175,732
1999........................................................     170,086
2000........................................................     143,288
2001........................................................     113,718
Thereafter..................................................     370,698
                                                              ----------
     Total future minimum rents.............................  $1,161,554
                                                              ==========

13. GEOGRAPHIC CONCENTRATION:

     The Operating Partnership owns properties with a total cost at December 31, 1996 as follows:


Downtown Boston.............................................  $  284,574
Suburban Boston.............................................     279,987
Suburban Atlanta............................................     343,014
Suburban Philadelphia.......................................      59,018
Suburban Virginia...........................................     178,166
Downtown Los Angeles........................................     133,307
Suburban San Francisco......................................     184,207
Suburban Chicago............................................     175,819
Downtown Washington.........................................      53,438
                                                              ----------
                                                              $1,691,530
                                                              ==========

14. PRO FORMA RESULTS (UNAUDITED):

     The following unaudited pro forma operating results for the Operating Partnership have been prepared as if capital contributions and property acquisitions during 1995 and 1996 had occurred on January 1, 1995. Unaudited pro forma financial information is presented for informational purposes only and may not be indicative of what the actual results of operations of the Operating Partnership would have been had the events occurred as of January 1, 1995, nor does it purport to represent the results of operations for future periods. Pro forma results have not been presented for 1994 as the Operating Partnership's operations did not commence until May 26, 1994.

                                                           FOR THE YEAR ENDED
                                                              DECEMBER 31,
                                                           -------------------
                                                             1996       1995
                                                             ----       ----
Revenues.................................................  $299,124   $265,878
Income before extraordinary items........................    84,619     79,007
Net income...............................................    80,728     79,007
Net income per unit......................................      1.48       1.45

                            BEACON PROPERTIES, L.P.

                             (DOLLARS IN THOUSANDS)

15. DISCONTINUED OPERATIONS:

     On December 31, 1996, certain assets of the construction company were sold. These assets included fixed assets, general construction contracts in progress, and the receivables and payables related to these contracts. All employees were transferred to the buyer who is expected to complete all outstanding construction work for projects not purchased as part of the sale.

16. SUBSEQUENT EVENTS:

DECLARATION OF DISTRIBUTION

     On January 28, 1997, the Operating Partnership declared a quarterly distribution of $25.2 million, payable on February 28, 1997 to partners of record on February 10, 1997.

       REPORT OF INDEPENDENT ACCOUNTANTS ON FINANCIAL STATEMENT SCHEDULES

To the Partners of Beacon Properties L.P.:

     Our report on the consolidated financial statements of Beacon Properties L.P. is included on page F-1 of this Form 10. In connection with our audits of such financial statements, we have also audited the related financial statement schedules listed in the Item 15(a) of this Form 10.

     In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

                                          /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
January 21, 1997

                                  SCHEDULE III
                            BEACON PROPERTIES, L.P.

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                 INITIAL COST
                                                                           ------------------------
                                                                                      BUILDINGS AND
                       DESCRIPTION                          ENCUMBRANCES     LAND     IMPROVEMENTS
                       -----------                          ------------     ----     -------------
Commercial Property:
Wellesley Office Park -- Buildings 1-8 -- Wellesley, MA...    $ 55,000     $  9,110    $   75,829
Crosby Corporate Center -- Bedford, MA....................          --(1)       978        10,478
South Station -- Boston, MA...............................          --           --        21,487
175 Federal St. -- Boston, MA.............................      12,970        1,404        24,505
Center Plaza -- Boston, MA................................      60,000        7,301        65,712
150 Federal St. -- Boston, MA.............................      56,920(2)    11,265       101,280
One Canal Park -- Cambridge, MA...........................          --(1)       931         8,444
Ten Canal Park -- Cambridge, MA...........................          --(1)     1,179        10,609
2 Oliver Street -- Boston, MA.............................          --(1)     1,796        16,166
Westwood Business Centre -- Westwood, MA..................          --(1)     1,159        10,498
Russia Wharf -- Boston, MA................................          --(1)     1,442        12,974
Westlakes Office Park -- Buildings 1, 2, 3 and 5 --
  Berwyn, PA..............................................          --(1)     6,335        46,267
Perimeter Center -- Atlanta, GA...........................     218,000       46,438       292,305
AT&T Plaza -- Oak Brook, IL...............................          --(1)     3,510        31,587
Tri-State International -- Lincolnshire, IL...............          --(1)     6,222        55,999
1333H Street, N.W. -- Washington, D.C.....................          --(1)     5,337        48,033
E.J. Randolph -- McLean, VA...............................      15,000        3,590        19,520
John Marshall I -- McLean, VA.............................      20,722        5,996        27,991
Northridge I -- Herndon, VA...............................      13,600        1,911        19,264
1300 North 17th Street -- Rosslyn, VA.....................          --(1)     8,007        46,758
1616 North Fort Myer Drive -- Rosslyn, VA.................          --(1)     6,156        38,651
New England Executive Park -- Burlington, MA..............          --(1)     7,067        68,259
10960 Wilshire Boulevard -- Westwood, CA..................          --       11,200       122,039
245 First Street -- Cambridge, MA.........................          --        4,513        40,616
Shoreline Technology Park -- Mountain View, CA............          --       39,547       101,444
Lake Marriott Business Park -- Santa Clara, CA............          --       12,032        31,128
Presidents Plaza -- Chicago, IL...........................          --        7,750        69,752
                                                              --------     --------    ----------
                                                              $452,212     $212,176    $1,417,595
                                                              ========     ========    ==========

                                  SCHEDULE III
                            BEACON PROPERTIES, L.P.

             REAL ESTATE AND ACCUMULATED DEPRECIATION -- CONTINUED
                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                 SUBSEQUENT                  GROSS AMOUNT AT WHICH
                                               TO ACQUISITION              CARRIED AT CLOSE OF PERIOD
                                           ----------------------    --------------------------------------
                                                      BUILDINGS                   BUILDINGS
            COST CAPITALIZED                             AND                         AND
               DESCRIPTION                  LAND     IMPROVEMENTS      LAND      IMPROVEMENTS      TOTAL
               -----------                  ----     ------------      ----      ------------      -----
Commercial Property:
Wellesley Office Park -- Buildings 1-8 --
  Wellesley, MA..........................      --      $12,866       $  9,110     $   88,695     $   97,805
Crosby Corporate Center -- Bedford, MA...  $1,505       14,880          2,483         25,358         27,841
South Station -- Boston, MA..............      --          861             --         22,348         22,348
175 Federal St. -- Boston, MA............      --        3,196          1,404         27,701         29,105
Center Plaza -- Boston, MA...............      --        8,810          7,301         74,522         81,823
150 Federal St. -- Boston, MA............      --        1,326         11,265        102,606        113,871
One Canal Park -- Cambridge, MA..........      --          139            931          8,583          9,514
Ten Canal Park -- Cambridge, MA..........      --          135          1,179         10,744         11,923
2 Oliver Street -- Boston, MA............      --        1,376          1,796         17,542         19,338
Westwood Business Centre -- Westwood,
  MA.....................................      --          674          1,159         11,172         12,331
Russia Wharf -- Boston, MA...............     177        3,496          1,619         16,470         18,089
Westlakes Office Park -- Buildings 1, 2,
  3 and 5 -- Berwyn, PA..................      --        6,416          6,335         52,683         59,018
Perimeter Center -- Atlanta, GA..........      --        4,271         46,438        296,576        343,014
AT&T Plaza -- Oak Brook, IL..............      --           18          3,510         31,605         35,115
Tri-State International -- Lincolnshire,
  IL.....................................      --          950          6,222         56,949         63,171
1333H Street, N.W. -- Washington, D.C....      --           68          5,337         48,101         53,438
E.J. Randolph -- McLean, VA..............      --           36          3,590         19,556         23,146
John Marshall I -- McLean, VA............      --          147          5,996         28,138         34,134
Northridge I --Herndon, VA...............      --           41          1,911         19,305         21,216
1300 North 17th Street -- Rosslyn, VA....      --           11          8,007         46,769         54,776
1616 North Fort Myer Drive -- Rosslyn,
  VA.....................................      --           87          6,156         38,738         44,894
New England Executive Park -- Burlington,
  MA.....................................      --           64          7,067         68,323         75,390
10960 Wilshire Boulevard -- Westwood,
  CA.....................................      --           68         11,200        122,107        133,307
245 First Street -- Cambridge, MA........      --           54          4,513         40,670         45,183
Shoreline Technology Park -- Mountain
  View, CA...............................      --           49         39,547        101,493        141,040
Lake Marriott Business Park -- Santa
  Clara, CA..............................      --            7         12,032         31,135         43,167
Presidents Plaza -- Chicago, IL..........      --           31          7,750         69,783         77,533
                                           ------      -------       --------     ----------     ----------
                                           $1,682      $60,077       $213,858     $1,477,672     $1,691,530
                                           ======      =======       ========     ==========     ==========

                                  SCHEDULE III
                            BEACON PROPERTIES, L.P.

             REAL ESTATE AND ACCUMULATED DEPRECIATION -- CONTINUED
                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                             LIFE ON WHICH
                                                                                             DEPRECIATION
                                                                                               IN LATEST
                                                                 DATE OF                        INCOME
                                               ACCUMULATED    CONSTRUCTION/       DATE        STATEMENTS
                 DESCRIPTION                   DEPRECIATION    RENOVATION       ACQUIRED      IS COMPUTED
                 -----------                   ------------   -------------     --------     -------------
Commercial Property:
Wellesley Office Park -- Buildings 1-8 --
  Wellesley, MA..............................    $33,913        1963-1984        1994/1995         (3)
Crosby Corporate Center -- Bedford, MA.......      6,702             1981          5/26/94         (3)
South Station -- Boston, MA..................     13,434             1988          5/26/94         (3)
175 Federal St. -- Boston, MA................      7,258             1977         10/28/94         (3)
Center Plaza -- Boston, MA...................      5,884        1966-1969         12/01/94         (3)
150 Federal St. -- Boston, MA................      8,961             1988          5/26/94         (3)
One Canal Park -- Cambridge, MA..............        770             1987          6/10/94         (3)
Ten Canal Park -- Cambridge, MA..............        386             1987         12/20/95         (3)
2 Oliver Street -- Boston, MA................        783        1982-1988         10/06/95         (3)
Westwood Business Centre -- Westwood, MA ....      1,083             1985          6/10/94         (3)
Russia Wharf -- Boston, MA...................      1,453        1978-1982          8/10/94         (3)
Westlakes Office Park -- Buildings 1, 2, 3
  and 5 -- Berwyn, PA........................      3,931        1988-1990     7/95 & 10/94         (3)
Perimeter Center -- Atlanta, GA..............      8,822        1970-1989          2/15/96         (3)
AT&T Plaza -- Oak Brook, IL..................        395             1984          8/16/96         (3)
Tri-State International -- Lincolnshire,
  IL.........................................        710             1986          8/16/96         (3)
1333H Street, N.W. -- Washington, D.C........        601             1984          8/16/96         (3)
E.J. Randolph -- McLean, VA..................        217             1983          9/05/96         (3)
John Marshall I -- McLean, VA................        306             1981          9/05/96         (3)
Northridge I -- Herndon, VA..................        214             1988          9/05/96         (3)
1300 North 17th Street -- Rosslyn, VA........        325             1980         10/18/96         (3)
1616 North Fort Myer Drive -- Rosslyn, VA....        271             1974         10/18/96         (3)
New England Executive Park -- Burlington,
  MA.........................................        291        1970-1985         11/15/96         (3)
10960 Wilshire Boulevard -- Westwood, CA.....        439        1971-1992         11/21/96         (3)
245 First Street -- Cambridge, MA............        170        1985-1986         11/21/96         (3)
Shoreline Technology Park -- Mountain View,
  CA.........................................        141        1985-1991         12/20/96         (3)
Lake Marriott Business Park -- Santa Clara,
  CA.........................................         43             1981         12/20/96         (3)
Presidents Plaza -- Chicago, IL..............         32        1980-1982         12/27/96         (3)
                                                 -------
                                                 $97,535
                                                 =======

-------------------------
(1) These properties are collateral for a Note Payable under the Credit Facility. The outstanding balance under the Note at December 31, 1996 is $153,000.

(2) This property is comprised of two Units. Unit A is collateral for a Note Payable under the Credit Facility. Unit B is collateral for a Mortgage Note Payable in the amount of $56,920.

(3) Buildings and improvements -- 19 to 40 years; Personal property -- 5 to 10 years; tenant improvements -- over the terms of the related leases.

                                  SCHEDULE III
                            BEACON PROPERTIES, L.P.

             REAL ESTATE AND ACCUMULATED DEPRECIATION -- CONTINUED
                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

     Depreciation of building and improvements and personal property is calculated over the following estimated useful lives, using straight line and declining balance methods:

     Buildings and improvements -- 19 to 40 years

     Tenant Improvements -- over the terms of the related leases

     Personal property -- 5 to 10 years

     The aggregate cost for federal income tax purposes was approximately $1,390.3 million at December 31, 1996.

     The changes in total real estate assets for the years ended December 31, 1996 and 1995, the period May 26, 1994 to December 31, 1994 and the period January 1, 1994 to May 25, 1994 are as follows:

                                                                COMPANY                  PREDECESSOR
                                                 -------------------------------------   ------------
                                                                         MAY 26, 1994    JAN. 1, 1994
                                                                              TO              TO
                                                    1996        1995     DEC. 31, 1994   MAY 25, 1994
                                                    ----        ----     -------------   ------------
Balance, beginning of period...................  $  471,142   $400,419     $207,013*       $81,220
Acquisitions, Construction Costs and
  Improvements.................................   1,220,388     70,723      193,406            978
                                                 ----------   --------     --------        -------
Balance, end of period.........................  $1,691,530   $471,142     $400,419        $82,198
                                                 ==========   ========     ========        =======

-------------------------
* Represents initial acquisition cost of properties in the formation of the Company.

     The changes in accumulated depreciation for the years ended December 31, 1996 and 1995, the period May 26, 1994 to December 31, 1994 and the period January 1, 1994 to May 25, 1994 are as follows:

                                                                  COMPANY                  PREDECESSOR
                                                    ------------------------------------   ------------
                                                                           MAY 26, 1994    JAN. 1, 1994
                                                                                TO              TO
                                                     1996         1995     DEC. 31, 1994   MAY 25, 1994
                                                     ----         ----     -------------   ------------
Balance, beginning of period......................  $66,571      $51,115      $45,044**      $37,167
Depreciation for period...........................   30,964       15,456        6,071          2,055
                                                    -------      -------      -------        -------
Balance, end of period............................  $97,535      $66,571      $51,115        $39,222
                                                    =======      =======      =======        =======

-------------------------
** Balance reflects prior accumulated depreciation carried over due to accounting for formation acquisitions as poolings of interests.

                                  SCHEDULE IV
                            BEACON PROPERTIES, L.P.

                         MORTGAGE LOANS ON REAL ESTATE
                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                                                 PRINCIPAL
                                                                                                                 AMOUNT OF
                                                                                   FACE                       LOANS SUBJECT TO
                                               FINAL       PERIODIC               AMOUNT       CARRYING          DELINQUENT
                                   INTEREST   MATURITY      PAYMENT      PRIOR      OF        AMOUNT OF          PRINCIPAL
       COMMERCIAL PROPERTY           RATE       DATE         TERM        LIENS   MORTGAGES   MORTGAGES(1)       OR INTEREST
       -------------------         --------   --------     --------      -----   ---------   ------------     ----------------
Rowes Wharf......................    8.71%     4/1/99    Interest-only    --      $63,000      $51,491              --
  Boston, MA

-------------------------
(1) The aggregate cost of the Company's mortgage loans for federal income tax purposes $51,491 at December 31, 1996.

     Reconciliation of Mortgage Loans on real estate for the year ended December 31:

                                                               1996
                                                               ----
Balance at beginning of year................................  $34,778
  Additions during period:
     Acquisition of mortgage loans..........................   16,713
  Deductions during period:
     Principal collections..................................       --
                                                              -------
Balance at end of year......................................  $51,491
                                                              =======

             ======================================================

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE EXCHANGE NOTES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Summary................................    2
Risk Factors...........................   16
The Company............................   25
Recent Developments....................   27
Business and Growth Strategies.........   29
No Cash Proceeds to the Company........   30
Ratios of Earnings to Fixed Charges....   31
Capitalization.........................   31
Selected Combined Financial
  Information..........................   32
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................   34
The Properties.........................   52
Management.............................   77
Certain Relationships and Related
  Transactions.........................   87
Policies with Respect to Certain
  Activities...........................   92
Principal Shareholders of the Trust....   93
The Exchange Offer.....................   95
Description of the Exchange Notes......  104
Plan of Distribution...................  123
Certain United States Federal Income
  Tax Considerations...................
Experts................................  124
Legal Matters..........................  124
Available Information..................  124
Glossary...............................  125
Index to Financial Statements..........  F-1

             ======================================================
             ======================================================

                                 EOP OPERATING
                              LIMITED PARTNERSHIP

                               OFFER TO EXCHANGE

                     6.375% NOTES DUE 2003 FOR ANY AND ALL
                       OUTSTANDING 6.375% NOTES DUE 2003

                     6.625% NOTES DUE 2005 FOR ANY AND ALL
                       OUTSTANDING 6.625% NOTES DUE 2005

                     6.750% NOTES DUE 2008 FOR ANY AND ALL
                       OUTSTANDING 6.750% NOTES DUE 2008

                     7.250% NOTES DUE 2018 FOR ANY AND ALL
                       OUTSTANDING 7.250% NOTES DUE 2018

                      6.376% MANDATORY PAR PUT REMARKETED
                    SECURITIES(SM) DUE 2012 FOR ANY AND ALL
                        OUTSTANDING 6.376% MANDATORY PAR
                     PUT REMARKETED SECURITIES(SM) DUE 2012

                  7.24% SENIOR NOTES DUE 2004 FOR ANY AND ALL
                    OUTSTANDING 7.24% SENIOR NOTES DUE 2004

                  7.36% SENIOR NOTES DUE 2005 FOR ANY AND ALL
                    OUTSTANDING 7.36% SENIOR NOTES DUE 2005

                  7.44% SENIOR NOTES DUE 2006 FOR ANY AND ALL
                    OUTSTANDING 7.44% SENIOR NOTES DUE 2006

                  7.41% SENIOR NOTES DUE 2007 FOR ANY AND ALL
                    OUTSTANDING 7.41% SENIOR NOTES DUE 2007
                            ------------------------

                                   PROSPECTUS
                            ------------------------
                                          , 1998

             ======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF TRUSTEES AND OFFICERS

     Pursuant to its Agreement of Limited Partnership, the Company is obligated to indemnify, to the fullest extent provided by law, any person or entity made a party to a proceeding by reason of its status as a general partner, a limited partner or a trustee, director or officer of the Company or any general partner and such other persons or entities as the Trust may designate from time to time in its sole discretion (an "Indemnitee") from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from or in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, incurred by the Indemnitee and relating to the Company or the general partners or the operation of, or the ownership of property by, any of them as set forth in the Partnership Agreement in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Any indemnification shall be made only out of the assets of the Company, and any insurance proceeds from the liability policy covering the general partners and any Indemnitee, and neither a general partner nor any limited partner shall have any obligation to contribute to the capital of the Company or otherwise provide funds to enable the Company to fund its indemnity obligations. The Company is obligated to advance amounts to an Indemnitee for expenses upon receipt of (i) a written affirmation of the Indemnitee that it believes it has met the standard of conduct necessary to entitle it to indemnification and (ii) a written undertaking of the Indemnitee that it will repay any such advances if it shall be ultimately determined that it did not meet such standard of conduct. The foregoing indemnification rights are in addition to any other rights afforded to an Indemnitee under any other agreement, by vote of the partners, under applicable law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitees are indemnified. The Company is authorized to purchase and maintain insurance on behalf of the Indemnitees with respect to the foregoing matters. The Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Company. An Indemnitee shall not be denied indemnification in whole or in part because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of the Partnership Agreement.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 1.1*  --   Form of Purchase Agreement, dated February 12, 1998, among the Registrant, Merrill Lynch & Co., Merrill Lynch, Pierce,
            Fenner & Smith Incorporated, Lehman Brothers Inc., J.P.
            Morgan Securities Inc., Salomon Brothers Inc, BancAmerica
            Robertson Stephens and UBS Securities LLC, relating to the
            $1.25 Billion Notes.
 1.2*  --   Form of Purchase Agreement, dated February 12, 1998, among the Registrant, Merrill Lynch & Co., and Merrill Lynch,
            Pierce, Fenner & Smith Incorporated, relating to the MOPPRS.
 1.3*  --   Form of Note Purchase Agreement, dated September 2, 1997,
            between the Registrant and Teachers Insurance and Annuity
            Association of America, relating to the $180 Million Notes.
 4.1*  --   Indenture, dated as of September 2, 1997, between the
            Registrant and State Street Bank and Trust Company, as
            supplemented.
 4.2*  --   Amended and Restated Declaration of Trust of the Trust
            (filed as Exhibit 3.1 to the Trust's Registration Statement on Form S-11 (Commission File No. 333-26629), and
            incorporated herein by reference).
 4.3*  --   Bylaws of the Trust (filed as Exhibit 3.2 to the Trust's
            Registration Statement on Form S-11 (Commission File No.
            333-26629), and incorporated herein by reference).
 4.4*  --   Form of 6.375% Note due 2003.
 4.5*  --   Form of 6.625% Note due 2005.
 4.6*  --   Form of 6.750% Note due 2008.
 4.7*  --   Form of 7.250% Note due 2018.
 4.8*  --   Form of 6.376% MOPPRS due 2012.
 4.9*  --   Form of 7.24% Senior Note due 2004.
4.10*  --   Form of 7.36% Senior Note due 2005.
4.11*  --   Form of 7.44% Senior Note due 2006.
4.12*  --   Form of 7.41% Senior Note due 2007.
4.13*  --   Registration Rights Agreement, dated as of February 12,
            1998, among the Registrant and (i) in the case of the 2003
            Notes, the 2005 Notes and the 2018 Notes, Merrill Lynch,
            Pierce, Fenner & Smith Incorporated ("Merrill Lynch"),
            Lehman Brothers Inc. ("Lehman"), J.P. Morgan Securities Inc.
            ("J.P. Morgan"), Salomon Brothers Inc ("Salomon") and UBS
            Securities LLC, (ii) in the case of the 2008 Notes, Merrill
            Lynch, Lehman, J.P. Morgan, Salomon and BancAmerica
            Robertson Stephens and (iii) in the case of the MOPPRS,
            Merrill Lynch.
 5.1*  --   Opinion of Hogan & Hartson L.L.P. regarding the validity of the securities being registered.
10.1*  --   Form of Agreement of Limited Partnership of the Registrant
            (filed as Exhibit 10.1 to the Trust's Registration Statement on Form S-11 (Commission File No. 333-26629), and
            incorporated herein by reference).
10.2*  --   Contribution Agreement (filed as Exhibit 10.2 to the Trust's
            Registration Statement on Form S-11 (Commission File No.
            333-26629), and incorporated herein by reference).
12.1*  --   Statement of Computation of Ratios.
21.1*  --   List of Subsidiaries (filed as Exhibit 21.1 to the Trust's
            Registration Statement on Form S-11 (Commission File No.
            333-26629), and incorporated herein by reference).
23.1*  --   Consent of Hogan & Hartson L.L.P. (included as part of
            Exhibit 5.1).
23.2   --   Consent of Ernst & Young LLP.
23.3   --   Consent of Coopers & Lybrand L.L.P.
24.1   --   Power of Attorney (included in the Signature Page at page
            II-4).
25.1   --   Statement of Eligibility of the Trustee on Form T-1.
27.1*  --   Financial Data Schedule.
99.1*  --   Form of Letter of Transmittal.
99.2*  --   Form of Notice of Guaranteed Delivery.

---------------
* To be filed by amendment.

ITEM 22. UNDERTAKINGS

     The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, such changes in volume and price represent no more than a 20% change in the maximum aggregated offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on this 4th day of March, 1998.

                                          EOP Operating Limited Partnership
                                          By: Equity Office Properties Trust

                                          By:    /s/ TIMOTHY H. CALLAHAN

                                            ------------------------------------
                                                    Timothy H. Callahan
                                               President and Chief Executive
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 4th day of March, 1998.

     Each person whose signature appears below hereby constitutes and appoints Samuel Zell and Timothy H. Callahan, and each of them, as his attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

                       SIGNATURE                                                 TITLE
                       ---------                                                 -----
                /s/ TIMOTHY H. CALLAHAN                        President, Chief Executive Officer and
--------------------------------------------------------       Trustee (principal executive officer)
                  Timothy H. Callahan

                 /s/ RICHARD D. KINCAID                        Chief Financial Officer (principal
--------------------------------------------------------       financial officer and principal
                   Richard D. Kincaid                          accounting officer)

                    /s/ SAMUEL ZELL                            Chairman of the Board of Trustees
--------------------------------------------------------
                      Samuel Zell

                 /s/ SHELI Z. ROSENBERG                        Trustee
--------------------------------------------------------
                   Sheli Z. Rosenberg

                /s/ THOMAS E. DOBROWSKI                        Trustee
--------------------------------------------------------
                  Thomas E. Dobrowski

                /s/ JAMES D. HARPER, JR.                       Trustee
--------------------------------------------------------
                  James D. Harper, Jr.

                   /s/ PETER LINNEMAN                          Trustee
--------------------------------------------------------
                     Peter Linneman

                 /s/ JERRY M. REINSDORF                        Trustee
--------------------------------------------------------
                   Jerry M. Reinsdorf

                       SIGNATURE                                                 TITLE
                       ---------                                                 -----
                /s/ WILLIAM M. GOODYEAR                        Trustee
--------------------------------------------------------
                  William M. Goodyear

                                                               Trustee
--------------------------------------------------------
                    David K. McKown

                   /s/ H. JON RUNSTAD                          Trustee
--------------------------------------------------------
                     H. Jon Runstad

                  /s/ EDWIN N. SIDMAN                          Trustee
--------------------------------------------------------
                    Edwin N. Sidman

                                 EXHIBIT INDEX

EXHIBIT                                                                        PAGE
  NO.                             DESCRIPTION OF EXHIBIT                       NO.
-------                           ----------------------                       ----
  1.1*    --   Form of Purchase Agreement, dated February 12, 1998, among the Registrant, Merrill Lynch & Co., Merrill Lynch, Pierce,
               Fenner & Smith Incorporated, Lehman Brothers Inc., J.P.
               Morgan Securities Inc., Salomon Brothers Inc, BancAmerica
               Robertson Stephens and UBS Securities LLC, relating to the
               $1.25 Billion Notes.
  1.2*    --   Form of Purchase Agreement, dated February 12, 1998, among the Registrant, Merrill Lynch & Co., and Merrill Lynch,
               Pierce, Fenner & Smith Incorporated, relating to the
               MOPPRS.
  1.3*    --   Form of Note Purchase Agreement, dated September 2, 1997,
               between the Registrant and Teachers Insurance and Annuity
               Association of America, relating to the $180 Million Notes.
  4.1*    --   Indenture, dated as of September 2, 1997, between the
               Registrant and State Street Bank and Trust Company, as
               supplemented.
  4.2*    --   Amended and Restated Declaration of Trust of the Trust
               (filed as Exhibit 3.1 to the Trust's Registration Statement on Form S-11 (Commission File No. 333-26629), and
               incorporated herein by reference).
  4.3*    --   Bylaws of the Trust (filed as Exhibit 3.2 to the Trust's
               Registration Statement on Form S-11 (Commission File No.
               333-26629), and incorporated herein by reference).
  4.4*    --   Form of 6.375% Note due 2003.
  4.5*    --   Form of 6.625% Note due 2005.
  4.6*    --   Form of 6.750% Note due 2008.
  4.7*    --   Form of 7.250% Note due 2018.
  4.8*    --   Form of 6.376% MOPPRS due 2012.
  4.9*    --   Form of 7.24% Senior Note due 2004.
 4.10*    --   Form of 7.36% Senior Note due 2005.
 4.11*    --   Form of 7.44% Senior Note due 2006.
 4.12*    --   Form of 7.41% Senior Note due 2007.
 4.13*    --   Registration Rights Agreement, dated as of February 12,
               1998, among the Registrant and (i) in the case of the 2003
               Notes, the 2005 Notes and the 2018 Notes, Merrill Lynch,
               Pierce, Fenner & Smith Incorporated ("Merrill Lynch"),
               Lehman Brothers Inc. ("Lehman"), J.P. Morgan Securities Inc.
               ("J.P. Morgan"), Salomon Brothers Inc ("Salomon") and UBS
               Securities LLC, (ii) in the case of the 2008 Notes, Merrill
               Lynch, Lehman, J.P. Morgan, Salomon and BancAmerica
               Robertson Stephens and (iii) in the case of the MOPPRS,
               Merrill Lynch.
  5.1*    --   Opinion of Hogan & Hartson L.L.P. regarding the validity of the securities being registered.
 10.1*    --   Form of Agreement of Limited Partnership of the Registrant
               (filed as Exhibit 10.1 to the Trust's Registration Statement on Form S-11 (Commission File No. 333-26629), and
               incorporated herein by reference).
 10.2*    --   Contribution Agreement (filed as Exhibit 10.2 to the Trust's
               Registration Statement on Form S-11 (Commission File No.
               333-26629), and incorporated herein by reference).
 12.1*    --   Statement of Computation of Ratios.
 21.1*    --   List of Subsidiaries (filed as Exhibit 21.1 to the Trust's
               Registration Statement on Form S-11 (Commission File No.
               333-26629), and incorporated herein by reference).

EXHIBIT                                                                        PAGE
  NO.                             DESCRIPTION OF EXHIBIT                       NO.
-------                           ----------------------                       ----
 23.1*    --   Consent of Hogan & Hartson L.L.P. (included as part of
               Exhibit 5.1).
 23.2     --   Consent of Ernst & Young L.L.P.
 23.3     --   Consent of Coopers & Lybrand L.L.P.
 24.1     --   Power of Attorney (included in the Signature Page at page
               II-4).
 25.1     --   Statement of Eligibility of the Trustee on Form T-1.
 27.1*    --   Financial Data Schedule.
 99.1*    --   Form of Letter of Transmittal.
 99.2*    --   Form of Notice of Guaranteed Delivery.

---------------
* To be filed by amendment.